      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998



                                                      REGISTRATION NO. 333-47347

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       EOP OPERATING LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its governing instrument)

          DELAWARE                           6798                          36-4156801
(State or other jurisdiction of  (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)    Classification Code Number)        Identification Number)



                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)

                            ------------------------

                               STANLEY M. STEVENS
                  EXECUTIVE VICE PRESIDENT-CHIEF LEGAL COUNSEL
                         EQUITY OFFICE PROPERTIES TRUST
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)

                            ------------------------

                                   COPIES TO:

                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------

                            ------------------------


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS


                                 $1,680,000,000

                       EOP OPERATING LIMITED PARTNERSHIP
                               OFFER TO EXCHANGE
    6.375% NOTES DUE 2003 FOR ANY AND ALL OUTSTANDING 6.375% NOTES DUE 2003 6.625% NOTES DUE 2005 FOR ANY AND ALL OUTSTANDING 6.625% NOTES DUE 2005 6.750% NOTES DUE 2008 FOR ANY AND ALL OUTSTANDING 6.750% NOTES DUE 2008 7.250% NOTES DUE 2018 FOR ANY AND ALL OUTSTANDING 7.250% NOTES DUE 2018 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012 FOR ANY AND
  ALL OUTSTANDING 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012 7.24% SENIOR NOTES DUE 2004 FOR ANY AND ALL OUTSTANDING 7.24% SENIOR NOTES DUE
                                      2004
 7.36% SENIOR NOTES DUE 2005 FOR ANY AND ALL OUTSTANDING 7.36% SENIOR NOTES DUE
                                      2005
 7.44% SENIOR NOTES DUE 2006 FOR ANY AND ALL OUTSTANDING 7.44% SENIOR NOTES DUE
                                      2006
 7.41% SENIOR NOTES DUE 2007 FOR ANY AND ALL OUTSTANDING 7.41% SENIOR NOTES DUE
                                      2007
                            ------------------------

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
             , 1998 UNLESS EXTENDED.
                            ------------------------

    EOP Operating Limited Partnership, a Delaware limited partnership (the "Company"), is making this Exchange Offer (the "Exchange Offer") to provide holders of its outstanding 6.375% Notes due 2003 (the "2003 Notes"), 6.625% Notes due 2005 (the "2005 Notes"), 6.750% Notes due 2008 (the "2008 Notes"), 7.250% Notes due 2018 (the "2018 Notes" and, together with the 2003 Notes, the 2005 Notes and the 2008 Notes, the "$1.25 Billion Notes"), 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012 (the "MOPPRS(SM)"), 7.24% Senior Notes due 2004 (the "2004 Senior Notes"), 7.36% Senior Notes due 2005 (the "2005 Senior Notes"), 7.44% Senior Notes due 2006 (the "2006 Senior Notes"), and 7.41% Senior Notes due 2007 (the "2007 Senior Notes" and, together with the 2004 Senior Notes, the 2005 Senior Notes and the 2006 Senior Notes, the "$180 Million Notes") the opportunity to exchange such notes for the 6.375% Notes due 2003, 6.625% Notes due 2005, 6.750% Notes due 2008, 7.250% Notes due 2018, 6.376%
MandatOry Par Put Remarketed Securities(SM) due 2012, 7.24% Senior Notes due 2004, 7.36% Senior Notes due 2005, 7.44% Senior Notes due 2006, and 7.41% Senior Notes due 2007, respectively, offered hereby (collectively, the "Exchange Notes"). The $1.25 Billion Notes, the MOPPRS and the $180 Million Notes are sometimes collectively referred to as the "Private Notes." The Exchange Notes will be subject to fewer restrictions on transfer than the Private Notes, which are not freely transferable. The Private Notes and the Exchange Notes are sometimes collectively referred to as the "Notes."


    SEE "RISK FACTORS" COMMENCING ON PAGE 18 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES, INCLUDING:


    - Restrictions on transfer of the Private Notes will continue for holders who do not exchange such Private Notes in the Exchange Offer, and the $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount;


    - Payments due under the Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company, as well as to indebtedness and other liabilities of the Company's subsidiaries;



    - If the Company does not effectively manage its rapid growth, it may be unable to service its debt, including the Notes;



    - The Exchange Notes will not be listed on any exchange. The lack of a public market for the Exchange Notes could adversely affect the price at which Exchange Notes may be sold;



    - If (i) the Company's assets do not generate income sufficient to pay its expenses and maintain its properties, (ii) the Company is unable to renew leases or relet space at favorable rents, (iii) new acquisitions fail to perform as expected or competition results in increased prices for acquisitions, (iv) the Company is unable to sell properties when appropriate or (v) unidentified environmental liabilities arise or the Company suffers uninsured losses, the Company may be unable to service its debt, including the Notes;

                                             [Cover page continued on next page]
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

             The date of this Prospectus is                , 1998.
-------------------------
"MandatOry Par Put Remarketed Securities" and "MOPPRS" are service marks owned by Merrill Lynch & Co., Inc.

[Cover page continued from prior page]


     - If prevailing interest rates or other factors result in higher interest rates, increased interest expense would adversely affect cash flow and the Company's ability to service its debt, including the Notes;



     - If principal payments on the Company's debt due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, the Company's cash flow will not be sufficient in all years to repay all maturing debt;



     - Conflicts of interest between the Company and certain executive officers and trustees could result in decisions that are not in the Company's best interest;



     - Contingent or undisclosed liabilities acquired in mergers or similar transactions could adversely affect the Company's results of operations, financial condition and ability to service its debt, including the Notes;



     - If the Internal Revenue Service treats the Exchange MOPPRS as having contingent interest for federal income tax purposes, holders of Exchange MOPPRS would have to include original issue discount in their taxable income; and



     - The Exchange Notes are subject to provisions that allow them to be redeemed prior to the stated maturity date.



     The 6.375% Exchange Notes due 2003 will mature on February 15, 2003; the 6.625% Exchange Notes due 2005 will mature on February 15, 2005; the 6.750% Exchange Notes due 2008 will mature on February 15, 2008; the 7.250% Exchange Notes due 2018 will mature on February 15, 2018; the Exchange MOPPRS will mature on February 15, 2012; the 7.24% Exchange Notes due 2004 will mature on September 1, 2004; the 7.36% Exchange Notes due 2005 will mature on September 1, 2005; the 7.44% Exchange Notes due 2006 will mature on September 1, 2006; and the 7.41% Exchange Notes due 2007 will mature on September 1, 2007. The Exchange Notes other than the Exchange MOPPRS will be redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in "Description of the Exchange Notes -- Optional Redemption"), if any. The Exchange MOPPRS will be redeemed or repurchased on February 15, 2002 (the "Remarketing Date"). The Exchange MOPPRS are subject to mandatory tender on the Remarketing Date to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), at 100% of their principal amount, except in limited circumstances. If the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS on the Remarketing Date or elects not to remarket the Exchange MOPPRS, or in certain other, limited circumstances, the Company will be required to repurchase the Exchange MOPPRS at 100% of the principal amount thereof plus accrued interest. The Exchange Notes will not be subject to any mandatory sinking fund. See "Description of the Exchange Notes."


     Interest on the $1.25 Billion Exchange Notes and the Exchange MOPPRS will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998. Interest on the $180 Million Exchange Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998.


     The Private Notes are and the Exchange Notes will be senior unsecured obligations of the Company and will rank equal with each other and with the Company's other unsecured and unsubordinated indebtedness. The Private Notes are, and the Exchange Notes will be, effectively subordinated to mortgages and other secured indebtedness of the Company as well as to indebtedness and other liabilities of the Company's subsidiaries.


     The Company will accept for exchange any and all validly tendered Private
Notes not withdrawn prior to 5:00 p.m., New York City time, on                ,
1998 (the "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion. The Company believes that the Exchange Notes issued pursuant to the Exchange Offer in the exchange for the Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased the Private Notes directly from the Company or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. This Prospectus, as it may be amended or supplemented from time to time, also may be used by a broker-dealer in connection with any resale of the Exchange Notes received for Private Notes where such Private Notes were acquired by a broker-dealer as a result of market-making or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."


     Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the letter of transmittal delivered herewith and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in its own name, if permitted pursuant to the term of such Private Notes, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date.

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
Summary.................................    2
  The Company...........................    2
  Acquisition Activity..................    3
  Business and Growth Strategies........    4
  Employees.............................    5
  The Properties........................    5
  Distribution of Office Properties,
     Managed Properties, Parking
     Facilities and Employees by Region
     (as of March 31, 1998).............    6
  The Exchange Offer....................    7
  The Exchange Notes....................   10
  No Cash Proceeds to the Company.......   12
  Summary Risk Factors..................   13
  Conflicts of Interest.................   14
  Summary Selected Financial
     Information........................   15
Risk Factors............................   18
  Restrictions on Transfer of Private
     Notes will Continue If Private
     Notes Are Not Tendered or Are Not
     Accepted for Exchange..............   18
  There is No Current Public Market for
     Exchange Notes.....................   18
  There Can Be No Assurance That We Will
     Effectively Manage Our Rapid Growth
     and Expansion into New Markets.....   19
  Our Performance and Share Value Are
     Subject to Risks Associated With
     the Real Estate Industry...........   19
  Debt Financing, Financial Covenants,
     Degree of Leverage, and Increases
     In Interest Rates Could Adversely
     Affect Our Economic Performance....   20
  The Notes Are Effectively Subordinated
     to Our Secured Indebtedness and
     Certain Other Indebtedness of Our
     Subsidiaries.......................   21
  The Exchange Notes May Not Remain
     Outstanding For Their Full Terms to
     Maturity...........................   22
  We Do Not Control Our Managed
     Properties Or Management and Non-
     REIT Services Businesses...........   22
  Conflicts of Interest Could Result in
     Decisions Not in the Company's Best
     Interest...........................   23
  Environmental Problems Are Possible
     and Can Be Costly..................   24
  We Are Dependent On Our Key
     Personnel..........................   25



                                          PAGE
                                          ----
  Contingent Or Undisclosed Liabilities
     Acquired In Mergers Or Similar
     Transactions Could Adversely Affect
     Our Financial Condition and Impair
     Our Ability to Service Our Debt,
     Including the Notes................   25
  Holders of Exchange MOPPRS Might Have
     To Include Original Issue Discount
     In Their Taxable Income............   25
The Company.............................   26
  General...............................   26
  Operations............................   26
  Operational Structure.................   26
  Acquisition Activity..................   27
  Business and Growth Strategies........   27
  Employees.............................   28
No Cash Proceeds to the Company.........   28
Ratios of Earnings to Fixed Charges.....   29
Capitalization..........................   29
Selected Financial Information..........   30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   33
  Overview..............................   33
  Results of Operations.................   34
  Liquidity and Capital Resources.......   40
  Cash Flows............................   45
  Capital Improvements..................   46
  Tenant Improvements and Leasing
  Commission Costs......................   46
Year 2000...............................   47
Inflation...............................   48
Funds from Operations...................   48
The Properties..........................   50
  General...............................   50
  Office Properties by Region...........   50
  Office Property Markets and Submarkets
     -- Office Property Statistics......   51
  Parking Facilities....................   57
  Tenants...............................   57
  Lease Expirations by Region as of
     March 31, 1998.....................   58
  Lease Expirations -- Total
     Portfolio..........................   59
  Lease Distributions...................   60
  Occupancy.............................   60
  Legal Proceedings.....................   60
Management..............................   61
  Trustees and Executive and Senior
     Officers of the Trust..............   61

                                          PAGE
                                          ----
  Compensation of the Trust's Board of
     Trustees; Payment in Common
     Shares.............................   66
  Executive Compensation................   67
  Compensation Committee Interlocks and
     Insider Participation..............   69
  Limitation of Liability and
     Indemnification....................   69
Certain Relationships and Related
  Transactions..........................   71
  Formation Transactions................   71
  Leases and Parking Operations.........   72
  Equity Group Distributions and Fees...   72
  Wright Runstad Acquisition............   72
  Miscellaneous.........................   73
Policies with Respect to Certain
  Activities............................   74
  Investment Policies...................   74
  Financing Policies....................   74
  Lending Policies......................   75
  Conflict of Interest Policies.........   75
  Policies with Respect to Other
     Activities.........................   76
Principal Shareholders of the Trust.....   77
The Exchange Offer......................   79
  Purpose of the Exchange Offer.........   79
  Terms of the Exchange Offer...........   80
  Expiration Date; Extensions;
     Amendments.........................   81
  Interest on the Exchange Notes and
     Accrued Interest on the Private
     Notes..............................   81
  Resale of the Exchange Notes..........   82
  Procedures for Tendering..............   82
  Return of Private Notes...............   84
  Book-Entry Transfer...................   85
  Guaranteed Delivery Procedures........   85
  Withdrawal of Tenders.................   85



                                          PAGE
                                          ----
  Termination of Certain Rights.........   86
  Exchange Agent........................   86
  Fees and Expenses.....................   86
  Consequence of Failure to Exchange....   87
  Accounting Treatment..................   87
Description of the Exchange Notes.......   88
  General...............................   88
  Principal and Interest................   89
  Optional Redemption...................   89
  Tender of Exchange MOPPRS;
     Remarketing........................   91
  Repurchase of Exchange MOPPRS.........   94
  Redemption of Exchange MOPPRS.........   94
  Certain Indenture Covenants...........   94
  Merger, Consolidation or Sale.........   98
  Events of Default, Notice and
     Waiver.............................   98
  Modification of the Indenture.........  100
  Satisfaction and Discharge............  101
  No Conversion Rights..................  101
  Global Securities.....................  101
Federal Income Tax Consequences.........  103
  The Exchange..........................  104
  Taxation of U.S. Holders..............  104
  Taxation of Non-U.S. Holders..........  106
  Backup Withholding and Information
     Reporting..........................  106
Plan of Distribution....................  107
Experts.................................  108
Legal Matters...........................  108
Available Information...................  108
Glossary................................  109
Index to Financial Statements...........  F-1

                                    SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this Prospectus. The offer by the Company to exchange the $1.25 Billion Exchange Notes, the Exchange MOPPRS and the $180 Million Exchange Notes, which have been registered under the Securities Act, for an equal principal amount of its outstanding $1.25 Billion Notes, MOPPRS and $180 Million Notes, respectively, is referred to as the "Exchange Offer." The $1.25 Billion Notes, the MOPPRS and the $180 Million Notes are sometimes collectively referred to as the "Private Notes." The $1.25 Billion Exchange Notes, the Exchange MOPPRS and the $180 Million Exchange Notes are sometimes collectively referred to as the "Exchange Notes." The Private Notes and the Exchange Notes are sometimes collectively referred to as the "Notes." As used herein, "Company" means EOP Operating Limited Partnership, a Delaware limited partnership, and one or more of its subsidiaries, and the predecessors thereof. The Company is the "operating partnership" of Equity Office Properties Trust (the "Trust"), a Maryland real estate investment trust and managing general partner of the Company. See "Glossary" for the meanings of other terms used herein. Unless otherwise required by the context, all rental and square footage data is approximate and/or on a weighted average basis, and all property information is presented as of March 31, 1998. All references to the historical activities of the Trust or the Company prior to July 11, 1997 refer to the activities of the Equity Office Predecessors.



     Information contained in this Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and such forward-looking statements are included for purposes of complying therewith. Such forward-looking statements relate to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.


THE COMPANY


     The Company and the Trust were formed to continue and expand the national office property business organized by Samuel Zell, Chairman of the Board of Trustees of the Company. As of March 31, 1998, the Company owned or had an interest in 260 office properties containing approximately 66.6 million square feet of office space (the "Office Properties") and owned or had an interest in 17 stand-alone parking facilities containing approximately 16,749 parking spaces (the "Parking Facilities" and, together with the Office Properties, the "Properties"). To facilitate maintenance of the Trust's qualification as a real estate investment trust ("REIT") for federal income tax purposes, management of properties that are not wholly owned by the Company and its subsidiaries is generally conducted through Equity Office Properties Management Corp., a Delaware corporation ("EOP Management Company"), and Beacon Property Management Corporation, a Delaware corporation ("Beacon Management Company" and together with EOP Management Company, the "Management Companies"). The term "Company" includes, unless the context requires otherwise, EOP Operating Limited Partnership, its subsidiaries, and the predecessors thereof.



     The Trust, a self-administered and self-managed REIT, is the managing general partner of, and controls a majority of the partnership interests in, the Company. On July 11, 1997, the Trust completed its initial public offering (the "IPO") of 28,750,000 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). As of March 31, 1998, the Trust owned, directly or indirectly, 89.6% of the outstanding common units of partnership interest in the Company (the "Units"). The Trust owns all of its assets and conducts substantially all of its business through the Company and its subsidiaries.

     The Company was formed on November 1, 1996, as a limited partnership under The Delaware Revised Uniform Limited Partnership Act. The Company's executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and its telephone number is (312) 466-3300.


     The following diagram depicts in summary form the Company's structure:


                          COMPANY'S STRUCTURE DIAGRAM


ACQUISITION ACTIVITY



     During the period from 1987 through 1997, the Company invested approximately $10 billion, averaging $2.7 billion annually (calculated on a cost basis) for the three years ended December 31, 1997, in acquisitions of institutional quality office properties throughout the United States. During the period from the Trust's IPO in July 1997 through April 1998, the Company completed a number of new acquisitions:


     BEACON MERGER. On December 19, 1997, the Company, the Trust, Beacon Properties Corporation, a Maryland corporation ("Beacon"), and Beacon Properties, L.P., a Delaware limited partnership of which Beacon was the sole general partner ("Beacon Partnership"), consummated the transactions contemplated by the Agreement and Plan of Merger dated September 15, 1997, as amended, among the Company, the Trust, Beacon and Beacon Partnership (the "Merger Agreement"). Pursuant to the Merger Agreement, Beacon merged with and into the Trust and Beacon Partnership merged with and into the Company (the "Beacon Merger"). The acquisition cost of the Beacon Merger was approximately $4.3 billion.


     As a result of the Beacon Merger, the Company acquired interests in 130 Office Properties (the "Beacon Properties") containing approximately 20.9 million rentable square feet of office space. The Beacon Properties are located in 22 submarkets in six markets: Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C.



     OTHER ACQUISITIONS. On December 17, 1997, the Company acquired ten Office Properties, containing an aggregate of approximately 3.34 million square feet, located in Seattle, Washington, Portland, Oregon and Anchorage, Alaska, from Wright Runstad Holdings L.P., Wright Runstad Asset Management L.P. and Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza") (the "Wright Runstad Acquisition"). The purchase price was approximately $640 million. In addition to the Beacon Merger and the Wright Runstad Acquisition, during the period from the Trust's IPO through April 30, 1998, the Company completed twelve other acquisition transactions, and partially completed a thirteenth acquisition transaction, in which it acquired an aggregate of 36 Office Properties, containing an aggregate of approximately

12.1 million square feet, located in Boston, New Orleans, Houston, Dallas, Denver, Philadelphia, Los Angeles, Chicago, San Francisco, Washington, D.C. and Fairfax and Alexandria, Virginia (the "Other Acquisitions"). The aggregate consideration paid by the Company for the Other Acquisitions was approximately $2.0 billion, comprised of $1.7 billion in cash, $163 million in Units and $96 million in assumed liabilities. Subsequent to the IPO, the Company also acquired three Parking Facilities, containing approximately 2,141 parking spaces in Chicago, New Orleans and Pittsburgh for $54.9 million. Giving effect to the Other Acquisitions, as of April 30, 1998, the Company owned or had an interest in 266 Office Properties containing 68.7 million square feet.



     PROBABLE ACQUISITIONS. The Company has entered into agreements to acquire an aggregate of twelve additional office properties (the "Probable Acquisitions"). The Company expects to acquire one office property located in Denver during May 1998, as well as four office properties located in Denver and four office properties located in Albuquerque during July 1998. These nine properties contain an aggregate of approximately 1.4 million square feet. The aggregate purchase price for these nine properties is approximately $190 million, comprised of approximately $127 million in cash and approximately $63 million in the form of promissory notes of the Company, payable, at the option of the Company, in Common Shares. The Company has also entered into an agreement to acquire three office properties (including one office property currently in development) located in Dallas containing an aggregate of approximately 1.0 million square feet for aggregate consideration estimated to be $150.0 million in cash. The company expects to complete this acquisition by the end of September 1998.


BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow and portfolio value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in central business districts ("CBDs") and suburban markets across the United States. The Company intends to supplement this strategy by owning parking facilities.


     INTERNAL GROWTH. Management believes that the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.



     As of March 31, 1998, 3.7 million rentable square feet of Office Property space was vacant, representing 5.6% of the Company's total Office Property portfolio. Of this amount, 537,900 square feet was leased at an average rent of $29.14 per square foot, with occupancy to commence in whole or in part during 1998. The Company's average operating expenses for the total vacant space were $9.38 per square foot as of March 31, 1998.



     During the period from March 31, 1998 through December 31, 2002, 4,566 leases for 36.3 million rentable square feet of space are scheduled to expire. As of March 31, 1998, the average rent for this space was $22.18 per square foot and the average operating expenses were $8.93 per square foot. The actual rental rates at which available space will be renewed or relet will depend on prevailing market factors at the time.



     The Company owns certain parcels of undeveloped land acquired in connection with the acquisition of the Office Properties. The Company is currently proceeding with the development of two additional office properties totaling approximately 430,000 square feet. In determining whether to develop land, the Company considers, among other factors, whether significant pre-leasing can be arranged or if such development is necessary to protect the Company's investment in existing Properties.



     EXTERNAL GROWTH. The Company is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Company or the Trust, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.


     PARKING FACILITIES. Management believes that parking facilities offer the Company attractive investment opportunities which are complementary to investments in office properties. The Company intends to focus its acquisition efforts for parking facilities solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.


EMPLOYEES


     As of March 31, 1998, the Company had approximately 1,482 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives of the Trust have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.



THE PROPERTIES



     The Company's portfolio (based on revenues and square footage as of December 31, 1997) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company. Management believes that the Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates.


     The operation of the Properties is under the direction of six regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing, and information systems expertise. Each regional manager reports to the Trust's Executive Vice President -- Real Estate Operations.


     As of March 31, 1998, the Company owned or had an interest in 260 Office Properties and 17 Parking Facilities. The Company managed an additional 32 office properties through the Management Companies (the "Managed Properties"), containing 5.0 million square feet, including 29 office properties owned by certain affiliates of Mr. Zell. See "Properties." The following table shows the distribution of the Company's Office Properties, Managed Properties, Parking Facilities and employees by region:


             DISTRIBUTION OF OFFICE PROPERTIES, MANAGED PROPERTIES,

       PARKING FACILITIES AND EMPLOYEES BY REGION (AS OF MARCH 31, 1998)



                               OFFICE PROPERTIES       MANAGED PROPERTIES      PARKING FACILITIES
                             ---------------------    ---------------------    -------------------
                                        RENTABLE                 RENTABLE                 NUMBER         NUMBER
         REGION              NUMBER    SQUARE FEET    NUMBER    SQUARE FEET    NUMBER    OF SPACES    OF EMPLOYEES
         ------              ------    -----------    ------    -----------    ------    ---------    ------------
Northeast                                                                                                  458
  CBD....................      23      10,022,538        1         312,000        7        3,852
  Suburban...............      62       8,946,287        3         978,674       --           --
Central                                                                                                    511(1)
  CBD....................      12       9,359,137        1         546,835        5        4,674
  Suburban...............      19       3,980,642       18       2,397,407       --           --
Pacific                                                                                                    133
  CBD....................       7       4,810,336       --              --       --           --
  Suburban...............      36       4,887,602        5         320,468       --           --
West                                                                                                        90
  CBD....................      12       4,008,830       --              --        4        7,464
  Suburban...............      20       4,789,652        1         157,311       --           --
Southeast                                                                                                  155
  CBD....................       6       2,887,795                  130,189       --           --
  Suburban...............      45       5,797,339        2         207,664       --           --
Southwest                                                                                                  135
  CBD....................       5       2,588,819       --              --        1          759
  Suburban...............      13       4,531,473                                --           --
                              ---      ----------       --       ---------       --       ------         -----
     Total...............     260      66,610,450       32       5,050,548       17       16,749         1,482
                              ===      ==========       ==       =========       ==       ======         =====


---------------

(1) 257 of these employees are located at the Company's headquarters in Chicago.

THE EXCHANGE OFFER

     The following is a summary of the principal terms of the Exchange Offer. A more detailed description is contained herein under the caption "The Exchange Offer."

The Exchange Offer............   The Company is hereby offering to exchange the
                                 $1.25 Billion Exchange Notes, the Exchange
                                 MOPPRS and the $180 Million Exchange Notes for an equal aggregate principal amount of $1.25
                                 Billion Notes, MOPPRS and $180 Million Notes, respectively, that are properly tendered and accepted.

                                 Holders of Private Notes who do not validly tender such notes and accept the Exchange Offer will continue to hold such Private Notes and will continue to be subject to the rights and limitations applicable thereto, including existing restrictions upon transfer thereof. The Company will have no further obligation to provide for the registration under the Securities Act of any offering of Private Notes which continue to be held after the Exchange Offer. See "The Exchange Offer -- Consequences of Failure to Exchange."

                                 Based on interpretations set forth in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring Exchange Notes in the ordinary course of its business, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. See "The Exchange Offer -- Resale of the Exchange Notes."

                                 If the Company fails to consummate the Exchange Offer with respect to the $1.25 Billion Notes and the MOPPRS prior to August 17, 1998 or, if applicable, fails to fulfill its obligations under a registration rights agreement to obtain and maintain effectiveness of a shelf registration statement to cover resales of the $1.25 Billion Notes and the MOPPRS by the holders thereof during specified time periods, then liquidated damages will accrue on the principal amounts of the $1.25 Billion Notes and the MOPPRS at an annual rate of 0.50%. See "The Exchange Offer -- Purpose of the Exchange Offer."


Expiration Date...............   The Exchange Offer will expire at 5:00 P.M.,
                                 New York City time, on             , 1998 (the
                                 "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration
                                 Date" shall mean the latest date and time to which the Exchange Offer is extended. The
                                 Company will announce any extensions of the Exchange Offer through a press release or other public announcement. See "The Exchange Offer --
                                 Expiration Date; Extensions; Amendments."

Procedures for Tendering
Private Notes.................   Each holder of Private Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the letter of transmittal accompanying this Prospectus (the "Letter of Transmittal"), or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation, to State Street Bank and Trust
                                 Company, as exchange agent (the "Exchange
                                 Agent"), at the address set forth under "The
                                 Exchange Offer -- Exchange Agent." By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things, (i) any Exchange Notes acquired in exchange for Private Notes tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the person receiving such Exchange Notes is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (iii) the person receiving such Exchange Notes does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and
                                 (iv) neither the holder nor any other person receiving the Exchange Notes from the holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Certain brokers, dealers, commercial banks, trust companies and other nominees may effect tenders by book-entry transfer, including an Agent's
                                 Message (defined below) in lieu of a Letter of Transmittal. See "The Exchange Offer --
                                 Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Private Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the Letter of Transmittal and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in its own name, if permitted pursuant to the terms of such Private Notes, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date. See "The Exchange Offer --
                                 Procedures for Tendering."

Guaranteed Delivery
Procedures....................   Holders of Private Notes who wish to tender
                                 their Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures described under "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Acceptance of the Private
Notes and Delivery of Exchange
Notes.........................   Subject to the satisfaction or waiver of the
                                 conditions to the Exchange Offer, the Company will accept for exchange any and all Private
                                 Notes that are properly tendered in the
                                 Exchange Offer prior to the Expiration Date.
                                 The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the
                                 Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Withdrawal Rights.............   Tenders of Private Notes may be withdrawn at
                                 any time prior to the Expiration Date by delivering a notice of withdrawal to the Exchange Agent prior to the Expiration Date.
                                 Any such notice of withdrawal must (i) specify the name of the person who deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered
                                 (including any required signature guarantees).
                                 See "The Exchange Offer -- Withdrawal of
                                 Tenders."


Federal Income Tax
Consequences..................   The exchange of the Private Notes for the
                                 Exchange Notes will not be a taxable exchange for federal income tax purposes, and holders of Private Notes will not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Federal Income Tax
                                 Consequences -- Exchange Offer." The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. It is possible that the Exchange MOPPRS might be characterized as having contingent interest, which holders of Exchange MOPPRS would have to include in income as such contingent interest were deemed to accrue. The Company intends to treat the Exchange MOPPRS as not having contingent interest. See "Federal Income Tax
                                 Consequences -- Possible Characterization of
                                 Exchange MOPPRS as having contingent interest."



Exchange Agent................   State Street Bank and Trust Company is serving
                                 as the Exchange Agent in connection with the Exchange Offer. State Street Bank and Trust
                                 Company also serves as trustee (the "Trustee") under the indenture relating to the Notes. See
                                 "The Exchange Offer -- Exchange Agent."

THE EXCHANGE NOTES

     The Exchange Offer applies to the $1.68 billion aggregate principal amount of the Private Notes. The form and terms of the respective Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes will not bear legends restricting the transfer thereof (other than, with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, requiring transfers in blocks having a minimum aggregate principal amount of $100,000) and the holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under any registration rights agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, an indenture, dated as of September 2, 1997, as amended or supplemented, between the Company and the Trustee (the "Indenture").

     All capitalized terms used herein and not defined herein have the meanings provided in "Description of the Exchange Notes." For a more complete description of the terms of the Exchange Notes specified in the following summary, see "Description of the Exchange Notes."

Issuer........................   EOP Operating Limited Partnership

Exchange Notes................   $300,000,000 principal amount of 6.375% Notes
                                 due 2003
                                 $400,000,000 principal amount of 6.625% Notes due 2005
                                 $300,000,000 principal amount of 6.750% Notes due 2008
                                 $250,000,000 principal amount of 7.250% Notes due 2018
                                 $250,000,000 principal amount of 6.376% MOPPRS due 2012
                                 $30,000,000 principal amount of 7.24% Senior
                                 Notes due 2004
                                 $50,000,000 principal amount of 7.36% Senior
                                 Notes due 2005
                                 $50,000,000 principal amount of 7.44% Senior
                                 Notes due 2006
                                 $50,000,000 principal amount of 7.41% Senior
                                 Notes due 2007


Maturity......................   Unless, in each case, redeemed prior to
                                 maturity as described below, the 6.375%
                                 Exchange Notes due 2003 will mature on February
                                 15, 2003; the 6.625% Exchange Notes due 2005
                                 will mature on February 15, 2005; the 6.750%
                                 Exchange Notes due 2008 will mature on February
                                 15, 2008; the 7.250% Exchange Notes due 2018
                                 will mature on February 15, 2018; the 7.24%
                                 Exchange Notes due 2004 will mature on
                                 September 1, 2004; the 7.36% Exchange Notes due
                                 2005 will mature on September 1, 2005; the 7.44% Exchange Notes due 2006 will mature on September 1, 2006; and the 7.41% Exchange Notes due 2007 will mature on September 1, 2007. The stated maturity date of the Exchange MOPPRS is February 15, 2012; however, the Exchange MOPPRS are subject to mandatory tender by the holders thereof on the Remarketing Date, February 15,
                                 2002, for purchase by the Remarketing Dealer or the Company, as described below. See
                                 "Description of the Exchange Notes -- General."


Optional Redemption...........   The Exchange Notes other than the Exchange
                                 MOPPRS will be redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount, if any. See "Description of the Exchange Notes
                                 -- Optional Redemption."

                                 The Exchange MOPPRS are subject to redemption from the Remarketing Dealer, in whole but not in part, at the option of the Company on the Remarketing Date at the Optional Redemption Price. The Exchange MOPPRS are not otherwise subject to redemption by the Company.

Mandatory Tender of Exchange
MOPPRS; Remarketing and

Repurchase....................   THE EXCHANGE MOPPRS WILL BE REDEEMED OR
                                 REPURCHASED ON THE REMARKETING DATE (WHICH IS
                                 PRIOR TO THE STATED MATURITY DATE). Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Exchange MOPPRS for remarketing, each Exchange MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "Description of the Exchange Notes -- Repurchase of Exchange
                                 MOPPRS" or "--Redemption of Exchange MOPPRS."


                                 The purchase price to be paid by the
                                 Remarketing Dealer for the tendered Exchange
                                 MOPPRS will equal 100% of the principal amount thereof. When the Exchange MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the Exchange MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the Exchange MOPPRS from the Beneficial Owners thereof on the Remarketing Date, at 100% of the principal amount thereof plus accrued interest, if any. See "Description of the Exchange Notes -- Repurchase of Exchange MOPPRS."


                                 The Remarketing Dealer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, will not receive any fees or reimbursements of expenses from the Company in connection with any remarketing. The Remarketing Dealer may resign, in which case it will on the sole obligation of the Company to appoint a successor. See "Description of the Exchange Notes -- Tender of Exchange MOPPRS; Remarketing -- The Remarketing Dealer."


Interest Payment Dates........   Interest on the $1.25 Billion Exchange Notes
                                 and the Exchange MOPPRS will be payable
                                 semiannually in arrears on each February 15 and August 15, commencing August 15, 1998. The
                                 $1.25 Billion Exchange Notes and the Exchange
                                 MOPPRS will bear interest from the later of February 18, 1998 or the Interest Payment Date immediately preceding the date of issuance of the $1.25 Billion Exchange Notes and the
                                 Exchange MOPPRS, as applicable. In the Letter of Transmittal, holders of $1.25 Billion Notes or MOPPRS whose $1.25 Billion Notes or MOPPRS, as the case may be, are accepted for exchange will waive the right to receive any payment in respect of interest on the $1.25 Billion Notes or MOPPRS accrued from the later of February
                                 18, 1998 or the Interest Payment Date
                                 immediately preceding the date of
                                 issuance of the $1.25 Billion Exchange Notes or Exchange MOPPRS to the date of issuance of the $1.25 Billion Exchange Notes or Exchange
                                 MOPPRS.


                                 Interest on the $180 Million Exchange Notes will be payable semi-annually in arrears on March 1 or September 1 of each year, commencing September 1, 1998. The $180 Million Exchange Notes will bear interest from the Interest Payment Date immediately preceding the date of issuance of the $180 Million Exchange Notes (currently expected to be the Interest Payment Date on March 1, 1998). In the Letter of Transmittal, holders of $180 Million Notes whose $180 Million Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the $180 Million Notes accrued from the later of September 3, 1997 or the Interest Payment Date immediately preceding the date of issuance of the $180 Million Exchange Notes (currently expected to be the Interest Payment Date on March 1, 1998) to the date of issuance of the $180 Million Exchange Notes. See "Description of the Exchange Notes -- Principal and Interest."



Ranking.......................   The Exchange Notes will be senior unsecured
                                 obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to the prior claims of any secured indebtedness of the Company to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's Subsidiaries. As of December 31, 1997, on a Pro Forma Basis, the secured indebtedness of the Company and all other liabilities of the Company's Subsidiaries aggregated approximately $2.6 billion and the unsecured and unsubordinated indebtedness of the Company aggregated approximately $2.6 billion. See "Capitalization."



Limitations on Incurrence of
Debt..........................   The Indenture contains various covenants,
                                 including covenants limiting the ability of the Company and its Subsidiaries to incur additional secured and unsecured debt unless certain financial standards are satisfied. See
                                 "Description of the Exchange Notes -- Certain
                                 Covenants." Except as described in "Description of the Exchange Notes -- Certain Covenants --
                                 Limitations on Incurrence of Debt" and "--
                                 Merger, Consolidation or Sale," the Indenture does not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Exchange Notes protection in the event of a highly leveraged transaction involving the
                                 Company and its affiliates, a change in control of the Company or the Trust or a reorganization, merger or similar transaction involving the Company that may severely affect the holders of the Exchange Notes.


NO CASH PROCEEDS TO THE COMPANY

     The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Company. The Company used the net proceeds from the issuance of the Private Notes to repay indebtedness outstanding under the Credit Facilities and, in the case of the $1.25 Billion Notes and the MOPPRS, the Beacon Facility, as described in the pro forma financial statements presented in "Summary Selected Financial Data" and "Selected Financial Data."



SUMMARY RISK FACTORS



     See "Risk Factors" for a detailed discussion of the more important risks associated with an investment in the debt of the Company, including risks associated with exchanging or not exchanging Private Notes in the Exchange Offer, risks associated with the manner in which the Company conducts its business and risks associated with the Company's investments in real estate such as the Properties. These risks, which generally could adversely affect the financial condition and results of operations of the Company (and potentially the Company's ability to satisfy its obligations under the Notes) or otherwise reduce the value of the Notes, include:



     - Holders of Private Notes who do not exchange those Private Notes will hold an investment subject to restrictions on transfer not applicable to the Exchange Notes and may have difficulty selling the Private Notes unless a public market for the Private Notes develops. The $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount.



     - Payments due under the Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company, as well as to indebtedness and other liabilities of the Company's Subsidiaries.



     - If the Company does not effectively manage its rapid growth, it may be unable to service its debt, including the Notes.



     - The Exchange Notes will not be listed on any exchange. The lack of a public market for the Exchange Notes could adversely affect the price at which Exchange Notes may be sold;



     - If (i) the Company's assets do not generate income sufficient to pay its expenses and maintain its properties, (ii) the Company is unable to renew leases or relet space at favorable rents, (iii) new acquisitions fail to perform as expected or competition results in increased prices for acquisitions, (iv) the Company is unable to sell properties when appropriate or (v) unidentified environmental liabilities arise or the Company suffers uninsured losses, the Company may not be able to service its debt, including the Notes;



     - If prevailing interest rates or other factors result in higher interest rates, increased interest expense would adversely affect cash flow and the Company's ability to service its debt, including the Notes;



     - If principal payments on the Company's debt due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, the Company's cash flow will not be sufficient in all years to repay all maturing debt;



     - Conflicts of interest between the Company and certain executive officers and trustees could result in decisions that are not in the Company's best interest;



     - Contingent or undisclosed liabilities acquired in mergers or similar transactions could adversely affect the Company's results of operations, financial condition and ability to service its debt, including the Notes;



     - If the Internal Revenue Service treats the Exchange MOPPRS as having contingent interest for federal income tax purposes, holders of Exchange MOPPRS would have to include original issue discount in their taxable income; and



     - The Exchange Notes are subject to provisions that allow them to be redeemed prior to the stated maturity date.

CONFLICTS OF INTEREST



     - The transactions pursuant to which the Company was formed in July 1997 were not negotiated at arm's length. As a result, representations and warranties made by contributors of properties to the Company and the indemnification provided for the breach thereof may not be as good as if such representation and warranty had been negotiated at arm's length. If the Company incurs losses attributable to breaches of these representations and warranties in excess of the indemnification limit, such losses would be paid out of the Company's assets, with the potential consequence of decreasing cash available to service the Company's debt, including the Notes.



     - Mr. Zell and several other executive officers and trustees who have a substantial economic interest in the companies that contributed properties and the management business to the Company in connection with its formation and, therefore, have a conflict of interest in pursuing any claims the Company might have arising out of the transactions surrounding its formation.



     - Mr. Zell's affiliates control the Management Companies and most of the Managed Properties, which may result in a conflict of interest with respect to the Company's dealings with the Management Companies and any Managed Properties controlled by Mr. Zell.



     - Mr. Zell and Ms. Rosenberg (one of the trustees of the Trust) each own significant interests in the Company and the Trust. They also exercise significant influence on the management and operation of the Company, which influence might be exercised in a manner that is inconsistent with the interests of the Company's other securityholders.



     - Although Mr. Zell entered into a noncompetition agreement at the time of the IPO, he and his affiliates have a broad and varied range of investment interests, including interests in other real estate investment companies. Mr. Zell's continued involvement in other investment activities could result in competition to the Company as well as management decisions that are inconsistent with the interests of other securityholders.

                     SUMMARY SELECTED FINANCIAL INFORMATION



     The following sets forth summary selected consolidated and combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Company's predecessors ("Equity Office Predecessors"). The following historical information should be read in conjunction with the consolidated and combined financial statements and notes thereto of the Company and Equity Office Predecessors included elsewhere in this Prospectus. The summary selected consolidated historical and operating information of the Company at December 31, 1997, and for the period from July 11, 1997 to December 31, 1997, has been derived from the historical consolidated financial and operating information of the Company audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined historical and operating information at December 31, 1996 and for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, has been derived from the historical combined financial and operating information of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined financial and operating information of Equity Office Predecessors at December 31, 1995 and for the year ended December 31, 1994 has been derived from the historical audited combined financial statements not included herein. The summary selected combined financial and operating information of Equity Office Predecessors at December 31, 1994 and 1993, and for the year ended December 31, 1993, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors. Unaudited pro forma operating information for the year ended December 31, 1997 is presented as if the borrowings under the Credit Facilities at the end of the period, acquisitions (including the Beacon Merger) that occurred during and subsequent to the period, the Probable Acquisitions, the IPO and Consolidation, the Private Debt Offering, the February 1998 Notes Offering, the UIT Offering and the Series B Preferred Offering had occurred on January 1, 1997 and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the borrowings under the Credit Facilities that occurred subsequent to December 31, 1997, the February 1998 Notes Offering, the Series B Preferred Offering, the acquisitions that occurred subsequent to December 31, 1997, and the Probable Acquisitions had occurred on December 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                         EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                                  ---------------------------------------------------------------
                                    COMPANY       COMPANY FOR       FOR THE
                                   PRO FORMA       THE PERIOD     PERIOD FROM
                                  FOR THE YEAR   FROM JULY 11,    JANUARY 1,
                                     ENDED          1997 TO         1997 TO             FOR THE YEARS ENDED DECEMBER 31,
                                  DECEMBER 31,    DECEMBER 31,     JULY 10,     -------------------------------------------------
                                      1997            1997           1997          1997         1996         1995         1994
                                  ------------   -------------    -----------      ----         ----         ----         ----
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental, parking and other......  $ 1,515,398    $      406,713    $ 327,017    $  493,396   $  356,959   $  230,428   $  150,315
                                  -----------    --------------    ---------    ----------   ----------   ----------   ----------
     Total revenues.............  $ 1,546,966    $      412,968    $ 339,104    $  508,124   $  371,457   $  240,878   $  159,246
                                  -----------    --------------    ---------    ----------   ----------   ----------   ----------
Expenses:
 Interest.......................  $   324,694    $       76,675    $  80,481    $  119,595   $  100,566   $   59,316   $   36,755
 Depreciation and
   amortization.................      280,180            70,346       66,034        96,237       74,156       46,905       29,752
 Property operating(1)..........      556,501           155,679      127,285       201,067      151,488      107,412       74,028
 General and administrative.....       56,048            17,690       17,201        23,145       21,987       15,603       12,012
 Provision for value
   impairment...................           --                --           --            --       20,248           --           --
                                  -----------    --------------    ---------    ----------   ----------   ----------   ----------
     Total expenses.............  $ 1,217,423    $      320,390    $ 291,001    $  440,044   $  368,445   $  229,236   $  152,547
                                  -----------    --------------    ---------    ----------   ----------   ----------   ----------
Income before (income) loss
 allocated to minority
 interests, income from
 investments in unconsolidated
 joint ventures, gain on sales
 of real estate, and
 extraordinary items............  $   329,543    $       92,578    $  48,103    $   68,080   $    3,012   $   11,642   $    6,699
Minority interests allocation...       (1,744)             (789)        (912)       (2,086)      (2,129)       1,437        1,772
Income from investments in
 unconsolidated joint
 ventures.......................       12,823             3,173        1,982         2,093        2,305        1,778           --
Gain/(Loss) on sales of real
 estate and extraordinary
 items(2).......................                        (16,240)      12,236         5,338       31,271        1,705           --
                                  -----------    --------------    ---------    ----------   ----------   ----------   ----------
Net income before preferred
 distributions..................      340,622            78,722       61,409        73,425       34,459       16,562        8,471
Preferred distributions.........      (33,710)             (649)          --            --           --           --           --
                                  -----------    --------------    ---------    ----------   ----------   ----------   ----------
Net income available to Units...  $   306,912    $       78,073    $  61,409    $   73,425   $   34,459   $   16,562   $    8,471
                                  ===========    ==============    =========    ==========   ==========   ==========   ==========
Net income available per
 weighted average Unit
 outstanding -- Basic...........        $1.09              $.44
                                  ===========    ==============
Net income available per
 weighted average Unit
 outstanding -- Diluted.........        $1.08              $.43
                                  ===========    ==============
Weighted average Units
 outstanding -- Basic...........  280,318,729       178,647,562
                                  ===========    ==============
Weighted average Units
 outstanding -- Diluted.........  285,343,812       180,014,027
                                  ===========    ==============
BALANCE SHEET DATA: (at
 end of period)
Investment in real estate after
 accumulated depreciation.......  $11,923,009    $   10,976,319           --    $3,291,815   $2,393,403   $1,815,160   $1,220,268
Total assets....................  $12,518,783    $   11,751,672           --    $3,912,565   $2,650,890   $2,090,933   $1,318,644
Mortgage debt, unsecured notes
 and lines of credit............  $ 4,717,769    $    4,284,317           --    $1,964,892   $1,434,827   $1,261,156   $  798,897
Total liabilities...............  $ 5,025,149    $    4,591,697           --    $2,174,483   $1,529,334   $1,350,552   $  845,315
Minority interests..............  $    29,612    $       29,612           --    $   11,080   $   31,587   $    9,283   $  (15,298)
Partners' Capital/Owners'
 equity.........................  $ 7,464,022    $    7,130,363           --    $1,727,002   $1,089,969   $  731,098   $  488,627

                                                                         EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                                  ---------------------------------------------------------------
                                    COMPANY       COMPANY FOR       FOR THE
                                   PRO FORMA       THE PERIOD     PERIOD FROM
                                  FOR THE YEAR   FROM JULY 11,    JANUARY 1,
                                     ENDED          1997 TO         1997 TO             FOR THE YEARS ENDED DECEMBER 31,
                                  DECEMBER 31,    DECEMBER 31,     JULY 10,     -------------------------------------------------
                                      1997            1997           1997          1997         1996         1995         1994
                                  ------------   -------------    -----------      ----         ----         ----         ----
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OTHER DATA:
General and administrative
 expenses as a percentage of
 total revenues.................          3.6%              4.3%         5.1%          4.6%         5.9%         6.5%         7.5%
Number of Office Properties
 owned at period end(3).........          279               258           --            83           73           63           48
Net rentable square feet of
 Office Properties(3)...........         71.4              65.3           --          29.2         23.1         18.5         13.6
Occupancy of Office Properties
 owned at period end(3).........           95%               94%          --            90%          86%          88%          80%
Number of Parking Facilities
 owned at period end............           17                17           --            10            3           --           --
Number of spaces at Parking
 Facilities owned at period
 end............................       16,749            16,749           --         7,321        3,323           --           --
Funds from Operations(4)........                 $      163,253    $ 113,022    $  160,460   $   96,104   $   60,372           --
Cash flow from operating
 activities.....................                 $      190,754    $  95,960    $  165,975   $   93,878   $   73,821           --
Cash flow used for investing
 activities.....................                 $   (1,592,272)   $(571,068)   $ (924,227)  $ (380,615)  $ (513,965)          --
Cash flow from financing
 activities.....................                 $    1,630,346    $ 245,851    $1,057,551   $  276,513   $  514,923           --


-------------------------

(1) Includes property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.



(2) The column entitled "Company Pro Forma for the year ended December 31, 1997" excludes the effect of any gain (loss) on sales of real estate and extraordinary items.



(3) The pro forma number of Office Properties as of December 31, 1997, includes Office Properties acquired subsequent to December 31, 1997 and Probable Acquisitions.



(4) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributors. For a reconciliation of net income and Funds from Operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                                  RISK FACTORS


     An investment in the Exchange Notes involves various risks. Prospective investors should carefully consider the following material risks in conjunction with the other information contained in this Prospectus before deciding whether to tender Private Notes in exchange for Exchange Notes pursuant to the Exchange Offer.



RESTRICTIONS ON TRANSFER OF PRIVATE NOTES WILL CONTINUE IF PRIVATE NOTES ARE NOT TENDERED OR ARE NOT ACCEPTED FOR EXCHANGE



     We will issue Exchange Notes in exchange for Private Notes timely received by the Exchange Agent and accompanied by a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, if you want to tender your Private Notes in exchange for Exchange Notes, you must properly complete all required documentation and allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to your tender of Private Notes for exchange.



     If you do not tender your private Notes or they are not accepted by the Exchange Agent, your Private Notes will continue to be subject to the existing restrictions upon transfer thereof even after the Exchange Offer is consummated. Moreover, if you tender in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you will be required, in the absence of an applicable exemption, to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer." In addition, the $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount.



     To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited principal amount of the Private Notes that is expected to remain outstanding following the Exchange Offer. A small outstanding amount of Private Notes could result in less demand to purchase Private Notes and could, therefore, result in lower prices for Private Notes. Moreover, if you do not tender your Private Notes, you will hold an investment subject to certain restrictions on transfer not applicable to the Exchange Notes and, as a result, you may only be able to sell your Private Notes at a price that is less than the price available to sellers of the freely-tradeable Exchange Notes.


     The Exchange Notes and any Private Notes that remain outstanding after consummation of the Exchange Offer will vote together as a single series for purposes of determining whether holders of the requisite percentage in principal amount have taken certain actions or exercised certain rights under the Indenture.


THERE IS NO CURRENT PUBLIC MARKET FOR EXCHANGE NOTES



     We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval through any automated quotation system. A market for the Exchange Notes may not develop, or, if, such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering prices of the Private Notes depending on many factors, including prevailing interest rates, our operating results and financial condition, the market for similar securities and other factors beyond our control, including general economic conditions. If no such market develops, you may not be able to sell your Exchange Notes or you may only be able to sell them at a price that is less than the initial offering price of the related Private Notes. Further, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution."

THERE CAN BE NO ASSURANCE THAT WE WILL EFFECTIVELY MANAGE OUR RAPID GROWTH AND EXPANSION INTO NEW MARKETS


     We are currently growing rapidly. As of March 31, 1998, we owned interests in 260 Office Properties containing 66.6 million square feet. We also owned interests in 17 Parking Facilities containing approximately 16,749 parking spaces. Our office portfolio grew by 107% (on a square footage basis) and our parking portfolio grew by 13% (based on the number of parking spaces) from the time of our IPO in July 1997 through the end of the year. Additionally, the Beacon Merger, which closed in December 1997, substantially expanded our operations in Boston and extended our operations to San Jose. The Wright Runstad Acquisition, which also closed in December 1997, extended our operations to Seattle, Washington, Portland, Oregon and Anchorage, Alaska. Other recent acquisitions extended our operations to downtown New Orleans, suburban Philadelphia, Minneapolis and Pittsburgh. We plan to continue this rapid growth for the foreseeable future. We plan on managing this growth by applying our experience to new markets and properties and expect to be successful in that effort. If we do not effectively manage our rapid growth, however, we may not be able to service our debt, including the Notes.


OUR PERFORMANCE AND SHARE VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY


     GENERAL. If our assets do not generate income sufficient to pay our expenses and maintain our Properties, we may not be able to service our debt, including the Notes. Several factors may adversely affect the economic performance and value of our Properties. These factors include changes in the national, regional and local economic climate, local conditions such as an oversupply of office properties or a reduction in demand for office properties, the attractiveness of our Properties to tenants, competition from other available office properties, changes in market rental rates and the need to periodically repair, renovate and relet space. Our performance also depends on our ability to collect rent from tenants and to pay for adequate maintenance, insurance and other operating costs (including real estate taxes), which could increase over time. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose on the mortgage and take the property. In addition, interest rate levels, the availability of financing, changes in laws and governmental regulations (including those governing usage, zoning and taxes) and the possibility of bankruptcies of tenants may adversely affect our financial condition and results of operations.



     WE MAY BE UNABLE TO RENEW LEASES OR RELET SPACE AS LEASES EXPIRE. When our tenants decide not to renew their leases upon expiration, we may be unable to relet the space. Even if the tenants do renew or we can relet the space, the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Over the next five years (through the end of 2002), leases will expire on a total of 55% of the rentable square feet at our current properties. If we are unable to promptly renew the leases or relet this space, or if the rental rates upon such renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. Consequently, our cash flow and ability to service our debt, including the Notes, would be adversely affected.


     NEW ACQUISITIONS MAY FAIL TO PERFORM AS EXPECTED AND COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED PRICES FOR PROPERTIES. We intend to continue to actively acquire office and parking properties. Newly acquired properties may fail to perform as expected. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. Additionally, we expect other major real estate investors with significant capital will compete with us for attractive investment opportunities. These competitors include publicly traded REITs, private REITs, investment banking firms and private institutional investment funds. This competition has increased prices for office properties. We expect to acquire properties with cash from secured or unsecured financings and proceeds from offerings of equity or debt. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, WE MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition, results of operations and ability to service our debt, including the Notes.



     SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE. We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our Properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. However, certain types of losses, such as lease and other contract claims, generally are not insured. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.



     We carry earthquake insurance on all of our Properties, including those located in California. Our earthquake policies are subject to coverage limitations which we believe are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the 43 properties (as of March 31, 1998) located in California, 12 have been built since January 1, 1988 and we believe they were constructed in full compliance with the applicable standards existing at the time of construction. It is nevertheless a possibility that material losses in excess of insurance proceeds will occur in the future.


DEBT FINANCING, FINANCIAL COVENANTS, DEGREE OF LEVERAGE, AND INCREASES IN INTEREST RATES COULD ADVERSELY AFFECT OUR ECONOMIC PERFORMANCE


     SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. Our business is subject to risks normally associated with debt financing. Cash flow could be insufficient to pay distributions at expected levels and meet required payments of principal and interest. We may not be able to refinance existing indebtedness (which in virtually all cases requires substantial principal payments at maturity) and, if we can, the terms of such refinancing might not be as favorable as the terms of existing indebtedness. The total principal amount of our outstanding indebtedness was $4.0 billion as of March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Debt Financing." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, our cash flow will not be sufficient in all years to repay all maturing debt. If prevailing interest rates or other factors result in higher interest rates, the increased interest expense would adversely affect cash flow and our ability to service our debt, including the Notes.



     FINANCIAL COVENANTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose on the property, resulting in loss of income and asset value. The mortgages on our properties contain customary negative covenants which, among other things, limit our ability, without the prior consent of the lender, to further mortgage the property, to enter into new leases or materially modify existing leases, and to discontinue insurance coverage. In addition, our Credit Facilities contain certain customary restrictions, requirements and other limitations on our ability to incur indebtedness, including total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt. The Indenture under which our senior unsecured indebtedness is issued contains certain financial and operating covenants including, among other things, certain coverage ratios, as well as limitations on our ability to incur secured and unsecured indebtedness, sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition, results of operations and ability to service our debt, including the Notes.

     OUR DEGREE OF LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING. Our Debt to Market Capitalization Ratio (total debt as a percentage of total debt plus the market value of the outstanding Common Shares and Units) was approximately 30.8% as of March 31, 1998. The Trust has a policy of incurring indebtedness for borrowed money only through the Operating Partnership and its subsidiaries and only if upon such incurrence our Debt to Market Capitalization Ratio would be approximately 50% or less. The degree of leverage could have important consequences to securityholders, including affecting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making us more vulnerable to a downturn in business or the economy generally.



     RISING INTEREST RATES COULD ADVERSELY AFFECT CASH FLOW. We obtained the $600 Million Credit Facility in July 1997 and the $1.5 Billion Credit Facility in October 1997 and sold the $180 Million Notes in September 1997 and the $1.25 Billion Notes and MOPPRS in the February 1998 Notes Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Debt Financing." The $180 Million Notes, $1.25 Billion Notes and MOPPRS have fixed interest rates, but advances under the Credit Facilities bear interest at a variable rate based upon one-month LIBOR. We had, as of December 31, 1997, interest rate hedging agreements for approximately $1.0 billion of our floating rate debt to limit our exposure to rising interest rates, but terminated these agreements when we paid down the Credit Facilities with the proceeds of the $1.25 Billion Notes Offering, the MOPPRS Offering and the PIERS Offering. Although hedging agreements enable us to convert floating rate liabilities to fixed rate liabilities, they expose us to the risk that the counterparties to such hedge agreements may not perform, which could increase our exposure to rising interest rates. Generally, however, the counterparties to hedging agreements which the Company would enter into are major financial institutions. We may borrow additional money with variable interest rates in the future, and enter into other transactions to limit our exposure to rising interest rates as appropriate and cost effective. Increases in interest rates, or the loss of the benefits of hedging agreements, would increase our interest expenses, which would adversely affect cash flow and our ability to service our debt, including the Notes.



THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND CERTAIN OTHER INDEBTEDNESS OF


OUR SUBSIDIARIES



     We derive substantially all our operating income from our Subsidiaries. The Holders of the Exchange Notes will have, and you have, no direct claim against our Subsidiaries for payment under the Notes. We must rely on dividends and other payments from our Subsidiaries or must raise funds in public or private equity (either directly or through the Trust) or debt offerings or sell assets to generate the funds necessary to meet our obligations, including the payment of principal and interest on the Notes. If the dividends and other payments from Subsidiaries were insufficient to meet such obligations, there could be no assurance that we would be able to obtain such funds on acceptable terms or at all.



     Given a bankruptcy at the Subsidiary level, the Exchange Notes and the Private Notes would be effectively subordinated in right of payment to all existing and future indebtedness and liabilities of our Subsidiaries. As of December 31, 1997, on a Pro Forma Basis, the total liabilities of our Subsidiaries (after the elimination of loans and advances to us by our Subsidiaries) was approximately $5.2 billion. In addition, the Indenture permits us and our Subsidiaries to incur additional indebtedness, both secured and unsecured, provided certain conditions are met. See "Description of the Exchange Notes -- Certain Covenants." Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to our Subsidiaries, the holders of any indebtedness of our Subsidiaries will be entitled to payment thereof from the assets of such Subsidiaries prior to the holders of any of our general unsecured obligations, including the Notes.



     The Exchange Notes will be, and the Private Notes are, unsecured and effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 1997, on a Pro Forma Basis, our total secured indebtedness, including that of our Subsidiaries, was approximately $2.3 billion. The Indenture permits us and our Subsidiaries to incur additional secured indebtedness provided certain conditions are met. See "Description of the Exchange Notes -- Certain

Covenants." Consequently, in the event we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness and such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Notes.



THE EXCHANGE NOTES MAY NOT REMAIN OUTSTANDING FOR THEIR FULL TERMS TO MATURITY



     We may redeem the $1.25 Billion Exchange Notes and the $180 Million Exchange Notes at any time at our option. If we choose to redeem your $1.25 Billion Exchange Notes or $180 Million Exchange Notes, you will not be able to hold such Notes for their full terms to maturity. In addition, the Exchange MOPPRS will be automatically deemed tendered to the Remarketing Dealer for purchase or repurchased by the Company on the Remarketing Date. Thus, you may only hold your exchange MOPPRS until the Remarketing Date.


WE DO NOT CONTROL OUR MANAGED PROPERTIES OR MANAGEMENT AND NON-REIT SERVICES BUSINESSES


     WE DO NOT CONTROL OUR MANAGEMENT AND SERVICES BUSINESS. To facilitate maintenance of our REIT qualification, we have Noncontrolled Subsidiaries that provide management and other services for properties that we do not wholly own. As of December 31, 1997, we had five Noncontrolled Subsidiaries: Equity Office Properties Management Corp. and Beacon Property Management Corporation (which we refer to together as the "Management Companies"), which manage the Managed Properties and certain properties which are held in partnerships or subject to participation agreements with unaffiliated third parties (the "Joint Venture Properties"); Beacon Design Company, which provides third-party tenant design services; Beacon Construction Company, which provides third-party construction services; and EOP Office Company, which owns a noncontrolling interest in Wright Runstad Asset Limited Partnership, which provides third-party development services. While we generally own substantially all (95% or 99%) of the economic interest in the Noncontrolled Subsidiaries, their voting stock is owned directly or indirectly by private companies controlled by Mr. Zell. See "-- Conflicts of Interest Could Result in Decisions Not in the Company's Best Interest -- Mr. Zell's Affiliates Control Our Management Companies and Most of the Managed Properties" below. We therefore do not control the timing or amount of distributions or the management and operation of the Noncontrolled Subsidiaries. As a result, decisions relating to the declaration and payment of distributions and the business policies and operations of the Noncontrolled Subsidiaries could be adverse to our interests or could lead to adverse financial results, which could adversely affect our financial condition and results of operations and the ability to service our debt, including the Notes. Also, there are certain services for our tenants that we would like to provide but are prohibited from doing so by the REIT tax laws and regulations. Certain such services are being provided by Tenant Services Corp., which is owned entirely by affiliates of Mr. Zell. We have no control over, or ownership interest in, Tenant Services Corp., which operates as an independent contractor. Consequently, we are not able to assure that this service corporation will conduct its day-to-day operations in a manner consistent with our best interests. We may, however, terminate the services of this service corporation at any time upon 30 days' notice.


CONFLICTS OF INTEREST COULD RESULT IN DECISIONS NOT IN THE COMPANY'S BEST
INTEREST


     THERE WERE NO ARM'S LENGTH NEGOTIATIONS IN THE FORMATION TRANSACTIONS. The transactions pursuant to which we formed the Company in July 1997, which we sometimes refer to as the "Formation Transactions," were not negotiated at arm's length. The representations and warranties made by the contributors of properties to the Company in the Formation Transactions and the indemnification provided for breach of such representations and warranties may not be as good as they might have been had they been negotiated at arm's length. Such indemnification is limited generally to an amount equal to 1% of the value of consideration paid for the properties and to $15 million with respect to pre-IPO liabilities of the management business contributed by affiliates of Mr. Zell. If we incur losses attributable to breaches of the representations and warranties made by the contributors of properties in the Formation Transactions and such losses are in excess of the indemnification limit, they would have to be paid for out of our assets, with the potential consequence of decreasing cash available to service our debt, including the Notes. To date, we have no knowledge of any material breaches of the agreements (which we refer to collectively as the "Contribution Agreement") pursuant to which the Formation Transactions occurred.


     WE COULD SUFFER MONETARY LOSSES IF WE FAIL TO ENFORCE THE CONTRIBUTION AGREEMENT. Mr. Zell has a substantial economic interest in the companies that contributed properties and the management business to the Company in the Formation Transactions. Consequently, Mr. Zell has a conflict of interest with respect to his obligation as one of our officers and trustees to enforce the terms of the Contribution Agreement. If circumstances arise where we should seek to enforce such agreement, particularly the indemnification provisions and the remedy provisions for breaches of representations and warranties, Mr. Zell might assert a position contrary to the Company's. If this happens and Mr. Zell were to prevail, we would not collect money we might otherwise be entitled to. Also, the Common Shares and Units that are available to satisfy claims for such indemnification will be, to the extent not used for this purpose, available for distribution to entities in which Mr. Zell and several other of our executive officers and trustees have an economic interest. This is in accordance with the Contribution Agreement. Consequently, these executive officers and trustees also have a conflict of interest in pursuing any claim the Company might have arising out of the Formation Transactions.


     MR. ZELL'S AFFILIATES CONTROL OUR MANAGEMENT COMPANIES AND MOST OF THE MANAGED PROPERTIES. The Management Companies and Beacon Property Management, L.P. provide property management services and, in most cases, asset management services to the 37 Joint Venture Properties and to the 32 Managed Properties, 29 of which are owned or controlled by affiliates of Mr. Zell and three of which are owned by unrelated parties. Most of these management contracts were not negotiated on an arm's length basis. While we believe that the management fees we receive from these properties are at current market rates, there is no assurance that these management fees will equal at all times those fees that would be charged by an unaffiliated third party. In this regard, Mr. Zell controls and has a substantial interest in the private company which has voting control of the Management Companies. See "We Do Not Control Our Managed Properties or Management and Non-REIT Services Businesses" above.



     CERTAIN TRUSTEES AND OFFICERS HAVE CONFLICTS OF INTEREST AND COULD EXERCISE INFLUENCE IN A MANNER INCONSISTENT WITH SHAREHOLDERS' BEST INTEREST. As of March 1, 1998, Mr. Zell and Ms. Rosenberg own (as determined in accordance with the Commission's rules) approximately 3.3%, and all other trustees and executive officers of the Company as a group own approximately 2.4%, of the outstanding Common Shares (in each case including Common Shares issuable upon exchange of Units). In addition, Mr. Zell and his affiliates may receive distributions of up to approximately 9.4 million additional Units (representing approximately 3.4% of the outstanding Common Shares on a fully diluted basis) on or prior to July 11, 1999. These Units were set aside at the time of the IPO and are issuable if we achieve certain performance objectives, based on the market price of the Common Shares. Mr. Zell and Ms. Rosenberg have significant influence on the management and operation of the Company. Such influence might be exercised in a manner that is inconsistent with the interests of other securityholders.


     MR. ZELL AND HIS AFFILIATES CONTINUE TO BE INVOLVED IN OTHER INVESTMENT ACTIVITIES. Although Mr. Zell entered into a noncompetition agreement at the time of the IPO, he and his affiliates have a broad and varied range of investment interests, including interests in other real estate investment companies. Mr. Zell and his affiliates may acquire interests in other companies. He may not be able to control whether any such company competes with the Company. Consequently, Mr. Zell's continued involvement in other investment activities could result in competition to the Company as well as management decisions which might not reflect the interests of our securityholders.

     We did not obtain noncompetition agreements with any of the former Beacon officers or directors in connection with the Beacon Merger. Consequently, any former officer or director of Beacon could engage in activities in competition with activities of the Company except, in the case of Mr. Sidman, who became one of our trustees, to the extent that his actions would violate his fiduciary duties.

     WE LEASE OUR CORPORATE OFFICES FROM AN AFFILIATE OF MR. ZELL. Our corporate offices are at Two North Riverside Plaza in Chicago. We lease our office space there from one of Mr. Zell's affiliates. We believe, however, that the lease terms, including the rental rates, reflect current market terms.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY



     Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.


     Environmental laws also govern the presence, maintenance and removal of asbestos. Such laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     Independent environmental consultants have conducted Phase I environmental site assessments at all of our properties. These assessments included, at a minimum, a visual inspection of the properties and the surrounding areas, an examination of current and historical uses of the properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, these consultants have conducted additional testing, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential environmental problem, and for contamination in groundwater.

     These environmental assessments have not revealed any environmental liabilities at the properties that we believe would have a material adverse effect on our business, assets, financial condition or results of operations nor are we aware of any such material environmental liability. Asbestos is in a number of the office properties, but most of these buildings contain only minor amounts. We believe this asbestos is in good condition and almost none of it is easily crumbled. We are currently properly managing and maintaining all of the asbestos and we are following other requirements relating to asbestos. The presence of asbestos should not present a significant risk as long as compliance with these requirements continues.

     For a few of the properties, the environmental assessments note potential offsite sources of contamination, such as underground storage tanks. For some of the properties, the environmental assessments note previous uses, such as the former presence of underground storage tanks. In most of these cases, follow-up soil and/or groundwater sampling has not identified evidence of significant contamination. In the few cases where contamination has been found, existing plans to mitigate and monitor the sites and/or financial commitments from certain prior owners and tenants to cover costs related to mitigation should prevent the contamination from becoming a significant liability.


     We believe that our properties are in compliance in all material respects with applicable environmental laws. We believe that the issues identified in the environmental reports will not have a material adverse effect if we continue to comply with environmental laws and with the recommendations set forth in these reports. Unidentified environmental liabilities could arise, however, and could have an adverse effect on our financial condition, results of operations and ability to service our debt, including the Notes.


WE ARE DEPENDENT ON OUR KEY PERSONNEL

     We depend on the efforts of our executive officers, particularly Messrs. Zell and Callahan. If they resigned, our operations could be adversely effected. We do not have employment agreements with either of these officers.

CONTINGENT OR UNDISCLOSED LIABILITIES ACQUIRED IN MERGERS OR SIMILAR TRANSACTIONS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND IMPAIR OUR ABILITY TO SERVICE OUR DEBT, INCLUDING THE NOTES



     When we formed the Company, we acquired all the assets of the ZML Opportunity Partnerships (four real estate investment funds sponsored by Mr.
Zell) and certain assets of affiliates of Mr. Zell. These assets were acquired subject to existing liabilities. Each of the ZML Opportunity Partnerships will liquidate over the two-year period ending on or prior to July 11, 1999, and the Units and other assets (including cash from distributions), net of liabilities, will be distributed to affiliates of Mr. Zell and the limited partners of the ZML Opportunity Partnerships during such time period. Our recourse against affiliates of Mr. Zell with respect to liabilities relating to the management business they contributed when we formed the Company is limited to $15 million. Our recourse for any unknown liabilities in connection with the contribution of properties when we formed the Company is limited to 1% of the value of the consideration paid for those assets and must be asserted prior to July 11, 1999. Similarly, the assets we acquired in the Beacon Merger were acquired subject to liabilities and without any recourse with respect to unknown liabilities. Unknown liabilities with respect to properties acquired when we formed the Company or in the Beacon Merger might include liabilities for clean-up or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the IPO or the Beacon Merger (if such claims had not been asserted prior to the respective closings of such transactions), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by general partners, directors, officers and others indemnified by the ZML Opportunity Partnerships or Beacon. Similarly, we succeeded to any liabilities that the ZML REITs may have had for periods prior to the IPO and that Beacon may have had prior to the Beacon Merger. We also succeeded to any liabilities, including claims for property transfer taxes, arising out of the contribution to us of properties when we formed the Company and in connection with the Beacon Merger. In the future, we may face additional risks of contingent or undisclosed liabilities as a result of mergers, other business combinations or similar transactions.



HOLDERS OF EXCHANGE MOPPRS MIGHT HAVE TO INCLUDE ORIGINAL ISSUE DISCOUNT IN THEIR TAXABLE INCOME



     The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. The Internal Revenue Service (the "IRS") could seek to treat Exchange MOPPRS as having contingent interest for federal income tax purposes. The Company does not intend to treat the Exchange MOPPRS as having contingent interest. If the Exchange MOPPRS are treated as having contingent interest, a holder of Exchange MOPPRS would be required to include in his taxable income the original issue discount on the Exchange MOPPRS that would be deemed to accrue at an estimated yield (based on a projected payment schedule prepared by the Company in accordance with the applicable Treasury Regulations) during the holder's taxable year. Moreover, because the original issue discount that a holder might be required to include in taxable income is based on the estimated yield (described above) and not on actual cash payments received during the taxable year, it is possible that a holder would be required to pay federal income tax on an amount of original issue discount that exceeds the income that he actually received from the Exchange MOPPRS in that taxable year. See "Federal Income Tax Consequences -- Possible Characterization of Exchange MOPPRS as Having Contingent Interest."

                                  THE COMPANY

GENERAL


     The Company and the Trust were formed to continue and expand the national office property business organized by Mr. Zell, Chairman of the Board of Trustees of the Company. As of March 31, 1998, the Company owned or had an interest in 260 Office Properties containing approximately 66.6 million rentable square feet of office space and owned or had an interest in 17 Parking Facilities containing approximately 16,749 parking spaces. To facilitate maintenance of the Trust's qualification as a REIT for federal income tax purposes, management of properties that are not wholly owned by the Company and its subsidiaries is generally conducted through EOP Management Company and Beacon Management Company.



     The Trust, a self-administered and self-managed REIT, is the managing general partner of, and controls a majority of the partnership interests in, the Company. On July 11, 1997, the Trust completed its IPO of 28,750,000 Common Shares. As of March 31, 1998, the Trust owned, directly or indirectly, 89.6% of the outstanding Units in the Company. The Trust owns all of its assets and conducts substantially all of its business through the Company and its subsidiaries.



OPERATIONS


     The operation of the Properties is under the direction of six regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing and information systems expertise. Each regional manager reports to the Trust's Executive Vice President -- Real Estate Operations.

OPERATIONAL STRUCTURE

     The Company is the entity through which the Trust owns the Properties. The ownership and management structure of the Trust is intended to (i) enable the Trust to acquire assets in transactions that may defer some or all of the sellers' tax consequences and (ii) enable the Trust to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT.


     The Management Companies provide office property and asset management services to 31 Managed Properties, 29 of which are owned by affiliates of Mr. Zell. The Management Companies and Beacon Property Management, L.P., a Delaware limited partnership ("BPMLP") provide office property and asset management services to 37 Joint Venture Properties. The Management Companies and BPMLP collect property management fees for the performance of such services. See "Risk Factors -- We Do Not Control Our Managed Properties or Management Business and Non-REIT Services Business."


     The 37 Joint Venture Properties are held in partnerships or are subject to participation agreements with unaffiliated third parties. Thirty of the Joint Venture Properties are Office Properties and seven are Parking Facilities. The Company or a subsidiary is the managing general partner of each of the Joint Venture Properties (except for Civic Parking L.L.C., where a subsidiary of the Company is one of two managing members).


     The Company's acquisition and oversight of its Parking Facilities is administered through a wholly owned subsidiary, Equity Capital Holdings, L.P. All but one of the Parking Facilities are leased to and operated by third-party parking garage service companies under leases where such service companies bear the operating expenses.


     The principal executive offices of the Trust and the Company are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and their telephone number is (312) 466-3300. The Company maintains regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

ACQUISITION ACTIVITY


     During the period from 1987 through 1997, the Company invested approximately $10.2 billion, averaging $2.7 billion annually (calculated on a cost basis) for the three years ended December 31, 1997, in acquisitions of institutional quality office properties throughout the United States. During the period from the Trust's IPO in July 1997 through April 1998, the Company completed a number of new acquisitions:



     BEACON MERGER. On December 19, 1997, the Company, the Trust, Beacon and Beacon Partnership consummated the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Beacon merged with and into the Trust and Beacon Partnership merged with and into the Company. The acquisition cost of the Beacon Merger was approximately $4.3 billion.



     As a result of the Beacon Merger, the Company acquired interests in 130 Office Properties containing approximately 20.9 million rentable square feet of office space. The Beacon Properties are located in 22 submarkets in six markets:
Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C.



     OTHER ACQUISITIONS. On December 17, 1997, the Company consummated the Wright Runstad Acquisition in which it acquired ten Office Properties, containing an aggregate of approximately 3.34 million square feet, located in Seattle, Washington, Portland, Oregon and Anchorage, Alaska, from Wright Runstad Holdings L.P., Wright Runstad Asset Management L.P. and Mellon Bank, N.A., as Trustee for First Plaza. The purchase price was approximately $640 million. In addition to the Beacon Merger and the Wright Runstad Acquisition, during the period from the Trust's IPO through April 30, 1998, the Company completed the Other Acquisitions in which it acquired 36 Office Properties, containing an aggregate of approximately 12.1 million square feet, located in Boston, New Orleans, Houston, Dallas, Philadelphia, Los Angeles, Chicago, Washington, D.C. and Fairfax and Alexandria, Virginia. The aggregate consideration paid by the Company for the Other Acquisitions was approximately $2.0 billion, comprised of $1.7 billion in cash, $163 million in Units and $96 million in assumed liabilities. Subsequent to the IPO, the Company also acquired three Parking Facilities, containing approximately 2,141 parking spaces in Chicago, New Orleans and Pittsburgh for $54.9 million. Giving effect to the Other Acquisitions, as of April 30, 1998, the Company owned or had an interest in 266 Office Properties containing 68.7 million square feet.



     PROBABLE ACQUISITIONS. The Company has entered into agreements to acquire an aggregate of twelve additional office properties in the Probable Acquisitions. The Company expects to acquire one office property located in Denver during May 1998, as well as four office properties located in Denver and four office properties located in Albuquerque during July 1998. These nine properties contain an aggregate of approximately 1.4 million square feet. The aggregate purchase price for these nine properties is approximately $190 million, comprised of approximately $127 million in cash, and approximately $63 million in the form of promissory notes of the Company, payable, at the option of the Company, in Common Shares. The Company has also entered into an agreement to acquire three office properties (including one office property currently in development) located in Dallas containing an aggregate of approximately 1.0 million square feet for aggregate consideration estimated to be $150.0 million in cash. The Company expects to complete this acquisition by the end of September 1998.



BUSINESS AND GROWTH STRATEGIES


     The Company's primary business objective is to achieve sustainable long-term growth in cash flow and portfolio value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in CBDs and suburban markets across the United States. The Company intends to supplement this strategy by owning parking facilities.

     INTERNAL GROWTH. Management believes that the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.


     As of March 31, 1998, 3.7 million rentable square feet of Office Property space was vacant, representing 5.6% of the Company's total Office Property portfolio. Of this amount, 537,900 square feet was leased at an average rent of $29.14 per square foot, with occupancy to commence in whole or in part during 1998. The Company's average operating expenses for the total vacant space were $9.38 per square foot as of March 31, 1998.



     During the period from March 31, 1998 through December 31, 2002, 4,566 leases for 36.3 million rentable square feet of space are scheduled to expire. As of March 31, 1998, the average rent for this space was $22.18 per square foot and the weighted average operating expenses were $8.93 per square foot. The actual rental rates at which available space will be renewed or relet will depend on prevailing market factors at the time.



     The Company owns certain parcels of undeveloped land acquired in connection with the acquisition of the Office Properties. The Company is currently proceeding with the development of two additional office properties totaling approximately 430,000 square feet. In determining whether to develop land, the Company considers, among other factors, whether significant pre-leasing can be arranged or if such development is necessary to protect the Company's investment in existing Properties.



     EXTERNAL GROWTH. The Company is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Company or the Trust, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.



     PARKING FACILITIES. Management believes that parking facilities offer the Company attractive investment opportunities which are complementary to investments in office properties. The Company intends to focus its acquisition efforts for parking facilities solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.



EMPLOYEES



     As of March 31, 1998, the Company had approximately 1,482 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives of the Trust have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.



                        NO CASH PROCEEDS TO THE COMPANY



     The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Company. The Company used the net proceeds from the issuance of the Private Notes to repay indebtedness outstanding under the Credit Facilities and, in the case of the $1.25 Billion Notes and the MOPPRS, the Beacon Facility, as described in the financial statements presented in "Summary Selected Financial Data" and "Selected Financial Data." As of December 31, 1997, the outstanding amounts of indebtedness which were repaid with the proceeds from the issuance of the Private Notes, which bore interest at various floating rates, had a weighted average annual rate of 6.9% and had a weighted average maturity of two years.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratios of earnings to fixed charges are as follows:


                                                                  EQUITY OFFICE
                                                                   PREDECESSORS        EQUITY OFFICE PREDECESSORS
                                                  COMPANY           (COMBINED            (COMBINED HISTORICAL)
                                               (HISTORICAL)        HISTORICAL)          YEARS ENDED DECEMBER 31,
                                             JULY 11, 1997 TO    JANUARY 1, 1997    --------------------------------
                                             DECEMBER 31, 1997   TO JULY 10, 1997   1996   1995   1994   1993   1992
                                             -----------------   ----------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.........        2.11                1.52         1.49   1.21   1.24   1.23   1.24


     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before gains from sales of property and extraordinary items plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), the amortization of debt issuance costs and rental expense deemed to represent interest expense.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of December 31, 1997 on a historical basis and a Pro Forma Basis. The information set forth in the table should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.



                                                                  DECEMBER 31, 1997
                                                              -------------------------
                                                                             PRO FORMA
                                                              HISTORICAL       BASIS
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
Debt:
  Mortgage Debt(1)..........................................  $ 2,063,017   $ 2,111,126
  Credit Facilities(1)......................................    2,041,300       858,761
  Notes Payable.............................................      180,000     1,747,882
Owners' Equity..............................................    7,130,363     7,464,022
                                                              -----------   -----------
     Total Capitalization...................................  $11,414,680   $12,181,791
                                                              ===========   ===========


---------------

(1) See Notes 7 and 8 of the notes to the December 31, 1997 Historical Consolidated and Combined Financial Statements of the Company and the Equity Office Predecessors for information relating to the indebtedness.

                         SELECTED FINANCIAL INFORMATION



     The following sets forth selected consolidated and combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Equity Office Predecessors. The following historical information should be read in conjunction with the consolidated and combined financial statements and notes thereto of the Company and Equity Office Predecessors included elsewhere in this Prospectus. The selected consolidated historical and operating information of the Company at December 31, 1997, and for the period from July 11, 1997 to December 31, 1997, has been derived from the historical consolidated financial and operating information of the Company audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The selected combined historical and operating information at December 31, 1996 and for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, has been derived from the historical combined financial and operating information of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The selected combined financial and operating information of Equity Office Predecessors at December 31, 1995 and for the year ended December 31, 1994 has been derived from the historical audited combined financial statements not included herein. The selected combined financial and operating information of Equity Office Predecessors at December 31, 1994 and 1993, and for the year ended December 31, 1993, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors. Unaudited pro forma operating information for the year ended December 31, 1997 is presented as if the borrowings under the Credit Facilities at the end of the period, acquisitions (including the Beacon Merger) that occurred during and subsequent to the period, the Probable Acquisitions, the IPO and Consolidation, the Private Debt Offering, the February 1998 Notes Offering, the UIT Offering and the Series B Preferred Offering had occurred on January 1, 1997 and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the borrowings under the Credit Facilities that occurred subsequent to December 31, 1997, the February 1998 Notes Offering, the Series B Preferred Offering, the acquisitions that occurred subsequent to December 31, 1997, and the Probable Acquisitions had occurred on December 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                         EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                                  ---------------------------------------------------------------
                                   COMPANY         COMPANY FOR      FOR THE
                                  PRO FORMA        THE PERIOD     PERIOD FROM
                                FOR THE YEAR      FROM JULY 11,   JANUARY 1,
                                    ENDED            1997 TO        1997 TO             FOR THE YEARS ENDED DECEMBER 31,
                                DECEMBER 31,      DECEMBER 31,     JULY 10,     -------------------------------------------------
                                    1997              1997           1997          1996         1995         1994         1993
                              -----------------   -------------   -----------      ----         ----         ----         ----
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
  Rental, parking and
    other...................     $ 1,515,398       $   406,713     $ 327,017    $  493,396   $  356,959   $  230,428   $  150,315
                                 -----------       -----------     ---------    ----------   ----------   ----------   ----------
      Total revenues........     $ 1,546,966       $   412,968     $ 339,104    $  508,124   $  371,457   $  240,878   $  159,246
                                 -----------       -----------     ---------    ----------   ----------   ----------   ----------
Expenses:
  Interest..................     $   324,694       $    76,675     $  80,481    $  119,595   $  100,566   $   59,316   $   36,755
  Depreciation and
    amortization............         280,180            70,346        66,034        96,237       74,156       46,905       29,752
  Property operating(1).....         556,501           155,679       127,285       201,067      151,488      107,412       74,028
  General and
    administrative..........          56,048            17,690        17,201        23,145       21,987       15,603       12,012
  Provision for value
    impairment..............              --                --            --            --       20,248           --           --
                                 -----------       -----------     ---------    ----------   ----------   ----------   ----------
      Total expenses........     $ 1,217,423       $   320,390     $ 291,001    $  440,044   $  368,445   $  229,236   $  152,547
                                 -----------       -----------     ---------    ----------   ----------   ----------   ----------
Income before (income) loss
  allocated to minority
  interests, income from
  investments in
  unconsolidated joint
  ventures, gain on sales of
  real estate, and
  extraordinary items.......     $   329,543       $    92,578     $  48,103    $   68,080   $    3,012   $   11,642   $    6,699
Minority interests
  allocation................          (1,744)             (789)         (912)       (2,086)      (2,129)       1,437        1,772
Income from investments in
  unconsolidated joint
  ventures..................          12,823             3,173         1,982         2,093        2,305        1,778           --
Gain/(Loss) on sales of real
  estate and extraordinary
  items(2)..................                           (16,240)       12,236         5,338       31,271        1,705           --
                                 -----------       -----------     ---------    ----------   ----------   ----------   ----------
Net income before preferred
  distributions.............         340,622            78,722        61,409        73,425       34,459       16,562        8,471
Preferred distributions.....         (33,710)             (649)           --            --           --           --           --
                                 -----------       -----------     ---------    ----------   ----------   ----------   ----------
Net income available to
  Units.....................     $   306,912       $    78,073     $  61,409    $   73,425   $   34,459   $   16,562   $    8,471
                                 ===========       ===========     =========    ==========   ==========   ==========   ==========
Net income available per
  weighted average Unit
  outstanding -- Basic......              $1.09           $.44
                              =================    ===========
Net income available per
  weighted average Unit
  outstanding -- Diluted....           $1.08              $.43
                              =================    ===========
Weighted average Units
  outstanding -- Basic......     280,318,729       178,647,562
                                 ===========       ===========
Weighted average Units
  outstanding -- Diluted....     285,343,812       180,014,027
                                 ===========       ===========
BALANCE SHEET DATA: (at
 end of period)
Investment in real estate
  after accumulated
  depreciation..............     $11,923,009       $10,976,319            --    $3,291,815   $2,393,403   $1,815,160   $1,220,268
Total assets................     $12,518,783       $11,751,672            --    $3,912,565   $2,650,890   $2,090,933   $1,318,644
Mortgage debt, unsecured
  notes and lines of
  credit....................     $ 4,717,769       $ 4,284,317            --    $1,964,892   $1,434,827   $1,261,156   $  798,897
Total liabilities...........     $ 5,025,149       $ 4,591,697            --    $2,174,483   $1,529,334   $1,350,552   $  845,315
Minority interests..........     $    29,612       $    29,612            --    $   11,080   $   31,587   $    9,283   $  (15,298)
Partners' Capital/Owners'
  equity....................     $ 7,464,022       $ 7,130,363            --    $1,727,002   $1,089,969   $  731,098   $  488,627

                                                                         EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                                  ---------------------------------------------------------------
                                   COMPANY         COMPANY FOR      FOR THE
                                  PRO FORMA        THE PERIOD     PERIOD FROM
                                FOR THE YEAR      FROM JULY 11,   JANUARY 1,
                                    ENDED            1997 TO        1997 TO             FOR THE YEARS ENDED DECEMBER 31,
                                DECEMBER 31,      DECEMBER 31,     JULY 10,     -------------------------------------------------
                                    1997              1997           1997          1996         1995         1994         1993
                              -----------------   -------------   -----------      ----         ----         ----         ----
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OTHER DATA:
General and administrative
  expenses as a percentage
  of total revenues.........             3.6%              4.3%          5.1%          4.6%         5.9%         6.5%         7.5%
Number of Office Properties
  owned at period end(3)....             279               258            --            83           73           63           48
Net rentable square feet of
  Office Properties owned at
  period end (in millions)(3)           71.4              65.3            --          29.2         23.1         18.5         13.6
Occupancy of Office
  Properties owned at period
  end(3)....................              95%               94%           --            90%          86%          88%          80%
Number of Parking Facilities
  owned at period end.......              17                17            --            10            3           --           --
Number of spaces at Parking
  Facilities owned at period
  end.......................          16,749            16,749            --         7,321        3,323           --           --
Funds from Operations(4)....              --       $   163,253     $ 113,022    $  160,460   $   96,104   $   60,372           --
Cash flow from operating
  activities................              --       $   190,754     $  95,960    $  165,975   $   93,878   $   73,821           --
Cash flow used for investing
  activities................              --       $(1,592,272)    $(571,068)   $ (924,227)  $ (380,615)  $ (513,965)          --
Cash flow from financing
  activities................              --       $ 1,630,346     $ 245,851    $1,057,551   $  276,513   $  514,923           --


-------------------------

(1) Includes property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.



(2) The column entitled "Company Pro Forma for the year ended December 31, 1997" excludes the effect of any gain (loss) on sales of real estate and extraordinary items.



(3) The pro forma number of Office Properties as of December 31, 1997 includes Office Properties acquired subsequent to December 31, 1997 and Probable Acquisitions.



(4) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     The following discussion and analysis of the consolidated and combined financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements of the Company and the Combined Financial Statements of Equity Office Predecessors and Notes thereto contained herein. All references to the historical activities of the Company prior to July 11, 1997, the date of the Trust's initial public offering (the "IPO") contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" refer to the activities of the Equity Office Predecessors. Terms employed herein as defined terms, but without definition, shall have the meaning set forth in the financial statements. Statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act. The Company intends such forward-=looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and are included for purposes of complying therewith. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of December 31, 1997.



     On July 11, 1997, following the completion of the Trust's IPO and the related formation transactions, the Company owned 90 office properties containing approximately 32.2 million rentable square feet and 14 parking facilities containing 14,785 spaces. During the period from July 11, 1997 to December 31, 1997, the Company acquired an additional 168 office properties containing approximately 33.1 million square feet and three parking facilities containing 1,964 spaces. The aggregate purchase price for these acquisitions was in excess of $6 billion. These acquisitions, which included the successful completion of the Trust's merger with Beacon and the Company's merger with Beacon Partnership in December, effectively doubled the size of the Company's portfolio in the first six months after the Trust became a public company, giving it a total of 258 office buildings with approximately 65.3 million rentable square feet, and 17 parking facilities with approximately 16,749 spaces. At December 31, 1997, the Trust owned approximately 89.5% of the Units.


     In addition to the acquisition activity detailed above, the Company was also active in the capital markets. Below is a schedule of significant capital events which have taken place since the Trust's IPO on July 11, 1997 (see "Liquidity and Capital Resources" below for the details of these transactions):

     - On July 15, 1997, the Company closed on a $600 million revolving line of credit (the "$600 Million Credit Facility").


     - On September 3, 1997, the Company closed on a private placement of $180 million senior unsecured notes (the "$180 Million Notes Offering").



     - On October 2, 1997, the Company closed on a $1.5 billion unsecured term loan (the "$1.5 Billion Credit Facility" and, together with the $600 Million Credit Facility, the "Credit Facilities").



     - In October 1997, the Trust completed two private placements of a total of 9,685,034 Restricted Common Shares and the Trust contributed the net proceeds to the Company in exchange for a corresponding number of Units.



     - In connection with the Beacon Merger and other acquisitions which took place after the Trust's IPO, the Trust issued a total of 87,861,544 Common Shares, 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation value of $25 per share, and warrants to purchase 5,000,000 Restricted Common Shares and the Company issued 17,282,043 Units and 8,000,000 8.98% Series A Cumulative Redeemable Preference Units.



     - In February 1998, the Company completed a private placement of $1.25 billion senior unsecured notes (the "$1.25 Billion Notes Offering") and a private placement of $250 million MandatOry Par Put Remarketed Securities(SM) ("MOPPRS") (the "$250 Million MOPPRS Offering").

     - In February 1998, the Trust completed a private placement of $300 million 5.25% Preferred Income Equity Redeemable Shares, designated by the Trust as 5.25% Series B Convertible, Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value, $50.00 liquidation preference per share (the "Series B Preferred Shares"), liquidation value of $50 per share (the "Series B Preferred Offering"), and the Trust contributed the net proceeds to the Company in exchange for 5.25% Series B Convertible, Cumulative Preference Units (the "Series B Preferred Units").



     - In April 1998, the Trust completed a private placement of $44 million Restricted Common Shares (the "UIT Offering") and contributed the net proceeds to the Company in exchange for Units.



RESULTS OF OPERATIONS


GENERAL

     The following discussion is based primarily on the Consolidated Financial Statements of the Company and the Combined Financial Statements of Equity Office Predecessors, as applicable, as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995.


     The Company receives income primarily from rental revenue from Office Properties (including reimbursements from tenants for certain operating costs), parking revenue from Office Properties and stand-alone Parking Facilities, and, to a lesser extent, fees from noncombined affiliates for the management of the Managed Properties.


     As of December 31, 1997, the Company owned or had an interest in 258 Office Properties totaling approximately 65.3 million square feet, and 17 stand-alone Parking Facilities with approximately 16,749 spaces, including properties acquired through the Beacon Merger (the "Total Portfolio"). Of the Total Portfolio, 71 of these Office Properties, totaling approximately 22.6 million square feet and three Parking Facilities were acquired prior to January 1, 1996; 11 Office Properties, totaling approximately 6.1 million square feet, and seven Parking Facilities were acquired in 1996; and 176 Office Properties, totaling approximately 36.6 million square feet, and seven Parking Facilities were acquired during the year ended December 31, 1997. As a result of this rapid growth in the size of the Total Portfolio, the financial data presented shows large increases in revenues and expenses from year to year. For the foregoing reasons, the Company does not believe its year to year financial data is comparable. Therefore, the analysis below shows changes resulting from Properties that were held during the entire period for the years being compared (the "Core Portfolio") and the changes in Total Portfolio. The Core Portfolio for the comparison between the year ended December 31, 1997 and 1996 consists of 70 Office Properties and three Parking Facilities acquired prior to January 1, 1996. The Core Portfolio for these comparisons excludes Barton Oaks Plaza II, a 118,529 square foot Office Property which was sold in January 1997, 8383 Wilshire, a 417,463 square foot Office Property, which was sold in May 1997, and 28 State Street, a 570,040 square foot Office Property, which was undergoing major redevelopment for the periods discussed. The Core Portfolio for the comparison between the years ended December 31, 1996 and 1995 consists of the 63 Office Properties acquired prior to January 1, 1995. The Core Portfolio for these comparisons includes Barton Oaks Plaza II and 8383 Wilshire.

YEARS ENDED DECEMBER 31, 1997 AND 1996


     The table below represents selected operating information for the Total Portfolio and for the Core Portfolio.



                                           TOTAL PORTFOLIO                              CORE PORTFOLIO
                              -----------------------------------------    -----------------------------------------
                                                    INCREASE/      %                             INCREASE/      %
                                1997       1996     (DECREASE)   CHANGE      1997       1996     (DECREASE)   CHANGE
                                ----       ----     ----------   ------      ----       ----     ----------   ------
                                                              (DOLLARS IN THOUSANDS)
Property revenues...........  $733,730   $493,396    $240,334     48.7%    $458,968   $427,936    $ 31,032      7.3%
Interest income.............    13,392      9,608       3,784     39.4        1,056      1,882        (826)   (43.9)
Fees from noncombined
  affiliates................     4,950      5,120        (170)    (3.3)          --         --          --       --
                              --------   --------    --------    ------    --------   --------    --------    -----
Total revenues..............   752,072    508,124     243,948     48.0      460,024    429,818      30,206      7.0
                              --------   --------    --------    ------    --------   --------    --------    -----
Interest expense............   157,156    119,595      37,561     31.4       93,606    110,566     (16,960)   (15.3)
Depreciation and
  amortization..............   136,380     96,237      40,143     41.7       85,999     84,411       1,588      1.9
Property operating
  expenses..................   282,964    201,067      81,897     40.7      177,972    176,432       1,540      0.9
General and
  administrative............    34,891     23,145      11,746     50.7          N/A        N/A         N/A      N/A
                              --------   --------    --------    ------    --------   --------    --------    -----
Total expenses..............  $611,391   $440,044    $171,347     38.9%    $357,577   $371,409    $(13,832)    (3.7)%
                              ========   ========    ========    ======    ========   ========    ========    =====
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sales of
  real estate and
  extraordinary items.......  $140,681   $ 68,080    $ 72,601    106.6%    $102,447   $ 58,409    $ 44,038     75.4%
Minority interests..........    (1,701)    (2,086)        385     18.5       (1,679)    (1,986)        307     15.5
Income from unconsolidated
  joint ventures............     5,155      2,093       3,062    146.3        2,432      2,093         339     16.2
Gain on sales of real estate
  and extraordinary items...    (4,004)     5,338      (9,342)   (175.0)    (16,311)        --     (16,311)      --
                              --------   --------    --------    ------    --------   --------    --------    -----
Net income..................  $140,131   $ 73,425    $ 66,706     90.8%    $ 86,889   $ 58,516    $ 28,373     48.5%
                              ========   ========    ========    ======    ========   ========    ========    =====
Property revenues less
  property operating
  expenses before
  depreciation, amortization
  and general and
  administrative expenses...  $450,766   $292,329    $158,437     54.2%    $280,996   $251,504    $ 29,492     11.7%
                              ========   ========    ========    ======    ========   ========    ========    =====



     Property Revenues. The increase in rental revenues, tenant reimbursements, parking income and other income ("Property Revenues") in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 88.5% at January 1, 1996 to 94.8% as of December 31, 1997. This increase represents approximately 1.4 million square feet of additional occupancy in the Core Portfolio between January 1, 1996 and December 31, 1997. Included in Property Revenues for the Core Portfolio are lease termination fees of approximately $3.7 million and $5.6 million for the years ended December 31, 1997 and 1996, respectively (which are included in the other revenue category on the consolidated and combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1997 and 1996, was approximately $14.6 million and $13.9 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1997 and 1996 was approximately $27.7 million and $18.4 million, respectively. Other income for 1996 also includes approximately $8.8 million relating to the Company's share of a litigation settlement.



     Interest Income. Interest income for the Total Portfolio increased by approximately $3.8 million to $13.4 million for the year ended December 31, 1997, compared to $9.6 million for the year ended December 31, 1996. This increase in interest income is primarily due to having a greater amount of cash reserves invested in short term investments pending investment in property acquisitions prior to the IPO. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than the cash reserves the Company anticipates maintaining going forward. Due to the availability of borrowings under the Company's Credit Facilities, the Company currently maintains lower cash reserves which are targeted to be between $25 and $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by savings on interest expense on the Company's Credit Facilities.


     Fees from Noncombined Affiliates. Fees from noncombined affiliates decreased in 1997 from approximately $5.1 million in 1996 to $4.9 million in 1997. These fees are expected to continue to decrease in future periods as the Managed Properties are sold. Fee income for the years ended December 31, 1997 and 1996, of approximately $0.4 million and $1.3 million, respectively, was related to properties which have been sold.



     Interest Expense. Interest expense increased by approximately $37.6 million for the Total Portfolio to $157.2 million for the year ended December 31, 1997 compared to $119.6 million for the year ended December 31, 1996. This increase resulted from having more debt outstanding in 1997. The increase in total debt and the related increase in interest expense was directly related to Property acquisitions. While the Company's total debt and total interest expense have increased due to acquisition activity, the total debt as a percentage of total assets decreased from 50% of total assets at December 31, 1996 to 36.5% of total assets at December 31, 1997, and the Company's interest coverage ratio increased from 2.4 times in 1996 to 2.8 times in 1997. In addition, the weighted average interest rate on the Company's debt decreased from approximately 7.7% at December 31, 1996 to approximately 7.2% at December 31, 1997. The decrease in interest expense in the Core Portfolio of $17.0 million is primarily due to the replacement of secured debt with unsecured debt.



     Depreciation and Amortization. Depreciation and amortization increased for the Total Portfolio as a result of properties acquired during 1997 and the recording of substantially all the Company's assets and liabilities at their fair market value in connection with the Consolidation and the Trust's IPO.


     The increase in depreciation in the Core Portfolio resulted from the recording of substantially all the Company's assets and liabilities at their fair market value in connection with the Consolidation and the Trust's IPO. The decrease in amortization in the Core Portfolio resulted from the write-off of deferred financing and leasing costs at the time of the Consolidation and the Trust's IPO.


     Property Operating Expenses. The increase in real estate taxes and insurance, repairs and maintenance, and property operating expenses ("Property Operating Expenses") in the Core Portfolio relates primarily to increases in real estate taxes due to higher property valuations partially offset by real estate tax refunds recorded in the year ended December 31, 1997.



     General and Administrative Expenses. General and administrative expenses for the Total Portfolio increased by approximately $11.8 million to $34.9 million for the year ended December 31, 1997, compared to $23.1 million for the year ended December 31, 1996. General and administrative expenses as a percentage of total revenues was approximately 4.6% for the years ended December 31, 1997 and 1996. The primary reasons for the increase in general and administrative expenses are the significant increase in the size of the Company's portfolio and increased expenses associated with becoming a public company. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenue will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.



     Parking Operations. Included in the Total and Core Portfolio selected operating information, for the years ended December 31, 1997 and 1996, are results of operations from the stand-alone Parking Facilities, the summarized information for which is presented below. As of December 31, 1997, the Company owned or had an interest in 17 stand-alone Parking Facilities with approximately 16,749 spaces. Of the Total Portfolio, three Parking Facilities were acquired prior to January 1, 1996; seven Parking Facilities were acquired in 1996; and seven Parking Facilities were acquired during the year ended December 31, 1997. The Core Portfolio for the comparison between the years ended December 31, 1997 and 1996 consist of three Parking Facilities acquired prior to January 1, 1996.

     COMPARISON OF THE YEAR ENDED DECEMBER 31, 1997 TO THE YEAR ENDED DECEMBER 31, 1996


                                     TOTAL PARKING PORTFOLIO                   CORE PARKING PORTFOLIO
                             ---------------------------------------   ---------------------------------------
                                                 INCREASE/      %                          INCREASE/      %
                              1997      1996     (DECREASE)   CHANGE    1997      1996     (DECREASE)   CHANGE
                              ----      ----     ----------   ------    ----      ----     ----------   ------
                                                          (DOLLARS IN THOUSANDS)
Property revenues..........  $22,577   $10,203    $12,374     121.3%   $10,238   $ 9,873     $  365       3.7%
Interest income............      249       141        108      76.6        239       141         98      69.5
                             -------   -------    -------     -----    -------   -------     ------     -----
Total revenues.............   22,826    10,344     12,482     120.7     10,477    10,014        463       4.6
                             -------   -------    -------     -----    -------   -------     ------     -----
Interest expense...........    5,427     1,814      3,613     199.2      2,724     1,645      1,079      65.6
Depreciation and
  amortization.............    4,031     1,432      2,599     181.5      1,708     1,359        349      25.7
Property operating
  expenses.................    5,124     3,152      1,972      62.6      2,619     3,081       (462)    (15.0)%
                             -------   -------    -------     -----    -------   -------     ------     -----
Total expenses.............  $14,582   $ 6,398    $ 8,184     127.9%   $ 7,051   $ 6,085     $  966      15.9%
                             =======   =======    =======     =====    =======   =======     ======     =====
Income before allocation to
  minority interests and
  income from investment in
  unconsolidated joint
  ventures.................    8,244     3,946      4,298     108.9      3,426     3,929       (503)    (12.8)
Minority interests.........     (323)     (252)       (71)    (28.2)      (323)     (252)       (71)    (28.2)
Income from unconsolidated
  joint ventures...........    2,461        --      2,461        --         --        --         --        --
                             -------   -------    -------     -----    -------   -------     ------     -----
Net income.................  $10,382   $ 3,694    $ 6,688     181.1%   $ 3,103   $ 3,677     $ (574)    (15.6)%
                             =======   =======    =======     =====    =======   =======     ======     =====
Property revenues less
  property operating
  expenses before
  depreciation,
  amortization and general
  and administrative
  expenses.................  $17,453   $ 7,051    $10,402     147.5%   $ 7,619   $ 6,792     $  827      12.2%
                             =======   =======    =======     =====    =======   =======     ======     =====

YEARS ENDED DECEMBER 31, 1996 AND 1995


     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio. for the years ended December 31, 1996 and 1995



                                             TOTAL PORTFOLIO                               CORE PORTFOLIO
                                ------------------------------------------    -----------------------------------------
                                                      INCREASE/       %                             INCREASE/      %
                                  1996       1995     (DECREASE)   CHANGE       1996       1995     (DECREASE)   CHANGE
                                  ----       ----     ----------   ------       ----       ----     ----------   ------
                                                                (DOLLARS IN THOUSANDS)
Property revenues.............  $493,396   $356,959    $136,437      38.2%    $349,810   $327,017    $ 22,793       7.0%
Interest income...............     9,608      8,599       1,009      11.7           --         --          --        --
Fees from noncombined
  affiliates..................     5,120      5,899        (779)    (13.2)          --         --          --        --
                                --------   --------    --------    -------    --------   --------    --------    ------
  Total revenues..............   508,124    371,457     136,667      36.8      349,810    327,017      22,793       7.0
                                --------   --------    --------    -------    --------   --------    --------    ------
Interest expense..............   119,595    100,566      19,029      18.9       85,225     85,371        (146)     (0.2)
Depreciation and
  amortization................    96,237     74,156      22,081      29.8       71,969     68,226       3,743       5.5
Property operating expenses...   201,067    151,488      49,579      32.7      143,511    137,103       6,408       4.7
General and administrative....    23,145     21,987       1,158       5.3           --         --          --        --
Provision for value
  impairment..................        --     20,248     (20,248)   (100.0)          --     20,248     (20,248)   (100.0)
                                --------   --------    --------    -------    --------   --------    --------    ------
  Total expenses..............   440,044    368,445      71,599      19.4%     300,705    310,948     (10,243)     (3.3)%
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sales of
  real estate and
  extraordinary items.........    68,080      3,012      65,068    2,160.3      49,105     16,069      33,036     205.6
Minority interests, net of
  extraordinary gain of
  $20,035 in 1995 for the
  total and core portfolios...    (2,086)    (2,129)         43       2.0       (1,733)    (2,023)        290      14.3
Income from unconsolidated
  joint ventures..............     2,093      2,305        (212)     (9.2)       2,093      2,305        (212)     (9.2)
Gain on sales of real estate
  and extraordinary items.....     5,338     31,271     (25,933)    (82.9)          --     31,271     (31,271)   (100.0)
                                --------   --------    --------    -------    --------   --------    --------    ------
Net income....................  $ 73,425   $ 34,459    $ 38,966     113.1%    $ 49,465   $ 47,622    $  1,843       3.9%
                                ========   ========    ========    =======    ========   ========    ========    ======
Property revenues less
  property operating expenses
  before depreciation,
  amortization and general and
  administrative expenses.....  $292,329   $205,471    $ 86,858      42.3%    $206,299   $189,914    $ 16,385       8.6%
                                ========   ========    ========    =======    ========   ========    ========    ======



     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 87.5% at January 1, 1995 to 94.3% as of December 31, 1996. This increase represents approximately 1.3 million square feet of additional occupancy in the Core Portfolio between January 1, 1995 and December 31, 1996. Included in Property Revenues for the Core Portfolio are lease termination fees of $5.6 million and $5.0 million for the years ended December 31, 1996 and 1995, respectively (these amounts are included in the other revenue category on the combined statements of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1996 and 1995, was approximately $6.8 million and $10.5 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1996 and 1995, was approximately $18.4 million and $12.7 million, respectively. Other income for 1996 also includes approximately $8.8 million relating to the Company's share of a litigation settlement.



     Interest Income. Interest income for the Total Portfolio increased by approximately $1.0 million to $9.6 million for the year ended December 31, 1996 compared to $8.6 million for the year ended December 31,

1995. This increase in interest income is due primarily to having a larger amount of cash invested in short-term investments pending the purchase of new acquisitions.


     Fees from Noncombined Affiliates. Fee income from the Managed Properties for the Total Portfolio decreased as a result of disposition activities in 1995 and 1996 which reduced the number of properties being managed.



     Interest Expense. Interest expense increased by approximately $19.0 million for the Total Portfolio to $119.6 million for the year ended December 31, 1996 compared to $100.6 million for the year ended December 31, 1995. This increase was primarily the result of increased debt obtained to finance acquisitions.



     Depreciation and Amortization. The increase in depreciation and amortization in the Core Portfolio was related to depreciation of capital and tenant improvements made at properties in the Core Portfolio in 1995 and 1996 and the amortization of leasing commissions and loan fees paid during that time period.



     Property Operating Expenses. The increase in Property Operating Expenses in the Core Portfolio resulted from an increase in maintenance expenses in 1996 and real estate tax refunds received in 1995, with approximately $1.9 million relating to a single property, which reduced the tax expense in 1995.



     General and Administrative. General and administrative expenses increased by approximately $1.1 million to $23.1 million for the year ended December 31, 1996 compared to $22.0 million for the year ended December 31, 1995. General and administrative expenses as a percentage of total revenues was approximately 4.6% and 5.9% for the years ended December 31, 1996 and 1995, respectively. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.



     Provision for Value Impairment. During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits, San Felipe Plaza was evaluated for impairment and accordingly, during the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.



     Parking Operations. Included in the Total Portfolio numbers above are results of operations from the stand-alone Parking Facilities, the summarized information for which is presented below. As of December 31, 1996, the Company owned or had an interest in 10 stand-alone Parking Facilities with approximately 7,144 spaces. During the year ended December 31, 1995, the Company acquired three Parking Facilities with approximately 3,128 spaces. Of the Total Parking Portfolio, there were no Parking Facilities acquired prior to January 1, 1995, therefore there is not a Core Portfolio for comparison purposes.

                                                                TOTAL PARKING PORTFOLIO
                                                                YEARS ENDED DECEMBER 31,
                                                                ------------------------
                                                                  1996            1995
                                                                  ----            ----
                                                                 (DOLLARS IN THOUSANDS)
Property revenues...........................................    $10,203          $5,391
Interest income.............................................        141              17
                                                                -------          ------
  Total revenues............................................     10,344           5,408
                                                                -------          ------
Interest expense............................................      1,814             937
Depreciation and amortization...............................      1,432             722
Property operating expenses.................................      3,152           1,797
                                                                -------          ------
  Total expenses............................................      6,398           3,456
                                                                -------          ------
Income before allocation to minority interests..............      3,946           1,952
Minority interests..........................................       (252)             --
                                                                -------          ------
Net income..................................................    $ 3,694          $1,952
                                                                =======          ======
Property revenues less property operating expenses before
  depreciation, amortization and general and administrative
  expenses..................................................    $ 7,051          $3,594
                                                                =======          ======



     Dispositions of Property. Equity Office Predecessors sold two Office Properties in 1997: Barton Oaks Plaza II (118,529 net rentable square feet) was sold in January 1997 and 8383 Wilshire (417,463 net rentable square feet) was sold in May 1997. In January 1996, Equity Office Predecessors sold the condominium portion, comprised of a 210-room hotel, at Three Lakeway, a mixed-use property. Below is a summary of the operations of these Office Properties for the years ended December 31, 1997, 1996 and 1995.



                                                                 1997         1996        1995
                                                                 ----         ----        ----
                                                                     (DOLLARS IN THOUSANDS)
Property revenues...........................................    $ 3,246      $9,959      $ 9,445
                                                                -------      ------      -------
Interest expense............................................         36         956        4,910
Depreciation and amortization...............................        451       2,286        2,262
Property operating expenses.................................      1,468       4,869        3,068
                                                                -------      ------      -------
  Total expenses............................................      1,955       8,111       10,240
                                                                -------      ------      -------
Income before gain on sales of real estate and extraordinary
  items.....................................................      1,291       1,848         (795)
Gain on sales of real estate and extraordinary items........     13,088       5,338           --
                                                                -------      ------      -------
Net income (loss)...........................................    $14,379      $7,186      $  (795)
                                                                =======      ======      =======
Property revenues less property operating expenses before
  depreciation, amortization and general and administrative
  expenses..................................................    $ 1,778      $5,090      $ 6,377
                                                                =======      ======      =======


LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY


     Net cash provided from operations represents the primary source of liquidity to fund distributions, debt service, recurring capital costs and non-revenue enhancing tenant improvements. Prior to the IPO, the Company made annual distributions equal to approximately 100% of taxable income. Cash generated in excess of taxable income (resulting primarily from non-cash items such as depreciation and amortization) was retained for working capital and to fund capital improvements and non-revenue enhancing tenant improvements. The Company intends to make regular quarterly distributions to holders of Series A Preferred Units, Series B Preferred Units, and Units. The Company established initial distribution rates as follows: for each Series A Preferred Unit 8.98% per annum ($2.245 per Unit), for each Series B Preferred Unit 5.25% per annum ($2.625 per Unit), and for each Unit $1.20 per annum per Unit.

     The Company intends to fund recurring capital costs and non-revenue enhancing tenant improvements from cash from operations and draws under its credit facilities. The Company has no contractual obligations for material capital costs, other than the Probable Acquisitions, a $38 million development commitment and those obligations in connection with customary tenant improvements in the ordinary course of business. The Company also expects that its credit facilities will provide for temporary working capital, unanticipated cash needs, and funding of acquisitions.


     The anticipated size of the Company's distributions will not allow the Company, using only cash from operations, to retire all of its debt as it comes due and, therefore, the Company will be required to repay maturing debt with funds from debt and/or equity financing.

DEBT FINANCING

     The table below summarizes the mortgage debt, unsecured notes and credit facility indebtedness outstanding at December 31, 1997 and 1996, including a net premium on mortgage debt (net of accumulated amortization of approximately $2.1 million) of approximately $1.2 million recorded in connection with the Company's Consolidation and debt assumed in connection with certain of the Company's acquisitions.

                                                        DECEMBER 31,   DECEMBER 31,
                                                            1997           1997
                                                        ------------   ------------
                                                          (DOLLARS IN THOUSANDS)
DEBT SUMMARY:
Balance
  Fixed rate..........................................   $2,219,496     $1,304,075
  Variable rate.......................................    2,064,821        660,817
                                                         ----------     ----------
     Total............................................   $4,284,317     $1,964,892
                                                         ==========     ==========
Percent of total debt:
  Fixed rate..........................................        51.8%          66.4%
  Variable rate.......................................        48.2%          33.6%
                                                         ----------     ----------
  Total...............................................       100.0%         100.0%
                                                         ==========     ==========
Weighted average interest
Rate at end of period:
  Fixed rate..........................................         7.5%           7.9%
  Variable rate.......................................         6.9%           7.3%
                                                         ----------     ----------
Weighted average......................................         7.2%           7.7%
                                                         ==========     ==========

     The variable rate debt shown above bore interest at a 30-day LIBOR-based floating interest rate. The 30-day LIBOR at December 31, 1997 was 5.7188% resulting in a weighted average spread over LIBOR at December 31, 1997 of approximately 1.2%.

MORTGAGE FINANCING

     Immediately prior to the IPO, the Company had approximately $1.94 billion of mortgage financing outstanding of which $1.38 billion was fixed rate financing and $560 million was variable rate financing. The Company utilized the net IPO proceeds of $564.5 million and approximately $33.9 million of cash on hand to repay $253.1 million of fixed rate mortgage financing and $345.3 million of variable rate mortgage debt. In October 1997, the Company closed on the $1.5 Billion Credit Facility and used approximately $236 million of the proceeds to repay the majority of the Company's remaining variable rate mortgage debt outstanding at that time. The Company also assumed approximately $627.5 million of secured debt (excluding the Company's share of unconsolidated secured debt of approximately $92.4 million) in connection with the Beacon Merger, $248.3 million of secured debt in connection with the acquisition of the Wright Runstad Portfolio and $14.7 million of secured debt in connection with other acquisitions. In addition, in December 1997, the

Company obtained an $80 million mortgage loan on the three properties located in New Orleans. The proceeds from this loan were used to repay a portion of the $600 Million Credit Facility. As of December 31, 1997, the Company's total mortgage debt (excluding the Company's share of unconsolidated secured debt of approximately $92.4 million) consisted of approximately $2.0 billion of fixed rate debt with a weighted average interest rate of approximately 7.53% and $23.5 million of variable rate debt bearing interest at the 30-day LIBOR plus 1%. The Company's mortgage debt as of December 31, 1997 will mature as follows:

                                                                (DOLLARS IN THOUSANDS)
1998........................................................          $   83,792
1999........................................................              52,908
2000........................................................             151,236
2001........................................................             432,962
2002........................................................              69,584
Thereafter..................................................           1,271,378
                                                                      ----------
  Subtotal..................................................           2,061,860
Net premium (net of accumulated amortization of $2.1
  million)..................................................               1,157
                                                                      ----------
  Total.....................................................          $2,063,017
                                                                      ==========


     The instruments encumbering the properties restrict transfer of the properties, prohibit liens and require payment of taxes on the property, maintenance of the property in good condition, maintenance of insurance on the property and lender consent to leases with material tenants.


CREDIT FACILITIES


     Lines of Credit. On July 15, 1997, the Company obtained the $600 Million Credit Facility to be used for acquisitions and other general corporate purposes. Amounts were drawn on the $600 Million Credit Facility to repay the balance outstanding on the Equity Office Predecessors credit facility which was terminated when the $600 Million Credit Facility was obtained. The $600 Million Credit Facility matures on July 15, 2000. The Company paid a commitment fee of approximately $1.0 million at the closing of the facility. Prior to the Company obtaining an investment grade credit rating on its unsecured debt of BBB- or Baa3 or better from two or more credit rating agencies, the facility initially bore interest at LIBOR plus 110 basis points, and required payment of a quarterly unused commitment fee between .15% and .25% of the unused portion of the facility, depending on the average unfunded balance of the facility during the quarter. In November 1997, the facility was amended and the interest rate was reduced to LIBOR plus 100 basis points. In December 1997, the Company received an investment grade credit rating on its senior unsecured debt from Moody's (Baa1), Duff & Phelps (BBB+) and Standard & Poor's (BBB). Pursuant to the terms of the facility, these credit ratings resulted in the interest rate on the facility being reduced from LIBOR plus 100 basis points to LIBOR plus 60 basis points, and the unused commitment fee was replaced with a facility fee equal to .20% per annum. In addition, a competitive bid option, whereby the lenders participating in the facility bid on the interest rate to be charged, became available for up to $250 million of the facility. As of December 31, 1997, the balance of the $600 Million Credit Facility was approximately $559 million. Subsequent to year end, the Company repaid $509 million of the line with available cash and the proceeds of the $1.25 Billion Notes Offering, the $250 Million MOPPRS Offering and the $300 Million PIERS Offering described below, leaving a balance of $50 million outstanding as of March 3, 1998.



     Term Loan Facility. In October 1997, the Company obtained the $1.5 Billion Credit Facility. The $1.5 Billion Credit Facility is available for the acquisition of properties and general corporate purposes. The $1.5 Billion
Credit Facility carried an interest rate equal to LIBOR plus 100 basis points subject to an increase or decrease upon the receipt of an investment grade unsecured debt rating. As mentioned above, the Company received investment grade credit ratings in December 1997 resulting in a reduction in the interest rate to LIBOR plus 80 basis points. The $1.5 Billion Credit Facility matures on July 1, 1998, and may be extended to October 1, 1998. The Company paid an underwriting fee on the $1.5 Billion Credit Facility at closing of approximately $4.9 million. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $1.5 Billion Credit Facility as follows: .15% per annum if the unused amount is between 0% to 33%;
 .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is greater than 66%. In October 1997, the Company used approximately $236 million of proceeds from the $1.5 Billion Credit
Facility to repay the majority of the variable rate property mortgage indebtedness outstanding. The Company repaid $150 million on the $1.5 Billion Credit Facility with proceeds from the $200 million private placement of Units in October 1997. Under the terms of the facility agreement, any amounts repaid cannot be drawn. In addition, amounts were drawn from the $1.5 Billion Credit Facility for property acquisitions and general corporate purposes. As of December 31, 1997, the outstanding balance on the $1.5 Billion Credit Facility was approximately $1.044 billion. Subsequent to December 31, 1997, the entire $1.044 billion outstanding was repaid with proceeds received from the Series B Preferred Offering, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering. The amount available to draw under the $1.5 Billion Credit Facility as of March 31, 1998 was approximately $306 million.



     Beacon Lines of Credit. The Company assumed $533 million in unsecured debt in connection with the Beacon Merger relating to the outstanding balance of the Beacon lines of credit at the time of the closing of the Beacon Merger. The Company repaid $95 million of the Beacon lines prior to December 31, 1997 and repaid the remaining balance of the lines in February 1998 with the proceeds of the unsecured $1.25 Billion Notes Offering, the $250 Million MOPPRS Offering and the Series B Preferred Offering described below. The lines were terminated upon repayment in February 1998.


UNSECURED NOTES


     $180 Million Notes Offering. In September 1997, the Company completed the $180 Million Notes Offering. The $180 Million Notes consist of four tranches with maturities from seven to 10 years which were priced at an interest rate spread over the corresponding Treasury rate. The Company used the proceeds of these notes to repay a portion of the $600 Million Credit Facility. In addition, the Company terminated $150 million of the $700 million of hedge agreements described below at a cost of approximately $3.9 million for the $180 Million Notes Offering. This amount will be amortized to interest expense over the respective term of each tranche.



     $1.25 Billion Notes Offering. In February 1998, the Company completed the $1.25 Billion Notes Offering. The $1.25 Billion Notes consists of four tranches with maturities of five to 20 years which were priced at an interest rate spread over the corresponding Treasury rate.



     $250 Million MandatOry Par Put Remarketed Securities Offering. In February 1998, the Company issued $250 million of 6.376% MOPPRS, due February 15, 2012, which are subject to mandatory tender on February 15, 2002. The MOPPRS are senior unsecured obligations of the Company.



     The table below summarizes the Company's unsecured notes as of March 31, 1998:


                                                                               STATED   EFFECTIVE
                          TRANCHE                                 AMOUNT        RATE     RATE(A)
                          -------                                 ------       ------   ---------
4-Year MOPPRS due 2002......................................  $  250,000,000   6.38%      6.42%
5-Year Notes due 2003.......................................     300,000,000   6.38%      6.77%
7-Year Notes due 2004.......................................      30,000,000   7.24%      7.24%
7-Year Notes due 2005.......................................     400,000,000   6.63%      7.06%
8-Year Notes due 2005.......................................      50,000,000   7.36%      7.67%
9-Year Notes due 2006.......................................      50,000,000   7.44%      7.73%
10-Year Notes due 2007......................................      50,000,000   7.42%      7.69%
10-Year Notes due 2008......................................     300,000,000   6.75%      7.03%
20-Year Notes due 2018......................................     250,000,000   7.25%      7.56%
                                                              --------------   -----      -----
                                                              $1,680,000,000   6.74%      7.04%
                                                              ==============   =====      =====

-------------------------
(A) Includes the cost of the terminated interest rate protection agreements and offering and transaction costs.

     On March 5, 1998, the Company filed a registration statement (the "Exchange Offer Registration Statement") relating to an offer to exchange the $180 Million Notes, the $1.25 Billion Notes and the $250 Million MOPPRS for registered securities of the Company with terms identical in all material respects to the terms of the existing Notes.


     Interest Rate Protection Agreements. In order to limit the market risk associated with variable rate debt, the Company entered into several interest rate protection agreements. These agreements effectively converted floating rate debt to a fixed rate basis, as well as hedged anticipated financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts were incurred or earned. Settlement amounts paid or received under these agreements are deferred and amortized as an adjustment to interest expense over the term of the related financing transaction on the straight-line method which approximates the effective yield method. A summary of the various interest rate hedge agreements is as follows: (1) On June 4, 1997, the Company entered into interest rate protection agreements with major U.S. financial institutions for $700 million of indebtedness. As a result of this arrangement, the Company essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million of indebtedness. In August 1997, the Company terminated $150 million of the $700 million of hedge agreements at a cost of $3.9 million. The terminated agreements pertained to the $180 Million Notes Offering. The portion of the $180 Million Notes Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively; (2) On October 6, 1997, the Company entered into an additional $450 million of interest rate protection agreements with major U.S. financial institutions based on the U.S. Treasury rates in effect as of that date. In connection with the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering, the Company terminated $700 million of hedge agreements at a cost of approximately $32.6 million. The cost of the terminated hedge agreements will be amortized to interest expense over the respective terms of each tranche. The Company terminated the remaining $300 million of hedge agreements in 1998 at a cost of approximately $7.4 million which will be reflected as an extraordinary loss; (3) Equity Office Predecessors entered into an interest rate swap agreement in October 1995 which effectively fixed the interest rate on a $93.6 million loan at 6.94% through the maturity of the loan on June 30, 2000.


     Equity Office Predecessors sold several interest rate protection agreements (aggregating $173 million of LIBOR-based agreements) in June 1997 at a cost of approximately $1.1 million.


     Restrictions and Covenants. The $600 Million Credit Facility, the $180 Million Notes Offering, the $1.5 Billion Credit Facility, the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering contain certain restrictions and requirements regarding total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios, minimum ratio of unencumbered assets to unsecured debt and other limitations.



EQUITY ISSUANCES


     Below is a summary of the equity securities issued in connection with various transactions occurring from and after the IPO:


     - At the time of the Trust's IPO, the Trust issued 151,678,030 Common Shares and the Company issued 163,555,677 Units.



     - In October 1997, the Trust completed two private placements of a total of 9,685,034 Restricted Common Shares and the Trust contributed the net proceeds to the Company in exchange for a corresponding number of Units.



     - The Company issued 5,958,030 Units in connection with various acquisitions during 1997 (excluding the Wright Runstad Acquisition and Beacon Merger).



     - On December 17, 1997, the Company purchased a portfolio of 10 Properties from an affiliate of Wright Runstad and Company, and also made a 30% noncontrolling investment, through a Noncontrolled Subsidiary, in Wright Runstad Asset Limited Partnership, a development and property management company. The Trust issued 3,435,688 Common Shares and the Company issued 2,753,127 Units in connection with this transaction. In addition, the Trust issued five-year warrants to purchase an additional 5,000,000 Restricted Common Shares at a price of $39.375 per Common Share.



     - On December 19, 1997, the Company completed the Beacon Merger. In connection with the merger, the Trust issued 80,596,117 Common Shares, and 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares with a liquidation preference of $25 per share and the Company issued an additional 8,570,886 Units and 8,000,000 8.98% Series A Cumulative Redeemable Preference Units. In addition, the Trust assumed the obligation to issue 4,732,822 additional Common Shares upon exercise of Beacon stock options, of which 3,829,739 Common Shares had been issued as of December 31, 1997.


     - During the year, the Trust also issued 298,000 restricted Common Shares to senior executives, and 5,055 Common Shares to trustees as compensation, and, as a result, the Company issued a corresponding number of Units to the Trust.


     - In February 1998, the Trust completed the Series B Preferred Offering. The Series B Preferred Shares are convertible at any time at the option of the holder to Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion ratio of 1.40056 Common Shares for each Series B Preferred Shares). The Series B Preferred Shares are non-callable for five years with a mandatory call in year 10. The annual distribution of $2.625 per Common Share will be paid in quarterly distributions of $.65625. Proceeds from the Series B Preferred Offering were contributed to the Company in exchange for a corresponding number of Series B Preferred Units and were used to pay down amounts outstanding under the Company's credit facilities.



     - In April 1998, the Trust sold 1,628,009 Restricted Common Shares to Merrill Lynch, Pierce, Fenner & Smith Incorporated in the UIT Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated deposited these Common Shares with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust) the "UIT" in exchange for units in the UIT. Proceeds from the UIT Offering were contributed to the Company in exchange for a corresponding number of Units and were used to pay down amounts outstanding under the Credit Facilities.


CASH FLOWS

YEARS ENDED DECEMBER 31, 1997 AND 1996

     For discussion purposes, the cash flows for the year ended December 31, 1997 combine the cash flows of Equity Office Predecessors for the period January 1, 1997 to July 10, 1997 and the cash flows of the Company for the period July 11, 1997 to December 31, 1997. The cash flows for the year ended December 31, 1996 represent solely the cash flows of Equity Office Predecessors. Consequently, the comparison of the periods provides only limited information regarding the cash flows of the Company.

     Cash and cash equivalents decreased by approximately $181.5 million, to approximately $228.9 million at December 31, 1997, compared to $410.4 million at December 31, 1996. This decrease was the result of approximately $2.2 billion invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions reduced by approximately $286.7 million of cash generated by operations and $1.9 billion generated from financing activities (including the $181.1 million contributed by Equity Office Predecessors). Net cash provided by operating activities increased by approximately $120.7 million to approximately $286.7 million from $166.0 million primarily due to the additional cash flow generated by the increase in the number of properties owned. Net cash used for investing activities increased by approximately $1.3 billion from $0.9 billion to $2.2 billion mainly due to an increase in the amount of real estate assets purchased during the year ended December 31, 1997 compared to the year ended December 31, 1996. Net cash provided by financing activities increased by approximately $0.8 billion from $1.1 billion to $1.9 billion due to net proceeds from the sale of common stock, an increase in proceeds from lines of credit and unsecured notes, partially offset by a decrease in proceeds from mortgage notes and an increase in principal payments on mortgage notes and lines of credit.

YEARS ENDED DECEMBER 31, 1996 AND 1995

     Cash and cash equivalents increased by approximately $299.3 million, to approximately $410.4 million at December 31, 1996, compared to $111.1 million at December 31, 1995. This increase was the result of $166 million of cash generated by operations, $1.1 billion generated from financing activities, reduced by $924.2 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions. Net cash provided by operating activities increased by $72.1 million from $93.9 million to $166.0 million primarily due to the additional cash flow generated by the increase in the number of properties owned. Net cash used for investing activities increased by $543.6 million from $380.6 million to $924.2 million mainly due to an increase in the amount of real estate assets purchased during 1996 compared to 1995. Net cash provided by financing activities increased by $781.1 million from $276.5 million to $1.1 billion due to an increase in capital contributions and to an increase in proceeds received on mortgage notes, and a net decrease in principal payments on mortgage notes and revolving lines of credit offset in part by distributions to minority interest partners.

CAPITAL IMPROVEMENTS

     The Company has a history of acquiring and repositioning undercapitalized and poorly managed properties, many of which have required significant capital improvements due to deferred maintenance and/or required substantial renovation to enable them to compete effectively. A number of the properties also have had significant amounts of shell space requiring build out at the time of acquisition. The Company takes these capital improvements and revenue enhancing tenant improvements into consideration at the time of acquisition in determining the amount of equity and debt financing required to purchase the property and fund the improvements. Therefore, capital improvements made during the first five years after acquisition of these properties are treated separately from typical recurring capital expenditures, non-revenue enhancing tenant improvements and leasing commissions required once these properties have reached stabilized occupancy, and deferred maintenance and renovations planned at the time of acquisition have been completed. Capital improvements (including tenant improvements and leasing commissions for shell space) for the years ended December 31, 1997, 1996 and 1995 were approximately $78.0 million, $100.3 million and $48.8 million, respectively or $1.19, $3.49 and $2.16 per square foot, respectively. These amounts include approximately $31.2 million, $47.3 million and $16.8 million for the years ended December 31, 1997, 1996 and 1995, respectively, for the redevelopment of the 28 State Street Building.

     The Company considers capital expenditures to be recurring expenditures relating to the ongoing maintenance of the Office Properties. The table below summarizes capital expenditures for the years ended December 31, 1997, 1996 and 1995. The capital expenditures set forth below are not necessarily indicative of future capital expenditures.

                                             DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                 1997            1996            1995
                                             ------------    ------------    ------------
Number of Office Properties................       258              81              71
Rentable Square Feet (in millions).........      65.3            28.7            22.6
Annual Capital Expenditures per square
  foot.....................................      $.08            $.16            $.14

TENANT IMPROVEMENTS AND LEASING COMMISSION COSTS


     The Company distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (i.e., required for space which is vacant at the time of acquisition or that has been vacant for nine months or more) and non-revenue enhancing (i.e., required to maintain the revenue being generated from currently leased space). The table below summarizes the revenue enhancing and non-revenue enhancing tenant improvements and leasing commissions for the years ended December 31, 1997, 1996 and 1995. The number of Office Properties shown below for all periods presented excludes Barton Oaks Plaza II and 8383 Wilshire which were sold in January 1997 and May 1997, respectively. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:

                                                          DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                              1997              1996              1995
                                                          ------------      ------------      ------------
Number of Office Properties...........................          258                81                71
Rentable square feet (in millions)....................         65.3              28.7              22.6
Revenue enhancing tenant improvements and leasing
  commissions:
  Amounts (in thousands)..............................      $18,272           $31,534           $20,981
  Per square foot improved............................      $ 19.74(1)        $ 30.26(2)        $ 22.89
  Per total square foot...............................      $   .27(1)        $  1.10(2)        $   .93
Non-revenue enhancing tenant improvements and leasing
  commissions:
Renewal space
  Amounts (in thousands)..............................      $ 8,334           $15,486           $10,008
  Per square foot improved............................      $  5.73(1)        $  6.79(2)        $  7.82
  Per total square foot...............................      $   .12(1)        $   .54(2)        $   .44
Retenanted space
  Amounts (in thousands)..............................      $14,806           $31,987           $ 8,446
  Per square foot improved............................      $ 15.10(1)        $ 20.64(2)        $ 19.80
  Per square foot total...............................      $   .22(1)        $  1.11(2)        $   .37
                                                            -------           -------           -------
Total non-revenue enhancing (in thousands)............      $23,140           $47,473           $18,454
Per square foot improved..............................      $  9.50(1)        $ 12.39           $ 10.81
Per total square foot.................................      $   .35(1)        $  1.65           $   .81

-------------------------
(1) The per square foot calculations as of December 31, 1997 are calculated taking the total dollars anticipated to be expended on tenant improvements for tenants taking occupancy during the year ended December 31, 1997, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1997 for revenue enhancing and non-revenue enhancing renewal and released space were $18.4 million, $12.4 million and $33.5 million, respectively.

(2) The per square foot calculations as of December 31, 1996 are calculated taking the total dollars anticipated to be expended on tenant improvements in process at December 31, 1996, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1996 for revenue enhancing and non-revenue enhancing renewal and retenanted space were approximately $30.6 million, $14 million and $20.8 million, respectively.

YEAR 2000

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     The Company does not believe that the impact of the recognition of the year 2000 by its information and operating technology systems will have a material adverse effect on the Company's financial condition and results of operations. The majority of any necessary system changes will be upgraded in the normal course of business. The Company has initiated formal communications with all of its significant suppliers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

INFLATION

     Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes (except, in the case of certain California leases, which limit the ability of the landlord to pass through to the tenants the effect of increased real estate taxes attributable to a sale of real property interests) and operating expenses over a base amount. In addition, many of the office leases provide for fixed increases in base rent or indexed calculations (based on the Consumer Price Index or other measures). The Company believes that inflationary increases in expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS


     Management of the Company believes Funds from Operations, as defined by NAREIT, to be an appropriate measure of performance for an equity REIT. While Funds from Operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by generally accepted accounting principles ("GAAP"), and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance of the Company.


     The following table reflects the calculation of the Company's and Equity Office Predecessor's combined Funds from Operations for the years ended December 31, 1997, 1996 and 1995 on an historical basis.


                                                                   YEARS ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                               1997           1996          1995
                                                               ----           ----          ----
                                                                    (DOLLARS IN THOUSANDS)
Income before income from investment in unconsolidated
  joint ventures, gain on sales of real estate,
  extraordinary items and minority interests............    $   140,681    $    68,080    $   3,012
Add back (deduct):
  (Income) allocated to minority interests..............         (1,701)        (2,086)      (2,129)
  Income from investment in unconsolidated joint
     ventures...........................................          5,155          2,093        2,305
  Provision for value impairment........................             --             --       20,248
  Depreciation and amortization (real estate related)...        130,465         92,373       72,668
  Net amortization of loan premiums and discounts.......          2,324             --           --
  Preferred dividends...................................           (649)            --           --
                                                            -----------    -----------    ---------
Funds from Operations before effect of adjusting
  straight-line rental revenue and expenses included in
  Funds from Operations to a cash basis(1)..............        276,275        160,460       96,104
                                                            -----------    -----------    ---------
  Deferred rental revenue...............................        (27,740)       (18,427)     (12,663)
  Deferred rental expense...............................          2,206            788           --
                                                            -----------    -----------    ---------
Funds from Operations excluding straight-line rental
  revenue and expense adjustments.......................    $   250,741    $   142,821    $  83,441
                                                            ===========    ===========    =========
Cash Flow Provided by (used for):
  Operating Activities..................................    $   286,714    $   165,975    $  93,878
  Investing Activities..................................    $(2,163,340)   $  (924,227)   $(380,615)
  Financing Activities(2)...............................    $ 1,876,197    $ 1,057,551    $ 276,513
Ratio of Earnings to Combined Fixed Charges.............           1.81           1.49         1.21


-------------------------
(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP nor does it represent cash available for distributions and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.


(2) For the year ended December 31, 1997, cash flow provided by financing activities includes approximately $181.1 million in cash contributed from Equity Office Predecessors in connection with the Consolidation.

                                 THE PROPERTIES

GENERAL


     The Company's portfolio (based on revenue and square footage as of December 31, 1997) is the largest portfolio of office properties of any publicly traded, full-service office company in the United States. As of March 31, 1998, the Company owned or had an interest in 260 Office Properties containing approximately 66.6 million rentable square feet of office space and owned or had an interest in 17 Parking Facilities containing approximately 16,749 parking spaces. The Office Properties are located in 78 submarkets in 39 markets in 24 states and the District of Columbia. The Office Properties, by rentable square feet, are located approximately 51% in CBDs and approximately 49% in suburban markets. As of March 31, 1998, the Office Properties were, on a weighted average basis, 94% occupied by a total of 5,705 tenants, with no single tenant accounting for more than 1.5% of annualized rent (except for the U.S. General Services Administration, which accounted for 3.5% of annualized rent). An additional 537,900 square feet (approximately 0.8% of the rentable square footage of the Office Properties) was leased, with occupancy to commence in whole or in part during 1998.



     All Property data is as of March 31, 1998.


                          OFFICE PROPERTIES BY REGION

                                                 PERCENTAGE                                                   ANNUALIZED
                                                  OF TOTAL                                                       NET
                                                   OFFICE                               PERCENTAGE            EFFECTIVE
                                                 PORTFOLIO                                  OF                 RENT PER
                         NUMBER      RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER    OCCUPIED
                           OF         SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF       SQUARE
       REGION          PROPERTIES      FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES    FOOT(2)
       ------          ----------    --------    ----------   ----------   ----------   ----------   ------   ----------
Northeast............      85       18,968,825      28.5%        95.0%     $  473,240      33.8%     1,445      $14.75
Central..............      31       13,339,779      20.0         93.1         287,506      20.6      1,171       11.32
Pacific..............      43        9,697,938      14.6         93.8         212,435      15.2        664       13.57
West.................      32        8,798,482      13.2         95.2         158,251      11.3      1,051       10.85
Southeast............      51        8,685,134      13.0         96.7         157,259      11.2        698       11.10
Southwest............      18        7,120,292      10.7         92.6         109,901       7.9        676        8.79
                          ---       ----------     -----         ----      ----------     -----      -----      ------
  Total/Weighted
    Average..........     260       66,610,450     100.0%        94.4%     $1,398,591     100.0%     5,705       12.26
                          ===       ==========     =====                   ==========     =====      =====


                       ANNUALIZED
                        RENT PER
                        OCCUPIED
                         SQUARE
       REGION           FOOT(1)
       ------          ----------
Northeast............    $26.26
Central..............     23.15
Pacific..............     23.35
West.................     18.90
Southeast............     18.72
Southwest............     16.66
                         ------
  Total/Weighted
    Average..........    $22.23


-------------------------

(1) Annualized Rent is the monthly contractual rent under existing leases as of March 31, 1998 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of March 31, 1998 for the 12 months ending March 31, 1999 are approximately 9.3 million.


(2) Annualized Net Effective Rent is calculated for leases in effect as of March 31, 1998 as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expense for Properties owned as of January 1, 1997 and based on the Company's estimate of annual operating expense for Properties acquired subsequent to January 1, 1997.

     The following table sets forth certain information relating to each Office Property as of March 31, 1998.

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
NORTHEAST REGION
Stamford, CT
 Shelton
 Shelton Point......................       1        1985/93       159,848       0.2%        96.2%     $    2,307       0.2%
 Stamford
   One Stamford Plaza...............       1        1986/94       212,244       0.3        100.0           5,255       0.4
   Two Stamford Plaza...............       1        1986/94       253,020       0.4         97.4           6,794       0.5
   Three Stamford Plaza.............       1        1980/94       241,575       0.4        100.0           5,592       0.4
   Four Stamford Plaza..............       1        1979/94       260,581       0.4        100.0           5,177       0.4
   177 Broad Street.................       1          1989        187,573       0.3         99.4           4,564       0.3
   300 Atlantic Street..............       1        1987/96       272,458       0.4        100.0           7,332       0.5
   Canterbury Green(3)..............       1          1987        224,405       0.3         98.0           6,796       0.5
                                         ---                   ----------     -----                   ----------     -----
   Stamford Total/Weighted Average..       8                    1,811,704       2.7         99.0          43,817       3.1
Washington, D.C.
 Central Business District
   1111 19th Street.................       1        1979/93       252,014       0.4         97.0           7,154       0.5
   1620 L Street....................       1          1989        156,272       0.2         98.0           4,361       0.3
   One Lafayette Centre.............       1        1980/93       314,634       0.5         99.5           9,814       0.7
 East End
   1333 H Street....................       1          1982        244,585       0.4         90.9           6,289       0.4
 Alexandria/Old Town
   1600 Duke Street.................       1          1985         68,770       0.1        100.0           1,626       0.1
 Crystal City
   Polk and Taylor
     Buildings(4)(5)................       2          1970        902,371       1.4         99.9          24,519       1.8
 Fairfax Center
   Centerpointe I & II..............       2        1988-90       407,723       0.6         99.8           7,150       0.5
   Fair Oaks Plaza..................       1          1986        177,917       0.3         95.3           2,742       0.2
 Herndon/Dulles
   Northridge I.....................       1          1988        124,319       0.2        100.0           3,312       0.2
 Reston
   Reston Town Center...............       3          1990        726,045       1.1        100.0          20,211       1.4
 Rosslyn/Ballston
   1300 North 17th Street...........       1          1980        380,199       0.6         99.7          10,196       0.7
   1616 N. Fort Myer Drive..........       1          1974        292,826       0.4        100.0           7,296       0.5
 Tyson's Corner
   E. J. Randolph...................       1          1983        164,906       0.2        100.0           3,743       0.3
   John Marshall I..................       1          1981        255,558       0.4        100.0           5,154       0.4
                                         ---                   ----------     -----                   ----------     -----
   Washington D.C. Total/Weighted
     Average                              18                    4,468,139       6.7         99.0         113,568       8.1
Boston
 Downtown -- Financial District
   100 Summer Street................       1        1974/90     1,037,801       1.6        100.0          31,128       2.2
   150 Federal Street...............       1          1988        529,730       0.8         99.0          18,019       1.3
   175 Federal Street...............       1          1977        207,366       0.3         92.4           4,693       0.3
   2 Oliver Street-147 Milk
     Street.........................       1          1988        270,302       0.4         92.8           4,685       0.3
   225 Franklin Street..............       1        1966/96       916,722       1.4         99.0          34,316       2.5
   28 State Street(6)...............       1        1968/97       570,040       0.9         59.8          11,531       0.8
   75-101 Federal Street(4)(7)......       2          1988        811,054       1.2         93.8          25,922       1.9
   One Post Office Square(4)(8).....       1          1981        765,780       1.1         99.2          22,642       1.6
   Rowes Wharf(4)(8)................       3          1987        344,698       0.5         98.4          12,068       0.9
   Russia Wharf.....................       1        1978-82       312,833       0.5         94.6           4,933       0.4
   South Station(3).................       1          1988        178,959       0.3         99.5           6,319       0.5
 Downtown -- Government Center
   Center Plaza.....................       1          1969        637,069       1.0         94.5          15,536       1.1
 East Cambridge
   One Canal Park...................       1          1987         98,154       0.1         67.9           1,869       0.1
   Riverview I & II.................       2        1985-86       263,892       0.4        100.0           7,257       0.5
   Ten Canal Park...................       1          1987        110,843       0.2        100.0           2,179       0.2
 Northwest
   Crosby Corporate Center..........       6          1996        337,285       0.5         97.8           4,839       0.3
   New England Executive Park.......       9        1970/85       817,008       1.2         89.6          16,467       1.2
   The Tower at New England
     Executive Park(12).............       1        1971/98       195,228       0.3         36.5           1,632       0.1
 South
   Westwood Business Center.........       1          1985        164,985       0.2         90.3           3,014       0.2

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
NORTHEAST REGION
Stamford, CT
 Shelton
 Shelton Point......................     13      $ 8.96       $14.99
 Stamford
   One Stamford Plaza...............     11       14.07        24.76
   Two Stamford Plaza...............     20       16.47        27.56
   Three Stamford Plaza.............     15       13.26        23.15
   Four Stamford Plaza..............      9       10.74        19.87
   177 Broad Street.................     17       14.23        24.47
   300 Atlantic Street..............     26       15.65        26.91
   Canterbury Green(3)..............     18       20.97        30.89
                                      -----
   Stamford Total/Weighted Average..    129       14.33        24.43
Washington, D.C.
 Central Business District
   1111 19th Street.................     28       18.13        29.25
   1620 L Street....................     16       18.27        28.47
   One Lafayette Centre.............     21       19.18        31.36
 East End
   1333 H Street....................     22       16.09        28.30
 Alexandria/Old Town
   1600 Duke Street.................     10       15.25        23.65
 Crystal City
   Polk and Taylor
     Buildings(4)(5)................      9       19.86        27.21
 Fairfax Center
   Centerpointe I & II..............     17        9.81        17.57
   Fair Oaks Plaza..................     34        9.23        16.17
 Herndon/Dulles
   Northridge I.....................      1       19.94        26.64
 Reston
   Reston Town Center...............     83       18.03        27.84
 Rosslyn/Ballston
   1300 North 17th Street...........     32       18.34        26.89
   1616 N. Fort Myer Drive..........     14       15.54        24.92
 Tyson's Corner
   E. J. Randolph...................     16       14.76        22.70
   John Marshall I..................      2       13.31        20.17
                                      -----
   Washington D.C. Total/Weighted
     Average                            305       16.61        25.68
Boston
 Downtown -- Financial District
   100 Summer Street................     25       14.44        29.99
   150 Federal Street...............     22       21.57        34.37
   175 Federal Street...............     31       12.92        24.50
   2 Oliver Street-147 Milk
     Street.........................     48       12.13        18.67
   225 Franklin Street..............     20       22.27        37.83
   28 State Street(6)...............     15       23.90        33.82
   75-101 Federal Street(4)(7)......     70       20.19        34.09
   One Post Office Square(4)(8).....     67       17.42        29.81
   Rowes Wharf(4)(8)................     44       16.55        35.59
   Russia Wharf.....................     46        8.23        16.68
   South Station(3).................     29       14.06        35.47
 Downtown -- Government Center
   Center Plaza.....................     83       12.64        25.80
 East Cambridge
   One Canal Park...................      4       15.49        28.03
   Riverview I & II.................      4       15.60        27.50
   Ten Canal Park...................      1       11.13        19.66
 Northwest
   Crosby Corporate Center..........      6       10.86        14.67
   New England Executive Park.......     83       12.17        22.48
   The Tower at New England
     Executive Park(12).............      3       13.29        22.90
 South
   Westwood Business Center.........     17        9.59        20.23

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
 West
   Wellesley Office Park............       8        1963-84       641,793       1.0%        99.0%     $   16,299       1.2%
                                         ---                   ----------     -----                   ----------     -----
   Boston Total/Weighted Average....      44                    9,211,542      13.8         92.8         245,348      17.5
New York City
 Third Avenue
   850 Third Avenue.................       1        1960/96       562,567       0.8         99.2          16,804       1.2
Philadelphia
 Conshohocken
   Four Falls Corporate Center(4)...       1          1988        254,355       0.4         99.8           6,239       0.4
 Center City
   1601 Market Street...............       1          1970        681,289       1.0         94.8          13,326       1.0
   1700 Market Street...............       1          1969        825,547       1.2         85.8          14,414       1.0
 King of Prussia/Valley Forge
   Oak Hill Plaza(4)................       1          1982        164,360       0.2        100.0           3,007       0.2
   Walnut Hill Plaza(4).............       1          1985        149,716       0.2         94.7           2,779       0.2
 Main Line
   One Devon Square(4)..............       1          1984         73,267       0.1         64.4             877       0.1
   Two Devon Square(4)..............       1          1985         63,226       0.1          100           1,012       0.1
   Three Devon Square(4)............       1                        6,000       0.0        100.0             218       0.0
 Plymouth Meeting/Blue Bell
   One Valley Square(4).............       1          1982         70,289       0.1        100.0           1,229       0.1
   Two Valley Square(4).............       1          1990         70,622       0.1         92.1           1,246       0.1
   Three Valley Square(4)...........       1          1984         84,605       0.1         97.7           1,579       0.1
   Four and Five Valley Square(4)...       2          1988         68,321       0.1        100.0           1,340       0.1
                                         ---                   ----------     -----                   ----------     -----
   Philadelphia Total/Weighted
     Average........................      13                    2,511,597       3.8         92.3          47,265       3.4
Norfolk
 Norfolk
   Dominion Tower(4)................       1          1987        403,276       0.6         95.7           6,438       0.5
                                         ---                   ----------     -----                   ----------     -----
   NORTHEAST REGION
   TOTAL/WEIGHTED AVERAGE...........      85                   18,968,825      28.5%        95.0%     $  473,240      33.8%
CENTRAL REGION
Chicago
 Downtown-Central Loop
   161 N. Clark.....................       1          1992      1,010,520       1.5%        80.4%     $   19,379       1.4%
   200 West Adams...................       1        1985/96       677,222       1.0         91.2          12,930       0.9
   30 N. LaSalle Street(3)..........       1        1974/90       925,950       1.4         95.1          19,448       1.4
   One North Franklin...............       1          1991        617,592       0.9         99.3          14,109       1.0
 Downtown-West Loop
   10 & 30 S. Wacker................       2        1983-87     2,003,288       3.0         95.7          62,668       4.5
   101 N. Wacker....................       1       1980/1990      575,294       0.9         87.3          11,089       0.8
   Civic Opera House................       1       1929/1996      841,778       1.3         96.7          13,164       0.9
 O'Hare
   Presidents Plaza.................       4        1980-82       815,604       1.2         96.4          16,589       1.2
   1700 Higgins.....................       1          1986        133,876       0.2        100.0           2,491       0.2
 Oak Brook
   AT&T Plaza.......................       1          1984        224,847       0.3         97.9           5,041       0.4
   Oakbrook Terrace Tower...........       1          1988        772,928       1.2         87.9          17,580       1.3
   Westbrook Corporate Center.......       5        1985-96     1,107,372       1.7         92.9          27,553       2.0
 Lake County
   Tri-State International..........       5          1986        546,263       0.8         88.9          10,913       0.8
                                         ---                   ----------     -----                   ----------     -----
   Chicago Total/Weighted Average...      25                   10,252,534      15.4         92.6         232,954      16.7
Indianapolis
 Downtown
   Bank One Center/Tower............       2          1990      1,057,877       1.6         94.0          19,727       1.4
Cleveland
 Downtown
   BP Tower.........................       1          1985      1,242,144       1.9         94.8          18,871       1.3
Columbus
 Downtown
   One Columbus Building............       1          1987        407,472       0.6         92.5           8,933       0.6
 Suburban
   Community Corporate Center.......       1          1987        250,169       0.4        100.0           4,867       0.3
   One Crosswoods Center............       1          1984        129,583       0.2         97.2           2,155       0.2
                                         ---                   ----------     -----                   ----------     -----
   Columbus Total/Weighted Average..       3                      787,224       1.2         95.7          15,955       1.1
   CENTRAL REGION TOTAL/WEIGHTED
     AVERAGE........................      31                   13,339,779      20.0%        93.1%     $  287,506      20.6%

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
 West
   Wellesley Office Park............     89      $16.60       $25.66
                                      -----
   Boston Total/Weighted Average....    707       15.06        28.71
New York City
 Third Avenue
   850 Third Avenue.................     27       16.94        30.10
Philadelphia
 Conshohocken
   Four Falls Corporate Center(4)...     44       16.49        24.59
 Center City
   1601 Market Street...............     69       11.82        20.63
   1700 Market Street...............     47       10.49        20.35
 King of Prussia/Valley Forge
   Oak Hill Plaza(4)................      4       10.81        18.30
   Walnut Hill Plaza(4).............     19       13.12        19.60
 Main Line
   One Devon Square(4)..............      9       13.10        18.57
   Two Devon Square(4)..............      6       10.53        16.00
   Three Devon Square(4)............      1       30.90        36.37
 Plymouth Meeting/Blue Bell
   One Valley Square(4).............      7       11.57        17.49
   Two Valley Square(4).............      6       12.17        19.17
   Three Valley Square(4)...........      6       12.76        19.10
   Four and Five Valley Square(4)...      5       13.07        19.62
                                      -----
   Philadelphia Total/Weighted
     Average........................    223       11.11        20.40
Norfolk
 Norfolk
   Dominion Tower(4)................     54        9.15        16.68
                                      -----
   NORTHEAST REGION
   TOTAL/WEIGHTED AVERAGE...........  1,445      $14.75       $26.26
CENTRAL REGION
Chicago
 Downtown-Central Loop
   161 N. Clark.....................     56      $10.75       $23.85
   200 West Adams...................     61        9.43        20.94
   30 N. LaSalle Street(3)..........    113        8.35        22.09
   One North Franklin...............     55        9.66        23.00
 Downtown-West Loop
   10 & 30 S. Wacker................    124       17.35        32.68
   101 N. Wacker....................     37        9.37        22.07
   Civic Opera House................    206        5.70        16.17
 O'Hare
   Presidents Plaza.................     66        9.05        21.09
   1700 Higgins.....................     16       10.65        18.61
 Oak Brook
   AT&T Plaza.......................     27       15.35        22.90
   Oakbrook Terrace Tower...........     55       17.12        25.87
   Westbrook Corporate Center.......    101       18.28        26.79
 Lake County
   Tri-State International..........     42       14.82        22.47
                                      -----
   Chicago Total/Weighted Average...    959       11.70        24.54
Indianapolis
 Downtown
   Bank One Center/Tower............     80       11.41        19.83
Cleveland
 Downtown
   BP Tower.........................     38        7.74        16.02
Columbus
 Downtown
   One Columbus Building............     30       16.42        23.70
 Suburban
   Community Corporate Center.......     43       12.24        19.46
   One Crosswoods Center............     21       10.22        17.11
                                      -----
   Columbus Total/Weighted Average..     94       13.38        21.19
   CENTRAL REGION TOTAL/WEIGHTED
     AVERAGE........................  1,171      $11.32       $23.15


                                       52
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
                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
PACIFIC REGION
Los Angeles
 Downtown
   550 S. Hope......................       1          1991        566,434       0.9%        80.7%     $    9,732       0.7%
   Two California Plaza(3)..........       1          1992      1,329,809       2.0         88.2          26,224       1.9
 Pasadena
   Pasadena Towers..................       2        1990-91       439,367       0.7         92.3          10,966       0.8
 Westwood
   10880 Wilshire Boulevard(3)......       1        1970/92       534,047       0.8         90.1          13,547       1.0
   10960 Wilshire Boulevard.........       1        1971/92       543,804       0.8         94.8          15,083       1.1
                                         ---                   ----------     -----                   ----------     -----
   Los Angeles Total/Weighted
     Average........................       6                    3,413,461       5.1         88.8          75,551       5.4
Orange County
 Anaheim Stadium Area
   500 Orange Tower(9)..............       1          1988        290,765       0.4         94.1           5,081       0.4
 Town & Country
   1100 Executive Tower.............       1          1987        366,747       0.6        100.0           6,590       0.5
 Airport Office Area
   1920 Main Plaza..................       1          1988        305,662       0.5         90.3           5,842       0.4
   2010 Main Plaza..................       1          1988        280,882       0.4         89.9           6,111       0.4
                                         ---                   ----------     -----                   ----------     -----
   Orange County Total/Weighted
     Average........................       4                    1,244,056       1.9         94.0          23,624       1.7
San Diego
 University Town Center
   The Plaza at La Jolla
     Village(4).....................       5        1987-90       635,419       1.0        100.0          15,169       1.1
   Smith Barney Tower...............       1          1987        187,999       0.3         85.0           3,528       0.3
                                         ---                   ----------     -----                   ----------     -----
   San Diego Total/Weighted
     Average........................       6                      823,418       1.2         96.6          18,697       1.3
San Francisco
 Downtown -- Financial District
   201 Mission Street...............       1          1981        483,289       0.7         99.6           9,655       0.7
   580 California...................       1          1984        313,012       0.5         99.2           8,219       0.6
   60 Spear Street Building.........       1        1967/87       133,782       0.2        100.0           3,302       0.2
   One Maritime Plaza...............       1        1967/90       523,929       0.8         86.9          13,605       1.0
   One Market.......................       1        1976/95     1,460,081       2.2         97.0          38,695       2.8
                                         ---                   ----------     -----                   ----------     -----
   San Francisco Total/Weighted
     Average........................       5                    2,914,093       4.4         96.0          73,476       5.3
San Jose
 Mountain View
   Shoreline Technology Park........      12        1985-91       726,508       1.1        100.0          13,450       1.0
 Santa Clara
   Lake Marriott Business Park......       7          1981        401,402       0.6        100.0           4,418       0.3
 Sunnyvale
   Sunnyvale Business Center........       3          1990        175,000       0.3        100.0           3,219       0.2
                                         ---                   ----------     -----                   ----------     -----
   San Jose Total/Weighted
     Average........................      22                    1,302,910       2.0        100.0          21,087       1.5
   PACIFIC REGION TOTAL/WEIGHTED
     AVERAGE........................      43                    9,697,938      14.6%        93.8%     $  212,435      15.2%
WEST REGION
Anchorage
 Midtown
   Calais Office Center(3)..........       2          1975        190,599       0.3%        99.8%     $    3,542       0.3%
Phoenix
 Central Corridor
   49 East Thomas Road(10)..........       1        1974/93        18,892       0.0         71.1             114       0.0
   One Phoenix Plaza(11)............       1          1989        586,403       0.9        100.0           7,316       0.5
                                         ---                   ----------     -----                   ----------     -----
   Phoenix Total/Weighted Average...       2                      605,295       0.9         99.1           7,430       0.5
Minneapolis
 Minneapolis -- Central Business
   District LaSalle Plaza...........       1          1991        588,908       0.9         98.1          15,347       1.1
Denver
 Southeast
   Denver Corporate Center II &
     III............................       2       1981/93-97     358,357       0.5        100.0           6,341       0.5
   The Quadrant.....................       1          1985        313,302       0.5         87.1           5,290       0.4
                                         ---                   ----------     -----                   ----------     -----
   Denver Total/Weighted Average....       3                      671,659       1.0         94.0          11,631       0.8
St. Louis
 Mid County
   Interco Corporate Tower..........       1          1986        339,163       0.5        100.0           7,209       0.5

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
PACIFIC REGION
Los Angeles
 Downtown
   550 S. Hope......................     36      $10.72       $21.30
   Two California Plaza(3)..........     31       13.24        22.37
 Pasadena
   Pasadena Towers..................     34       17.40        27.04
 Westwood
   10880 Wilshire Boulevard(3)......     45       16.90        28.16
   10960 Wilshire Boulevard.........     33       17.40        29.27
                                      -----
   Los Angeles Total/Weighted
     Average........................    179       13.06        24.92
Orange County
 Anaheim Stadium Area
   500 Orange Tower(9)..............     49       11.66        18.57
 Town & Country
   1100 Executive Tower.............     25       10.52        17.97
 Airport Office Area
   1920 Main Plaza..................     37       12.25        21.16
   2010 Main Plaza..................     30       15.98        24.19
                                      -----
   Orange County Total/Weighted
     Average........................    141       11.63        20.21
San Diego
 University Town Center
   The Plaza at La Jolla
     Village(4).....................     89       16.46        23.87
   Smith Barney Tower...............     18       13.61        22.09
                                      -----
   San Diego Total/Weighted
     Average........................    107       15.34        23.51
San Francisco
 Downtown -- Financial District
   201 Mission Street...............     18        9.44        20.05
   580 California...................     27       16.16        26.46
   60 Spear Street Building.........      9       13.35        24.69
   One Maritime Plaza...............     38       19.25        29.87
   One Market.......................    114       16.17        27.31
                                      -----
   San Francisco Total/Weighted
     Average........................    206       14.77        26.26
San Jose
 Mountain View
   Shoreline Technology Park........     12       15.44        18.51
 Santa Clara
   Lake Marriott Business Park......     16        7.05        11.01
 Sunnyvale
   Sunnyvale Business Center........      3       16.24        18.40
                                      -----
   San Jose Total/Weighted
     Average........................     31       12.96        16.18
   PACIFIC REGION TOTAL/WEIGHTED
     AVERAGE........................    664      $13.57       $23.35
WEST REGION
Anchorage
 Midtown
   Calais Office Center(3)..........     36      $ 9.96       $18.62
Phoenix
 Central Corridor
   49 East Thomas Road(10)..........     14        1.33         8.50
   One Phoenix Plaza(11)............      1       11.92        12.48
                                      -----
   Phoenix Total/Weighted Average...     15       11.57        12.39
Minneapolis
 Minneapolis -- Central Business
   District LaSalle Plaza...........     30       10.44        26.55
Denver
 Southeast
   Denver Corporate Center II &
     III............................     15       10.14        17.69
   The Quadrant.....................     38       11.14        19.40
                                      -----
   Denver Total/Weighted Average....     53        9.93        18.43
St. Louis
 Mid County
   Interco Corporate Tower..........     33       11.60        21.26

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
Albuquerque
 Downtown
   500 Marquette Building...........       1          1985        230,022       0.3%        93.6%     $    3,412       0.2%
Oklahoma City
 Northwest
   Atrium Towers....................       2        1980/95       155,865       0.2         88.5           1,228       0.1
   5100 Brookline(4)................       1          1974        105,459       0.2         83.3             842       0.1
                                         ---                   ----------     -----                   ----------     -----
   Oklahoma City Total/Weighted
     Average........................       3                      261,324       0.4         86.4           2,070       0.1
Portland
 Downtown
   1001 Fifth Avenue................       1          1980        368,138       0.6         95.6           6,298       0.5
Dallas
 LBJ/Quorum
   Four Forest(4)...................       1          1985        394,324       0.6         93.4           5,894       0.4
   Lakeside Square..................       1          1987        397,328       0.6         98.3           7,913       0.6
   North Central Plaza Three........       1        1986/94       346,575       0.5         80.4           4,665       0.3
 Central
   8080 NCX.........................       1        1984/95       283,707       0.4         86.7           4,192       0.3
 North Central Expressway
   9400 NCX.........................       1        1981/95       379,556       0.6         89.2           4,811       0.3
 Preston Center
   Preston Commons..................       3          1986        418,604       0.6         90.6           8,460       0.6
   Sterling Plaza...................       1        1984/94       302,747       0.5         88.8           5,122       0.4
                                         ---                   ----------     -----                   ----------     -----
   Dallas Total/Weighted Average....       9                    2,522,841       3.8         90.0          41,058       2.9
Ft. Worth
 W/SW Fort Worth
   Summitt Office Park..............       2        1974/93       239,095       0.4         96.2           2,805       0.2
Seattle
 Bellevue -- Central Business
   District
   One Bellevue Center(3)...........       1          1983        344,715       0.5         98.9           7,146       0.5
   Rainer Plaza(3)..................       1          1986        410,855       0.6         98.3           8,763       0.6
 Seattle -- Central Business
   District
   1111 Third Avenue................       1          1980        528,282       0.8         97.9           9.309       0.7
   First Interstate Center..........       1          1983        915,883       1.4         98.4          19,583       1.4
   Second and Seneca Buildings......       2       1991/1996      480,272       0.7         99.6          10,036       0.7
   Nordstrom Medical Tower..........       1          1986        101,431       0.2         97.8           2,611       0.2
                                         ---                   ----------     -----                   ----------     -----
   Seattle Total/Weighted Average...       7                    2,781,438       4.2         98.5          57,447       4.1
   WEST REGION TOTAL/WEIGHTED
     AVERAGE........................      32                    8,798,482      13.2%        95.2%     $  158,251      11.3%
SOUTHEAST REGION
Ft. Lauderdale
 Downtown
   First Union Center...............       1          1991        225,500       0.3%        99.0%     $    6,129       0.4%
Orlando
 Central Business District
   SunTrust Center..................       1          1988        640,385       1.0         94.5          14,945       1.1
Palm Beach County, FL
 West Palm Beach
   One Clearlake Centre.............       1          1987        215,104       0.3         92.8           3,876       0.3
Sarasota
 Downtown
   Sarasota City Center.............       1          1989        247,891       0.4         88.6           4,135       0.3
Tampa
 Westshore/Airport
   Tampa Commons....................       1          1985        254,808       0.4         99.5           4,824       0.3
   Westshore Center.................       1          1984        215,523       0.3         99.4           3,577       0.3
                                         ---                   ----------     -----                   ----------     -----
   Tampa Total/Weighted Average.....       2                      470,331       0.7         99.5           8,402       0.6
Atlanta
 Central Perimeter
   One Perimeter Center.............       4        1972-86     1,264,027       1.9         94.0          21,910       1.6
   Two Perimeter Center.............      11       1971-1985      980,708       1.5         98.9          15,588       1.1
   Three Perimeter Center...........      14        1970-89       557,435       0.8         98.4          10,119       0.7
   Four Perimeter Center............       3        1978-81       483,796       0.7         99.7           8,883       0.6
   Central Park.....................       2          1986        612,733       0.9         92.4          11,435       0.8
   Lakeside Office Park.............       5        1972-78       390,721       0.6         97.1           6,084       0.4
 Midtown
   Promenade II.....................       1          1990        770,840       1.2         97.1          16,783       1.2

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
Albuquerque
 Downtown
   500 Marquette Building...........     31      $ 8.10       $15.84
Oklahoma City
 Northwest
   Atrium Towers....................     38        4.81         8.90
   5100 Brookline(4)................     61        4.26         9.59
                                      -----
   Oklahoma City Total/Weighted
     Average........................     99        3.97         9.17
Portland
 Downtown
   1001 Fifth Avenue................     53       11.01        17.89
Dallas
 LBJ/Quorum
   Four Forest(4)...................     55        9.09        16.01
   Lakeside Square..................     22       11.67        20.27
   North Central Plaza Three........     36        8.99        16.75
 Central
   8080 NCX.........................     35        9.33        17.03
 North Central Expressway
   9400 NCX.........................     67        6.86        14.21
 Preston Center
   Preston Commons..................     68       16.65        22.32
   Sterling Plaza...................     71       10.69        19.05
                                      -----
   Dallas Total/Weighted Average....    354        9.60        18.09
Ft. Worth
 W/SW Fort Worth
   Summitt Office Park..............     62        6.27        12.20
Seattle
 Bellevue -- Central Business
   District
   One Bellevue Center(3)...........     38       13.30        20.97
   Rainer Plaza(3)..................     59       14.01        21.70
 Seattle -- Central Business
   District
   1111 Third Avenue................     55       11.45        18.00
   First Interstate Center..........     74       14.63        21.73
   Second and Seneca Buildings......     34       13.56        20.97
   Nordstrom Medical Tower..........     25       18.42        26.32
                                      -----
   Seattle Total/Weighted Average...    285       13.52        20.96
   WEST REGION TOTAL/WEIGHTED
     AVERAGE........................  1,051      $10.85       $18.90
SOUTHEAST REGION
Ft. Lauderdale
 Downtown
   First Union Center...............     21      $17.89       $27.44
Orlando
 Central Business District
   SunTrust Center..................     46       14.57        24.68
Palm Beach County, FL
 West Palm Beach
   One Clearlake Centre.............     33       10.14        19.41
Sarasota
 Downtown
   Sarasota City Center.............     32       11.33        18.84
Tampa
 Westshore/Airport
   Tampa Commons....................     22       11.55        19.03
   Westshore Center.................     37        8.90        16.70
                                      -----
   Tampa Total/Weighted Average.....     59       10.28        17.96
Atlanta
 Central Perimeter
   One Perimeter Center.............    127       11.72        18.45
   Two Perimeter Center.............     75        9.34        16.07
   Three Perimeter Center...........     56       11.72        18.45
   Four Perimeter Center............      7       11.68        18.41
   Central Park.....................     69       13.01        20.20
   Lakeside Office Park.............     39        8.42        16.04
 Midtown
   Promenade II.....................     24       15.08        22.43

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                        NUMBER                  RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                          OF       YEAR/BUILT    SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
              PROPERTY                PROPERTIES   RENOVATED      FEET         FEET       OCCUPIED    ($000S)(1)      RENT
              --------                ----------   ----------   --------    ----------   ----------   ----------   ----------
 Northwest
   Paces West.......................       2          1988        641,263       1.0%        99.3%     $   13,127       0.9%
                                         ---                   ----------     -----                   ----------     -----
   Atlanta Total/Weighted Average...      42                    5,701,523       8.6         96.8         103,930       7.4
Charlotte
 Uptown
   Wachovia Center..................       1        1972/94       581,666       0.9        100.0           6,909       0.5
Raleigh/Durham
 South Durham
   University Tower.................       1        1987/92       181,221       0.3         94.3           3,209       0.2
Nashville
 Downtown
   Nations Bank Plaza...............       1        1977/95       421,513       0.6         97.9           5,723       0.4
                                         ---                   ----------     -----                   ----------     -----
   SOUTHEAST REGION TOTAL/WEIGHTED
     AVERAGE........................      51                    8,685,134      13.0%        96.7%     $  157,259      11.2%
SOUTHWEST REGION
New Orleans
 Central Business District
   LL&E Tower.......................       1          1987        545,157       0.8%        84.4%     $    7,255       0.5%
   Texaco Center....................       1          1984        619,714       0.9         89.7           9,161       0.7
 Metairie/E. Jefferson
   One Lakeway Center...............       1        1981/96       289,112       0.4         94.7           4,095       0.3
   Two Lakeway Center...............       1        1984/96       440,826       0.7         95.8           6,549       0.5
   Three Lakeway Center.............       1        1987/96       462,890       0.7         95.0           7,027       0.5
                                         ---                   ----------     -----                   ----------     -----
   New Orleans Total/Weighted
     Average........................       5                    2,357,699       3.5         91.3          34,087       2.4
Austin
 Central Business District
   Franklin Plaza...................       1          1987        517,849       0.8         88.3           9,367       0.7
   One American Center(3)...........       1          1984        505,770       0.8         93.1           9,228       0.7
   San Jacinto Center...............       1          1987        400,329       0.6         96.2           7,304       0.5
                                         ---                   ----------     -----                   ----------     -----
   Austin Total/Weighted Average....       3                    1,423,948       2.1                       25,900       1.9
Houston
 Galleria/West Loop
   San Felipe Plaza(4)..............       1          1984        959,466       1.4         92.4          14,849       1.1
 North/North Belt
   Intercontinental Center..........       1        1983/91       194,801       0.3         99.4           2,715       0.2
   Northborough Tower(4)............       1        1983/90       207,908       0.3         95.4           2,744       0.2
 North Loop/Northwest
   Brookhollow Central..............       3       1972-1981      797,971       1.2         88.7          10,719       0.8
 West
   Destec Tower.....................       1          1982        574,216       0.9         98.7          10,644       0.8
                                         ---                   ----------     -----                   ----------     -----
   Houston Total/Weighted Average...       7                    2,734,362       4.1         93.4          41,672       3.0
San Antonio
 Northwest
   Union Square.....................       1          1986        194,398       0.3         97.6           2,690       0.2
   Colonade I.......................       1          1983        168,637       0.3         93.6           2,399       0.2
   Northwest Center.................       1        1984/94       241,248       0.4         94.7           3,153       0.2
                                         ---                   ----------     -----                   ----------     -----
   San Antonio Total/Weighted
     Average........................       3                      604,283       0.9         95.3           8,242       0.6
                                         ---                   ----------     -----                   ----------     -----
   SOUTHWEST REGION TOTAL/WEIGHTED
     AVERAGE........................      18                    7,120,292      10.7%        92.6%     $  109,901       7.9%
                                         ---                   ----------     -----                   ----------     -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE....     260                   66,610,450     100.0%        94.4%     $1,398,591     100.0%
                                         ===                   ==========     =====                   ==========     =====

                                               ANNUALIZED
                                                  NET
                                               EFFECTIVE    ANNUALIZED
                                                RENT PER     RENT PER
                                      NUMBER    OCCUPIED     OCCUPIED
                                        OF       SQUARE       SQUARE
              PROPERTY                LEASES    FOOT(2)      FOOT(1)
              --------                ------   ----------   ----------
 Northwest
   Paces West.......................     44      $13.84       $20.62
                                      -----
   Atlanta Total/Weighted Average...    441       11.52        18.83
Charlotte
 Uptown
   Wachovia Center..................      9        6.52        11.88
Raleigh/Durham
 South Durham
   University Tower.................     36       11.63        18.78
Nashville
 Downtown
   Nations Bank Plaza...............     21        6.78        13.87
                                      -----
   SOUTHEAST REGION TOTAL/WEIGHTED
     AVERAGE........................    698      $11.10       $18.72
SOUTHWEST REGION
New Orleans
 Central Business District
   LL&E Tower.......................     33      $ 9.26       $15.76
   Texaco Center....................     28       10.32        16.48
 Metairie/E. Jefferson
   One Lakeway Center...............     52        8.57        14.95
   Two Lakeway Center...............     84       10.01        15.50
   Three Lakeway Center.............     52       10.26        15.98
                                      -----
   New Orleans Total/Weighted
     Average........................    249        8.95        15.84
Austin
 Central Business District
   Franklin Plaza...................     37       11.48        20.50
   One American Center(3)...........     34        9.99        19.59
   San Jacinto Center...............     43        9.00        18.96
                                      -----
   Austin Total/Weighted Average....    114        9.42        19.72
Houston
 Galleria/West Loop
   San Felipe Plaza(4)..............    125        9.47        16.74
 North/North Belt
   Intercontinental Center..........     12        6.84        14.02
   Northborough Tower(4)............     15        7.28        13.83
 North Loop/Northwest
   Brookhollow Central..............     53        8.38        15.14
 West
   Destec Tower.....................     24       11.83        18.78
                                      -----
   Houston Total/Weighted Average...    229        8.71        16.32
San Antonio
 Northwest
   Union Square.....................     22        7.05        14.18
   Colonade I.......................     27        7.85        15.20
   Northwest Center.................     35        7.37        13.79
                                      -----
   San Antonio Total/Weighted
     Average........................     84        7.05        14.31
                                      -----
   SOUTHWEST REGION TOTAL/WEIGHTED
     AVERAGE........................    676      $ 8.79       $16.66
                                      -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE....  5,705      $12.26       $22.23
                                      =====


-------------------------

 (1) Annualized Rent is the monthly contractual rent under existing leases as of March 31, 1998, multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of March 31, 1998, for the 12 months ending March 31, 1999, are approximately $9.3 million.


 (2) Annualized Net Effective Rent is calculated for leases in effect as of March 31, 1998, as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expenses for Properties owned as of January 1, 1997, and based on the Company's estimate of annual operating expenses for Properties acquired subsequent to January 1, 1997.

 (3) This Office Property is held subject to a ground lease.

 (4) This Office Property is held in a partnership with an unaffiliated third party and, in the case of San Felipe Plaza, an affiliated party.


 (5) The Company owns a 10% interest in this Office Property. The Company's joint venture partner has advised the Company of its exercise of its buy-sell right under the joint venture documents. In response to this advice, the Company has determined that it will acquire the joint venture partner's interest in the Office Property, based on an assumed value for the Property of $175.5 million.


 (6) This Office Property recently underwent major redevelopment and tenants commenced occupancy in May 1997.

 (7) This Office Property is held in a private real estate investment trust in which the Company and the Trust own 51.6% of the outstanding shares.


 (8) As of the date hereof, the Company is involved in continuing discussions with its joint venture partner in One Post Office Square and Rowes Wharf with respect to the Company's control over property management of such Properties. Such joint venture partner did not consent to the transfer to the Company of Beacon's joint venture interest in these Properties which occurred as a result of the Beacon Merger. Although the Company believes that such consent was not required, unless the Company is able to reach an agreement with respect to day-to-day management of such Properties, it is possible that the joint venture partner could challenge the transfer of such Properties in the Beacon Merger, or seek to trigger the buy-sell remedy contained in the joint venture documents.


 (9) This Office Property is held subject to an interest in the improvements at the Property held by an unaffiliated third party. In addition, the Company has a mortgage interest in such improvements.

(10) This Office Property was purchased in conjunction with the purchase of One Phoenix Plaza for the sole purpose of providing additional parking for the tenants of One Phoenix Plaza.

(11) This Office Property is 100% leased to a single tenant on a triple net basis, whereby the tenant pays for certain operating expenses directly rather than reimbursing the Company. The amounts shown above for annualized rent include the amounts for reimbursement of expenses paid by the Company but do not make any adjustments for expenses paid directly by the tenant.


(12) This Office Property is currently undergoing a major renovation which is scheduled to be completed by the end of 1998.

PARKING FACILITIES


     Information concerning the Parking Facilities as of March 31, 1998 is set forth below.


                                          APPROXIMATE                        MANAGEMENT       NUMBER OF
                                           NUMBER OF                          COMPANY          PARKING
             PROPERTY NAME                  SPACES          CITY            OR LESSEE(1)      FACILITIES
             -------------                -----------       ----            ------------      ----------
Boston Harbor Garage....................     1,380       Boston           Standard Parking         1
1602-34 Chancellor Garage...............       416       Philadelphia     Central Parking          1
15th & Sansom St. Garage................       313       Philadelphia     Central Parking          1
Juniper/Locust St. Garage...............       541       Philadelphia     Central Parking          1
1111 Sansom St. Garage..................       250       Philadelphia     Central Parking          1
1616 Sansom St. Garage..................       240       Philadelphia     Central Parking          1
Adams Wabash Garage.....................       670       Chicago          Standard Parking         1
Stanwix Parking Garage..................       712       Pittsburgh       Standard Parking         1
Milwaukee Center(2).....................       876       Milwaukee        Standard Parking         1
Capitol Commons Garage(2)(3)............       950       Indianapolis     Central Parking          1
601 Tchoupitoulas Garage................       759       New Orleans      Central Parking          1
North Loop Transportation Center(3).....     1,172       Chicago          Standard Parking         1
Theater District Garage(3)..............     1,006       Chicago          Standard Parking         1
Civic Parking(4)........................     7,464       St. Louis        Central Parking          4
                                            ------                                                --
  Total.................................    16,749                                                17
                                            ======                                                ==

-------------------------
(1) With the exception of Capitol Commons Garage, all of the named Parking Facilities are operated by the designated third-party Service Company under a lease agreement whereby the Company and the Service Company share the gross receipts from the parking operation or the Company receives a fixed payment from the Service Company, and the Company bears none of the operational expenses. In the case of the Capitol Commons Garage, the operating agreement provides for the Company's receipt of a percentage of net receipts and, therefore, results in an insignificant amount of nonqualifying gross income for REIT qualification purposes relative to the total gross income of the Company.

(2) This Parking Facility is held subject to a ground lease.

(3) Each of these Parking Facilities is held in a partnership with an unaffiliated third party. The Company or a Subsidiary is the managing general partner of each such partnership.

(4) The Company has a 50% membership interest in a portfolio of four Parking Facilities serving the St. Louis, Missouri area.

TENANTS


     As of March 31, 1998, the Office Properties were leased to 5,705 tenants; no single tenant accounted for more than 1.5% of the Company's aggregate annualized rent or 1.2% of aggregate occupied square feet (except for the U.S. General Services Administration, acting on behalf of various agencies or departments of the U.S. government, which accounted for 3.5% of annualized rent and 3.1% of occupied square feet).

                LEASE EXPIRATION BY REGION AS OF MARCH 31, 1998



                                                     1998           1999           2000           2001           2002
                                                 ------------   ------------   ------------   ------------   ------------
CENTRAL                Square Feet(1)..........       831,839        976,069      1,386,731        903,221      1,129,223
REGION                 % Square Feet(2)........           6.2%           7.3%          10.4%           6.8%           8.5%
TOTALS                 Annualized Rent(3)......    19,662,316     25,720,926     35,382,249     20,010,855     27,275,611
                       Number of Leases........           167            179            176            159            149
                       Rent Per Square Foot....  $      23.64   $      26.35   $      25.51   $      22.15   $      24.15
NORTHEAST              Square Feet(1)..........     1,071,304      1,405,471      1,805,589      3,062,085      3,093,647
REGION                 % Square Feet(2)........           5.6%           7.4%           9.5%          16.1%          16.3%
TOTALS                 Annualized Rent(3)......    26,863,536     36,237,880     46,758,958     85,479,255     82,281,601
                       Number of Leases........           212            199            237            219            220
                       Rent Per Square Foot....  $      25.08   $      25.78   $      25.90   $      27.92   $      26.60
SOUTHEAST              Square Feet(1)..........       603,026      1,360,034      1,249,925      1,458,653        883,608
REGION                 % Square Feet(2)........           6.9%          15.7%          14.4%          16.8%          10.2%
TOTALS                 Annualized Rent(3)......    10,940,629     22,439,810     25,271,118     27,194,739     17,128,932
                       Number of Leases........           115            147            137            117            111
                       Rent Per Square Foot....  $      18.14   $      16.50   $      20.22   $      18.64   $      19.39
SOUTHWEST              Square Feet(1)..........       614,321        609,935      1,385,634        996,849        930,791
REGION                 % Square Feet(2)........           8.6%           8.6%          19.5%          14.0%          13.1%
TOTALS                 Annualized Rent(3)......     9,299,326      9,575,435     24,520,688     17,002,173     16,421,391
                       Number of Leases........           158            114            130             95             97
                       Rent Per Square Foot....  $      15.14   $      15.70   $      17.70   $      17.06   $      17.64
WEST                   Square Feet(1)..........       755,284        917,926      1,223,990      1,295,815      1,028,883
REGION                 % Square Feet(2)........           8.6%          10.4%          13.9%          14.7%          11.7%
TOTALS                 Annualized Rent(3)......    13,773,994     16,511,547     22,394,176     25,626,770     19,980,697
                       Number of Leases........           264            196            192            159            111
                       Rent Per Square Foot....  $      18.24   $      17.99   $      18.30   $      19.78   $      19.42
PACIFIC                Square Feet(1)..........       340,157      1,131,697      1,329,824      1,712,605        770,985
REGION                 % Square Feet(2)........           3.5%          11.7%          13.7%          17.7%           7.9%
TOTALS                 Annualized Rent(3)......     8,464,674     26,062,219     28,619,822     36,730,190     20,696,178
                       Number of Leases........            90            115            112            115             74
                       Rent Per Square Foot....  $      24.88   $      23.03   $      21.52   $      21.45   $      26.84
PORTFOLIO              Square Feet(1)..........     4,215,931      6,401,132      8,381,693      9,429,228      7,837,137
TOTALS                 % Square Feet(2)........           6.3%           9.6%          12.6%          14.2%          11.8%
                       Annualized Rent(3)......    89,004,474    136,547,816    182,947,012    212,043,981    183,784,411
                       Number of Leases........         1,006            950            984            864            762
                       Rent Per Square Foot....  $      21.11   $      21.33   $      21.83   $      22.49   $      23.45

                                                                                                2008 AND
                           2003          2004          2005          2006          2007          BEYOND          TOTALS
                       ------------   -----------   -----------   -----------   -----------   ------------   --------------
CENTRAL                   1,285,439       950,883     1,091,564       677,528       490,779      2,695,479       12,418,755
REGION                          9.6%          7.1%          8.2%          5.1%          3.7%          20.2%            93.1%
TOTALS                   37,223,556    23,437,564    22,324,091    14,397,329     9,860,531     52,211,156      287,506,184
                                 81            83            52            45            34             46            1,171
                       $      28.96   $     24.65   $     20.45   $     21.25   $     20.09   $      19.37   $        23.15
NORTHEAST                 1,415,681     1,181,330     1,031,602     1,060,091       944,046      1,953,642       18,024,488
REGION                          7.5%          6.2%          5.4%          5.6%          5.0%          10.3%            95.0%
TOTALS                   36,139,150    29,180,471    27,066,306    23,081,229    22,942,420     57,208,736      473,239,542
                                116            66            52            48            32             44            1,445
                       $      25.53   $     24.70   $     26.24   $     21.77   $     24.30   $      29.28   $        26.26
SOUTHEAST                   330,276       354,743       440,007       594,621        33,750      1,091,326        8,399,969
REGION                          3.8%          4.1%          5.1%          6.8%          0.4%          12.6%            96.7%
TOTALS                    7,352,130     5,389,996     6,368,597    13,663,341       545,976     20,963,612      157,258,880
                                 21            18             9             8             5             10              698
                       $      22.26   $     15.19   $     14.47   $     22.98   $     16.18   $      19.21   $        18.72
SOUTHWEST                   565,885       539,351        74,924       522,951       171,843        183,159        6,595,643
REGION                          7.9%          7.6%          1.1%          7.3%          2.4%           2.6%            92.6%
TOTALS                    9,713,299     9,497,736     1,367,499     8,598,631     3,017,761        887,062      109,901,001
                                 44            19             5             9             2              3              676
                       $      17.16   $     17.61   $     18.25   $     16.44   $     17.56   $       4.84   $        16.66
WEST                      1,095,685     1,007,586       282,593       352,302       216,330        195,508        8,371,902
REGION                         12.5%         11.5%          3.2%          4.0%          2.5%           2.2%            95.2%
TOTALS                   23,268,345    14,899,123     5,669,678     7,464,701     6,193,196      2,468,508      158,250,735
                                 72            24            12            10             7              4            1,051
                       $      21.24   $     14.79   $     20.06   $     21.19   $     28.63   $      12.63   $        18.90
PACIFIC                     538,589       376,523       814,607       513,045       794,965        773,305        9,096,302
REGION                          5.6%          3.9%          8.4%          5.3%          8.2%           8.0%            93.8%
TOTALS                   13,762,478     9,581,781    17,094,691    14,236,129    24,405,886     12,780,746      212,434,793
                                 49            23            29            20            16             21              664
                       $      25.55   $     25.45   $     20.99   $     27.75   $     30.70   $      16.53   $        23.35
PORTFOLIO                 5,231,555     4,410,416     3,735,297     3,720,538     2,651,713      6,892,419       62,907,059
TOTALS                          7.9%          6.6%          5.6%          5.6%          4.0%          10.3%            94.4%
                        127,458,959    91,986,671    79,890,861    81,441,360    66,965,770    146,519,819    1,398,591,135
                                383           233           159           140            96            128            5,705
                       $      24.36   $     20.86   $     21.39   $     21.89   $     25.25   $      21.26   $        22.23


---------------

(1) Total net rentable square feet represented by expiring leases.

(2) Percentage of total net rentable feet represented by expiring leases.


(3) Annualized Rent is the monthly contractual rent under existing leases as of March 31, 1998 multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements. Total rent abatements for leases in effect as of March 31, 1998 for the 12 months ending March 31, 1998 are approximately $9.3 million.

LEASE EXPIRATIONS -- TOTAL PORTFOLIO

     The following table sets forth a summary schedule of the lease expirations for the Office Properties for leases in place as of March 31, 1998, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:


                                                                                      ANNUALIZED    PERCENTAGE OF
                                        SQUARE     PERCENTAGE                           RENT OF      ANNUALIZED
                          NUMBER OF   FOOTAGE OF    OF TOTAL        ANNUALIZED RENT    EXPIRING        RENT OF
     YEAR OF LEASE         LEASES      EXPIRING     OCCUPIED          OF EXPIRING     LEASES PER      EXPIRING
       EXPIRATION         EXPIRING      LEASES     SQUARE FEET          LEASES        SQUARE FOOT     LEASES(1)
     -------------        ---------   ----------   -----------      ---------------   -----------   -------------
1998(2).................    1,006      4,215,931        6.8%        $   89,004,475      $21.11            6.4%
1999....................      950      6,401,132       10.3            136,547,816       21.33            9.8
2000....................      984      8,381,693       13.5            182,947,012       21.83           13.1
2001....................      864      9,429,228       15.1            212,043,981       22.49           15.1
2002....................      762      7,837,137       12.6            183,784,411       23.45           13.1
2003....................      383      5,231,555        8.4            127,458,959       24.36            9.1
2004....................      233      4,410,416        7.1             91,986,671       20.86            6.6
2005....................      159      3,735,297        6.0             79,890,861       21.39            5.7
2006....................      140      3,720,538        6.0             81,441,360       21.89            5.8
2007....................       96      2,651,713        4.3             66,965,770       25.25            4.8
2008....................       58      2,252,516        3.6             55,453,467       24.62            4.0
2009....................       24        790,533        1.3             19,744,576       24.98            1.4
2010 and beyond.........       46      3,131,059        5.0             71,321,776       22.78            5.1
                            -----     ----------      -----         --------------                      -----
Total/Weighted
  Average...............    5,705     62,188,748      100.0%(3)     $1,398,591,135      $22.23          100.0%
                            =====     ==========      =====         ==============                      =====


---------------

(1) Based on currently payable rent.

(2) Represents lease expirations from April 1, 1998 to December 31, 1998 and month-to-month leases.

(3) Reconciliation of total net rentable square footage is as follows:

                                                              SQUARE      PERCENTAGE
                                                             FOOTAGE       OF TOTAL
                                                             -------      ----------
Square footage occupied by tenants......................    62,188,748      93.36%
Square footage used for management offices and building
  use, and remeasurement adjustments....................       718,311       1.08%
                                                            ----------      -----
Total occupied square footage...........................    62,907,059      94.44%
Square footage vacant...................................     3,703,391       5.56%
                                                            ----------      -----
Total net rentable square footage.......................    66,610,450      100.0%
                                                            ==========      =====

LEASE DISTRIBUTIONS

     The following table sets forth information relating to the distribution of the Office Property leases, based on rentable square feet under lease, as of March 31, 1998:


                                                              PERCENTAGE                                   PERCENTAGE
                                                             OF AGGREGATE                    ANNUALIZED   OF AGGREGATE
                           NUMBER   PERCENT       TOTAL       PORTFOLIO                       RENT PER     PORTFOLIO
       SQUARE FEET           OF     OF ALL      OCCUPIED       OCCUPIED       ANNUALIZED       SQUARE      ANNUALIZED
       UNDER LEASE         LEASES   LEASES     SQUARE FEET   SQUARE FEET         RENT           FOOT          RENT
       -----------         ------   -------    -----------   ------------     ----------     ----------   ------------
2,500 or Less............  2,101      36.8%     2,608,527         4.2%      $   53,033,799     $20.33          3.8%
2,501-5,000..............  1,231      21.6      4,408,417         7.1           93,233,621      21.15          6.7
5,001-7,500..............    662      11.6      4,051,615         6.5           85,902,110      21.20          6.1
7,501-10,000.............    341       6.0      2,949,556         4.8           63,822,566      21.64          4.6
10,001-20,000............    693      12.1      9,756,440        15.7          211,689,949      21.70         15.1
20,001-40,000............    374       6.6     10,217,776        16.4          232,610,246      22.77         16.6
40,001-60,000............    132       2.3      6,411,864        10.3          144,903,115      22.60         10.4
60,001-100,000...........     94       1.6      7,039,652        11.3          174,382,138      24.77         12.5
100,001 or Greater.......     77       1.4     14,744,901        23.7          339,013,591      22.99         24.2
                           -----     -----     ----------       -----       --------------                   -----
Total/Weighted Average...  5,705     100.0%    62,188,748       100.0%      $1,398,591,135     $22.23        100.0%
                           =====     =====     ==========       =====       ==============                   =====


OCCUPANCY

     The table below sets forth weighted average occupancy rates, based on square feet occupied, of the Office Properties owned by the Company at the indicated dates:

                                                                         PERCENTAGE OF
                                                           AGGREGATE       RENTABLE
                                                           RENTABLE       SQUARE FEET
                         DATE                             SQUARE FEET      OCCUPIED
                         ----                             -----------    -------------
December 31, 1992.....................................     9,095,684          73%
December 31, 1993.....................................    13,550,553          80
December 31, 1994.....................................    18,505,591          88
December 31, 1995.....................................    23,097,222          86
December 31, 1996.....................................    29,127,289          90
December 31, 1997.....................................    65,291,790          94
March 31, 1998........................................    66,610,450          94


LEGAL PROCEEDINGS



     Neither the Company nor any of the Properties is presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company or any of the Properties, other than actions which the Company does not believe to be material or routine actions for negligence and other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, business, results of operations or financial condition of the Company.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE AND SENIOR OFFICERS OF THE TRUST


     The Company does not have any trustees or executive officers.



     The Board of Trustees of the Trust, the managing general partner of the Company, currently consists of eleven trustees, eight of whom are not employees or affiliates of the Trust, the Company or the Equity Group. The Board of Trustees is divided into three classes of trustees. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, trustees of each class will be chosen for three-year terms upon the expiration of their current terms, and each year, one class of trustees will be elected by the shareholders. The Trust believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees.


     Information concerning the trustees and executive and senior officers of the Trust is set forth below.




             NAME                  AGE                            OFFICE HELD
             ----                  ---                            -----------
Samuel Zell....................     56    Chairman of the Board, Trustee (term expires in 1998)
Timothy H. Callahan............     47    President, Chief Executive Officer, Trustee (term expires in
                                          1999)
Michael A. Steele..............     51    Chief Operating Officer and Executive Vice President -- Real
                                          Estate Operations
Richard D. Kincaid.............     36    Executive Vice President, Chief Financial Officer
Stanley M. Stevens.............     49    Executive Vice President, Chief Legal Counsel and Secretary
Gary A. Beller.................     51    Executive Vice President -- Parking Facilities
Jeffrey L. Johnson.............     38    Chief Investment Officer and Senior Vice President --
                                          Investments
David H. Crawford..............     41    Senior Vice President -- Administration and General Counsel
                                          for Property Operations
Sybil J. Ellis.................     44    Senior Vice President -- Acquisitions
Frank Frankini.................     43    Senior Vice President -- Design & Construction
Frances P. Lewis...............     44    Senior Vice President -- Corporate Communications
Diane M. Morefield.............     39    Senior Vice President -- Finance/Capital Markets
David H. Naus..................     43    Senior Vice President -- Acquisitions
Michael E. Sheinkop............     35    Senior Vice President -- Portfolio Management
Peter D. Johnston..............     40    Senior Vice President -- Southwest Region
Peter H. Adams.................     51    Senior Vice President -- Pacific Region
Kim J. Koehn...................     42    Senior Vice President -- West Region
Christopher P. Mundy...........     36    Senior Vice President -- Northwest Region
Arvid J. Povilaitis............     38    Senior Vice President -- Central Region
Mark E. Scully.................     40    Senior Vice President -- Southeast Region
Sheli Z. Rosenberg.............     56    Trustee (term expires in 2000)
Thomas E. Dobrowski............     54    Trustee (term expires in 1998)
James D. Harper, Jr............     64    Trustee (term expires in 1999)
Peter Linneman.................     47    Trustee (term expires in 2000)
Jerry M. Reinsdorf.............     62    Trustee (term expires in 1998)
William M. Goodyear............     50    Trustee (term expires in 1999)
David K. McKown................     60    Trustee (term expires in 2000)
H. Jon Runstad.................     56    Trustee (term expires in 1998)
Edwin N. Sidman................     55    Trustee (term expires in 1998)


     The following is a biographical summary of the experience of the trustees, executive officers and senior officers of the Trust. Officers serve at the pleasure of the Board.

     Samuel Zell has been a trustee and Chairman of the Board of the Trust since October 1996. For more than five years, Mr. Zell has served as Chairman of the Board of Directors of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"). For more than five years, Mr. Zell has served as Chairman of the Boards of Directors of Anixter International Inc., a provider of integrated network and cabling solutions ("Anixter"), American Classic Voyages Co., an owner and operator of cruise lines ("ACV"), and Manufactured Home Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities ("MHC"). Since March 1993, Mr. Zell has served as Chairman of the Board of Trustees of Equity Residential Properties Trust, a REIT that owns and operates multifamily residential properties ("EQR"). Since January 1995, Mr. Zell has served as a director of TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions. Since April 1996, Mr. Zell has served as a director of Ramco Energy plc, an independent oil company based in the United Kingdom. Since March 1997, Mr. Zell has served as a director of Chart House Enterprises, Inc., an owner and operator of restaurants. Since April 1997, Mr. Zell has served as the Chairman of the Board of Directors of Jacor Communications, Inc., an owner of radio stations ("Jacor"). Since March 1998, Mr. Zell has served as a director of Fred Meyer, Inc., a large domestic food retailer and operator of multi-department stores.

     Timothy H. Callahan has been a trustee and Chief Executive Officer and President of the Trust since October 1996. Mr. Callahan served on the Board of Managers and was the Chief Executive Officer of Equity Office Holdings, L.L.C ("EOH"), and Equity Office Properties, L.L.C., a property manager of office buildings ("EOP LLC"), from August 1996 until October 1997. Mr. Callahan was Executive Vice President and Chief Financial Officer of EGI from January 1995 until August 1996, was Executive Vice President of EGI from November 1994 through January 1995 and was Senior Vice President of EGI from July 1992 until November 1994. Mr. Callahan was a Director of MHC from May 1996 until October 1997. Mr. Callahan was Vice President -- Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio, from July 1988 until July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York, New York, from July 1973 until March 1987.

     Michael A. Steele has been Chief Operating Officer and Executive Vice President -- Real Estate Operations for the Trust since February 1998 and was Executive Vice President -- Real Estate Operations of the Trust from October 1996 until February 1998. Mr. Steele was President and Chief Operating Officer of EOP LLC from July 1995 until October 1997. Mr. Steele was Executive Vice President of EOH from July 1995 until October 1997. Mr. Steele was President and Chief Operating Officer of Equity Office Properties, Inc., a subsidiary of EGI which provided real estate property management services ("EOP, Inc."), from November 1993 through October 1995. Mr. Steele was President and Chief Executive Officer of First Office Management, a former division of Equity Property Management, Inc., that provided real estate property management services ("FOM"), from June 1992 until October 1993. Mr. Steele was Senior Vice President and regional director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.

     Richard D. Kincaid has been Executive Vice President and Chief Financial Officer of the Trust since March 1997 and was Senior Vice President and Chief Financial Officer of the Trust from October 1996 until March 1997. Mr. Kincaid was Senior Vice President and Chief Financial Officer of EOH from July 1995 until October 1997. Mr. Kincaid was Senior Vice President of EGI from February 1995 until July 1995. Mr. Kincaid was Senior Vice President of the Yarmouth Group, a real estate investment company in New York, New York, from August 1994 until February 1995. Mr. Kincaid was Senior Vice President -- Finance for EGI from December 1993 until July 1994. Mr. Kincaid was Vice President -- Finance for EGI from August 1990 until December 1993. Mr. Kincaid was Vice President for Barclays Bank PLC, a commercial bank located in Chicago, Illinois, from August 1987 until August 1990.

     Stanley M. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of the Trust since October 1996. Mr. Stevens was Executive Vice President and General Counsel of EOH from September 1996 until October 1997. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C., a law firm in Chicago, Illinois, from December 1993 until September 1996. Mr. Stevens was a partner at Rudnick & Wolfe, a national law firm based in Chicago, Illinois, from October 1987 until December 1993.

     Gary A. Beller has been Executive Vice President of the Trust since March 1997. Mr. Beller has been President of Equity Capital Holdings L.L.C., the general partner of Equity Capital Holdings, L.P., an asset manager of parking facilities, since August 1997. Mr. Beller was Senior Vice President -- Redevelopment of Equity Assets Management, Inc., a former subsidiary of EGI which provided real estate asset management services ("EAM") from October 1987 until March 1997.


     Jeffrey L. Johnson has been Chief Investment Officer and Senior Vice President -- Investments for the Trust since February 1998 and was Senior Vice President -- Investments for the Trust from October 1996 until February 1998. Mr. Johnson was Senior Vice President -- Asset Management for EOH from July 1996 until October 1997. Mr. Johnson was Senior Vice President -- Acquisitions for EOH from July 1995 until July 1996. Mr. Johnson was Senior Vice President -- Acquisitions of EOP, Inc. from December 1994 until July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until December 1994. Mr. Johnson was Vice President -- Acquisitions of EAM from September 1990 until October 1993. Mr. Johnson was an Investor and Asset Manager for Aldrich Eastman Waltch, Inc., a real estate advisor in Boston, Massachusetts, from August 1987 until August 1990. Mr. Johnson was Senior Project Manager in the real estate investment group for First Wachovia, Inc., a commercial bank in Winston-Salem, North Carolina, from July 1983 until August 1987.

     David H. Crawford has been Senior Vice President -- Administration and General Counsel for Property Operations of the Trust since March 1997. Mr. Crawford was Senior Vice President and Associate General Counsel of EOH from September 1996 until October 1997. Mr. Crawford was Senior Vice President and General Counsel of EOH from July 1995 until September 1996 and of EOP LLC from September 1996 until July 1997. Mr. Crawford was Of Counsel to Rosenberg & Liebentritt, P.C. from February 1991 until December 1996. Mr. Crawford was Senior Vice President and General Counsel of EOP, Inc. from November 1993 until July 1995. Mr. Crawford was Vice President and General Counsel of FOM from February 1991 until November 1993. Mr. Crawford was an associate at Kirkland & Ellis, a national law firm based in Chicago, Illinois, from June 1988 until February 1991.

     Sybil J. Ellis has been Senior Vice President -- Acquisitions of the Trust since March 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOH from July 1995 until October 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOP, Inc. from July 1994 through July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1994. Ms. Ellis was Vice President -- Acquisitions of EAM from March 1990 until October 1993.

     Frank Frankini has been Senior Vice President -- Design and Construction of the Trust since March 1997. Mr. Frankini was Senior Vice President -- Design and Construction of EOP LLC from July 1995 until October 1997. Mr. Frankini was Senior Vice President -- Engineering and Operations of EOP, Inc. from November 1993 until July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of FOM from October 1990 until October 1993. Mr. Frankini was National Director of Engineering and Operations for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from October 1984 until October 1990.

     Frances P. Lewis has been Senior Vice President -- Corporate Communications of the Trust since April 1997. Ms. Lewis was Vice President -- Corporate Communications of EGI from November 1994 until April 1997. Ms. Lewis was Vice President -- Publications of EGI from September 1988 until October 1994.

     Diane M. Morefield has been Senior Vice President -- Finance/Capital Markets of the Trust since July 1997. Ms. Morefield was Senior Manager in the Corporate Finance practice of Deloitte & Touche, a public accounting and consulting firm, from November 1994 until July 1997. Ms. Morefield was Executive Vice President of the Fordham Company, a real estate development company located in Chicago, Illinois, from November 1993 until November 1994. Ms. Morefield was Team Leader for the Real Estate Group division, in the Midwest, of Barclays Bank PLC from August 1983 until November 1993.

     David H. Naus has been Senior Vice President -- Acquisitions of the Trust since March 1997. Mr. Naus was Senior Vice President -- Acquisitions for EOH from December 1995 until October 1997. Mr. Naus was Vice President -- Acquisitions of EOH from July 1995 until December 1995. Mr. Naus was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1995. Mr. Naus was Vice President -- Acquisitions of EAM from November 1992 until November 1993. Mr. Naus was Vice President of EAM from October 1988 until November 1992.

     Michael E. Sheinkop has been Senior Vice President -- Portfolio Management of the Trust since November 1997. Mr. Sheinkop was Senior Vice President -- Divisional Manager of EOH from March 1997 until October 1997 and for the Trust from March 1997 through December 1997. Mr. Sheinkop was Senior Vice President -- Asset Management of EOH from December 1995 until February 1997. Mr. Sheinkop was Vice President -- Asset Management of EOH from July 1995 until December 1995. Mr. Sheinkop was Vice President -- Asset Management of EOP, Inc. from November 1993 until July 1995. Mr. Sheinkop was Vice President of EAM from March 1990 until November 1993.

     Peter H. Adams has been Senior Vice President -- Pacific Region of the Trust since March 1998 and was Regional Vice President -- Pacific Region of the Trust from March 1997 until February 1998. Mr. Adams was Vice President -- Group Manager of EOH from July 1994 until March 1997. Mr. Adams was President of Adams Equities, a private real estate consulting firm, from 1990 to 1994.

     Peter D. Johnston has been Senior Vice President -- Southwest Region of the Trust since March 1998 and was Regional Vice President -- Southwest Region from January 1998 until February 1998. Mr. Johnston was Senior Vice President -- National Accounts from April 1993 until February 1998.

     Kim J. Koehn has been Senior Vice President -- West Region of the Trust since March 1998 and was Regional Vice President -- West Region from March 1997 until February 1998 and was also Regional Vice President -- Southwest Region from March 1997 until December 1997. Mr. Koehn was Senior Vice President -- Asset Management of EOH from December 1995 to February 1997. Mr. Koehn was a Vice President of EOH from June 1993 until December 1995.

     Christopher P. Mundy has been Senior Vice President -- Northeast Region of the Trust since March 1998, and was Regional Vice President -- Northeast Region from July 1997 until February 1998. Mr. Mundy was Regional Director -- Leasing of EOH from November 1991 until July 1997.

     Arvid A. Povilaitis has been Senior Vice President -- Central Region of the Trust since March 1998 and was Regional Vice President -- Central Region from March 1997 until February 1998. Mr. Povilaitis was Vice President -- Asset Management of EOH from August 1994 until February 1997. Mr. Povilaitis was Vice President -- Investment Properties of Strategic Realty Advisors, Inc., a real estate and advisory company, from January 1994 until August 1994. Mr. Povilaitis was employed at VMS Realty Partners, a sponsor of public and private real estate limited partnerships, from January 1983 until January 1994, most recently serving as Second Vice President.

     Mark E. Scully has been Senior Vice President -- Southeast Region of the Trust since March 1998 and was Regional Vice President for the Southeast Region from March 1997 until February 1998. Mr. Scully was Vice President -- Regional Leasing Director of EOH from January 1995 until February 1997. Mr. Scully was Regional Leasing Director or EOH from September 1991 until December 1994.

     Sheli Z. Rosenberg has been a trustee of the Trust since March 1997. Since November 1994, Ms. Rosenberg has been Chief Executive Officer and President of EGI. From 1980 until September 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. For more than five years, Ms. Rosenberg has served on the Board of Directors of each of the following companies: EGI, AVC, and Anixter. Since March 1993, Ms. Rosenberg has been a trustee of EQR. Since 1994, Ms. Rosenberg has been a director of Jacor and since April 1997, has served as the Vice Chairman of the Board of Directors of Jacor. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great American Management and Investment, Inc., ("FCBA") which filed a Chapter 7 Bankruptcy petition on January 3, 1995, resulting in FCBA's liquidation. On November 15, 1995, an order closing the FCBA bankruptcy case was entered by the Bankruptcy Court for the Central District of California. Since August 1996, Ms. Rosenberg has been a director of MHC. Since April 1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.

     Thomas E. Dobrowski has been a trustee of the Trust since July 1997. Since December 1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCO"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roof Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers.

     James D. Harper, Jr. has been a trustee of the Trust since July 1997. Since 1982, Mr. Harper has been president of JDH Realty Co., a real estate development and investment company. Since 1988, he has been a co-managing partner in AH Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993, Mr. Harper has been a trustee of EQR. Since 1993, Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr. Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California. Since June 1997, Mr. Harper has been a director of American Health Properties, Inc., a REIT specializing in health care facilities.

     Peter Linneman has been a trustee of the Trust since July 1997. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Since 1986, Dr. Linneman has been a trustee of Universal Health Realty Trust, a REIT that invests in health care and human service related facilities. Since 1992, Dr. Linneman has been a trustee of Kranzco Realty Trust, a REIT that owns, develops, operates, leases, manages, and invests in neighborhood and community shopping centers and free-standing properties. From 1993 until 1997, Dr. Linneman was a trustee of Gables Residential Properties Trust, a self-administered, self-managed residential property REIT. Since 1996, Dr. Linneman has served as a director of Nevada Investment Holdings, a full service real estate company which focuses on community shopping centers. From 1993 until 1996, Dr. Linneman was Chairman of the Board of Directors of Rockefeller Center Properties, Inc., a REIT which previously held the first mortgage loan relating to Rockefeller Center in New York City.

     Jerry M. Reinsdorf has been a trustee of the Trust since July 1997. For more than five years, Mr. Reinsdorf has been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a real estate investment company located in Northbrook, Illinois. Since 1996, Mr. Reinsdorf has served as a director of LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr. Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois. Mr. Reinsdorf is a stockholder, officer and director of Jerbo Holdings I, Inc. ("Jerbo") which is the corporate general partner of a limited partnership which is the general partner of Bojer Realty Limited Partnership-I ("Bojer Realty"). Bojer Realty was a limited partner of Smith Dairy Partnership, Ltd. ("Smith Dairy") and a stockholder of the corporate general partner of Smith Dairy which filed a voluntary petition for relief under Chapter 11 Bankruptcy on January 24, 1994. On February 14, 1995, an order dismissing the Smith Dairy bankruptcy case was entered by the Bankruptcy Court for the Southern District of Florida.

     William M. Goodyear has been a trustee of the Trust since July 1997. Since July 1997, Mr. Goodyear has been Chairman of Bank of America, Illinois, the Midwest business development unit of BankAmerica Corporation, a commercial bank. Mr. Goodyear was Chairman and Chief Executive Officer of Bank of America Illinois, a subsidiary of BankAmerica Corporation, from September 1994 until June 1997, at which time it merged with Bank of America NT & SA, a subsidiary of BankAmerica Corporation. For more than two years prior to September 1994, Mr. Goodyear was a Vice Chairman and a member of the Board of Directors of Continental Bank Corporation, the parent company of Continental Bank, N.A., a commercial bank which merged into Bank of America Illinois in September 1994. Since June 1992, Mr. Goodyear has been a member of the Board of Trustees of the Museum of Science and Industry in Chicago, Illinois. Mr. Goodyear has been a member of the Board of Trustees of the University of Notre Dame since May 1996 and of Rush-Presbyterian St. Lukes Medical Center in Chicago, Illinois, since June 1996. Mr. Goodyear has been a member of the Advisory Council for the University of Chicago Graduate School of Business since September 1995.

     David K. McKown has been a trustee of the Trust since July 1997. Since 1993, Mr. McKown has been Group Executive of the Diversified Finance and Real Estate Lending Unit of BankBoston, N.A., a commercial bank. Mr. McKown was director of Loan Review for BankBoston, N.A. from 1990 until 1993. Mr. McKown serves as a Director of Electrolux Corporation.

     H. Jon Runstad was appointed a trustee of the Trust effective January 1, 1998, pursuant to a Right to Purchase Agreement dated as of December 16, 1997, executed in connection with the Wright Runstad Acquisition. Since 1971, Mr. Runstad has been President and Chief Executive Officer of Wright Runstad & Company, a Seattle, Washington based owner, manager and developer of office buildings in the western United States, primarily in the Pacific Northwest. Since 1987, Mr. Runstad has served as a member of the Board of Regents for the University of Washington. Since July 1975, Mr. Runstad has served as a trustee for the Downtown Seattle Association.

     Edwin N. Sidman was appointed a trustee of the Trust effective March 1, 1998, pursuant to the Merger Agreement. Mr. Sidman served as Chairman of the Board and a director of Beacon from 1994 until the consummation of the Beacon Merger in December 1997. He is currently the managing partner of The Beacon Companies, a private company involved in real estate investment, development and management. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman is a member of the Board of Trustees of Duke University and a member of the Board of Directors and Executive Committee for the United Way of Massachusetts Bay.

COMPENSATION OF THE TRUST'S BOARD OF TRUSTEES; PAYMENT IN COMMON SHARES

     The Trust paid each of its non-employee trustees a pro rated fee in 1997 of $20,000. For the full year of 1998, the Trust expects to pay each of its non-employee trustees an annual fee of $40,000. In addition, non-employee trustees who serve on the Executive Committee, Compensation Committee or Audit Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. These fees have been and generally are expected to be paid in Common Shares. Trustees who are employees of the Trust are not paid any trustees' or committee fees. The Trust reimburses its trustees for travel expenses incurred in connection with their activities on behalf of the Trust.


     Upon the effective date of the Trust's IPO in July 1997, Mr. Zell and Ms. Rosenberg received grants of options to purchase 200,000 and 50,000 Common Shares, respectively, at $21.00 per share, which options will vest in three equal annual installments (rounded to the nearest whole Common Share) over three years. After the IPO, each trustee (other than Messrs. Zell and Callahan and Ms. Rosenberg) received a grant of options to purchase 10,000 Common Shares at the IPO price. In addition, upon joining the Board of Trustees, Mr. Runstad received options to purchase 3,700 Common Shares at a price of $31.56 per share and Mr. Sidman received options to purchase 2,100 Common Shares at a price of $29.50 per share, each representing a prorated portion of the options granted to the trustees after the IPO. Under the Trust's Amended and Restated 1997 Employee Share Option and Share Award Plan (the "Employee Plan"), each trustee then in office (including Messrs. Zell and Callahan and Ms. Rosenberg for the years after 1997) will receive an annual grant of options to purchase 10,000 Common Shares at the then current market price on the date of the meeting of the Board of Trustees held immediately after the annual meeting of the Trust shareholders. These grants of options to purchase 10,000 Common Shares will vest as follows: options for 3,333 Common Shares will vest six months after the grant date, options for an additional 3,333 Common Shares will vest on the first anniversary of the grant date, and options for the remaining 3,334 Common Shares will vest on the second anniversary of the grant date. Trustees who perform other functions for the Trust may receive additional options under the Employee Plan.


     On February 17, 1998, the Compensation Committee granted fully vested options to purchase 500,000 Common Shares to Mr. Zell, 94,500 Common Shares to each of Ms. Rosenberg and Mr. Harper and 47,250

Common Shares to each of Messrs. Dobrowski, Linneman, Reinsdorf, Goodyear and McKown, at an exercise price of $29.50 per share.

EXECUTIVE COMPENSATION


     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Trust for the fiscal year ended December 31, 1997, by the chief executive officer and those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Trust.


                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                     ---------------------   --------------------------------------
                                                                       AWARDS              PAYOUTS
                                                             --------------------------   ---------
                                                             RESTRICTED    SECURITIES     LONG-TERM
                                                               SHARE       UNDERLYING     INCENTIVE    ALL OTHER
          NAME AND                    SALARY      BONUS       AWARD(S)       OPTIONS       PAYOUTS    COMPENSATION
     PRINCIPAL POSITION       YEAR    ($)(1)      ($)(2)       ($)(3)     GRANTED(#)(4)      ($)         ($)(5)
----------------------------  ----   --------   ----------   ---------       -------          --         ------
Timothy H. Callahan.........  1997   $600,000   $1,050,000   4,976,875       450,000          0          $9,600
  President and Chief
  Executive Officer
Michael A. Steele...........  1997    265,000      525,000   1,523,375       250,000          0           9,600
  Chief Operating Officer
  and Executive Vice
  President--Real Estate
  Operations
Richard D. Kincaid..........  1997    235,000      465,000   1,523,375       250,000          0           9,600
  Executive Vice President
  and Chief Financial
  Officer
Stanley M. Stevens..........  1997    325,000      375,000     627,000       225,000          0           9,600
  Executive Vice President
  and Chief Legal Counsel
Jeffrey L. Johnson..........  1997    225,000      275,000     330,000       183,500          0           9,600
  Senior Vice President and
  Chief Investment Officer

-------------------------
(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers.

(2) Cash bonuses are reported in the year earned, even if paid in a subsequent year.

(3) On September 22, 1997 and December 16, 1997, the Compensation Committee of the Board of Trustees granted restricted shares to certain of the Trust's executive officers pursuant to the Employee Plan. Mr. Callahan was granted awards of 85,000 and 70,000 Common Shares, respectively, and Mr. Steele and Mr. Kincaid were each granted awards of 17,000 and 30,000 Common Shares, respectively. In addition, on December 16, 1997, the Compensation Committee of the Board of Trustees granted Mr. Stevens an award of 19,000 Common Shares and Mr. Johnson an award of 10,000 Common Shares. These awards will vest over a five-year period after being granted (50% after year three, 25% after year four, and 25% after year five). The dollar value shown in the table for the restricted Common Shares is based on the closing prices of the Common Shares on September 22, 1997 and December 16, 1997, the dates of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the Common Shares. The total number of restricted Common Shares held by each named executive officer and the value of such restricted shares at December 31, 1997, the last trading day of the year, was as follows:

                                                                  NUMBER OF
                                                                 RESTRICTED            VALUE AT
                              NAME                              COMMON SHARES    DECEMBER 31, 1997($)
                              ----                              -------------    --------------------
    Timothy H. Callahan.....................................       155,000            $4,892,188
    Michael A. Steele.......................................        47,000             1,483,438
    Richard D. Kincaid......................................        47,000             1,483,438
    Stanley M. Stevens......................................        19,000               599,688
    Jeffrey L. Johnson......................................        10,000               315,625

    Distributions are paid on all restricted Common Shares at the same rate as on unrestricted Common Shares.

(4) Securities underlying options are reported in the year granted.

(5) Includes employer matching and profit-sharing contributions to the Trust's 401(k) Retirement Savings Plan.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                             POTENTIAL REALIZABLE VALUE
                                           PERCENT OF                                          AT ASSUMED ANNUAL RATES
                            NUMBER OF     TOTAL OPTIONS                                         OF COMMON SHARE PRICE
                            SECURITIES     GRANTED TO      EXERCISE                               APPRECIATION FOR
                            UNDERLYING    EMPLOYEES AND    PRICE PER                               OPTION TERM(1)
                             OPTIONS       TRUSTEES IN      COMMON                           ---------------------------
           NAME             GRANTED(2)     FISCAL YEAR     SHARE(3)      EXPIRATION DATE        5%(4)          10%(5)
           ----             ----------    -------------    ---------     ---------------        -----          ------
Timothy H. Callahan.......   200,000           9.6%         $21.00      July 7, 2007         $2,642,000     $ 6,694,000
                             250,000                         33.00      December 16, 2007     5,187,500      13,147,500
Michael A. Steele.........   150,000           5.3           21.00      July 7, 2007          1,981,500       5,020,500
                             100,000                         33.00      December 16, 2007     2,075,000       5,259,000
Richard D. Kincaid........   150,000           5.3           21.00      July 7, 2007          1,981,500       5,020,500
                             100,000                         33.00      December 16, 2007     2,075,000       5,259,000
Stanley M. Stevens........   150,000           4.8           21.00      July 7, 2007          1,981,500       5,020,500
                              75,000                         33.00      December 16, 2007     1,556,250       3,944,250
Jeffrey L. Johnson........   125,000           3.9           21.00      July 7, 2007          1,651,250       4,183,750
                              58,500                         33.00      December 16, 2007     1,213,875       3,076,515

-------------------------
(1) In accordance with the rules of the SEC, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Shares, which would benefit all Shareholders.

(2) All options were granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal annual installments (rounded to the nearest whole Common Share) over three years.

(3) The exercise price for the initial grant of options on July 7, 1997 was based on the IPO price. The exercise price for the grant of options on December 16, 1997 was the closing price of the Common Shares on the date of grant.

(4) An annual compound share price appreciation of 5% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $34.21 and $53.75 per Common Share, respectively.

(5) An annual compound share price appreciation of 10% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $54.47 and $85.59 per Common Share, respectively.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997

                       AND FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF
                                       SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                       AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
               NAME                  EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
               ----                  -------------------------    ----------------------------
Timothy H. Callahan................          0/450,000                    0/2,112,500
Michael A. Steele..................          0/250,000                    0/1,584,375
Richard D. Kincaid.................          0/250,000                    0/1,584,375
Stanley M. Stevens.................          0/225,000                    0/1,584,375
Jeffrey L. Johnson.................          0/183,500                    0/1,320,313

-------------------------
(1) Represents the market value of a Common Share at December 31, 1997 ($31.5625) less the exercise price of in-the-money options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members are Messrs. Harper and McKown and Ms. Rosenberg.

     Mr. Zell and Ms. Rosenberg serve as members of the board of directors of EGI, as well as numerous other non-public companies owned in whole or in part by Mr. Zell or his affiliates (the "Equity Group Companies"), which companies do not have compensation committees. Ms. Rosenberg is the President and Chief Executive Officer of EGI and, with respect to the Equity Group Companies, the directors and executive officers of those companies include Mr. Zell and Ms. Rosenberg.


     For a description of certain transactions with members of the Board of Trustees or their affiliates, see "Certain Relationships and Related Transactions."



LIMITATION OF LIABILITY AND INDEMNIFICATION


     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Trust's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust authorizes the Trust, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Trust. The Bylaws obligate the Trust, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the

Trust to indemnify and advance expenses to any person who served a predecessor of the Trust in any of the capacities described above and to any employee or agent of the Trust or a predecessor of the Trust. The Bylaws require the Trust to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Trust must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust and
(b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski will be indemnified by GMIMCO and will be covered by an insurance policy maintained by GM, of which GMIMCO is a subsidiary, in connection with serving on the Board.

     The limited partnership agreement of the Company (the "Partnership Agreement") also provides for indemnification of the Trust and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Trust in its Declaration of Trust, and limits the liability of the Trust and its officers and trustees to the Company and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Trust to the Trust and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS


     Background. The Trust was formed pursuant to the consolidation (the "Consolidation") in July 1997 of the ownership of the Properties owned by the four Zell/Merrill Lynch institutional real estate investment funds (each a "ZML Fund" and collectively, the "ZML Funds") and the office property management business of EOH and the office property asset management business and the parking asset management business of EGI and EOH relating to the Properties that were contributed to the Company in the Consolidation (the "Management Business") owned by the Equity Group (as defined below). The ZML Funds were formed during the period from 1988 to 1996 to acquire, improve, own, manage, operate and dispose of primarily office properties.


     Each ZML Fund consisted of (i) a limited partnership organized under the laws of the State of Illinois (each a "ZML Opportunity Partnership"), (ii) a general partner of such ZML Opportunity Partnership (each a "ZML Partner") which was controlled by Mr. Zell and in which Merrill Lynch & Co. ("Merrill Lynch") was a limited partner and (iii) a Delaware corporation or Maryland real estate investment trust (each a "ZML REIT"), as the case may be, that served as the majority limited partner in ZML Opportunity Partnerships I and II and the sole limited partner in ZML Opportunity Partnerships III and IV. There were several institutional investor limited partners in ZML Opportunity Partnerships I and II (collectively, "Investor Limited Partners") in addition to ZML REITs I and II. All of the Investor Limited Partners were given an opportunity to convert their interest into an interest in the corresponding ZML REIT in connection with the Consolidation (which interests were subsequently converted into Common Shares as described below), and all but one Investor Limited Partner (in ZML Opportunity Partnership II) elected to do so.

     Consolidation. In advance of or simultaneous with the IPO, the Trust and the Company engaged in the transactions described below, which were designed to consolidate the ownership of the Office Properties, Parking Facilities and the Management Business, to facilitate the IPO and to enable the Trust to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

     - The ZML Opportunity Partnerships, the predecessor owners of the Office Properties and Parking Facilities that comprised the Company's initial portfolio, contributed to the Company all of their interests in such Office Properties and Parking Facilities.

     - The ZML REITs (each a majority or sole limited partner of a ZML Opportunity Partnership) merged into the Trust, with the Trust succeeding to their interest in, and also becoming the managing general partner of, the ZML Opportunity Partnerships.

     - Certain entities (collectively, the "Equity Group") owned directly or indirectly by certain trusts (together with certain partnerships comprised of such trusts, the "Equity Group Owners") established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, contributed to the Company substantially all of the interests in the Management Business.

     - Shareholders in the ZML REITs received Common Shares in exchange for their interests in the ZML REITs.

     - Partners in the ZML Opportunity Partnerships (including the Trust as the successor to the ZML REITs) received Units (to be distributed over the two-year period ending July 11, 1999). Such Units are intended to correspond in value to, and be exchangeable commencing two years following the closing of the IPO for, Common Shares or, at the Trust's option, cash equal to the fair market value of such Common Shares.

     - Units in the Company were issued to the Equity Group in exchange for the Management Business, which Units will be exchangeable for Common Shares, or, at the Trust's option, the cash equivalent thereof, commencing one year following the closing of the IPO.

     - The Management Business made a distribution to the Equity Group Owners of cash on hand from pre-closing operations, which funds were not acquired by the Company pursuant to the Consolidation. Affiliates of Mr. Zell received approximately $11.4 million of such distribution.

     - The Company and EOH transferred the Managed Property Business to EOP Management Company, in which the Company now owns nonvoting stock representing 95% of the equity interest and EOH owns all of the voting stock, representing 5% of the equity interest.

LEASES AND PARKING OPERATIONS


     The Company leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates have in the past provided the Company and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Trust's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Company paid approximately $5,272,100, $12,684,700 and $12,786,000 during the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively, to EGI and its affiliates for such office space and services, which amounts were calculated to approximate a market rental rate for the office space and the actual cost of providing these services. The independent members of the Board of Trustees of the Trust annually review and approve the rates charged by EGI for services rendered to the Company.



     EQR and certain other affiliates of the Company lease space in certain of the Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under their respective leases were approximately $69,700, $2,959,600, $3,471,500 and $2,657,500 for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.


     SZ Parking Limited Partnership, an affiliate of the Equity Group Owners, has an indirect 10% limited partnership interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations of certain Office Properties. Management believes amounts paid to SPLP are equivalent to market rates for such services.


     The Company entered into various lease agreements with SPLP or affiliates of SPLP whereby SPLP or its affiliates lease certain Parking Facilities from the Company. Certain of these lease agreements provide SPLP or its affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995 under these lease agreements was approximately $3,090,700, $11,049,000, $3,161,500 and $1,691,600, respectively. In accordance with certain of these leases, the Company may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.


EQUITY GROUP DISTRIBUTIONS AND FEES


     The partners of the ZML Partners, affiliates of the Equity Group Owners, have received distributions and fees from the Company through their ownership interests in the ZML Partners of approximately $4,386,500, $30,322,500 and $8,603,600 for the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively.


WRIGHT RUNSTAD ACQUISITION

     In connection with the Wright Runstad Acquisition, H. Jon Runstad was elected as a trustee of the Trust effective January 1, 1998. Mr. Runstad received, directly and indirectly, 552,968 Units in exchange for his interest in the ten Office Properties and WRALP. Also, Thomas E. Dobrowski, a trustee of the Trust, is the managing director of real estate and alternative investments of GMIMCO, an investment advisor to several pension funds of GM and its subsidiaries and to several clients also controlled by GM, including First Plaza, which received $192.4 million in cash, 3,435,688 Common Shares and warrants to purchase 3,350,000

Common Shares in exchange for First Plaza's interest in the Office Properties acquired in the Wright Runstad Acquisition.

MISCELLANEOUS

     In March 1997, the general partners of ZML Opportunity Partnerships I and II made certain payments to the IRS in connection with closing agreements pursuant to which the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of certain technical violations of the REIT provisions of the Code. The amounts of such payments were $15,000 and $5,270,000, respectively, for ZML REITs I and II.


     EOP Management Company has entered into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties not owned by the Company, but that are owned or controlled by the Equity Group. See "Risk Factors -- Conflicts of Interest in Connection with Formation and Business of the Trust and the Company." Income recognized for similar services rendered for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996, and 1995, was approximately $1,161,400, $4,949,600, $5,120,000, and
$5,899,000, respectively.



     Rosenberg & Liebentritt, P.C., a law firm in which Ms. Rosenberg, a trustee, was a principal until September 11, 1997, received legal fees from the Trust of $2,215,900, $3,005,700, $3,480,500 and $3,230,100 for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.



     Certain services for the Company's tenants that may not be permissibly undertaken by a REIT are conducted through Tenant Services Corp. owned entirely by affiliates of the Equity Group Owners. The Company pays Tenant Services Corp. a fee for such services. The Company has no control over, or ownership interest in, Tenant Services Corp., which operates as an independent contractor. The Company may terminate such services at any time upon 30-days' notice.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the policies with respect to investments, financing and certain other activities of the Company and the Trust. These policies are determined by the Board of Trustees and may be amended or revised from time to time at the discretion of the Board without notice to or a vote of the Trust's shareholders, or the limited partners of the Company, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. All of the investment activities of the Trust are conducted through the Company. The Company's investment objectives are to increase cash flow and the value of the Properties and to acquire established income-producing office properties and parking facilities with cash flow growth potential. Additionally, where prudent and possible, the Company will seek to upgrade the existing Properties and any newly acquired office properties. The Company's business will be focused on office properties and will include parking facilities. Where appropriate, and subject to REIT qualification rules, the Company may sell certain of its Properties.


     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. The Company will focus on properties in those markets where the Company currently has operations and in new markets targeted by management, which may include markets outside the United States. Future investments, however, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Trust's assets.


     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages on office properties and other similar interests. A portion of the Company's interest in two Office Properties, and in two Parking Facilities, consists of ownership of the mortgage securing such properties. The Company does not intend to invest to a significant extent in mortgages or deeds of trust but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Although the Company has no current intention of making such an investment, the Company also may legally invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Trust to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES


     In addition to the limitations on indebtedness which are imposed on the Company under the Credit Facilities and the Indenture, the Company intends to maintain a Debt to Market Capitalization Ratio of approximately 50% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Trust's Debt to Market Capitalization Ratio is equal to the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares, Preferred Shares and Units (not owned by the Trust) plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Trust is a limited partner. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Trust and the Company of debt and equity capital, market values of its Properties, growth and acquisition opportunities and other factors. There is no limit on the Debt to Market Capitalization Ratio imposed by either the Declaration of Trust, the Bylaws or the Partnership Agreement. To the extent that the Trust determines to obtain additional capital, the Trust may issue equity securities, cause the Company to issue additional Units or debt securities, retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. As long as the Company is in existence, the net proceeds of all equity capital raised by the Trust will be contributed to the Company in exchange for additional Units in the Company, which will dilute the ownership interest, if any, of the Equity Group and any other holders of Units.

     It is the Trust's policy that it will not incur indebtedness other than short-term trade, employee compensation, distributions payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the Company to the extent necessary to fund the business activities conducted by the Company and its Subsidiaries. To the extent that the Trust as managing general partner of the Company determines to obtain debt financing in addition to the existing mortgage indebtedness, the Company intends to do so generally through mortgages on its Properties, the Credit Facilities and offerings similar to the February 1998 Notes Offering; however, the Trust may cause the Company to issue additional debt securities in the future. Such indebtedness may be recourse, nonrecourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued directly by the Trust (rather than by the Company) will be lent to the Company on substantially the same terms and conditions as are incurred by the Trust. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, the Company may seek to extend, expand, reduce or renew the Credit Facilities, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements, providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold.

CONFLICT OF INTEREST POLICIES


     OFFICERS AND TRUSTEES OF THE TRUST. Mr. Zell, the Chairman of the Board of Trustees, through affiliated entities, is engaged in certain office real estate activities, both inside and outside the markets in which the Properties are located. Mr. Zell, therefore, may be subject to certain conflicts of interest in fulfilling his responsibilities to the Trust and the Trust's shareholders. See "Risk Factors -- Conflicts of Interest Could Result In Decisions Not In The Company's Best Interest." Under Maryland law, contracts or other transactions between the Trust and a trustee or officer (or an entity in which a trustee or officer has a material financial interest) may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (a) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between the Trust and its trustees. The Trust believes that this procedure and Mr. Zell's noncompetition agreement will help to eliminate or minimize certain potential conflicts of interest. Pursuant to the Bylaws, without the approval of a majority of the disinterested trustees, the Trust and its Subsidiaries will not (i) acquire from or sell to any trustee, officer or employee of the Trust, or any entity in which a trustee, officer or employee of the Trust owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Trust or its

Subsidiaries, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust and its Subsidiaries. The foregoing does not apply to the Noncontrolled Subsidiaries.

     POLICIES APPLICABLE TO ALL TRUSTEES. Under Maryland law, each trustee is obligated to offer to the Trust any opportunity (with certain limited exceptions) which comes to him or her and which the Trust could reasonably be expected to have an interest in developing or acquiring. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable unless approved as described above.


     LEASED OFFICE SPACE. The Company leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates has in the past provided the Company and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Company's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Company paid approximately $12,684,700 and $12,786,000 during the years ended December 31, 1997 and 1996, respectively, to EGI and its affiliates for such office space and services, which amounts were calculated to approximate a market rental rate for the office space and the actual cost of providing these services. The independent members of the Board of Trustees annually review and approve the rates charged by EGI for services rendered to the Company.


POLICIES WITH RESPECT TO OTHER ACTIVITIES


     The Trust and the Company may, but do not presently intend to, make investments other than as previously described. All investments will be related to the office property and parking facility business. The Trust will make investments only through the Company or through Noncontrolled Subsidiaries. The Trust will have authority to offer Common Shares or other equity or debt securities of the Trust in exchange for property and to repurchase or otherwise reacquire Common Shares or any other securities and may engage in such activities in the future. Similarly, the Company may offer additional Units or other equity interests in the Company that are exchangeable into Common Shares or Preferred Shares in exchange for property. The Company also may make loans to joint ventures in which it may or may not participate in the future. Neither the Trust nor the Company will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, the Trust intends to cause the Company to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to qualify as a REIT. The Trust's policies with respect to such activities may be reviewed and modified from time to time by the Board of Trustees without notice to holders of the Notes.

                      PRINCIPAL SHAREHOLDERS OF THE TRUST


     The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which Units are exchangeable) as of March 1, 1998 by (i) each trustee of the Trust, (ii) each named executive officer of the Trust, (iii) all trustees and officers of the Trust as a group and (iv) each person or entity which is the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicated below, all of such Common Shares are owned directly, and the indicated person or entity has sole voting and investment power. The extent to which a person will hold Common Shares as opposed to Units is set forth in the footnotes below.



                                                NUMBER OF                                    PERCENTAGE
                                              COMMON SHARES             PERCENTAGE             OF ALL
                                                AND UNITS                 OF ALL            COMMON SHARES
         NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED       COMMON SHARES(1)       AND UNITS(2)
         ------------------------           ------------------       ----------------       -------------
State Street Bank & Trust Co., as
  trustee(3)..............................      14,480,472                 5.79%                5.19%
Samuel Zell(4)(5).........................       8,388,014                 3.27                 3.00
Timothy H. Callahan(4)(6).................         514,109               *                     *
Michael A. Steele(4)......................          51,886               *                     *
Richard D. Kincaid(4).....................          49,702               *                     *
Stanley M. Stevens(4)(7)..................         350,255               *                     *
Jeffrey L. Johnson(4).....................          12,995               *                     *
Sheli Z. Rosenberg(4)(8)..................       8,058,059                 3.14                 2.88
Thomas E. Dobrowski(9)....................          50,583               *                     *
James D. Harper(10).......................          98,466               *                     *
Peter Linneman(11)........................          53,933               *                     *
Jerry M. Reinsdorf(12)....................          54,209               *                     *
William M. Goodyear(13)...................          54,224               *                     *
David K. McKown(14).......................          54,221               *                     *
H. Jon Runstad(15)(16)....................       4,348,945                 1.71                 1.56
Edwin N. Sidman(17)(18)...................       1,214,532                    *                    *
FMR Corp.(19).............................      14,091,933                 5.64                 5.05
All trustees and executive officers as a
  group (15 persons)......................      14,809,826                 5.66%                5.30%
                                                ----------                 ----                 ----


---------------
  *  Less than 1%.


 (1) Assumes Common Shares outstanding as of March 1, 1998. Assumes that all Units and/or warrants beneficially held by the identified person (and no other person) are redeemed and/or exchanged for Common Shares.



 (2) Assumes a total of 279,190,093 Common Shares and Units outstanding as of March 1, 1998 (250,030,403 Common Shares and 29,159,690 Units). Assumes that all outstanding Units are redeemed for Common Shares.



 (3) Includes 14,480,472 Common Shares held as trustee of three BellSouth Corporation employee benefit plans. The business address of this shareholder is Master Trust Dept., Solomon Willard Bldg., W5C, One Enterprise Drive, North Quincy, Massachusetts 02171.


 (4) The business address for this shareholder is Two North Riverside Plaza, Chicago, Illinois 60606.


 (5) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Mr. Zell; however, Mr. Zell disclaims beneficial ownership of 3,983,493 Common Shares, including Units exchangeable for Common Shares.

 (6) Includes 324,816 Common Shares held by the ZML Partners which may be deemed to be beneficially owned by Mr. Callahan as he is a director and/or executive officer of such entity; however, Mr. Callahan disclaims beneficial ownership of 309,433 of such Common Shares.

 (7) Includes 324,816 Common Shares held by the ZML Partners which may be deemed to be beneficially owned by Mr. Stevens as he is a director and/or executive officer of such entity; however, Mr. Stevens disclaims beneficial ownership of 322,968 of such Common Shares, including Units exchangeable for Common Shares.

 (8) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Ms. Rosenberg as she is a director and/or executive officer of such entities; however, Ms. Rosenberg disclaims beneficial ownership of 7,886,675 of such Common Shares, including Units exchangeable for Common Shares.

 (9) The business address for this trustee is General Motors Investment Management Corporation, 767 5th Avenue, 16th Floor, New York, New York 10153.

(10) The business address for this trustee is JDH Realty Company, 3250 Mary Street, Suite 206, Coconut Grove, Florida 33133.

(11) The business address for this trustee is The Wharton School of The University of Pennsylvania, 56 South 37th Street, Lauder-Fischer Hall, Philadelphia, Pennsylvania 19104.

(12) The business address for this trustee is Chicago White Sox, 333 W. 35th Street, Chicago, Illinois 60616.

(13) The business address for this trustee is Bank of America Illinois, 231 South LaSalle Street, Suite 1322, Chicago, Illinois 60697.

(14) The business address for this trustee is BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110.

(15) The business address for this trustee is Wright Runstad & Company, 1191 Second Avenue, Suite 2000, Seattle, Washington 98101.


(16) Includes 4,265,700 Common Shares (assuming exchange of 2,615,700 Units and exercise of 1,650,000 warrants to purchase Common Shares) held by Wright Runstad Asset Management L.P. and Wright Runstad Holdings L.P., which may be deemed to be beneficially owned by Mr. Runstad; however, Mr. Runstad disclaims beneficial ownership of 2,144,848 Common Shares, including Units and 1,374,671 warrants exchangeable for Common Shares.


(17) The business address for this trustee is 50 Rowes Wharf, Boston, Massachusetts 02110.


(18) Includes 898,605 Common Shares (assuming exchange of 652,650 Units) held by The Leventhal Family Limited Partnership (the "Leventhal Partnership"). Paula Sidman, Mr. Sidman's spouse, is a general partner of the Leventhal Partnership, with a one-third interest. Mrs. Sidman disclaims beneficial ownership of the Common Shares and Units beneficially owned by the Leventhal Partnership, except for 81,895 Common Shares and 217,550 Units in which she has a pecuniary interest.



(19) Includes 14,091,933 Common Shares held by FMR Corp. for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. FMR Corp. may have direct or indirect voting and/or investment discretion over these Common Shares. The business address of this shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer is designed to provide holders of Private Notes the opportunity to acquire Exchange Notes which, unlike the Private Notes, will be freely transferable under the Securities Act at all times (subject to certain exceptions relating to the nature of the holders, as described below under the caption "-- Resale of Exchange Notes"). The $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount.

     The $1.25 Billion Notes were sold by the Company on February 18, 1998 to the Initial Purchasers (as defined in the Glossary) pursuant to a purchase agreement, dated as of February 12, 1998, among the Company and the Initial Purchasers. The MOPPRS were sold by the Company on February 18, 1998 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, pursuant to a purchase agreement, dated as of February 12, 1998, between the Company and the Initial Purchaser. The Initial Purchasers subsequently sold the $1.25 Billion Notes and the MOPPRS to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A. As a condition to the sale of the $1.25 Billion Notes and the MOPPRS, the Company and the Initial Purchasers entered into a registration rights agreement, dated as of February 12, 1998 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed that it would use its reasonable best efforts to (i) cause an exchange offer registration statement under the Securities Act with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS to be filed with the Commission and (ii) cause such registration statement to remain effective under the Securities Act until the closing of the Exchange Offer or such date as is otherwise required by law to consummate the Exchange Offer on or before August 17, 1998. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part (the "Registration Statement"). If,
(i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Closing Date, or (iii) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or as a broker-dealer), then in each case, the Company will (x) promptly deliver to the holders written notice thereof and (y) at the Company's sole expense (a) as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to the Registration Rights Agreement), file a shelf registration statement covering resales of the $1.25 Billion Notes and the MOPPRS (the "Shelf Registration Statement"), (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after the Closing Date or such time as all of the applicable Notes have been sold thereunder. If the Company fails to consummate the Exchange Offer with respect to the $1.25 Billion Notes and the MOPPRS prior to August 17, 1998 or, if applicable, fails to fulfill its obligations under the Registration Rights Agreement to obtain and maintain effectiveness of the Shelf Registration Statement during specified time periods, then liquidated damages will accrue on the principal amounts of the $1.25 Billion Notes and the MOPPRS at an annual rate of 0.50%.

     The $180 Million Notes were sold by the Company in a private placement on September 3, 1997 to Teachers Insurance and Annuity Association of America ("Teachers") pursuant to a Note Purchase Agreement, dated September 2, 1997, between the Company and Teachers (the "Teachers Purchase Agreement"). Pursuant to the Teachers Purchase Agreement, the Company agreed that, subject to and following an additional offering of senior notes of the Company, it would file with the Commission an exchange offer registration statement under the Securities Act with respect to the Exchange Notes and use its best efforts to cause such registration statement to be declared effective under the Securities Act and remain effective until the closing of the Exchange Offer or such date as is otherwise required by law to consummate the Exchange Offer on or before
               , 1998. A copy of the Teachers Purchase Agreement has been filed as an exhibit to the Registration Statement. If (i) the Company determines that such an exchange offer registration is not available or may not be consummated as soon as practicable after the Expiration Date because it would violate applicable law or an applicable interpretation of the staff of the Commission or (ii) in the opinion of counsel to the holders of not less than 51% of the aggregate principal amount of the outstanding $180 Million Notes, a registration statement must be filed and a prospectus must be delivered in connection with any offering or sale of $180 Million Notes, then, in each case, the Company will use its best efforts to cause to be filed, as soon as practicable after such determination by, or notice of opinion of counsel is given to, the Company, a shelf registration statement covering resales of the $180 Million Notes and to have such shelf registration statement declared effective by the Commission.

     The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement and the Teachers Purchase Agreement.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

     The Company will issue $1.25 Billion Exchange Notes, Exchange MOPPRS and $180 Million Exchange Notes in exchange for an equal aggregate principal amount of outstanding $1.25 Billion Notes, MOPPRS and $180 Million Notes, respectively, validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Private Notes may only be tendered in integral multiples of $1,000 principal amount and, in the case of the $1.25 Billion Notes and the Exchange MOPPRS, minimum denominations of $100,000 aggregate principal amount.

     The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Private Notes under the Registration Rights Agreement or the Teachers Purchase Agreement, as applicable, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that each of the 2003 Notes, the 6.375% Exchange Notes due 2003, the 2005 Notes, the 6.625% Exchange Notes due 2005, the 2008 Notes, the 6.750% Exchange Notes due 2008, the 2018 Notes, the 7.250% Exchange Notes due 2018, the MOPPRS, the Exchange MOPPRS, the 2004 Senior Notes, the 7.24% Exchange Notes due 2004, the 2005 Senior Notes, the 7.36% Exchange Notes due 2005, the 2006 Senior Notes, the 7.44% Exchange Notes due 2006, the 2007 Senior Notes and the 7.41% Exchange Notes due 2007 will respectively be treated as a single series under the Indenture.

     In the Letter of Transmittal, holders of $1.25 Billion Notes or MOPPRS, as the case may be, whose $1.25 Billion Notes or MOPPRS are accepted for exchange will waive the right to receive any payment in respect of interest on the $1.25 Billion Notes or MOPPRS, as the case may be, accrued from the later of February 18, 1998 or the Interest Payment Date immediately preceding the date of issuance of the $1.25 Billion Exchange Notes or Exchange MOPPRS, as applicable, to the date of issuance of the $1.25 Billion Exchange Notes or Exchange MOPPRS, as applicable. In the Letter of Transmittal, holders of $180 Million Notes whose $180 Million Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the $180 Million Notes accrued from the Interest Payment Date immediately preceding the date of issuance of the $180 Million Exchange Notes (currently expected to be the Interest Payment Date on March 1, 1998) to the date of issuance of the $180 Million Exchange Notes.

     As of the date of this Prospectus, $300 million in aggregate principal amount of the 2003 Notes is outstanding, $400 million in aggregate principal amount of the 2005 Notes is outstanding, $300 million in aggregate principal amount of the 2008 Notes is outstanding, $250 million in aggregate principal amount of the 2018 Notes is outstanding, $250 million in aggregate principal amount of the MOPPRS is outstanding, $30 million in aggregate principal amount of the 2004 Senior Notes is outstanding, $50 million in aggregate principal amount of the 2005 Senior Notes is outstanding, $50 million in aggregate principal amount of the

2006 Senior Notes is outstanding and $50 million in aggregate principal amount of the 2007 Senior Notes is outstanding. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact), as reflected on the records of the Trustee under the Indenture, may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

     Holders of the Private Notes do not have any appraisal or dissenters' rights under the Delaware Revised Uniform Limited Partnership Act or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the applicable provisions of the Teachers Purchase Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Private Notes when, and if, the Company has given oral or written notice of acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purpose of receiving the Exchange Notes from the Company.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the registered holders through a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if, in the opinion of counsel for the Company, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay, extension, termination or amendment will be followed as promptly as practicable by notice thereof to the registered holders through a press release or other public announcement. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer to the extent required by the rules promulgated under the Exchange Act.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than as required by law or by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES AND ACCRUED INTEREST ON THE PRIVATE NOTES

     The 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008 and the 7.250% Exchange Notes due 2018 will bear interest at an annual rate of 6.375%, 6.625%, 6.750% and 7.250%, respectively, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998. The annual interest rate on the Exchange MOPPRS to the Remarketing Date is 6.376%, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998. The 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007 will bear interest at an annual rate of 7.24%, 7.36%, 7.44% and 7.41%, respectively, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998. The Exchange Notes will bear interest from their date of issuance. Interest on the Private Notes which are exchanged for the Exchange Notes will cease to accrue on the day preceding the date of issuance of the Exchange Notes. Interest payable on the first Interest Payment Date with respect to the Exchange Notes will include accrued but unpaid interest due on the Private Notes (which they replace) for the period from the later of (i) with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, February 18, 1998 or (ii) the Interest Payment Date immediately preceding the date of issuance of the applicable Exchange Notes (currently expected to be the Interest Payment Date of March 1, 1998 with respect to the $180 Million Notes) to the date of such issuance and will be paid to the persons in whose names the applicable Exchange Notes are registered in the security register applicable to the Exchange Notes as of the close of business on the date 15 days prior to such payment date.

RESALE OF THE EXCHANGE NOTES

     Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder who exchanges Private Notes for Exchange Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, and who is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. If, however, any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and instead must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. In addition, each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Such broker-dealer may use this Prospectus in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer (other than Private Notes acquired directly from the Company) as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period not to exceed 180 days after the closing of the Exchange Offer. The Company will undertake to update such Prospectus during such 180-day period. See "Plan of Distribution."

PROCEDURES FOR TENDERING

     Only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile or an Agent's Message (as defined below) to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, prior to the Expiration Date, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company, New York, New York ("DTC"), pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent or (iii) the holder must comply with the guaranteed delivery procedures described below.

     A tender of Private Notes by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE NOTES TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner either must make appropriate arrangements to register ownership of the Private Notes in such owner's name or must obtain a properly completed bond power from the registered holder prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder to whom Exchange Notes are to be issued directly and who has not completed the box titled "Special Delivery Instructions" nor the box titled "Special Registration Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Private Notes.

     If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Private Notes. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer the Private Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's ATOP that is tendering Private Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, to purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Private Notes will represent to the Company that, among other things, (i) any Exchange Notes acquired in exchange for Private Notes tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the person receiving such Exchange Notes is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the person receiving such Exchange Notes does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any other person receiving the Exchange Notes from the holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes. Such acknowledgement and prospectus delivery by such holder will not be deemed to constitute an admission by such holder that it is an "underwriter" within the meaning of the Securities Act. By tendering, each holder of Private Notes will be required to acknowledge that, if it is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, (i) it cannot rely on the position of the staff of the Commission in certain no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Securities Act and (ii) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which it is not indemnified by the Company.

RETURN OF PRIVATE NOTES

     If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with DTC) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Notes with DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who are unable to complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (a "Notice of Guaranteed Delivery") substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange, Inc. ("NYSE") trading days after the Expiration Date, either (x) the Letter of Transmittal (or facsimile thereof) together with the Private Notes (or a Book-Entry Confirmation) in proper form for transfer will be deposited by the Eligible Institution with the Exchange Agent or (y) an Agent's Message will be properly transmitted to the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) for all physically tendered shares of Private Notes, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Exchange Agent within three (3) NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the Registration Rights Agreement and the Teachers Purchase Agreement accorded to holders of the Private Notes eligible to participate in the Exchange Offer (and all rights to receive additional interest due to failure to consummate the Exchange Offer on a timely basis, if the Exchange Offer is not consummated on or before August 17, 1998, with respect to the $1.25 Billion Notes and the MOPPRS) will terminate upon consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period of 180 days after the closing of the Exchange Offer, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Notes received for its own account pursuant to the Exchange Offer in exchange for Private Notes that were acquired for its own account as a result of market-making or other trading activities.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (617) 664-5290

                             Confirm by Telephone:
                                 (617) 664-5249

          By Mail:                    By Overnight Delivery:                   By Hand:
 State Street Bank and Trust        State Street Bank and Trust       State Street Bank and Trust
           Company                            Company                           Company
        P.O. Box 778                  Two International Place           Two International Place
    Boston, Massachusetts                    4th Floor                         4th Floor
         02102-0778                 Boston, Massachusetts 02110       Boston, Massachusetts 02110
 Attention: Corporate Trust      Attention: Corporate Trust Window    Attention: Corporate Trust
           Window                                                               Window

     State Street Bank and Trust Company also serves as Trustee under the Indenture.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and their affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately
$          . Such expenses include registration fees, fees and expenses of the
Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes may not be offered, sold, pledged or otherwise transferred except (i) to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account in a transaction meeting the requirements of Rule 144A, (ii) to the Company or any subsidiary thereof, (iii) pursuant to an effective registration statement under the Securities Act or (iv) to institutional accredited investors for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Indenture.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which will be made available upon request. The terms of the Exchange Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Exchange Notes and the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of the Exchange Notes and the Indenture. As used in this section, the term "Company" means EOP Operating Limited Partnership and not any of its Subsidiaries unless otherwise expressly stated or the context otherwise requires.

GENERAL


     Each of the 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008, the 7.250% Exchange Notes due 2018, the Exchange MOPPRS, the 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007 constitute a separate series of securities under the Indenture and is limited to an aggregate principal amount of $300 million, $400 million, $300 million, $250 million, $250 million, $30 million, $50 million, $50 million and $50 million, respectively. The Exchange Notes will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated, in the context of a bankruptcy proceeding, to all existing and future third-party indebtedness and other liabilities of the Company's Subsidiaries. As of December 31, 1997, on a Pro Forma Basis, such secured indebtedness of the Company and its Subsidiaries aggregated approximately $2.3 billion and the total liabilities of the Company's Subsidiaries was approximately $5.2 billion. See "Capitalization." Subject to certain limitations set forth in the Indenture, and as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" below, the Indenture will permit the Company to incur additional secured and unsecured indebtedness. Such additional indebtedness may consist of, but is not limited to, indebtedness issued under the Indenture.



     Unless redeemed prior to maturity as described under "-- Optional Redemption," the 6.375% Exchange Notes due 2003 will mature on February 15, 2003; the 6.625% Exchange Notes due 2005 will mature on February 15, 2005; the 6.750% Exchange Notes due 2008 will mature on February 15, 2008; the 7.250% Exchange Notes due 2018 will mature on February 15, 2018; the 7.24% Exchange Notes due 2004 will mature on September 1, 2004; the 7.36% Exchange Notes due 2005 will mature on September 1, 2005; the 7.44% Exchange Notes due 2006 will mature on September 1, 2006; and the 7.41% Exchange Notes due 2007 will mature on September 1, 2007 (each, a "Stated Maturity Date"). The stated maturity date of the Exchange MOPPRS is February 15, 2012 (also a "Stated Maturity Date"); however, the Exchange MOPPRS are subject to mandatory tender by the holders thereof on the Remarketing Date for purchase by the Remarketing Dealer or the Company, as the case may be, as described below. The Exchange Notes are not subject to any sinking fund provisions.


     Except as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" and "-- Merger, Consolidation or Sale" below, the Indenture does not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of the Exchange Notes protection in the event of (i) a highly leveraged or similar transaction involving the Company, the management of the Company or the Trust, or any Subsidiary of any of them, (ii) a change of control of the Company or the Trust or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the Exchange Notes. In addition, subject to the limitations set forth under "-- Merger, Consolidation or Sale," the Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Company that would increase the amount of the Company's indebtedness or substantially reduce or eliminate the Company's assets, which may have an adverse effect on the Company's ability to service its indebtedness, including the Exchange Notes. The Company and its management have no present intention of engaging in a highly leveraged or similar transaction involving the Company.

PRINCIPAL AND INTEREST

     The 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008 and the 7.250% Exchange Notes due 2018 will bear interest at an annual rate of 6.375%, 6.625%, 6.750% and 7.250%, respectively, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, an "Interest Payment Date"), and on the applicable Stated Maturity Date or date of earlier redemption or accelerated payment, as the case may be (each, a "Maturity Date"). The annual interest rate on the Exchange MOPPRS to the Remarketing Date is 6.376%, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, also an "Interest Payment Date") and on the applicable Stated Maturity Date or date of accelerated payment (each, also a "Maturity Date"). The 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007 will bear interest at an annual rate of 7.24%, 7.36%, 7.44% and 7.41%, respectively, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998 (each, also an "Interest Payment Date"), and on the applicable Stated Maturity Date or date of earlier redemption or accelerated payment, as the case may be (each, also a "Maturity Date"). The Exchange Notes will bear interest from their date of issuance. Interest on the Private Notes which are exchanged for the Exchange Notes will cease to accrue on the day preceding the date of issuance of the Exchange Notes. Interest payable on the first Interest Payment Date with respect to the Exchange Notes will include accrued but unpaid interest due on the Private Notes (which they replace) for the period from the later of (i) with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, February 18, 1998, and with respect to the $180 Million Exchange Notes, September 3, 1997, or (ii) the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date of March 1, 1998, with respect to the $180 Million Notes) to the date of such issuance and will be paid to the persons in whose names the applicable Exchange Notes are registered in the security register applicable to the Exchange Notes (the "Holders") as of the close of business on the date 15 days prior to such payment day, regardless of whether such day is a Business Day, as defined below (each, a "Regular Record Date"). Interest on the Exchange Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

     The principal of, and Make-Whole Amount (as defined below), if any, with respect to, each Exchange Note payable on the applicable Maturity Date will be paid against presentation and surrender of such Exchange Note at the corporate trust office of the Trustee, located initially at Two International Place, Financial Services, Corporate Trust Department, Boston, Massachusetts 02110, or at the corporate trust window of the Trustee initially maintained at 61 Broadway, Concourse Level, New York, New York 10006, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     If any Interest Payment Date or a Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be, to such next Business Day. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, and Boston, Massachusetts, are open for business.

OPTIONAL REDEMPTION

     The Exchange Notes other than the Exchange MOPPRS may be redeemed at any time at the option of the Company, in whole or from time to time in part (provided that the remaining principal amount of any $1.25 Billion Exchange Note is at least $100,000), at a redemption price equal to the sum of (i) 100% of the principal amount of the Exchange Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes (collectively, the

"Redemption Price"); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holders of such Exchange Notes (or one or more predecessor Exchange Notes) as of the close of business on the Record Date preceding such Interest Payment Date.

     If notice has been given as provided in the Indenture and funds for the redemption of any Exchange Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Exchange Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Exchange Notes will be to receive payment of the Redemption Price.

     Notice of any optional redemption of any Exchange Notes will be given to Holders at their addresses, as shown in the security register for the Exchange Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of Exchange Notes held by such Holder to be redeemed.

     If less than all the Exchange Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the series and aggregate principal amount of Exchange Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Exchange Notes to be redeemed of such series in whole or in part.

     As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Exchange Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption or accelerated payment is given) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Exchange Notes being redeemed or paid.

          "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

TENDER OF EXCHANGE MOPPRS; REMARKETING


     The following description sets forth the terms and conditions of the remarketing of the Exchange MOPPRS, in the event that the Remarketing Dealer elects to purchase the Exchange MOPPRS and remarkets the Exchange MOPPRS on the Remarketing Date. In the event the Remarketing Dealer does not purchase the Exchange MOPPRS on the Remarketing Date, the Company will purchase the Exchange MOPPRS on such date.



     THE EXCHANGE MOPPRS WILL BE REDEEMED OR REPURCHASED ON THE REMARKETING
DATE.



     MANDATORY TENDER. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Exchange MOPPRS for remarketing (the "Notification Date"), each Exchange MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "-- Repurchase of Exchange MOPPRS" below. The purchase price for the tendered Exchange MOPPRS to be paid by the Remarketing Dealer will equal 100% of the principal amount thereof. See "-- Notification of Results; Settlement" below. When the Exchange MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the Exchange MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Remarketing Date, the Exchange MOPPRS will bear interest at the rate determined by the Remarketing Dealer equal to the Base Rate plus the Applicable Spread (each, as defined below) (the "Interest Rate to Maturity"). If the Remarketing Dealer elects to remarket the Exchange MOPPRS, the obligation of the Remarketing Dealer to purchase the Exchange MOPPRS on the Remarketing Date is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing. If for any reason the Remarketing Dealer does not purchase all tendered Exchange MOPPRS on the Remarketing Date, the Company will be required to repurchase the Exchange MOPPRS from the Beneficial Owners thereof at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the Exchange MOPPRS to the Remarketing Date. See "-- Repurchase of Exchange MOPPRS" below.


     The Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be equal to 5.488% (the "Base Rate") plus the Applicable Spread (as defined below) which will be based on the Dollar Price (as defined below) of the Exchange MOPPRS.

     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Exchange MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the Exchange MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Exchange MOPPRS, the Company and the Trustee.

     "Dollar Price" means, with respect to the Exchange MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

     "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Exchange MOPPRS being purchased.

     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.


     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc for their respective affiliates which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.



     "Remaining Scheduled Payments" means, with respect to the Exchange MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date.


     NOTIFICATION OF RESULTS; SETTLEMENT. Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Exchange MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

     All of the tendered Exchange MOPPRS will be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

     In the event that the Remarketing Dealer purchases the tendered Exchange MOPPRS on the Remarketing Date, the Remarketing Dealer will make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of Exchange MOPPRS, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Exchange MOPPRS, of 100% of the principal amount of the tendered Exchange MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the Exchange MOPPRS on the Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for the Exchange MOPPRS, as described below under "Repurchase." In any case, the

Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of Exchange MOPPRS due on the Remarketing Date by book-entry through DTC by the close of business on the Remarketing Date.

     The transactions described above will be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Exchange MOPPRS delivered by book entry as necessary to effect the purchases and sales thereof.

     Transactions involving the sale and purchase of Exchange MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

     The tender and settlement procedures described above, including provisions for payment by purchasers of Exchange MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered Exchange MOPPRS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Exchange MOPPRS in certificated form, if the book-entry system is no longer available for the Exchange MOPPRS at the time of the remarketing. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

     As long as DTC's nominee holds the certificates representing any Exchange MOPPRS in the book-entry system of DTC, no certificates for such Exchange MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such Exchange MOPPRS effected in the remarketing. In addition, under the terms of the Exchange MOPPRS and the Remarketing Agreement (described below), the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Exchange MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Exchange MOPPRS in book-entry form, and (ii) it will waive any discretionary right it otherwise has under the Indenture to cause the Exchange MOPPRS to be issued in certificated form.

     For further information with respect to transfers and settlement through DTC, see "-- Global Securities" below.


     THE REMARKETING DEALER. The Company and the Remarketing Dealer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, have entered into a Remarketing Agreement, the general terms and provisions of which are summarized below.


     The Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company in connection with the remarketing.

     The Company has agreed to indemnify the Remarketing Dealer against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the Remarketing Agreement.

     In the event that the Remarketing Dealer elects to remarket the Exchange MOPPRS as described herein, the obligation of the Remarketing Dealer to purchase Exchange MOPPRS from tendering Beneficial Owners of Exchange MOPPRS will be subject to several conditions precedent set forth in the Remarketing Agreement, including the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred, and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing. In addition, the Remarketing Agreement provides for the termination thereof, or redetermination of the Interest Rate to Maturity, by the Remarketing Dealer on or before the Remarketing Date, upon the occurrence of certain events as set forth in the Remarketing Agreement.

     No Holder or Beneficial Owner of any Exchange MOPPRS shall have any rights or claims under the Remarketing Agreement or against the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Exchange MOPPRS.

     The Remarketing Agreement also provides that the Remarketing Dealer may resign at any time as Remarketing Dealer, such resignation to be effective 10 days after the delivery to the Company and the Trustee of notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

     The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold and deal in any of the Exchange MOPPRS. The Remarketing Dealer may exercise any vote or join in any action which any Beneficial Owner of Exchange MOPPRS may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Remarketing Agreement.

REPURCHASE OF EXCHANGE MOPPRS


     In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, (iii) since the Notification Date, the Remarketing Dealer terminates the Remarketing Agreement due to the occurrence of a material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS, or any other event constituting a termination event under the Remarketing Agreement, (iv) the Remarketing Dealer elects not to remarket the Exchange MOPPRS or (v) the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS on the Remarketing Date, the Company will repurchase the Exchange MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the Exchange MOPPRS plus all accrued and unpaid interest, if any, on the Exchange MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company to the DTC Participant of each tendering Beneficial Owner of Exchange MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Exchange MOPPRS.


REDEMPTION OF EXCHANGE MOPPRS

     If the Remarketing Dealer elects to remarket the Exchange MOPPRS on the Remarketing Date, the Exchange MOPPRS will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, in each case subject to the conditions described above under "-- Tender of Exchange MOPPRS; Remarketing" and "-- Repurchase of Exchange MOPPRS" and to the Company's right to redeem the Exchange MOPPRS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to redeem the Exchange MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price.


     The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Exchange MOPPRS and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Exchange MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.



CERTAIN INDENTURE COVENANTS


     LIMITATIONS ON INCURRENCE OF DEBT. The Company will not, and will not permit a Subsidiary to, incur any Debt (as defined below), other than intercompany Debt (representing Debt to which the only parties are the Trust, the Company and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Trust, the Company and any Subsidiary and provided that, in the case of Debt owed to Subsidiaries of the

Company, such Debt is subordinate in right of payment to the Exchange Notes), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) Total Assets (as defined below) as of the end of the fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the increase or decrease in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase or decrease together with the Company's Total Assets is referred to as the "Adjusted Total Assets") (Indenture Section 1004(a)).



     In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt (as defined below) of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets (Indenture Section 1004(b)). The Exchange Notes do not require that, for the purpose of calculating compliance with Sections 1004(b) and (d) of the Indenture, the amount of "Secured Debt" of any Subsidiary be deemed to include all Debt of that Subsidiary, whether or not that Debt provides recourse to the general assets of that Subsidiary, other than (i) intercompany Debt (representing Debt to which the only parties are the Company, the Trust and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Company, the Trust and any Subsidiary) that is subordinate in right of payment to the $180 Million Notes and (ii) trade payables incurred in the ordinary course of business. The Teachers Purchase Agreement imposed such an additional covenant upon the $180 Million Notes until such time as they were registered for resale or replaced by the $180 Million Exchange Notes.



     In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (provided that, in the case of Debt owed to Subsidiaries of the Company, such Debt is subordinate in right of payment to the Exchange Notes), if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company or its Subsidiaries since the first day of such four-quarter period, which was outstanding at the end of such period, had been incurred at the beginning of such period and continued to be outstanding throughout such period, and the application of the proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Company or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) in the case of Acquired Indebtedness or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation and (iv) in the case of any increase or decrease in Total Assets, or any other acquisition or disposition by the Company or any Subsidiary of any asset or group of assets, since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments to revenues, expenses and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation (Indenture Section 1004(c)).



     MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Company is required at all times to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt of the Company and its Subsidiaries on a consolidated basis (Indenture Section 1004(d)).

     As used in the Indenture and the description thereof herein:

          "Acquired Indebtedness" means Debt of a Person (i) existing at the time the Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the Person, in each case, other than Debt incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or that acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for Consolidated Interest Expense of the Company and its Subsidiaries.

          "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) increases in deferred taxes and other noncash items,
     (vi) charges resulting from a change in accounting principles, and (vii) charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures and (b) decreases in deferred taxes and other noncash items.

          "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on leases reflected in accordance with GAAP as capitalized leases on the Company's consolidated balance sheet, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other securities) of the Company and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP.

          "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company and its Subsidiaries, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company and its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company and its Subsidiaries as lessee which is reflected in the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under
     (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) (it being understood that "Debt" shall be deemed to be incurred by the Company and its Subsidiaries on a consolidated basis whenever the Company and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof; Debt of a Subsidiary of the Company existing prior to the time it became a Subsidiary of the Company shall be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of the Company; and Debt of a person existing prior to a merger or consolidation of such person with the Company or any Subsidiary of the Company in which such person is the successor to the Company or such Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation); provided, however, the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP.

          "Secured Debt" means, without duplication, Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets. Secured Debt shall be deemed to be incurred (i) on the date the Company or any Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the Company or any Subsidiary first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

          "Subsidiary" means (i) a corporation, partnership, limited liability company, trust, real estate investment trust or other entity a majority of the voting power of the voting equity securities of which are owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company, (ii) a partnership, limited liability company, trust, real estate investment trust or other entity not treated as a corporation for federal income tax purposes, the majority of the value of the equity interests of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company and (iii) one or more corporations which, either individually or in the aggregate, would be Significant Subsidiaries (as defined below, except that the investment, asset and equity thresholds for purposes of this definition shall be 5%), the majority of the value of the equity interests of which are owned, directly or indirectly, by the Company or by one or more Subsidiaries.

          "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis not securing any portion of Secured Debt determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means Debt of the Company or any Subsidiary that is not Secured Debt.


     EXISTENCE. Except as permitted under "-- Merger, Consolidation or Sale" below, the Company is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Trustees of the Trust determines that the preservation thereof is no longer desirable in the conduct of the Company's business and that the loss thereof is not disadvantageous in any material respect to the Holders (Indenture Section 1006).



     MAINTENANCE OF PROPERTIES. The Company is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from discontinuing the operation and maintenance of any of the properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders (Indenture Section 1007).


     INSURANCE. The Company is required to, and is required to cause each of its Subsidiaries to, maintain insurance coverage by financially sound and reputable insurance companies in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business (Indenture Section 1008).



     PAYMENT OF TAXES AND OTHER CLAIMS. The Company is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as appropriate reserves are established therefor in accordance with GAAP (Indenture Section
1009).



     PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Exchange Notes are outstanding, the Company will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject (the "Financial Statements"), such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file such documents if the Company were so subject (the "Required Filing Dates"). The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Exchange Notes, as their names and addresses appear in the security register for the Exchange Notes, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not made under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Indenture Section 1010).


MERGER, CONSOLIDATION OR SALE


     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust (collectively, a "Corporation"), provided that (a) the Company shall be the continuing Corporation, or the successor Corporation or its transferees or assignees of such assets (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by lease (subject to the continuing obligations of the Company set forth in the Indenture) or otherwise, either directly or indirectly, shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all the debt securities issued by the Company under the Indenture ("Debt Securities") and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) the successor Corporation formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets shall be a United States Corporation; (c) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary of the Company as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (d) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Indenture Sections 801 and 803).


EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following events are "Events of Default" with respect to the Notes of a series: (a) default for 30 days in the payment of any installment of interest on any Note of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Note at its maturity; (c) default in the performance of any other covenant of the Company contained in the Indenture, such default having continued for 60 days after written notice as provided pursuant to the Indenture; (d) default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided pursuant to the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or any of their respective property. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company (Indenture Section 501).



     If an Event of Default under the Indenture occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of a series may declare the principal amount of all of the Notes of such series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to such Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of such Outstanding Notes may rescind and annul such declaration and its consequences if (a) the Company shall have paid or deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on such Notes, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal of (or specified portion thereof) or premium (if any) or interest on such Notes have been cured or waived as provided in the Indenture (Indenture Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Notes of a series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any such Note or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby (Indenture Section 513).



     The Trustee will be required to give notice to the Holder of Exchange Notes within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Exchange Note or in the payment of any sinking fund installment in respect of any Exchange Note) if specified Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Indenture Section 601).



     The Indenture provides that no Holder of Exchange Notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Notes of a series, as well as an offer of indemnity reasonably satisfactory to it (Indenture Section 507). This provision will not prevent, however, any holder of Notes from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Exchange Notes at the respective due dates thereof (Indenture
Section 508).


     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any Exchange Notes then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section
602). The Holders of not less than a majority in principal amount of the Outstanding Notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of such Notes, or of exercising any trust or power conferred upon the Trustee in respect of such Notes. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of Notes of such series not joining therein (Indenture Section 512).



     Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Indenture Section 1011).


MODIFICATION OF THE INDENTURE


     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities of each series which is affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or premium or Make-Whole Amount, if any, or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, if any, payable on redemption of, any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, or premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above stated percentage in principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each such Debt Security affected thereby (Indenture Section
902). A Debt Security shall be deemed outstanding ("Outstanding") if it has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been cancelled or redeemed.



     The Indenture provides that the Holders of not less than a majority in principal amount of Outstanding Debt Securities of a series have the right to waive compliance by the Company with certain covenants in the Indenture in respect of such Debt Securities (Indenture Section 1013). Compliance with the covenants described herein and such additional covenants with respect to the Debt Securities of a series generally may not be waived by the Board of Trustees of the Trust, as managing general partner of the Company, or by the Trustee.



     Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession or addition of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders; (iv) to permit or facilitate the issuance of Debt Securities in uncertificated form, provided, that such action shall not adversely affect the interests of the Holders in any material respect; (v) to secure the Debt Securities; (vi) to establish the form or terms of additional Debt Securities of any series; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (viii) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders in any material respect; or
(ix) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities under the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect (Indenture Section
901).



     The Indenture contains provisions for convening meetings of the Holders of Debt Securities (Indenture Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities, in any such case upon notice given as provided in the Indenture (Indenture Section
1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities. Any resolution passed or decision taken at any meeting of Holders of Debt Securities duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Indenture Section 1504).



     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the Outstanding Debt Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Indenture Section 1504).


SATISFACTION AND DISCHARGE


     The Company may discharge certain obligations to Holders of Exchange Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Exchange Notes are payable in an amount sufficient to pay the entire indebtedness on such Exchange Notes in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Exchange Notes have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Indenture Section 401).


     The defeasance and covenant defeasance provisions of Article Fourteen of the Indenture will apply to the Exchange Notes upon satisfaction of certain conditions specified therein.

NO CONVERSION RIGHTS

     The Exchange Notes will not be convertible into or exchangeable for any equity interest in or debt security of the Trust or equity interest in the Company.

GLOBAL SECURITIES

     Exchange Notes issued in exchange for Private Notes currently evidenced by one or more fully registered global notes will be evidenced by one or more global notes of the related series (the "Global Securities"), which will be deposited upon issuance with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), as DTC's nominee. Exchange Notes issued in exchange for Private Notes in non-book-entry-form will be issued in registered, certificated form.

     Holders may hold their interests in any of the Global Securities directly through DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

     Holders who are not Participants may beneficially own interests in a Global Security held by DTC only through Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of any Global Security, Cede for all purposes will be considered the sole holder of such Global Security. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

     Neither the Company nor the Trustee (nor any registrar or paying agent) will have any responsibility for the performance by DTC or their Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants whose accounts are credited with DTC interests in a Global Security.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among Participants in deposited securities through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. The rules applicable to DTC and its Participants are on file with the Commission.

     DTC has further advised the Company that pursuant to the procedures established by it, (i) upon deposit of the Global Securities representing Private Notes, DTC will credit the accounts of its Participants with portions of the principal amount of the Global Securities representing the Exchange Notes issued in exchange for the Private Notes that each such Participant has instructed DTC to surrender for exchange and (ii) ownership of such interests in the Global Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities).

     Purchases of Exchange Notes under the DTC system must be made by or through Participants, which will receive a credit for the Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each Exchange Note (a "Beneficial Owner") is in turn to be recorded on the Participant's and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

     The deposit of Exchange Notes with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; DTC's records reflect only the identity of the Participants whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Redemption notices shall be sent to Cede. If less than all of the principal amount of the Global Securities of the same series is being redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant therein to be redeemed.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Principal, Make-Whole Amount, if any, and interest payments on the Exchange Notes will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal, Make-Whole Amount, if any, and interest to DTC is the responsibility of the Company, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants and Indirect Participants. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to the Company. In the event that DTC notifies the Company that it is unwilling or unable to continue as depository for any Global Security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depository and no successor depository shall have been appointed within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the relevant Exchange Notes will be printed and delivered in exchange for interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for relevant Exchange Notes in authorized denominations registered in such names as DTC shall direct. It is expected that such instruction will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Exchange Notes will be printed and delivered.


                        FEDERAL INCOME TAX CONSEQUENCES



     The following discussion summarizes, subject to the limitations described below, the material federal income tax considerations relating to the exchange of the Private Notes for the Exchange Notes pursuant to the Exchange Offer. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be and should not be construed as tax advice. For example, this summary addresses only Notes held as capital assets by initial holders who purchased Private Notes at the "issue price" (generally, the first price to the public (excluding bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers) at which a substantial amount of the issue of which such Private Notes were a part was sold for money). This summary does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risk or as a position in a "straddle" for U.S. tax purposes, persons whose functional currency is not the U.S. dollar, tax-exempt organizations or foreign corporations and persons who are not citizens or residents of the United States (except as described under the heading "-- Taxation of Non-U.S. Holders"). In addition, because the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date, this summary only addresses the federal income tax consequences of the Exchange MOPPRS until the Remarketing Date. It does not give a detailed discussion of any state, local or foreign tax consequences and does not discuss all aspects of federal income taxation that might be relevant to a specific holder in light of its particular investment or tax circumstances.


     As used herein, the term "U.S. Holder" means a holder of Notes who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a holder of Notes who is not a U.S. Holder.

     The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.


     Hogan & Hartson L.L.P., tax counsel to the Company, has reviewed the following discussion and is of the opinion that, to the extent it constitutes matters of law or legal conclusions or purports to describe certain provisions of the federal tax laws, the discussion is a correct summary in all material respects of the matters discussed therein.



     EACH PROSPECTIVE PURCHASER IS STRONGLY ADVISED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.


THE EXCHANGE

     The exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an exchange for federal income tax purposes because the Exchange Notes will not differ materially in kind or extent from the Private Notes and because the exchange will occur by operation of the original terms of the Private Notes. As a result, Holders who exchange their Private Notes for Exchange Notes will not recognize any income, gain or loss for federal income tax purposes. A Holder will have the same adjusted basis and holding period in the Exchange Notes immediately after the exchange as it had in the Private Notes immediately before the exchange.

TAXATION OF U.S. HOLDERS

     INTEREST ON NOTES. Except as described below with respect to Exchange MOPPRS, interest on the Notes will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder's method of tax accounting).

     SALE, EXCHANGE OR RETIREMENT OF NOTES. Except as described below with respect to Exchange MOPPRS, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note. Such gain or loss will be capital if the Note is held as a capital asset. In the case of a U.S. Holder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss, subject to a 28% tax rate, if the Notes have been held for more than one year but not more than 18 months, and long-term capital gain or loss, subject to a 20% tax rate, if the Notes have been held for more than 18 months. In the case of a U.S. Holder that is a corporation, such gain or loss will be long-term capital gain or loss if the Notes have been held for more than one year.


     INTEREST ON EXCHANGE MOPPRS. The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. Because the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date, the Company intends to treat the Exchange MOPPRS as maturing on the Remarketing Date for federal income tax purposes. By purchasing the Exchange MOPPRS, the U.S. Holder agrees to follow such treatment for federal income tax purposes. There can be no assurance that the IRS will agree with the Company's treatment of the Exchange MOPPRS and it is possible that the IRS could assert another treatment. For instance, it is possible that the IRS could seek to treat the Exchange MOPPRS as maturing on the Stated Maturity Date. See "-- Possible Characterization of Exchange MOPPRS as Having Contingent Interest" below.


     In accordance with such treatment, interest on the Exchange MOPPRS will constitute "qualified stated interest" and the Exchange MOPPRS will be taxed as described above under the headings "-- Interest on Notes" and "Sale, Exchange or Retirement of Notes."


     POSSIBLE CHARACTERIZATION OF EXCHANGE MOPPRS AS HAVING CONTINGENT
INTEREST. It is possible that the IRS might seek to treat the Exchange MOPPRS as maturing on their Stated Maturity Date (instead of on the Remarketing Date, as discussed under "-- Interest on Exchange MOPPRS" above) for federal income tax purposes. Pursuant to such treatment, since the Interest Rate to Maturity will not be determined until the Determination Date, the Exchange MOPPRS would be treated as having contingent interest under the Code. In such event, under Treasury Regulations governing debt instruments that provide for contingent payments (the "Contingent Payment Regulations"), the Company would be required to construct a projected payment schedule for the Exchange MOPPRS, based upon the Company's current borrowing costs for comparable debt instruments of the Company, from which an estimated yield on the Exchange MOPPRS would be calculated. A U.S. Holder would be required to include in income original issue discount in an amount equal to the sum of the daily portions of original issue discount on the Exchange MOPPRS that would be deemed to accrue at this estimated yield for each day during the U.S. Holder's taxable year on which the U.S. Holder holds the Exchange MOPPRS. The amount of original issue discount that would be deemed to accrue in any accrual period would equal the product of this estimated yield (properly adjusted for the length of the accrual period) and the Exchange MOPPRS' adjusted issue price (as defined below) at the beginning of the accrual period. The daily portions of original issue discount would be determined by allocating to each day in the accrual period the ratable portion of the original issue discount that would be deemed to accrue during the accrual period. In general, for these purposes, an Exchange MOPPRS' adjusted issue price would equal the Exchange MOPPRS' issue price increased by the original issue discount previously accrued on the Exchange MOPPRS and reduced by all payments made on the Exchange MOPPRS. As a result of the application of the Contingent Payment Regulations, it is possible that a U.S. Holder would be required to include original issue discount in income in excess of actual cash payments received for certain taxable years.


     Under the Contingent Payment Regulations, upon the sale or exchange of an Exchange MOPPRS (including a sale pursuant to the mandatory tender on the Remarketing Date), a U.S. Holder would be required to recognize taxable income or loss in an amount equal to the difference, if any, between the amount realized by the U.S. Holder upon such sale or exchange and the U.S. Holder's adjusted tax basis in the Exchange MOPPRS as of the date of disposition. A U.S. Holder's adjusted tax basis in an Exchange MOPPRS generally would equal such U.S. Holder's initial investment in the Exchange MOPPRS increased by any original issue discount previously included in income with respect to the Exchange MOPPRS by the U.S. Holder and decreased by any payments received by the U.S. Holder. Any such taxable income generally would be treated as ordinary income. Any such taxable loss generally would be treated (i) first as an offset to any interest otherwise includible in income by the U.S. Holder with respect to the Exchange MOPPRS for the taxable year in which the sale or exchange occurs to the extent of the amount of such includible interest and (ii) then as an ordinary loss to the extent of the U.S. Holder's total interest inclusions on the Exchange MOPPRS in previous taxable years. Any remaining loss in excess of the amounts described in (i) and (ii) above generally would be treated as short-term, mid-term or long term-capital loss (depending upon the U.S. Holder's holding period for the Exchange MOPPRS). All amounts includible in income by a U.S. Holder as ordinary interest pursuant to the Contingent Payment Treasury Regulations would be treated as original issue discount.

TAXATION OF NON-U.S. HOLDERS

     A Non-U.S. Holder will not be subject to federal income taxes on payments of principal, premium (if any) or interest on a Note unless such Non-U.S. Holder is a direct or indirect 10% or greater partner of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code, and provided that the interest (including original issue discount, if any) is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

     If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest (including original issue discount, if any) or gain on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of properly completed Form
4224), is subject to U.S. federal income tax on such interest (including original issue discount) and on any gain realized on the sale, exchange or other dispositions of a Note in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

     The Note will not be includible in the estate of a Non-U.S. Holder unless the individual is a direct or indirect 10% or greater partner of the Company or, at the time of such individual's death, payments in respect of the Note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.


     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.


     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.


     The United States Treasury has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. Pursuant to IRS Notice 98-16, these regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1999 will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Holder should consult its own advisor regarding the effect of the new Treasury Regulations.


                              PLAN OF DISTRIBUTION

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer for its own account as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed that for a period of up to 180 days after the closing of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer that receives Exchange Notes in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and the Teachers Purchase Agreement, and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS


     The consolidated financial statements of EOP Operating Limited Partnership as of December 31, 1997 and for the period from July 11, 1997 to December 31, 1997, the combined financial statements of Equity Office Predecessors as of December 31, 1996 and for the period from January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, the statements of revenue and certain expenses for 177 Broad Street, Preston Commons, Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission Street, 30 N. LaSalle, Columbus America Properties, Prudential Properties, 550 South Hope Street, Acorn Properties, 10 & 30 South Wacker Drive, One Lafayette Centre, PPM Properties and Wright Runstad Properties, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The consolidated balance sheets of Beacon Properties, L.P. as of December 31, 1996 and 1995 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, the combined statement of operations, owners' equity and cash flows of the Predecessor for the period January 1, 1994 to May 25, 1994 and the related financial statement schedules of Beacon Properties, L.P. as of December 31, 1996, included herein have been so included in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS


     The legality of the Exchange Notes will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. In addition, the description of federal income tax consequences under the heading "Federal Income Tax Consequences" is based upon the opinion of Hogan & Hartson L.L.P., special tax counsel for the Company.


                             AVAILABLE INFORMATION


     The Trust and the Company are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, are required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained form the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. The Common Shares of the Trust are listed on the NYSE under the symbol "EOP." The Series A Preferred Shares of the Trust are listed on the NYSE under the symbol "EOPpfA."

                                    GLOSSARY




     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:


     "Adjusted Total Assets" means Total Assets together with the increase or decrease in Total Assets, as described in "Description of the Exchange Notes -- Certain Indenture Covenants -- Limitations on Incurrence of Debt."



     "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant in DTC's ATOP that is tendering Private Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.



     "Applicable Spread" means the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the Exchange MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the Exchange MOPPRS, and
(iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Exchange MOPPRS, the Company and the Trustee.


     "ATOP" means Automated Tender Offer Program.

     "Base Rate" means 5.488%.

     "Beacon" means Beacon Properties Corporation, a Maryland corporation.


     "Beacon Facility" means the credit facility under which the $533 million of unsecured indebtedness of Beacon was issued and subsequently assumed by the Company in the Beacon Merger.


     "Beacon Management Company" means Beacon Property Management Corporation, a Delaware corporation.

     "Beacon Merger" means the merger of Beacon with and into the Trust and the merger of Beacon Partnership with and into the Company.


     "Beacon Partnership" means Beacon Properties, L.P., a Delaware limited partnership.



     "Beacon Properties" means the Office Properties the Company acquired pursuant to the Beacon Merger.


     "Beneficial Owner" means an actual purchaser of an Exchange Note.

     "Book-Entry Confirmation" means a confirmation of a book-entry transfer.

     "BPMLP" means Beacon Property Management, L.P., a Delaware limited partnership.


     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, and Boston, Massachusetts, are open for business.



     "Bylaws" means the bylaws adopted by the Board of Trustees of the Trust, as amended from time to time.


     "CBDs" means central business districts.

     "Cede" means Cede & Co., as DTC's nominee.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of the Trust.

     "Company" means either EOP Operating Limited Partnership, a Delaware limited partnership, alone as an entity, or, as the context may require, the combined enterprise consisting of EOP Operating Limited Partnership and one or more of its subsidiaries, and the predecessors thereof, except as defined in "Description of the Exchange Notes," where "the Company" does not include the subsidiaries. All references to the historical activities of EOP Operating Limited Partnership refer to the activities of the Equity Office Predecessors.


     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Exchange MOPPRS being purchased.



     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.


     "Consolidation" means all of the transactions described under "Certain Relationships and Related Transactions -- Formation Transactions."


     "Contingent Payment Regulations" means Treasury Regulations that govern debt instruments that provide for contingent payments.


     "Contribution Agreement" means the agreement pursuant to which the ZML Funds and the Trust agreed to consolidate.

     "Core Portfolio" means the properties that were held by the Equity Office Predecessors during the entire period for both periods being compared.


     "Credit Facilities" means both the $600 Million Credit Facility and the $1.5 Billion Credit Facility.


     "Debt Securities" means all the debt securities issued by the Company under the Indenture.


     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares, Preferred Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a partner in excess of the Company's proportionate share of such debt.


     "Declaration of Trust" means the Trust's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "Determination Date" means the third business day immediately preceding the Remarketing Date.

     "Dollar Price" means, with respect to the Exchange MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.


     "DTC" means The Depository Trust Company, New York, New York.


     "EGI" means Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations.


     "Eligible Institution" means an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.


     "Employee Plan" means the Trust's 1997 Amended and Restated Employee Share Option and Share Award Plan.



     "EOH" means Equity Office Holdings, L.L.C., a Delaware limited liability company.


     "EOP Management Company" means Equity Office Properties Management Corp., a Delaware corporation.


     "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, which is an equity REIT focused solely on multifamily properties and is affiliated with Mr. Zell.



     "Equity Group" means one or both of EGI and EOH.



     "Equity Group Companies" means numerous non-public companies owned, in whole or in part, by Mr. Zell or his affiliates.


     "Equity Group Owners" means certain trusts established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, and the partnerships comprised of such trusts.

     "Equity Office Predecessors" means, on a combined basis, the Office Properties and Parking Facilities of the ZML Funds and the Management Business of the Equity Group that were combined into the Company pursuant to the Consolidation.


     "Exchange Agent" means State Street Bank and Trust Company.



     "Exchange MOPPRS" means the MOPPRS issued in a registered exchange offer for the MOPPRS of the same series with terms identical in all material respects to the MOPPRS.


     "Exchange Notes" means the 6.375% Notes due 2003, 6.625% Notes due 2005, 6.750% Notes due 2008, 7.250% Notes due 2018, 6.376% MOPPRS due 2012, 7.24%
Senior Notes due 2004, 7.36% Senior Notes due 2005, 7.44% Senior Notes due 2006 and 7.41% Senior Notes due 2007 offered in this Exchange Offer.

     "Exchange Offer" means the offer by the Company to exchange the $1.25 Billion Exchange Notes, the Exchange MOPPRS and the $180 Million Exchange Notes, which have been registered under the Securities Act, for an equal principal amount of the Company's outstanding $1.25 Billion Notes, MOPPRS and $180 Million Notes, respectively.

     "Exchange Offer Registration Statement" means the registration statement filed with the Commission relating to the Exchange Offer.

     "Expiration Date" means                , 1998.


     "Financial Statements" means the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were so subject.



     "First Plaza" means First Plaza Group Trust.



     "Formation Transactions" means the transactions pursuant to which the Trust and the Company were formed.

     "Funds from Operations" means net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Trust's cash needs, including its ability to make distributions.


     "GAAP" means generally accepted accounting principles in the United States.

     "Global Securities" means one or more global notes evidencing each series of Exchange Notes in book-entry form.


     "GM" means General Motors Corporation.



     "GMIMCO" means General Motors Investment Management Corporation, an investment adviser to several pension funds of GM.


     "Holders" means the persons in whose names the applicable Notes are registered in the security register applicable to the Notes.

     "Indenture" means the indenture, dated as of September 2, 1997, as amended or supplemented, between the Company and the Trustee.

     "Indirect Participants" means Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system.


     "Initial Purchasers" means, in the case of the $1.25 Billion Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Brothers Inc, and, in the case of the 2003 Notes, the 2005 Notes and the 2018 Notes, UBS Securities LLC and, in the case of the 2008 Notes, BancAmerica Robertson Stephens. In the case of the MOPPRS, "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.



     "Interest Payment Date" means the semi-annual dates February 15 and August 15, commencing August 15, 1998, with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, and the semi-annual dates of March 1 and September 1, commencing September 1, 1998, with respect to the $180 Million Exchange Notes.



     "Interest Rate to Maturity" means interest at the rate determined by the Remarketing Dealer equal to the Base Rate plus the Applicable Spread.


     "Investor Limited Partners" means the several institutional investor limited partners in ZML Opportunity Partnerships I and II.

     "IPO" means the Trust's July 1997 initial public offering of 28,750,000 Common Shares.

     "IRS" means the United States Internal Revenue Service.

     "Joint Venture Properties" means the Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties.


     "leased" means all space for which leases have been executed, whether or not the lease term has commenced.


     "Letter of Transmittal" means the letter of transmittal accompanying this Prospectus.


     "Leventhal Partnership" means the Leventhal Family Limited Partnership.



     "LIBOR" means the London Interbank Offering Rate.



     "Managed Properties" means the properties managed by the Management Companies.



     "Managed Property Business" means that portion of the Management Business that relates to property management of the Managed Properties and the Joint Venture Properties that were contributed to the Company in the Consolidation, which business is owned and conducted by EOP Management Company.



     "Management Business" means the office property management business of EOH and the office property asset management business and the parking asset management business of EGI and EOH relating to those Properties that were contributed to the Company in the Consolidation.


     "Management Companies" means EOP Management Company and Beacon Management Company.


     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.


     "Maturity Date" means the applicable Stated Maturity Date or date of earlier redemption or acceleration, as the case may be.

     "Merger Agreement" means the Agreement and Plan of Merger, dated September 15, 1997, as amended, among the Trust, the Company, Beacon and Beacon Partnership.


     "Merrill Lynch" means Merrill Lynch & Co.


     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "MOPPRS" means the $250 million of 6.376% MandatOry Par Put Remarketed Securities which the Company has agreed to sell in the MOPPRS Offering.


     "NAREIT" means the National Association of Real Estate Investment Trusts.



     "Noncontrolled Subsidiaries" means the Management Companies, EOP Office Company, a Delaware corporation, Beacon Design Corporation, a Massachusetts corporation and Beacon Construction Company, Inc., a Massachusetts corporation.



     "Notes" means the Private Notes and the Exchange Notes.



     "Notice of Guaranteed Delivery" means a properly completed and duly executed notice of guaranteed delivery.


     "Notification Date" means a Business Day not later than five Business Days prior to the Remarketing Date on which the Remarketing Dealer gives notice to the Company and the Trustee of its intention to purchase the MOPPRS for remarketing.

     "NYSE" means the New York Stock Exchange, Inc.


     "occupied" means all space which is leased and for which the lease term has commenced.



     "Office Properties" means the office properties and appurtenant commercial facilities owned by the Company or in which the Company has an interest.

     "$1.25 Billion Notes" means the 2003 Notes, the 2005 Notes, the 2008 Notes and the 2018 Notes.


     "$1.25 Billion Notes Offering" means the private placement of $1.25 billion of senior unsecured notes completed by the Company in February 1998.



     "$1.25 Billion Exchange Notes" means the 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008 and the 7.250% Exchange Notes due 2018.


     "$1.5 Billion Credit Facility" means the Company's $1.5 billion unsecured term loan facility entered into on October 2, 1997 with Morgan Guaranty Trust Company of New York.


     "$180 Million Exchange Notes" means the 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007.


     "$180 Million Notes" means the 2004 Senior Notes, the 2005 Senior Notes, the 2006 Senior Notes and the 2007 Senior Notes.


     "$180 Million Notes Offering" means the $180 million private placement of unsecured notes closed on by the Company on September 3, 1997.



     "Other Acquisitions" means the twelve completed acquisition transactions and the partially completed thirteenth acquisition transaction in which the Company acquired an aggregate of 36 Office Properties during the period from the Trust's IPO through April 30, 1998.


     "Outstanding" means the Debt Security has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been cancelled or redeemed.


     "Parking Facilities" means the stand-alone parking facilities owned by the Company or in which the Company has an interest.


     "Participants" means organizations which are participants in DTC.

     "Partnership Agreement" means the limited partnership agreement of the Company.


     "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, real estate investment trust, or government or any agency or political subdivision thereof.



     "Primary Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York.



     "Private Notes" means the $1.25 Billion Notes, the MOPPRS and the $180 Million Notes.



     "Probable Acquisitions" means the twelve additional office properties which the Company has, as of April 1998, entered into agreements to acquire.



     "Pro Forma Basis" means giving effect to the following transactions which occurred subsequent to December 31, 1997; (a) the acquisition of 21 office properties and one parking facility; (b) the February 1998 Notes Offering; (c) the Series B Preferred Offering and (d) the UIT Offering.


     "Properties" means both the Office Properties and the Parking Facilities.

     "Property Operating Expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.

     "Property Revenues" means rental revenues, tenant reimbursements, parking income and other income.


     "Prospectus" means this prospectus, as the same may be amended or supplemented from time to time.



     "QIB" means "qualified institutional buyer," as defined in Rule 144A.



     "Redemption Price" means the sum of (i) the principal amount of the Exchange Notes other than the Exchange MOPPRS being redeemed plus accrued interest thereon the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes.

     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in the City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.



     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc or their respective affiliates which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.


     "Registration Rights Agreement" means the registration rights agreement between the Company and the Initial Purchasers, dated as of February 12, 1998.

     "Registration Statement" means the registration statement of the Company on Form S-4, together with all amendments and exhibits, of which this Prospectus is a part.

     "Regular Record Date" means the date 15 calendar days prior to such payment day, regardless of whether such day is a Business Day.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.


     "Remaining Scheduled Payments" means, with respect to the Exchange MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date.


     "Remarketing Date" means February 15, 2002.

     "Remarketing Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Required Filing Dates" means the dates by which the Company would have been required to file the Financial Statements if the Company were subject to
Section 13 or 15(d) of the Exchange Act.


     "Restricted Common Shares" means Common Shares issued in transactions not registered under the Securities Act.


     "Rule 144A" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.


     "Series B Preferred Offering" means the Trust's sale of 6,000,000 Series B Preferred Shares, in a private placement, in February 1998.



     "Series B Preferred Shares" means the 5.25% Preferred Income Equity Redeemable Shares(SM), designated by the Trust as its 5.25% Series B Convertible, Cumulative Preferred Shares of Beneficial Interest, $.01 par value per share, $50.00 liquidation preference per share.



     "Series B Preferred Units" means the 5.25% Series B Convertible, Cumulative Preference Units issued by the Company to the Trust in exchange for the proceeds of the Series B Preferred Offering.



     "Shelf Registration Statement" means the shelf registration statement covering resales of the $1.25 Billion Notes and the MOPPRS.



     "$600 Million Credit Facility" means the Company's $600 million unsecured revolving line of credit.


     "SPLP" means Standard Parking Limited Partnership.

     "Staff" means the staff of the Commission.


     "Stated Maturity Date" means February 15, 2003, in the case of the 6.375% Exchange Notes due 2003; February 15, 2005, in the case of the 6.625% Exchange Notes due 2005; February 15, 2008, in the case of the 6.750% Exchange Notes due 2008; February 15, 2018, in the case of the 7.250% Exchange Notes due 2018;

September 1, 2004, in the case of the 7.24% Exchange Notes due 2004; September 1, 2005, in the case of the 7.36% Exchange Notes due 2005; September 1, 2006, in the case of the 7.44% Exchange Notes due 2006; September 1, 2007, in the case of the 7.41% Exchange Notes due 2007; and February 15, 2012, in the case of the Exchange MOPPRS.



     "Subsidiary" or "Subsidiaries" of any Person means, generally, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) (A) 10% or more of the voting power of the voting capital stock or other equity interest, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. In addition to the entities described above, the term Subsidiary includes the Noncontrolled Subsidiaries.



     "Teachers" means Teachers Insurance and Annuity Association of America.


     "Teachers Purchase Agreement" means the Note Purchase Agreement, dated September 2, 1997, between the Company and Teachers.


     "$300 Million PIERS Offering" means the $300 million 5.25% PIERS private offering completed in February 1998.



     "Total Portfolio" means the 258 Office Properties and the 17 stand-alone Parking Facilities which the Company owned or had an interest in as of December 31, 1997.



     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for such Remarketing Date.


     "Trust" means Equity Office Properties Trust, a Maryland real estate investment trust.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means State Street Bank and Trust Company.


     "$250 Million MOPPRS Offering" means the Company's private placement of the MOPPRS in February 1998.


     "2003 Notes" means the Company's 6.375% Notes due 2003.

     "2004 Senior Notes" means the 7.24% Senior Notes due 2004.

     "2005 Notes" means the Company's 6.625% Notes due 2005.

     "2005 Senior Notes" means the 7.36% Senior Notes due 2005.

     "2006 Senior Notes" means the 7.44% Senior Notes due 2006.

     "2007 Senior Notes" means the 7.41% Senior Notes due 2007.

     "2008 Notes" means the Company's 6.750% Notes due 2008.

     "2018 Notes" means the Company's 7.250% Notes due 2018.


     "UIT" means Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust).



     "UIT Offering" means the Trust's private placement of $44 million of Restricted Common Shares in April 1998.


     "Units" means the common units of partnership interest in the Company.


     "Withholding Agent" means the last U.S. payor in the chain of payment prior to payment to a non-U.S. holder.

     "WRALP" means Wright Runstad Asset Limited Partnership.

     "Wright Runstad Acquisition" means the acquisition transaction described in this Prospectus under "Recent Developments -- Wright Runstad Acquisition."

     "ZML Fund I" means Opportunity Partnership I and its general and limited partners, including ZML REIT I.

     "ZML Fund II" means Opportunity Partnership II and its general and limited partners, including ZML REIT II.

     "ZML Fund III" means Opportunity Partnership III and its general and limited partners, including ZML REIT III.

     "ZML Fund IV" means Opportunity Partnership IV and its general and limited partners, including ZML REIT IV.

     "ZML Funds" means, collectively, the ZML Opportunity Partnerships, together with their limited and general partners, including the ZML REITs.


     "ZML Opportunity Partnership I" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership.


     "ZML Opportunity Partnership II" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II.

     "ZML Opportunity Partnership III" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III.

     "ZML Opportunity Partnership IV" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

     "ZML Opportunity Partnerships" means, collectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV, each of which is a limited partnership organized under the laws of the State of Illinois.

     "ZML Partner(s)" means ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, as applicable, each of which is the current general partner of, respectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV.


     "ZML REIT I" means ZML Investors, Inc., a Delaware corporation.


     "ZML REIT II" means ZML Investors II, Inc., a Delaware corporation.

     "ZML REIT III" means Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, a Maryland real estate investment trust.

     "ZML REIT IV" means Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, a Maryland real estate investment trust.

     "ZML REITs" means, collectively, ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV.

                         INDEX TO FINANCIAL STATEMENTS


EOP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  (UNAUDITED)
  Basis of Presentation.....................................    F-4
  Pro Forma Condensed Combined Balance Sheet as of December
     31, 1997...............................................    F-5
  Pro Forma Condensed Combined Statement of Operations for
     the year ended December 31, 1997.......................    F-6
  Notes to the Pro Forma Condensed Combined Financial
     Statements.............................................    F-8
HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
  (AUDITED)
  Report of Independent Auditors............................   F-14
  Consolidated and Combined Balance Sheets of EOP Operating
     Limited Partnership and Equity Office Predecessors as
     of December 31, 1997 and 1996..........................   F-15
  Consolidated Statement of Operations of EOP Operating
     Limited Partnership for the period from July 11, 1997
     to December 31, 1997, and the Combined Statements of
     Operations of Equity Office Predecessors for the period
     from January 1, 1997 to July 10, 1997 and the years
     ended December 31, 1996 and 1995.......................   F-16
  Consolidated Statement of Changes in Partners' Capital of
     EOP Operating Limited Partnership for the period from
     July 11, 1997 to December 31, 1997 and the Combined
     Statements of Changes in Owners' Equity of Equity
     Office Predecessors for the period from January 1, 1997
     to July 10, 1997 and the years ended December 31, 1996
     and 1995...............................................   F-17
  Consolidated Statement of Cash Flows of EOP Operating
     Limited Partnership for the period from July 11, 1997
     to December 31, 1997, and the Combined Statements of
     Cash Flows of Equity Office Predecessors for the period
     from January 1, 1997 to July 10, 1997, and the years
     ended December 31, 1996 and 1995.......................   F-18
  Notes to Consolidated and Combined Financial Statements...   F-19

SCHEDULES
  Schedule III -- Real Estate and Accumulated
     Depreciation...........................................   F-45
  All other schedules for which provision is made in the
     applicable accounting regulations of the Securities and
     Exchange Commission are not required under the related
     instructions or are inapplicable, and therefore have
     been omitted.
177 BROAD STREET
  Report of Independent Auditors............................   F-50
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................   F-51
  Notes to Statement of Revenue and Certain Expenses........   F-52
PRESTON COMMONS
  Report of Independent Auditors............................   F-53
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................   F-54
  Notes to Statement of Revenue and Certain Expenses........   F-55
OAKBROOK TERRACE TOWER
  Report of Independent Auditors............................   F-56
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................   F-57
  Notes to Statements of Revenue and Certain Expenses.......   F-58

ONE MARITIME PLAZA
  Report of Independent Auditors............................   F-59
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................   F-60
  Notes to Statements of Revenue and Certain Expenses.......   F-61
201 MISSION STREET
  Report of Independent Auditors............................   F-62
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................   F-63
  Notes to Statements of Revenue and Certain Expenses.......   F-64
30 N. LASALLE
  Report of Independent Auditors............................   F-65
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................   F-66
  Notes to Statements of Revenue and Certain Expenses.......   F-67
COLUMBUS AMERICA PROPERTIES
  Report of Independent Auditors............................   F-68
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................   F-69
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................   F-70
PRUDENTIAL PROPERTIES
  Report of Independent Auditors............................   F-72
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to August 31, 1997 and
     the year ended December 31, 1996.......................   F-73
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................   F-74
550 SOUTH HOPE STREET
  Report of Independent Auditors............................   F-75
  Statements of Revenue and Certain Expenses for the period
     from April 1, 1997 to July 31, 1997 and the year ended
     March 31, 1997.........................................   F-76
  Notes to Statements of Revenue and Certain Expenses.......   F-77
ACORN PROPERTIES
  Report of Independent Auditors............................   F-78
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................   F-79
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................   F-80
10 & 30 SOUTH WACKER DRIVE
  Report of Independent Auditors............................   F-82
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................   F-83
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................   F-84
ONE LAFAYETTE CENTRE
  Report of Independent Auditors............................   F-85
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1997 to July 31, 1997 and the year
     ended December 31, 1996................................   F-86
  Notes to Statements of Revenue and Certain Expenses.......   F-87
PPM PROPERTIES
  Report of Independent Auditors............................   F-88
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to August 31, 1997 and
     the year ended December 31, 1996.......................   F-89
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................   F-90

WRIGHT RUNSTAD PROPERTIES
  Report of Independent Auditors............................   F-91
  Combined Statements of Revenue and Certain Expenses for
     the period from October 1, 1996 to August 31, 1997 and
     the year ended September 30, 1996......................   F-92
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................   F-93
BEACON PROPERTIES, L.P.
Report of Independent Accountants...........................   F-95
Consolidated Balance Sheets as of December 31, 1996 and
  1995......................................................   F-96
Consolidated Statements of Operations for the years ended
  December 31, 1996 and 1995 and for the periods May 26,
  1994 to December 31, 1994 and January 1, 1994 to May 25,
  1994......................................................   F-97
Consolidated Statements of Partners' Capital for the period
  January 1, 1994 to December 31, 1996......................   F-98
Consolidated Statements of Cash Flows for the period January
  1, 1994 to December 31, 1996..............................   F-99
Notes to Consolidated Financial Statements..................  F-101
Report of Independent Accountants on Financial Statement
  Schedules.................................................  F-114
Schedule III -- Real Estate and Accumulated Depreciation as
  of December 31, 1996......................................  F-115
Schedule IV -- Mortgage Loans on Real Estate as of December
  31, 1996..................................................  F-119

                       EOP OPERATING LIMITED PARTNERSHIP



               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



              AS OF AND FOR THE TWELVE MONTHS ENDED DECEMBER, 1997


                                  (UNAUDITED)



     The accompanying unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 reflects the following transactions which all occurred subsequent to December 31, 1997: (a) the acquisition or probable acquisition of 21 office properties and one parking facility; (b) the $1.25 Billion Notes Offering and the $250 million MOPPRS Offering (collectively the "February 1998 Notes Offering"); (c) the Series B Preferred Offering; and (d) the UIT Offering.



     The accompanying unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 66 office properties, including 20 office properties acquired by Beacon prior to the Beacon Merger, and seven parking facilities, including an interest in four parking facilities, acquired during the year ended December 31, 1997; (b) the disposition of three office properties; (c) the $180 million private debt offering (the "$180 Million Notes Offering") which occurred on September 3, 1997; (d) the transactions that occurred in connection with the consolidation of the entities which comprise the predecessors ("Equity Office Predecessors") of the Company (the "Consolidation") and the initial public offering (the "IPO"), which closed on July 11, 1997, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (e) the net change in interest expense from draws on the $1.5 Billion Credit Facility used to refinance existing mortgage debt; (f) the Beacon Merger; (g) the acquisition of 10 properties, acquired between January 1, 1998 and April 30, 1998; (h) the probable acquisition of 12 office properties; (i) the February 1998 Notes Offering; (j) the Series B Preferred Offering; and (k) the UIT Offering.



     The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements as of and for the year ended December 31, 1997, included elsewhere herein.

                       EOP OPERATING LIMITED PARTNERSHIP



                   PRO FORMA CONDENSED COMBINED BALANCE SHEET



                               DECEMBER 31, 1997


                                  (UNAUDITED)


                                 (IN THOUSANDS)


                                      EOP OPERATING     1998 ACQUIRED
                                         LIMITED        PROPERTIES AND
                                       PARTNERSHIP         PROBABLE      FEBRUARY 1998      SERIES B PREFERRED       UIT
                                        HISTORICAL       ACQUISITIONS    NOTES OFFERING          OFFERING          OFFERING
                                     ----------------   --------------   --------------     ------------------     --------
                                                             (A)                                   (E)               (I)
ASSETS
Investment in real estate, net.....    $10,976,319        $ 946,690       $        --           $      --          $     --
Cash and cash equivalents..........        228,853         (222,950)               --                  --                --
Rents and other receivables........         52,581               --                --                  --                --
Escrow deposits and restricted
  cash.............................         25,772               --                --                  --                --
Investment in unconsolidated joint
  ventures.........................        387,332               --                --                  --                --
Other assets.......................         80,815               --            43,371(B)               --                --
                                       -----------        ---------       -----------           ---------          --------
     TOTAL ASSETS..................    $11,751,672        $ 723,740       $    43,371           $      --          $     --
                                       ===========        =========       ===========           =========          ========
LIABILITIES AND PARTNERS' CAPITAL
Mortgage debt......................    $ 2,063,017        $  48,109       $        --           $      --          $     --
Unsecured notes....................        180,000           63,430         1,504,452(C)               --                --
Lines of credit....................      2,041,300          612,101        (1,461,081)(D)        (289,500)(F)       (44,059)
Distribution payable...............          1,191               --                --                  --                --
Other liabilities..................        306,189               --                --                  --                --
                                       -----------        ---------       -----------           ---------          --------
     TOTAL LIABILITIES.............      4,591,697          723,640            43,371            (289,500)          (44,059)
Minority interests:
  Partially owned properties.......         29,612               --                --                  --                --
Preferred Units (100,000 authorized
  and 14,000 issued)...............        200,000               --                --             300,000(G)             --
General Partners...................      6,205,157               --                --              (9,408)(H)        44,059
Limited Partners...................        725,206              100                --              (1,092)(H)            --
                                       -----------        ---------       -----------           ---------          --------
     TOTAL LIABILITIES AND
       PARTNERS' CAPITAL...........    $11,751,672        $ 723,740       $    43,371           $      --          $     --
                                       ===========        =========       ===========           =========          ========

                                      EOP OPERATING
                                         LIMITED
                                       PARTNERSHIP
                                        PRO FORMA
                                     ----------------

ASSETS
Investment in real estate, net.....    $11,923,009
Cash and cash equivalents..........          5,903
Rents and other receivables........         52,581
Escrow deposits and restricted
  cash.............................         25,772
Investment in unconsolidated joint
  ventures.........................        387,332
Other assets.......................        124,186
                                       -----------
     TOTAL ASSETS..................    $12,518,783
                                       ===========
LIABILITIES AND PARTNERS' CAPITAL
Mortgage debt......................    $ 2,111,126(J)
Unsecured notes....................      1,747,882(J)
Lines of credit....................        858,761(J)
Distribution payable...............          1,191
Other liabilities..................        306,189
                                       -----------
     TOTAL LIABILITIES.............      5,025,149
Minority interests:
  Partially owned properties.......         29,612
Preferred Units (100,000 authorized
  and 14,000 issued)...............        500,000
General Partners...................      6,239,808
Limited Partners...................        724,214
                                       -----------
     TOTAL LIABILITIES AND
       PARTNERS' CAPITAL...........    $12,518,783
                                       ===========

                       EOP OPERATING LIMITED PARTNERSHIP



              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                  (UNAUDITED)


                                 (IN THOUSANDS)


                                         EOP
                                      OPERATING                                               CONSOLIDATION
                                       LIMITED     1997 ACQUIRED                  FINANCING      AND IPO      BEACON PROPERTIES
                                     PARTNERSHIP    PROPERTIES     DISPOSITIONS   ACTIVITY     ADJUSTMENTS     L.P. HISTORICAL
                                     -----------   -------------   ------------   ---------   -------------   -----------------
                                         (K)            (L)            (M)                                           (S)
REVENUES:
  Rental...........................   $570,379       $245,032        $(5,645)     $     --      $  8,983(O)       $299,196
  Tenant reimbursements............    106,437         54,560            (62)           --            --            39,856
  Parking..........................     47,051         17,229           (573)           --            --                --
  Other............................      9,863          4,307           (431)           --            --            11,907
  Fees from noncombined
    affiliates.....................      4,950             --             --            --            --             3,090
  Interest.........................     13,392             69             --            --            --            10,067
                                      --------       --------        -------      --------      --------          --------
                                       752,072        321,197         (6,711)           --         8,983           364,116
                                      ========       ========        =======      ========      ========          ========
EXPENSES:
  Property operating...............    282,964        124,069         (2,710)           --            --           107,905
  Interest.........................    164,105         94,782            (36)       16,606(N)    (27,042)(P)        52,344
  Depreciation.....................    122,074         56,550         (2,071)           --         2,737(Q)         65,034
  Amortization.....................      7,357             --            (54)           --            --             4,209
  General and administrative.......     34,891          2,185           (283)           --         1,800(R)         37,455
                                      --------       --------        -------      --------      --------          --------
                                       611,391        277,586         (5,154)       16,606       (22,505)          266,947
                                      --------       --------        -------      --------      --------          --------
Income before allocation to
  minority interests, income from
  investment in unconsolidated
  joint ventures...................    140,681         43,611         (1,557)      (16,606)       31,488            97,169
Minority interests:
  Partially owned properties.......     (1,701)            --             --            --           (43)               --
Income from investment in
  unconsolidated joint ventures....      5,155          1,581             --            --            --             6,087
                                      --------       --------        -------      --------      --------          --------
Net income from continuing
  operations.......................    144,135         45,192         (1,557)      (16,606)       31,445           103,256
Preferred dividends................       (649)        (7,962)            --            --            --            (9,349)
                                      --------       --------        -------      --------      --------          --------
Net income available for Units.....   $143,486       $ 37,230        $(1,557)     $(16,606)     $ 31,445          $ 93,907
                                      ========       ========        =======      ========      ========          ========
Net income available per Unit
  (Basic)..........................
Weighted Average Units Outstanding
  (Basic)..........................
Net income available per Unit
  (Diluted)........................
Weighted Average Units Outstanding
  (Diluted)........................


                                     BEACON MERGER
                                     AND HISTORICAL
                                      ADJUSTMENTS
                                     --------------

REVENUES:
  Rental...........................     $  5,834(T)
  Tenant reimbursements............           --
  Parking..........................           --
  Other............................           --
  Fees from noncombined
    affiliates.....................           --
  Interest.........................           --
                                        --------
                                           5,834
                                        ========
EXPENSES:
  Property operating...............           --
  Interest.........................          943(U)
  Depreciation.....................        5,374(V)
  Amortization.....................           --
  General and administrative.......      (20,000)(W)
                                        --------
                                         (13,683)
                                        --------
Income before allocation to
  minority interests, income from
  investment in unconsolidated
  joint ventures...................       19,517
Minority interests:
  Partially owned properties.......           --
Income from investment in
  unconsolidated joint ventures....           --
                                        --------
Net income from continuing
  operations.......................       19,517
Preferred dividends................           --
                                        --------
Net income available for Units.....     $ 19,517
                                        ========
Net income available per Unit
  (Basic)..........................
Weighted Average Units Outstanding
  (Basic)..........................
Net income available per Unit
  (Diluted)........................
Weighted Average Units Outstanding
  (Diluted)........................

                       EOP OPERATING LIMITED PARTNERSHIP



              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                  (UNAUDITED)


                                 (IN THOUSANDS)



                                             1998 ACQUIRED                                                          EOP OPERATING
                                             PROPERTIES AND   FEBRUARY 1998                                            LIMITED
                                                PROBABLE          NOTES       SERIES B PREFERRED       UIT           PARTNERSHIP
                                              ACQUISITIONS      OFFERING           OFFERING          OFFERING         PRO FORMA
                                             --------------   -------------   ------------------     --------       -------------
                                                  (X)
Revenues:
  Rental...................................     $ 84,229         $    --           $     --          $    --         $1,208,008
  Tenant reimbursements....................       11,241              --                 --               --            212,032
  Parking..................................        4,089              --                 --               --             67,796
  Other....................................        1,916              --                 --               --             27,562
  Fees from noncombined affiliates.........                           --                 --               --              8,040
  Interest.................................                           --                 --               --             23,528
                                                --------         -------           --------          -------         ----------
    Total revenues.........................      101,475              --                 --               --          1,546,966
                                                --------         -------           --------          -------         ----------
Expenses:
  Property operating.......................       44,273              --                 --               --            556,501
  Interest.................................       42,273           3,735(Y)         (19,976)(Z)       (3,040)(AB)       324,694
  Depreciation.............................       18,970              --                 --               --            268,668
  Amortization.............................                           --                 --               --             11,512
  General and administrative...............           --              --                 --               --             56,048
                                                --------         -------           --------          -------         ----------
                                                 105,516           3,735            (19,976)          (3,040)         1,217,423
                                                --------         -------           --------          -------         ----------
Income before allocation to minority
  interests, income from investment in
  unconsolidated joint ventures............       (4,041)         (3,735)            19,976            3,040            329,543
Minority interests:
  Partially owned properties...............           --              --                 --               --             (1,744)(AC)
Income from investment in unconsolidated
  joint ventures...........................           --              --                 --               --             12,823
                                                --------         -------           --------          -------         ----------
Net income from continuing operations......       (4,041)         (3,735)            19,976            3,040            340,622
Preferred dividends........................           --              --            (15,750)(AA)          --            (33,710)
                                                --------         -------           --------          -------         ----------
Net income available for Units.............     $ (4,041)        $(3,735)          $  4,226          $ 3,040         $  306,912
                                                ========         =======           ========          =======         ==========
Net income available per Unit (Basic)......                                                                          $     1.09
                                                                                                                     ==========
Weighted Average Units Outstanding
  (Basic)..................................                                                                             280,319
                                                                                                                     ==========
Net income available per Unit (Diluted)....                                                                          $     1.08
                                                                                                                     ==========
Weighted Average Units Outstanding
  (Diluted)................................                                                                             285,344
                                                                                                                     ==========

                       EOP OPERATING LIMITED PARTNERSHIP



         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



A. To reflect the following acquisitions during the period from January 1, 1998 to April 30, 1998 and the Probable Acquisitions:



                                                                                 LIABILITIES
                                                                                   ASSUMED       VALUE OF
            PROPERTY                DATE ACQUIRED    PURCHASE COST   CASH PAID    OR ISSUED    UNITS ISSUED
            --------               ----------------  -------------   ---------   -----------   ------------
BP Garage(1).....................  January 28, 1998    $ 10,200      $ 10,200     $     --         $     --
100 Summer Street................   March 18, 1998      222,500       222,500           --               --
The Tower at New England.........   March 31, 1998       27,875        27,875           --               --
Denver Post......................   April 28, 1998       53,100        53,000           --              100
Miller Global Portfolio..........        (2)            393,015       281,476      111,539
301 Howard and 215 Fremont.......   April 29, 1998       90,000        90,000           --               --
Colonnade........................        (3)            150,000       150,000           --               --
                                                       --------      --------     --------         --------
Totals...........................                      $946,690      $835,051     $111,539         $    100
                                                       ========      ========     ========         ========


-------------------------


     (1) The Company acquired leasehold interests in the parking facility adjacent to BP Tower, an existing Office Property.



     (2) This portfolio consists of 13 office properties. The Company acquired four properties on April 30, 1998 and expects to acquire one property on May 15, 1998 and the remaining eight properties on July 15, 1998. In connection with this acquisition, the Company issued $63.4 million of unsecured notes which are payable within 120 days of closing in either cash or Units.



     (3) Probable acquisition.



B. To reflect the following costs incurred in connection with the February 1998 Notes Offering:



Termination of interest rate swaps..........................   $32,558
Underwriting fees...........................................     9,813
Offering costs..............................................     1,000
                                                               -------
     Total..................................................   $43,371
                                                               =======



C. To reflect the February 1998 Notes Offering, including an premium of $6,450 received on the $250 million MOPPRS Offering and net of an $1,998 discount recorded on the $1.25 Billion Notes Offering.



D. To reflect the use of the net proceeds of the February 1998 Notes Offering:



Gross proceeds of February 1998 Notes Offering..............   $ 1,504,452
Costs incurred in connection with the February 1998 Notes
  Offering (see Note B).....................................       (43,371)
                                                               -----------
     Net proceeds...........................................   $ 1,461,081
                                                               ===========
Paydown of $1.5 Billion Credit Facility.....................   $(1,056,062)
Paydown of revolving credit facility........................      (405,019)
                                                               -----------
     Total..................................................   $(1,461,081)
                                                               ===========



E. Represents adjustments to reflect the Series B Preferred Offering of $300 million, which resulted in the Company issuing six million 5.25% Series B Preferred Units, liquidation preference of $50.00 per unit.

                       EOP OPERATING LIMITED PARTNERSHIP

F. To reflect the paydown of the $1.5 Billion Credit Facility with the net proceeds of the Series B Preferred Offering as follows:



Gross proceeds..............................................   $300,000
Less: Underwriting and other costs (see Note H).............    (10,500)
                                                               --------
     Net proceeds...........................................   $289,500
                                                               ========



G. To reflect the Series B Preferred Offering.



H. To reflect the underwriting and other costs incurred in connection with the Series B Preferred Offering.



I. To reflect the UIT Offering and paydown of the Credit Facilities with the proceeds as follows:



Value of Units issued.......................................   $44,059
                                                               -------
Proceeds used to paydown Credit Facilities..................   $44,059
                                                               =======



J. Scheduled payments of principal on total indebtedness for each of the next five years and thereafter, on a pro forma basis are as follows:



1998........................................................   $  501,331
1999........................................................       52,908
2000........................................................      703,997
2001........................................................      432,962
2002........................................................      319,584
Thereafter..................................................    2,701,378
                                                               ----------
     Subtotal...............................................    4,712,160
Net premium (net of accumulated amortization of $2.1
  million)..................................................        5,609
                                                               ----------
     Total..................................................   $4,717,769
                                                               ==========

                       EOP OPERATING LIMITED PARTNERSHIP

K. Represents the combined historical statements of operations of the Company for the period from July 11, 1997 to December 31, 1997 and Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, and the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997.



L. To reflect the operations and the depreciation expense for properties acquired in 1997 for the period from January 1, 1997 through the date of acquisition. Interest expense was also adjusted, where applicable, to a full year, for the year ended December 31, 1997.



                          PROPERTY                          DATE ACQUIRED        NOTE REFERENCE
    ----------------------------------------------------    -----------------    --------------
    177 Broad Street....................................    January 29, 1997
    Biltmore Apartments.................................    January 29, 1997
    Preston Commons.....................................    March 21, 1997
    Oakbrook Terrace Tower..............................    April 16, 1997
    50% Interest in Civic Parking, L.L.C................    April 16, 1997
    One Maritime Plaza..................................    April 21, 1997
    10880 Wilshire Boulevard............................    April 23, 1997             (1)
    Smith Barney Tower..................................    April 29, 1997
    201 Mission Street..................................    April 30, 1997
    Centerpointe I and II...............................    April 30, 1997             (1)
    Westbrook Corporate Center..........................    May 23, 1997               (1)
    225 Franklin Street.................................    June 4, 1997               (1)
    30 N. LaSalle.......................................    June 13, 1997
    Sunnyvale Business Center...........................    July 1, 1997               (1)
    Adams -- Wabash Parking Facility....................    August 11, 1997
    Columbus America Properties.........................    September 3, 1997
    Civic Opera Building................................    October 1, 1997            (1)
    Prudential Properties...............................    October 1, 1997
    550 South Hope Street...............................    October 6, 1997
    10 & 30 South Wacker Drive..........................    October 7, 1997
    Acorn Properties....................................    October 7, 1997
    200 West Adams......................................    October 8, 1997            (1)
    One Lafayette Centre................................    October 17, 1997
    Lakeside Office Park................................    October 20, 1997           (1)
    Acorn Properties....................................    November 21, 1997
    PPM Properties......................................    November 24, 1997
    LaSalle Office Plaza................................    November 25, 1997
    Stanwix Parking Facility............................    November 25, 1997
    101 North Wacker....................................    December 11, 1997          (1)
    Wright Runstad Properties...........................    December 17, 1997
    Wright Runstad Associates Limited Partnership.......    December 17, 1997


-------------------------


     (1) Represents properties acquired during 1997 by Beacon prior to the Beacon Merger.

                       EOP OPERATING LIMITED PARTNERSHIP

     The depreciation adjustment of $56.6 million in the "1997 Acquired Properties" column in the statement of operations for the year ended December 31, 1997, is based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.



M.To eliminate the operations of Barton Oaks Plaza II, Westlakes Office Park and
  8383 Wilshire for the year ended December 31, 1997. Barton Oaks Plaza II was sold in January and Westlakes Office Park and 8383 Wilshire were sold in May 1997.



N. To reflect the additional interest expense on debt obtained in the year ended December 31, 1997 on properties acquired before 1997 and to reflect the $180 Million Notes Offering which occurred on September 3, 1997, and the resulting paydown of the revolving credit facility, and to reflect the $235.3 million of mortgage indebtedness repaid from draws on the $1.5 Billion Credit Facility and the repayment of the revolving credit facility balance. The adjustment also eliminates amortization expense recorded on the mark-to-market adjustment on debt repaid from draws on the $1.5 Billion Credit Facility and reflects amortization related to the fees associated with the $1.5 Billion Credit Facility for the year ended December 31, 1997, as follows:



    Additional interest from debt obtained during 1997 on
      properties acquired before 1997...........................   $   1,042
    Additional interest on $180 Million Notes Offering..........       9,218
    Additional interest on $1.5 Billion Credit Facility.........      24,126
    Decrease in interest from repayment of mortgage
      indebtedness..............................................     (13,263)
    Decrease in interest from repayment of the revolving credit
      facility..................................................      (8,052)
    Amortization of fees associated with the $1.5 Billion Credit
      Facility..................................................       5,018
    Eliminate amortization expense recorded on mark to market
      adjustment on debt repaid with the $1.5 Billion Credit
      Facility..................................................      (1,483)
                                                                   ---------
         Total..................................................   $  16,606
                                                                   =========



O. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Consolidation and the IPO closed on January 1, 1997.



P. To reflect the net decrease in interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May 1997 and the $598.4 million repaid with the net proceeds of the IPO and cash held by Equity Office Predecessors. In addition, to eliminate the $5.9 million of amortization historically recognized as a result of the write-off of deferred loan costs, net of the $4.1 million amortization of the discount required to record the mortgage debt at fair value recorded in connection with the Consolidation and the IPO.



Q. To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the year ended December 31, 1997, on a straight-line basis, as follows:



Historical investment in real estate before accumulated
  depreciation at time of IPO...............................      $5,022,946
Less: Portion allocated to land estimated to be 10%.........        (502,295)
                                                                  ----------
Depreciable basis...........................................      $4,520,651
                                                                  ==========
Depreciation expense based on an estimated useful life of 40
  years.....................................................      $  113,016
Less: Historical depreciation expense related to properties
  contributed at the Consolidation and IPO..................        (106,888)
Less: Pro forma depreciation expense on properties acquired
  in 1997 prior to the Consolidation and the IPO............          (3,391)
                                                                  ----------
Depreciation expense adjustment.............................      $    2,737
                                                                  ==========

                       EOP OPERATING LIMITED PARTNERSHIP

R. To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public entity as follows:



Trustees' and officers' insurance...........................        $  375
Printing and mailing........................................           375
Trustees' fees..............................................           225
Investor relations..........................................           225
Other.......................................................           600
                                                                    ------
  Total.....................................................        $1,800
                                                                    ======



S. Represents Beacon's historical statement of operations prior to the Beacon Merger for the period from January 1, 1997 to December 18, 1997.



T. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Beacon Merger closed on January 1, 1997.



U. To reflect amortization of mark-to-market adjustment of Beacon's mortgage debt.



V. To reflect the depreciation expense related to the adjustment to record the net equity value of the investment in real estate and investment in joint ventures on a straight-line basis for the year ended December 31, 1997 associated with the Beacon Merger, as follows:



Investment in real estate for Beacon Properties.............      $4,204,502
Less: Portion allocated to land.............................        (515,022)
                                                                  ----------
Pro Forma depreciable basis of Beacon's investment in real
  estate, net...............................................      $3,689,480
                                                                  ==========
Depreciation expense based on an estimated useful life of 40
  years.....................................................      $   92,237
Less: Historical expense related to the Beacon Properties,
  including the period from December 19, 1997 to December
  31, 1997 after the Beacon Merger..........................         (73,393)
Less: Pro Forma depreciation expense on Beacon's 1997
  acquired properties.......................................         (13,470)
                                                                  ----------
Adjustment to depreciation expense..........................      $    5,374
                                                                  ==========



W.To reflect the reduction of general and administrative expenses as a result of the Beacon Merger.



Salaries and benefits.......................................   $14,500
Rent........................................................     1,200
Office and computer expenses................................     1,600
Investor relations..........................................     1,600
Other.......................................................     1,100
                                                               -------
  Total.....................................................   $20,000
                                                               =======



X. To reflect the operations and the depreciation expense for the properties acquired in 1998 (see Note A). Interest expense was also adjusted, where applicable, to a full year, for the year ended December 31, 1997.



  The depreciation adjustment of $18.9 million is based on the cost to acquire the 1998 Acquired Properties and Probable Properties assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.



Y. To reflect the net increase in interest expense in connection with the February 1998 Notes Offering and the paydown of the revolving credit facility and the $1.5 Billion Credit Facility with the net proceeds of the February 1998 Notes Offering (see Note D) and to reflect amortization of the financing costs incurred in connection with the February 1998 Notes Offering (see Note
   B).

                       EOP OPERATING LIMITED PARTNERSHIP

Z. To reflect the decrease in interest expense in connection with the paydown of the Credit Facilities with the net proceeds of the Series B Preferred Offering (see Note F).



AA.To reflect preferred dividends in connection with the Series B Preferred
   Offering of 5.25% per annum.



AB.To reflect the decrease in interest in connection with the paydown of the Credit Facilities with the net proceeds of the UIT Offering (see Note I).



AC.To reflect the 5% economic interest that the Company does not own in Equity
   Office Properties Management Corp. (the "EOP Management Company"):



Historical ownership interest in partially owned
  properties................................................        $ 1,701
                                                                    -------
Fees from noncombined affiliates............................          4,950
Less: EOP Management Company expenses.......................          4,100
                                                                    -------
EOP Management Company net income...........................            850
                                                                    -------
Economic interest of 5% in the EOP Management Company.......             43
                                                                    -------
Net income allocated to minority interests ownership in
  partially owned properties................................        $ 1,744
                                                                    =======

                         REPORT OF INDEPENDENT AUDITORS

The Partners of EOP Operating Limited Partnership

     We have audited the accompanying consolidated balance sheet of EOP Operating Limited Partnership (the "Company") and the combined balance sheet of the Equity Office Predecessors, as defined in Note 1, as of December 31, 1997 and 1996, respectively, and the related consolidated statements of operations, partners' capital and cash flows of the Company for the period from July 11, 1997 to December 31, 1997, and the related combined statements of operations, owners' equity and cash flows of the Equity Office Predecessors, as defined in
Note 1, for the period from January 1, 1997 to July 10, 1997, and for the years ended December 31, 1996 and 1995. Our audits also included the financial statement schedule III, Real Estate and Accumulated Depreciation. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EOP Operating Limited Partnership and the combined financial position of the Equity Office Predecessors, as defined in Note 1, at December 31, 1997 and 1996, respectively, and the consolidated results of EOP Operating Limited Partnership's operations and cash flows for the period from July 11, 1997 to December 31, 1997, and the combined results of the Equity Office Predecessors', as defined in Note 1, operations and cash flows for the period from January 1, 1997 to July 10, 1997 and for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP
                                          --------------------------------------
                                          ERNST & YOUNG LLP

Chicago, Illinois
February 23, 1998, except for Note 25,
as to which the date is March 18, 1998

          EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED BALANCE SHEET
             AND EQUITY OFFICE PREDECESSORS COMBINED BALANCE SHEET

                                                                   EOP OPERATING       EQUITY OFFICE
                                                                LIMITED PARTNERSHIP     PREDECESSORS
                                                                   DECEMBER 31,         DECEMBER 31,
                                                                       1997                 1996
                                                                -------------------    -------------
                                                                       (DOLLARS IN THOUSANDS,
                                                                          EXCEPT UNIT DATA)
ASSETS
  Investment in real estate.................................        $11,041,014          $3,549,708
  Accumulated depreciation..................................            (64,695)           (257,893)
                                                                    -----------          ----------
                                                                     10,976,319           3,291,815
  Cash and cash equivalents.................................            228,853             410,420
  Tenant and other receivables (net of allowance for
     doubtful accounts of $675 and $55, respectively).......             32,531               8,675
  Deferred rent receivable..................................             20,050              49,986
  Escrow deposits and restricted cash.......................             25,772              32,593
  Investment in unconsolidated joint ventures...............            387,332              26,910
  Deferred financing costs (net of accumulated amortization
     of $1,855 and $3,351, respectively)....................              5,090               8,372
  Deferred leasing costs (net of accumulated amortization of
     $1,473 and $18,455, respectively)......................             26,994              62,593
  Prepaid expenses and other assets.........................             48,731              21,201
                                                                    -----------          ----------
  Total Assets..............................................        $11,751,672          $3,912,565
                                                                    ===========          ==========
LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY
  Mortgage debt (including a net premium of $1,157 and $0,
     respectively)..........................................        $ 2,063,017          $1,837,767
  Unsecured notes...........................................            180,000                  --
  Lines of credit...........................................          2,041,300             127,125
  Accounts payable and accrued expenses.....................            260,401              81,995
  Due to affiliates.........................................                733               2,074
  Distribution payable......................................              1,191              96,500
  Other liabilities.........................................             45,055              29,022
                                                                    -----------          ----------
  Total Liabilities.........................................          4,591,697           2,174,483
                                                                    -----------          ----------
  Commitments and contingencies (Note 24)
  Minority interests -- Partially Owned Properties..........             29,612              11,080
                                                                    -----------          ----------
Owners' equity..............................................                 --           1,727,002
  8.98% Series A Cumulative Redeemable Preferred Units,
     liquidation preference $25.00 per Unit; 100,000,000
     Units authorized, and 8,000,000 issued and
     outstanding............................................            200,000                  --
  Partners' Capital:
     General Partners.......................................          6,205,157                  --
     Limited Partners.......................................            725,206                  --
                                                                    -----------          ----------
  Total Partners' Capital/Owners' Equity....................          7,130,363           1,727,002
                                                                    -----------          ----------
  Total Liabilities and Partners' Capital/Owners' Equity....        $11,751,672          $3,912,565
                                                                    ===========          ==========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF OPERATIONS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF OPERATIONS

                                                   EOP OPERATING
                                                      LIMITED              EQUITY OFFICE PREDECESSORS
                                                    PARTNERSHIP     -----------------------------------------
                                                   --------------     FOR THE
                                                   FOR THE PERIOD   PERIOD FROM
                                                   FROM JULY 11,    JANUARY 1,    FOR THE YEAR   FOR THE YEAR
                                                      1997 TO         1997 TO        ENDED          ENDED
                                                    DECEMBER 31,     JULY 10,     DECEMBER 31,   DECEMBER 31,
                                                        1997           1997           1996           1995
                                                   --------------   -----------   ------------   ------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)
REVENUES:
  Rental.........................................   $   314,233      $256,146       $386,481       $289,320
  Tenant reimbursements..........................        63,196        43,241         62,036         41,935
  Parking........................................        25,960        21,091         27,253         15,390
  Other..........................................         3,324         6,539         17,626         10,314
  Fees from noncombined affiliates...............         2,440         2,510          5,120          5,899
  Interest.......................................         3,815         9,577          9,608          8,599
                                                    -----------      --------       --------       --------
       Total revenues............................       412,968       339,104        508,124        371,457
                                                    -----------      --------       --------       --------
EXPENSES:
Interest:
  Expense incurred...............................        76,675        80,481        119,595        100,566
  Amortization of deferred financing costs.......         4,178         2,771          4,275          2,025
Depreciation.....................................        64,695        57,379         82,905         64,716
Amortization.....................................         1,473         5,884          9,057          7,415
Real estate taxes................................        47,579        34,000         52,182         37,978
Insurance........................................         3,196         3,060          4,863          3,352
Repairs and maintenance..........................        50,285        45,540         71,156         53,618
Property operating...............................        54,619        44,685         72,866         56,540
General and administrative.......................        17,690        17,201         23,145         21,987
Provision for value impairment...................            --            --             --         20,248
                                                    -----------      --------       --------       --------
       Total expenses............................       320,390       291,001        440,044        368,445
                                                    -----------      --------       --------       --------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, gain on sales of real estate and
  extraordinary items............................        92,578        48,103         68,080          3,012
Minority interests -- Partially Owned Properties,
  net of extraordinary gain of $20,035 in 1995...          (789)         (912)        (2,086)        (2,129)
Income from unconsolidated joint ventures........         3,173         1,982          2,093          2,305
Gain on sales of real estate.....................           126        12,510          5,338             --
                                                    -----------      --------       --------       --------
Income before extraordinary items................        95,088        61,683         73,425          3,188
Extraordinary items..............................       (16,366)         (274)            --         31,271
                                                    -----------      --------       --------       --------
Net income.......................................        78,722        61,409         73,425         34,459
Preferred distributions..........................          (649)           --             --             --
                                                    -----------      --------       --------       --------
Net income available for Units...................   $    78,073      $ 61,409       $ 73,425       $ 34,459
                                                    ===========      ========       ========       ========
Net income available per weighted average
  Unit outstanding -- Basic......................         $0.44
                                                    ===========
Weighted average
  Units outstanding -- Basic.....................   178,647,562
                                                    ===========
Net income available per weighted average
  Units outstanding -- Diluted                            $0.43
                                                    ===========
Weighted average
  Units outstanding -- Diluted...................   180,014,027
                                                    ===========

                            See accompanying notes.

EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF CHANGES IN OWNERS'
                                     EQUITY

                                                EOP OPERATING
                                                   LIMITED
                                                 PARTNERSHIP             EQUITY OFFICE PREDECESSORS
                                                --------------   ------------------------------------------
                                                FOR THE PERIOD   FOR THE PERIOD
                                                   JULY 11,        JANUARY 1,            YEARS ENDED
                                                   1997 TO          1997 TO              DECEMBER 31,
                                                 DECEMBER 31,       JULY 10,       ------------------------
                                                     1997             1997            1996          1995
                                                --------------   --------------       ----          ----
                                                                  (DOLLARS IN THOUSANDS)
PARTNERS' CAPITAL:
Balance, beginning of period..................    $       --      $        --      $       --    $       --
  Net proceeds from IPO.......................       564,506               --              --            --
  Contribution of net assets from
     Consolidation at fair value in exchange
     for Units................................     2,830,919               --              --            --
  Issuance of Units and Warrants for
     acquisitions.............................       357,672               --              --            --
  Sale of Units, net..........................       273,950               --              --            --
  Issuance of Units for Beacon Merger.........     2,921,838               --              --            --
  Issuance of 8.98% Series A Cumulative
     Redeemable Preferred Units...............       200,000               --              --            --
  Units issued for restricted units and
     trustee fees.............................           165               --              --            --
  Net income..................................        78,722               --              --            --
  Distributions declared to Redeemable
     Preference Interests.....................          (649)              --              --            --
  Distribution declared to partners...........       (96,760)              --              --            --
                                                  ----------      -----------      ----------    ----------
Balance, end of period........................    $7,130,363      $        --      $       --    $       --
                                                  ==========      ===========      ==========    ==========
OWNERS' EQUITY:
Balance, beginning of period/year.............    $       --      $ 1,727,002      $1,089,969    $  731,098
  Contributions...............................            --          285,542         661,265       337,048
  Offering expenses...........................            --               --          (1,157)         (128)
  Distributions...............................            --         (189,752)        (96,500)      (12,508)
  Net income..................................            --           61,409          73,425        34,459
  Contribution of Owners' Equity to the
     Company in connection with the
     Consolidation............................            --       (1,884,201)             --            --
                                                  ----------      -----------      ----------    ----------
  Balance, end of period/year.................    $       --      $        --      $1,727,002    $1,089,969
                                                  ==========      ===========      ==========    ==========
ALLOCATION OF PARTNERS' CAPITAL:
  General Partners............................    $6,205,157      $        --      $       --    $       --
                                                  ==========      ===========      ==========    ==========
  Limited Partners............................    $  725,206      $        --      $       --    $       --
                                                  ==========      ===========      ==========    ==========
  8.98% Series A Cumulative Redeemable
     Preferred Units..........................    $  200,000      $        --      $       --    $       --
                                                  ==========      ===========      ==========    ==========

                            See accompanying notes.

   EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF CASH FLOWS AND
          EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF CASH FLOWS

                                                                EOP OPERATING             EQUITY OFFICE PREDECESSORS
                                                             LIMITED PARTNERSHIP   -----------------------------------------
                                                             -------------------     FOR THE
                                                               FOR THE PERIOD      PERIOD FROM
                                                                FROM JULY 11,      JANUARY 1,    FOR THE YEAR   FOR THE YEAR
                                                                   1997 TO           1997 TO        ENDED          ENDED
                                                                DECEMBER 31,        JULY 10,     DECEMBER 31,   DECEMBER 31,
                                                                    1997              1997           1996           1995
                                                               --------------      -----------   ------------   ------------
                                                                                 (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income before preferred distributions.................     $    78,722        $  61,409     $   73,425     $  34,459
  Adjustment to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...........................          70,346           66,034         96,237        74,156
    (Income) from unconsolidated joint ventures.............          (3,173)          (1,982)        (2,093)       (2,305)
    (Gain) on sales of real estate..........................            (126)         (12,510)        (5,338)           --
    Provision for value impairment..........................              --               --             --        20,248
    Extraordinary loss from early extinguishments of debt...          16,366              274             --            --
    Extraordinary (gain) on repurchase of debt..............              --               --             --       (31,271)
    Provision for doubtful accounts.........................           1,686            1,175          2,284         2,096
    Allocation to minority interests........................             789              912          2,086         2,129
    Changes in assets and liabilities:
      Decrease (increase) in rents receivable...............           2,064            2,664         (1,550)       (2,998)
      (Increase) in deferred rent receivables...............         (21,421)          (8,061)       (20,421)      (14,413)
      (Increase) decrease in other assets...................         (29,551)          (8,839)        (9,747)        1,374
      Increase in accounts payable and accrued expenses.....          54,076            2,916         19,241         6,931
      (Decrease) increase in due to affiliates..............            (898)            (722)         1,235           (89)
      Increase (decrease) in other liabilities..............          21,874           (7,310)        10,616         3,561
                                                                 -----------        ---------     ----------     ---------
        Net cash provided by operating activities...........         190,754           95,960        165,975        93,878
                                                                 -----------        ---------     ----------     ---------
INVESTING ACTIVITIES:
  Cash received from Beacon Merger..........................          79,786               --             --            --
  Property acquisitions.....................................      (1,508,928)        (531,968)      (768,906)     (317,669)
  Payments for capital and tenant improvements..............         (99,586)         (59,511)      (129,485)      (76,985)
  Payment of Beacon Merger costs............................         (62,069)              --             --            --
  Proceeds from sales of real estate........................              --           72,078         14,502            --
  Distributions from (investments in) unconsolidated joint
    ventures................................................           4,571          (44,260)         1,688         2,300
  Payments of lease acquisition costs.......................         (15,043)          (9,260)       (29,793)      (16,106)
  Decrease (increase) in escrow deposits and restricted
    cash....................................................           8,997            1,853        (12,233)       27,845
                                                                 -----------        ---------     ----------     ---------
        Net cash (used for) investing activities............      (1,592,272)        (571,068)      (924,227)     (380,615)
                                                                 -----------        ---------     ----------     ---------
Financing activities:
  Net proceeds from sale of Units...........................         838,456               --             --            --
  Proceeds from exercise of Beacon options..................          68,191               --             --            --
  Distributions to Units....................................         (95,569)              --             --            --
  Capital contributions.....................................              --          287,949        661,265       337,048
  Capital distributions.....................................              --         (288,652)       (12,508)      (17,800)
  Payments for offering expenses............................              --               --         (1,157)         (128)
  (Distributions to) contributions from minority
    interests -- partially owned properties.................            (371)          (3,401)       (22,593)          141
  Cash contributed by Equity Office Predecessors in
    connection with Consolidation...........................         181,138               --             --            --
  Proceeds from mortgage debt...............................          84,466          154,090        640,953       271,482
  Proceeds from unsecured notes.............................         180,000               --             --            --
  Proceeds from lines of credit.............................       2,530,425          218,000        216,943       288,000
  Repurchase of debt........................................              --               --             --       (40,078)
  Principal payments on mortgage debt.......................        (838,354)         (47,472)      (254,104)     (182,244)
  Principal payments on lines of credit.....................      (1,294,750)         (72,500)      (165,818)     (378,000)
  Payments of loan costs....................................          (7,039)          (1,889)        (5,430)       (1,908)
  Prepayment penalties on early extinguishments of debt.....         (16,247)            (274)            --            --
                                                                 -----------        ---------     ----------     ---------
        Net cash provided by financing activities...........       1,630,346          245,851      1,057,551       276,513
                                                                 -----------        ---------     ----------     ---------
Net increase (decrease) in cash and cash equivalents........         228,828         (229,257)       299,299       (10,224)
Cash and cash equivalents at the beginning of the period....              25          410,420        111,121       121,345
                                                                 -----------        ---------     ----------     ---------
Cash and cash equivalents at the end of the period..........     $   228,853        $ 181,163     $  410,420     $ 111,121
                                                                 ===========        =========     ==========     =========
SUPPLEMENTAL INFORMATION:
  Interest paid during the period, including capitalized
    interest of $1,890, $3,669, $4,640 and $1,682,
    respectively............................................     $    70,658        $  82,969     $  121,813     $ 100,700
                                                                 ===========        =========     ==========     =========

                            See accompanying notes.

NOTE 1 -- BUSINESS AND FORMATION OF THE COMPANY

     As used herein, "Company" means EOP Operating Limited Partnership, an Illinois limited partnership, and the predecessors thereof ("Equity Office Predecessors"). The Company is a subsidiary of Equity Office Properties Trust (the "Trust"), which was formed on October 9, 1996 to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Trust and to complete the consolidation of the Equity Office Predecessors (the "Consolidation") and its initial public offering (the "IPO") on July 11, 1997. The Company is a fully integrated, self-administered and self-managed real estate company engaged in acquiring, owning, managing, leasing and renovating office properties and parking facilities. The Trust's assets, which include investments in joint ventures, are owned by, and substantially all of its operations are conducted through the Company. The Trust is the managing general partner of the Company. The Trust expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes and generally will not be subject to federal income tax if it distributes 95% of its taxable income and complies with a number of organizational and operational requirements (see Note 2). As of December 31, 1997, the Company owned or had an interest in 258 office properties (the "Office Properties") containing approximately 65.3 million rentable square feet of office space and owned 17 stand-alone parking facilities containing approximately 16,749 parking spaces (the "Parking Facilities" and, together with the Office Properties, the "Properties"). The Office Properties are located in 78 submarkets in 39 markets in 24 states and the District of Columbia. The Office Properties, by rentable square feet, are located approximately 50% in central business districts ("CBDs") and 50% in suburban markets.

     On July 11, 1997, the Company completed the Consolidation in connection with the IPO of the Trust, in which the Trust sold 28,750,000 of its common shares of beneficial interest, $0.01 par value per share ("Common Shares") (including 3,750,000 Common Shares relating to the underwriters overallotment option), at $21 per Common Share, generating proceeds of approximately $603.8 million. The Trust contributed the net proceeds from the IPO (after deducting the underwriting discount of approximately $39.2 million) of approximately $564.5 million to the Company in exchange for 28,750,000 units of partnership interest in the Company ("Units"). The Company used the net proceeds of the IPO, and available cash reserves to repay debt of approximately $678.4 million, of which $598.4 million was mortgage debt and $80 million was a revolving line of credit.

     Concurrent with the IPO, the Company also completed the following formation transactions which resulted in the Consolidation of the Equity Office Predecessors into the Company:

     - Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Partnership Limited III and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partners IV (collectively, the "ZML Opportunity Partnerships"), the predecessor owners of the Properties, contributed their interests in the Properties to the Company in exchange for 126,419,397 Units.

     - ZML Investors Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust (collectively, "ZML REITs") merged into the Trust, with the Trust succeeding to their interests in, and becoming the managing general partner of each of the ZML Opportunity Partnerships.

     Shareholders of the ZML REITs received 122,900,572 Common Shares of the Trust in exchange for their interests in the ZML REITs.

     - Equity Group Investments, Inc., an Illinois corporation ("EGI"), and Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH" and together with EGI, the "Equity Group") contributed substantially all of their interests in their office property and asset management business and parking facilities management business (collectively the "Management Business") to the Company in exchange for 8,358,822 Units.

     - The Company transferred a portion of the office property management business of EOH, the office property asset management business and the parking asset management business of the Equity Group that relates to the property management of the properties owned by the Equity Group, together with the 18 Properties held in partnerships or subject to participation agreements with unaffiliated parties (the "Joint Venture Properties") (collectively, the "Managed Property Business") to Equity Office Properties Management Corp., a Delaware corporation (the "EOP Management Company"), in exchange for non-voting stock representing 95% of the economic value in the EOP Management Company and EOH contributed $150,000 to the EOP Management Company in exchange for voting stock representing 5% of the economic value of the EOP Management Company.

     - ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and ZML Partners Limited Partnership IV (the "ZML Partners"), each of which is the general partner of one of the ZML Opportunity Partnerships, each transferred their 5% interest in certain corporations which owned a 1% general partnership interest in certain of the property title holding entities to a newly formed qualified REIT subsidiary of the Trust in exchange for 26,458 Common Shares.

     - The ZML Opportunity Partnerships transferred their 95% interest in certain corporations which owned a 1% general partner interest in certain of the property title holding entities to a subsidiary of the Trust in exchange for 502,740 Common Shares which in turn were contributed to the Company. Such Common Shares have been treated as treasury stock in the accompanying financial statements. The table below summarizes the ownership of the Company upon the completion of the transactions described above:

     The table below summarizes the ownership of the Company upon the completion of the transactions described above:

     Ownership of EOP Operating Limited Partnership (as of IPO date):

                                                              NUMBER OF UNITS   PERCENTAGE
                                                              ---------------   ----------
Equity Office Properties Trust
  (held directly)...........................................     28,777,458        17.6%
Equity Office Properties Trust (held
  through its interests in the
  ZML Opportunity Partnerships).............................    122,900,572        75.1%
                                                                -----------       ------
Equity Office Properties Trust subtotal.....................    151,678,030        92.7%
ZML Partners (held through its interest in ZML Opportunity
  Partnerships).............................................      3,229,001         2.0%
Other limited partner (held through its interest in ZML
  Opportunity Partnership II)...............................        289,824         0.2%
Equity Group Investments, Inc...............................      3,737,438         2.3%
Equity Office Holdings, L.L.C...............................      4,621,384         2.8%
                                                                -----------       ------
Total.......................................................    163,555,677       100.0%
                                                                ===========       ======

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The Consolidation was accounted for as a purchase in accordance with Accounting Principals Board Opinion No. 16. Accordingly, the fair value of the consideration given by the Company was used as the valuation basis for the transactions. The assets acquired and liabilities assumed by the Company were recorded at their fair value as of July 11, 1997 and the excess of the purchase price over the related historical basis of the net assets acquired was allocated primarily to investment in real estate.

     In regard to EOP Management Company, the Company owns a non-voting 95% interest but does not have legal control; however, EOP Management Company is consolidated for financial reporting purposes, the effect of which is immaterial. The remaining 5% equity and the controlling voting interest is owned by an affiliate of the Company.

     The Beacon Merger (as defined in Note 4) was accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. The fair value of the consideration given by the Company in the Beacon Merger was used as the valuation basis of the combination. The assets acquired and the Beacon liabilities assumed were recorded at their relative fair values as of December 19, 1997 (the "Beacon Closing Date"). The results of operations of the Beacon properties for the period from the Beacon Closing Date through December 31, 1997 are included in the Company's consolidated statements of operations and cash flows. In connection with the Beacon Merger, the Company also acquired a 99% equity interest in (but not voting-control of) Beacon Property Management Corporation ("Beacon Management Company"), which manages third-party and joint venture office and commercial space, Beacon Design Company, which provided third-party tenant design services prior to ceasing such operations upon the sale of its design service assets in 1998, and Beacon Construction Company, which provides third-party construction services and is expected to cease such operations upon completion of its existing contracts. Although the Company does not have voting control of Beacon Management Company, Beacon Design Company and Beacon Construction Company, they are consolidated for financial reporting purposes, the effect of which is immaterial. The remaining 1% equity and the controlling voting interest is owned by an affiliate of the Company.

     The combined financial statements of Equity Office Predecessors prior to the Consolidation and the IPO included interests in the Properties of the ZML Opportunity Partnerships together with their limited and general partners (collectively, the "ZML Funds" which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund IV) and the Management Business. The financial statements of Equity Office Predecessors are presented on a combined basis, at historical cost, because the ZML Funds and the Management Business were under common control. Minority interests have been recorded for those entities that were not wholly owned by the ZML Funds. Where controlling interests were not held by the ZML Funds, the entities were accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All intercompany transactions and balances have been eliminated in combination.

INVESTMENT IN REAL ESTATE

     Subsequent to the Consolidation, rental property and improvements, including costs capitalized during construction and other costs incurred, are included in investment in real estate and are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:

                                                                  ESTIMATED
                       ASSET CATEGORY                            USEFUL LIFE
                       --------------                            -----------
Building....................................................         40 years
Building improvements.......................................       4-40 years
Tenant improvements.........................................    Term of lease
Furniture and fixtures......................................       3-12 years

     During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of " ("Statement No. 121") which established accounting standards for the evaluation of the potential impairment of such assets. Statement No. 121 was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. During the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition cost.

     For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time the Company has a commitment to sell the property and/or is actively marketing the property for sale. Property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not provided for in the statement of operations.

DEFERRED LEASING AND FINANCING COSTS

     Deferred leasing and financing costs are recorded at cost. The deferred leasing costs are amortized over the terms of the respective leases and the deferred financing costs are amortized over the terms of the respective financings on a straight-line basis, which approximates the effective yield method.

RENTAL INCOME

     Certain leases of Office Properties provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. The Company records rental income for the full term of each lease on a straight-line basis. Accordingly, the Company records a receivable from tenants, net of reserves, which the Company expects to collect over the remaining term of these leases rather than currently ("Deferred Rent Receivable"). For existing leases at acquired properties, the term of the lease is considered to commence as of the acquisition date for purposes of this calculation. The amounts included in rental income for the periods July 11, 1997 to December 31, 1997 and January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, which were not currently collectible as of such dates, were approximately $20.0 million, $7.7 million, $18.4 million and $12.7 million, respectively. Deferred Rent Receivable is not recognized for income tax purposes.

CASH EQUIVALENTS

     The Company considers cash equivalents to be all highly liquid investments purchased with a maturity of three months or less at the date of purchase. As of December 31, 1996 cash equivalents included deposits made to a commingled bank account which was held in an affiliate's name. Such affiliate provided centralized cash management services to Equity Office Predecessors.

ESCROW DEPOSITS AND RESTRICTED CASH

     Escrow deposits primarily consist of amounts held by lenders to provide for future real estate tax expenditures, tenant improvements and earnest money deposits on acquisitions. Restricted cash represents amounts committed for various utility deposits and security deposits. Certain of these amounts may be reduced upon the fulfillment of certain obligations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management believes that the carrying basis of the Company's long-term debt, consisting of mortgage loans, revolving bank loans and various interest rate protection agreements, approximate their respective fair market values as of December 31, 1997 and 1996, respectively. The current value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, tenant and other rents receivable, accounts payable and accrued expenses are reasonable estimates of their fair value.

INTEREST RATE PROTECTION AGREEMENTS

     The Company periodically enters into certain interest rate protection agreements to effectively convert or cap floating rate debt to a fixed rate basis, as well as to hedge anticipated finance transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received in connection with terminated interest rate protection agreements are deferred and amortized as an adjustment to interest expense over the term of the related financing transaction on the straight-line method, which approximates the effective yield amount.

INCOME TAXES

     The Company is not liable for federal income taxes as the partners recognize their proportionate share of the Company's income or loss in their tax returns, therefore, no provision for federal income taxes is made in the financial statements of the Company. However, the Company is subject to certain federal and state income and franchise taxes. The Company incurred federal and state income and franchise taxes of approximately $0.2 million, $0.9 million, $1.4 million and $1.6 million for the periods July 11, 1997 to December 31, 1997 and January 1, 1997 to July 10, 1997 and the years ended December 31, 1996 and 1995, respectively, which are included in general and administrative expenses.

     Commencing with the year ended December 31, 1997, the Trust intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Trust generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Trust fails to qualify as a REIT in any taxable year, the Trust will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income. The aggregate cost of land and depreciable property for federal income tax purposes as of December 31, 1997 was approximately $7.5 billion.

INCOME PER UNIT

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share ("Statement No. 128"). Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All net income per weighted average Unit and net income per weighted average Unit -- assuming dilution amounts for all periods have been presented, and where appropriate, restated to conform to the Statement No. 128 requirements.

MINORITY INTERESTS -- PARTIALLY OWNED PROPERTIES

     The Company reflects minority interests on the balance sheet for the portion of properties, which are consolidated by the Company, that are not wholly owned by the Company. The earnings or losses therefrom have been reflected as minority interest in the Company's statements of operations.

RECLASSIFICATION

     Certain reclassifications have been made to the previously reported 1996 and 1995 statements in order to provide comparability with the 1997 statements report herein. These reclassifications have not changed the 1996 and 1995 results or owners' equity.

USE OF ESTIMATES

     The preparation of the consolidated financial statements of the Company and the combined financial statements of Equity Office Predecessors in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 3 -- INVESTMENT IN REAL ESTATE

     Investment in real estate, including Office Properties and Parking Facilities, was as follows:

                                                                   EOP OPERATING       EQUITY OFFICE
                                                                LIMITED PARTNERSHIP    PREDECESSORS
                                                                   DECEMBER 31,        DECEMBER 31,
                                                                       1997                1996
                                                                -------------------    -------------
                                                                       (DOLLARS IN THOUSANDS)
Land........................................................        $ 1,185,411         $  314,370
Building....................................................          9,706,956          2,871,690
Building improvements.......................................             55,278            161,497
Tenant improvements.........................................             89,455            196,093
Furniture and fixtures......................................              3,914              6,058
                                                                    -----------         ----------
Gross investment in real estate.............................         11,041,014          3,549,708
Accumulated depreciation....................................            (64,695)          (257,893)
                                                                    -----------         ----------
Net investment in real estate...............................        $10,976,319         $3,291,815
                                                                    ===========         ==========

     In connection with the initial rental operations of the 28 State Street property in Boston, the Company incurred and capitalized approximately $5.6 million and $4.7 million of interest costs in the years ended December 31, 1997 and 1996, respectively.

     During the year ended December 31, 1997, the Company acquired the Properties listed below. Each Property was purchased from an unaffiliated party. The cash portions of the acquisitions were funded from the Company's lines of credit or working capital. In connection with certain of the acquisitions listed below, the Company assumed indebtedness of approximately $1.4 billion and issued Units, and the Trust issued Common Shares, preferred shares and warrants with a value of $3.4 billion.

                                                                                    RENTABLE      TOTAL ACQUISITION
   DATE ACQUIRED        OFFICE PROPERTY/PORTFOLIO               LOCATION           SQUARE FEET   COST (IN THOUSANDS)
   -------------        -------------------------               --------           -----------   -------------------
  1/29/97.........  177 Broad Street(1)                 Stamford, CT                  187,573        $   36,254(2)
  3/21/97.........  Preston Commons(1)                  Dallas, TX                    418,604            55,174
  4/16/97.........  Oakbrook Terrace Tower(1)           Oakbrook Terrace, IL          772,928           130,108
  4/21/97.........  One Maritime Plaza(1)               San Francisco, CA             523,929            99,389
  4/28/97.........  Smith Barney Tower(1)               San Diego, CA(1)              187,999            35,148
  4/30/97.........  201 Mission Street(1)               San Francisco, CA             483,289            74,634
  6/13/97.........  30 North LaSalle(1)                 Chicago, IL                   925,950           100,707
  9/3/97..........  LL&E Tower                          New Orleans, LA               545,157            61,819
  9/3/97..........  Texaco Center                       New Orleans, LA               619,714            66,819
                                                        Houston, TX; Dallas, TX;
  10/1/97.........  Prudential Properties               Philadelphia, PA            2,481,441           284,199
  10/6/97.........  550 South Hope                      Los Angeles, CA               566,434           100,135
  10/7/97.........  10 & 30 South Wacker Drive          Chicago, IL                 2,003,288           484,772(3)
  10/7/97.........  Acorn Properties                    Philadelphia, PA              849,867           130,088
  10/17/97........  One Lafayette Centre                Washington, DC                314,634            82,546
  11/21/97........  Acorn Properties                    Philadelphia, PA              154,894            17,285
  11/24/97........  Lakeside Square                     Dallas, TX                    392,537            55,524
  11/24/97........  Fair Oaks Plaza                     Fairfax, VA                   177,917            24,077
  11/24/97........  1600 Duke Street                    Alexandria, VA                 68,770            11,038
  11/25/97........  LaSalle Plaza                       Minneapolis, MN               589,432            96,704
                                                        Anchorage, AK; Portland,
  12/17/97........  Wright Runstad Properties           OR; Seattle, WA             3,340,055           640,000(4)
                                                        Boston, Atlanta, Chicago,
                                                        Los Angeles, San Jose and
  12/19/97........  Beacon Properties                   Washington, DC             20,900,000         4,016,546
                                                                                   ----------        ----------
                                                                                   36,504,412        $6,602,966
                                                                                   ==========        ==========

                                                                                                  TOTAL ACQUISITION
     DATE ACQUIRED             PARKING FACILITY                LOCATION        PARKING SPACES    COST (IN THOUSANDS)
     -------------             ----------------                --------        --------------    -------------------
    8/11/97.........    Adams Wabash Facility              Chicago, IL               670               $25,212
    9/3/97..........    601 Tchoupitoulas Garage           New Orleans, LA           759                11,757
    11/25/97........    Stanwix Parking                    Pittsburgh, PA            712                17,909
                                                                                   -----               -------
                                                                                   2,141               $54,878
                                                                                   =====               =======

-------------------------
(1) These Properties were acquired by Equity Office Predecessors. The total acquisition cost reflected above represents the cost paid by Equity Office Predecessors to acquire each respective Property. The acquisition of the Properties, or the interest therein, by the Company from Equity Office Predecessors in connection with the Consolidation, was recorded as a purchase. Accordingly, the assets were recorded by the Company at their fair value.

(2) The total acquisition cost also included 161 residential units.

(3) The total acquisition cost includes $19.3 million related to real estate tax liabilities assumed at closing.

(4) The Wright Runstad Properties acquisition cost includes $15.0 million relating to 5,000,000 warrants which expire in December 2002, to purchase Common Shares at $39.375 per Common Share (see Note 12).

NOTE 4 -- BEACON MERGER

     On December 19, 1997, the Trust, the Company, Beacon Properties Corporation, a Maryland corporation ("Beacon") and Beacon Partnership L.P. ("Beacon Partnership") consummated the merger of Beacon with and into the Trust and Beacon Partnership with and into the Company (the "Beacon Merger") at a cost of approximately $4.3 billion. In the Beacon Merger, (i) the Trust issued 80,596,117 Common Shares in exchange for all of the outstanding Beacon common shares, (ii) the Trust issued 8,000,000 Series A Preferred Shares in exchange for all of the outstanding Beacon preferred shares, (iii) the Company issued 8,570,886 Units in exchange for the outstanding common partnership units of Beacon Partnership exclusive of those held by Beacon, and (iv) the Company issued to the Trust 80,596,117 Units in exchange for the outstanding common units of Beacon Partnership held by Beacon when it merged into the Trust and 8,000,000 Series A preferred units in exchange for the corresponding preferred units of Beacon Partnership held by Beacon when it merged into the Trust. In addition, the Trust assumed the obligation to issue 4,732,822 Common Shares, of which 3,829,739 had been issued as of December 31, 1997 upon the exercise of certain outstanding Beacon employee stock options, which resulted in the Company issuing a corresponding number of Units to the Trust. The $4.3 billion purchase price is comprised of the following: (1) based on a Unit price of $31.30, the Units, including Units issued for stock options, were valued at approximately $2.853 billion (which is net of a reduction for cash received or to be received upon exercise of the stock options of $86 million); (2) the issuance of 8,000,000 Series A Cumulative Redeemable Preferred Units valued at their liquidation value of $200 million; (3) the assumption of approximately $627 million of secured debt and $533 million of unsecured debt; (4) merger cost of approximately $85 million and; (5) net of the receipt of approximately $8 million of net assets.

     As a result of the Beacon Merger, the Company acquired interests in 130 Beacon properties containing approximately 20.9 million rentable square feet of office space. The Beacon properties are located in 22 submarkets in six markets:
Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C. The Beacon properties, by rentable square feet, are located 65% in suburban markets and 35% in CBDs, primarily Boston. As of December 31, 1997, the Beacon properties were on a weighted average basis approximately 95% leased by a total of approximately 1,694 tenants.

     In connection with the Beacon Merger, the Company also acquired a 99% equity interest in, Beacon Management Company, which manages third-party office and commercial space, Beacon Design Company, which provided third-party and joint venture tenant design services prior to ceasing such operations upon the sale of its design service assets in 1998, and Beacon Construction Company, which provides third-party construction services and is expected to cease such operations upon completion of its existing contracts.

NOTE 5 -- DISPOSITIONS

     In May 1997, Equity Office Predecessors sold 8383 Wilshire, an Office Property located in Beverly Hills, California for approximately $59 million. The gain for financial reporting purposes was approximately $6.7 million.

     In January 1997, Equity Office Predecessors sold Barton Oaks Plaza II for approximately $13.5 million. The gain for financial reporting purposes was approximately $5.9 million.

     Three Lakeway is a mixed-use property, that included a 210-room hotel and an 18-story office complex. In January 1996, Equity Office Predecessors sold the condominium portion of the property which comprised the hotel. The gross sale price attributable to the land and building was approximately $14.8 million and the gain realized was approximately $5.3 million.

NOTE 6 -- INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower Office Property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994, and acquired a 50% limited partnership interest in Civic Parking, L.L.C. in April 1997. On December 17, 1997, the Company, through a Noncontrolled Subsidiary, acquired a 30% noncontrolling interest in Wright Runstad

Asset Limited Partnership ("WRALP") for $20.0 million and agreed to provide up to $20.0 million in additional financing or credit support for future development activities of WRALP. In connection with the Beacon Merger on December 19, 1997, the Company acquired interests in four unconsolidated joint ventures (the "Beacon Joint Ventures"). The Company's ownership in the Beacon Joint Ventures is as follows:

                                                              COMPANY'S OWNERSHIP
                         PROPERTY                           AS OF DECEMBER 31, 1997
                         --------                           -----------------------
Polk & Taylor(A)..........................................           10%
One Post Office(B)........................................           50%
75-101 Federal Street(C)..................................           52%
Rowes Wharf(D)............................................           50%

-------------------------
(A) The Company owns a 1% general partner interest and a 9% limited partner interest.

(B) The Company is a general partner in the joint venture.

(C) The Company and the Trust are shareholders in the corporation (a private
    REIT) which owns the property.

(D) The Company owns a 50% interest in the first mortgage.

     These investments are accounted for utilizing the equity method of accounting. Under this method of accounting the net equity investment of the Company is reflected on the consolidated and combined balance sheets, and the consolidated and combined statements of operations include the Company's share of net income or loss from the unconsolidated joint ventures. As a result of purchase method accounting for the Beacon Merger and the Consolidation, any difference between the carrying amount of these investments on the balance sheet of the Company and the underlying equity in net assets is amortized as an adjustment to income from unconsolidated joint ventures over 40 years.

     Combined summarized financial information of the unconsolidated joint ventures is as follows:

                                                                DECEMBER 31,    DECEMBER 31,
                                                                    1997            1996
                                                                ------------    ------------
                                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEETS:
  Real Estate, Net..........................................      $523,670        $26,555
  Other assets..............................................        73,450          1,017
                                                                  --------        -------
     Total Assets...........................................      $597,120        $27,572
                                                                  ========        =======
  Mortgage notes and loans payable..........................      $344,427        $    --
  Other liabilities.........................................        15,271            662
  Partners' and shareholders' equity........................       237,422         26,910
                                                                  --------        -------
     Total Liabilities and Partners' and Shareholders'
      Equity................................................      $597,120        $27,572
                                                                  ========        =======
  Company's share of equity.................................      $155,522        $26,910
  Excess of cost of investments over the net book value of
     underlying net assets, net of accumulated depreciation
     of $99.................................................       231,810             --
                                                                  --------        -------
  Carrying value of investments in unconsolidated joint
     ventures and corporation...............................      $387,332        $26,910
                                                                  ========        =======

                                                                    FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1997       1996      1995
                                                                 ----       ----      ----
                                                                  (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS:
  Revenues..................................................    $16,687    $4,775    $5,002
  Operating expenses........................................      4,638     1,852     1,995
  Interest expense..........................................        793        --        --
  Depreciation and amortization.............................      2,752       830       702
                                                                -------    ------    ------
     Net income.............................................    $ 8,504    $2,093    $2,305
                                                                =======    ======    ======
  Company's share of net income.............................    $ 5,155    $2,093    $2,305
                                                                =======    ======    ======
  Company's share of depreciation and amortization (real
     estate related)........................................    $ 1,524    $  830    $  702
                                                                =======    ======    ======

NOTE 7 -- MORTGAGE DEBT

     The Company had outstanding mortgage indebtedness of approximately $2.1 billion and $1.8 billion as of December 31, 1997 and 1996, respectively. The historical cost, net of accumulated depreciation, of encumbered properties at December 31, 1997 and 1996 were approximately $4.3 billion and $2.0 billion, respectively. During the years ended December 31, 1997 and 1996, the Company (a) repaid approximately $885.8 million and $254.1 million, respectively, of mortgage debt with proceeds from the IPO, the credit facilities and available cash reserves; (b) assumed approximately $890.5 million and $92.1 million, respectively, of mortgage debt in connection with the acquisition of certain properties; and (c) obtained proceeds from the financing of certain properties and draws on existing mortgages totaling approximately $238.6 million and $641.0 million, respectively.

A SUMMARY OF THE COMPANY'S FIXED AND VARIABLE RATE MORTGAGE DEBT IS AS FOLLOWS:

Fixed Rate Mortgage Debt

     As of December 31, 1997 and 1996, the Company had outstanding fixed rate mortgage indebtedness of approximately $2.0 billion and $1.3 billion, respectively. Payments on fixed rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1997 and 1996, fixed interest rates ranged from 6.67% to 8.63% and 6.88% to 10%, respectively. The weighted average fixed interest rate was approximately 7.53% and 7.89% as of December 31, 1997 and 1996, respectively.

Variable Rate Mortgage Debt

     As of December 31, 1997 and 1996, the Company had outstanding variable rate mortgage indebtedness of approximately $23.5 million and $533.7 million, respectively. Payments on variable rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1997 the variable interest rate was 6.94% (LIBOR + 1%). As of December 31, 1996, variable interest rates ranged from 6.56% (LIBOR + 1%) to 7.83% (LIBOR + 2.25%). The weighted average variable interest rate was approximately 6.94% and 7.35% as of December 31, 1997 and 1996, respectively.

Draw Facilities

     As stated in the respective loan agreements, the Company has the ability to draw additional proceeds on certain of its mortgages for operating deficits, capital and tenant improvements, and lease acquisition costs. As of December 31, 1997 and 1996, amounts available to draw under these mortgage notes were approximately $19.0 million and $92.6 million, respectively.

Repayment Schedule

     Scheduled payments of principal on mortgage debt for each of the next five years and thereafter, as of December 31, 1997, are as follows:

                   (DOLLARS IN THOUSANDS)
                   ----------------------
1998........................................................     $83,792
1999........................................................      52,908
2000........................................................     151,236
2001........................................................     432,962
2002........................................................      69,584
Thereafter..................................................   1,271,378
                                                              ----------
     Subtotal...............................................   2,061,860
Net premium (net of accumulated amortization of $2.1
  million)..................................................       1,157
                                                              ----------
     Total..................................................  $2,063,017
                                                              ==========

NOTE 8 -- LINES OF CREDIT

     A $200 million line of credit (the "$200 Million Line") was obtained in October 1994 and canceled in September 1996. Interest was payable monthly based on the LIBOR + .625%. The $200 Million Line was secured by the capital commitments of certain investors and was used to finance acquisitions.

     A $275 million acquisition and term loan facility (the "$275 Million Line") was obtained in September 1996 with a maturity in September 1999 for the purpose of providing financing for acquisitions. Interest only was payable monthly with the interest based on various LIBOR options plus various spreads ranging from 1.375% to 1.625% or the prime rate. As of December 31, 1996, the Company had an outstanding balance under the $275 Million Line of approximately $127.1 million.

     In April 1997, the Company amended and restated the $275 Million Line to a $475 million unsecured revolving credit facility (the "$475 Million Line"). Under the $475 Million Line, the Company could draw amounts equal to the lesser of a) 65% or 50% of the purchase price of certain office buildings or parking facilities, respectively, or b) an amount based on net operating income for such property. The $475 Million Line had a maturity of October 21, 1997 but was terminated on July 15, 1997. Interest only was payable monthly with the interest based on various LIBOR options plus 1.625% or the prime rate. The Company chose the LIBOR option.

     On July 15, 1997, the Company obtained a $600 million credit facility (the "$600 Million Credit Facility") to be used for acquisitions and other general corporate purposes. Amounts were drawn on the $600 Million Credit Facility to repay the balance outstanding on the $475 Million Line which was terminated when the $600 Million Credit Facility was obtained. The $600 Million Credit Facility matures on July 15, 2000. The Company paid a commitment fee of approximately $1.0 million at the closing of the $600 Million Credit Facility. Prior to the Company obtaining an investment grade credit rating on its unsecured debt of BBB- or Baa3 or better from two or more credit rating agencies, the $600 Million Credit Facility initially bore interest at LIBOR plus 110 basis points, and required payment of a quarterly unused commitment fee between .15% and .25% of the unused portion of the $600 Million Credit Facility, depending on the average unfunded balance during the quarter. In November 1997, the $600 Million Credit Facility was amended and the interest rate was reduced to LIBOR plus 100 basis points. In December 1997, the Company received an investment grade credit rating on its senior unsecured debt from Moody's (Baa1), Duff & Phelps (BBB+) and Standard & Poor's (BBB). Pursuant to the terms of the $600 Million Credit Facility, these credit ratings resulted in the interest rate being reduced from LIBOR plus 100 basis points to LIBOR plus 60 basis points, and the unused commitment fee was replaced with a facility fee equal to .20% per annum. In addition, a competitive bid option, whereby the lenders participating in the $600 Million Credit Facility bid on the interest rate to be charged, became available for up to $250 million. As of December 31, 1997, the balance of the $600 Million Credit Facility was approximately $559 million.

     The Company assumed $533 million in unsecured debt in connection with the Beacon Merger. The Company repaid $95 million prior to December 31, 1997 and repaid the remaining balance in February 1998 with the proceeds from the $1.25 Billion Notes Offering, the $250 Million MOPPRS Offering and the $300 Million PIERS Offering as described in Note 25, at which time the lines were terminated.

TERM LOAN FACILITY

     In October 1997, the Company obtained a $1.5 billion unsecured credit facility (the "$1.5 Billion Credit Facility"). The $1.5 Billion Credit Facility is available for the acquisition of properties and general corporate purposes. The $1.5 Billion Credit Facility carries an interest rate equal to LIBOR plus
100 basis points and may be increased or decreased upon receipt of an investment grade unsecured debt rating. As mentioned above, the Company received an investment grade rating in December 1997 resulting in a reduction in the interest rate to LIBOR plus 80 basis points. The $1.5 Billion Credit Facility matures July 1, 1998, and may be extended to October 1, 1998. The Company paid an underwriting fee on the $1.5 Billion Credit Facility at closing of approximately $4.9 million. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $1.5 Billion Credit Facility as follows: .15% per annum if the unused amount is between 0% to 33%;
 .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is greater than 66%. In October 1997, the Company used approximately $236 million of proceeds from the $1.5 Billion Credit
Facility to repay the majority of the variable rate property mortgage indebtedness outstanding as of September 30, 1997. The Company repaid $150 million on the $1.5 Billion Credit Facility with the proceeds from the $200 million private placement of Common Shares in October 1997. Under the terms of the $1.5 Billion Credit Facility agreement, any amounts repaid cannot be re-drawn. In addition, amounts were drawn from the $1.5 Billion Credit Facility for property acquisitions and general corporate purposes. As of December 31, 1997, the outstanding balance on the $1.5 Billion Credit Facility was approximately $1.044 billion. The amount available to draw under the $1.5
Billion Credit Facility was approximately $306 million as of December 31, 1997.

NOTE 9 -- UNSECURED NOTES

     On September 3, 1997, the Company completed a private debt offering of $180 million (the "$180 Million Notes Offering") with an unaffiliated party. The $180 Million Notes consist of four tranches with maturities from seven to 10 years which were priced at an interest rate spread over the corresponding U.S. Treasury rate. The Company used the proceeds of the $180 Million Notes Offering to repay a portion of the $600 Million Credit Facility. In addition, in connection with the $180 Million Notes Offering, the Company terminated $150 million of hedge agreements at a cost of approximately $3.9 million (see Note
10). A summary of the terms of the $180 Million Notes follows:

                                                                 STATED       EFFECTIVE
                  TRANCHE                        AMOUNT           RATE         RATE(A)
                  -------                        ------          ------       ---------
7-Year Senior Notes due 2004................  $ 30,000,000        7.24%         7.24%
8-Year Senior Notes due 2005................    50,000,000        7.36          7.67
9-Year Senior Notes due 2006................    50,000,000        7.44          7.73
10-Year Senior Notes due 2007...............    50,000,000        7.42          7.69
                                              ------------        ----          ----
                                              $180,000,000        7.38%         7.62%
                                              ============        ====          ====

-------------------------
(A) Includes the cost of the terminated interest rate protection agreements.

NOTE 10 -- INTEREST RATE PROTECTION AGREEMENTS

     In order to limit the market risk associated with variable rate debt, the Company entered into several interest rate protection agreements. These agreements effectively convert floating rate debt to a fixed rate basis, as well as hedge anticipated financing transactions. A summary of the various interest rate hedge agreements as of December 31, 1997 is as follows: (1) On June 4, 1997, the Company entered into interest rate protection agreements with major U.S. financial institutions for $700 million of indebtedness. As a result of this agreement, the Company essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million in indebtedness. In August 1997, the Company terminated $150 million of the $700 million of hedge agreements at a cost of approximately $3.9 million related to the $180 Million Notes Offering (see Note 9). The portion of the $180 Million Notes Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. The cost of the terminated hedge agreements is amortized to interest expense over the respective terms of each tranche; (2) On October 6, 1997, the Company entered into an additional $450 million of interest rate protection agreements based on the U.S. Treasury rates in effect at that date. The Company has terminated $700 million of hedge agreements in connection with the February 1998 notes offering (see Note 25) at a cost of approximately $32.6 million. The cost of these terminated hedge agreements will be amortized to interest expense over the terms of the respective notes offering. The Company terminated the remaining $300 million of hedge agreements in 1998 at a cost of approximately $7.4 million which will be reflected as an extraordinary loss; (3) Equity Office Predecessors entered into an interest rate swap agreement on October 1995, which effectively fixed the interest rate on a $93.6 million mortgage loan at 6.94% through the maturity of the loan on June 30, 2000.

     Equity Office Predecessors sold several interest rate protection agreements (aggregating $173 million of LIBOR-based agreements) in June 1997 at a cost of approximately $1.1 million.

NOTE 11 -- MINORITY INTERESTS IN PARTIALLY OWNED PROPERTIES

     The following properties are controlled and partially owned by the Company but have partners with minority interests. The Company has included 100% of the financial condition and results of operations of these properties in the consolidated financial statements of the Company and the combined financial statements of Equity Office Predecessors. The equity interests of the unaffiliated partners are reflected as minority interests.

                                                                COMPANY'S OWNERSHIP AS OF
PROPERTY                                                            DECEMBER 31, 1997
--------                                                        -------------------------
CIGNA Center................................................               95%(1)
Plaza at La Jolla Village...................................            66.67%(1)
San Felipe Plaza............................................               35%(2)
Capital Commons Garage......................................               50%(3)
Acorn Properties............................................               89%(4)

-------------------------
(1) The Company owns a controlling interest and is the managing general partner.

(2) The Company is the managing general partner and receives preferential allocations which result in the Company receiving 100% of the economic benefits. Prior to the IPO, an affiliate of the Company was the managing general partner.

(3) The Company owns a controlling interest and receives preferential allocations. The unaffiliated partner is entitled to receive 50% of the remaining cash flow after the Company receives its preferential allocations.

(4) The Company has an 89% managing general partner interest in 11 properties and receives preferential allocations which entitles it to 99% of the economic benefits. The Company has the option of purchasing the remaining interest in all 11 properties, exercisable for a designated period commencing three (3) years after the respective closing dates on the initial purchases, for additional consideration in the amount of approximately $2.1 million, all payable in Units valued at $28.775 per Unit.

     The Company purchased the unaffiliated joint venture partner's 3% interest in First Union Center for approximately $775,000 in 1997. The Company now owns 100% of First Union Center.

NOTE 12 -- PARTNERS' CAPITAL/OWNERS' EQUITY

UNITS

     In addition to the Units issued in connection with the formation transactions described in Note 1 -- Business and Formation of Company, the Company also issued Units in connection with the following transactions:

TRANSACTION                                                      UNITS
-----------                                                      -----
Outstanding upon completion of the Consolidation and the IPO
  (see Note 1)..............................................  163,555,677
Units issued in exchange for Properties(1)..................   12,146,845
Restricted Units issued to Trust related to Restricted
  Shares awarded to Officers (see Note 21)..................      298,000
Units issued to Trust related to Common Shares issued as
  Trustee compensation......................................        5,055
Issuance of Units to Trust in exchange for contribution of
  net proceeds from the sale of Common Shares(2)............    9,685,034
Issuance of Units for Beacon Merger (including 84,425,856
  Units issued to the Trust of which 3,829,739 were for
  Beacon options exercised) (see Note 4)....................   92,996,742
                                                              -----------
Total as of December 31, 1997...............................  278,687,353
                                                              ===========

-------------------------
(1) In September 1997, the Company purchased two Office Properties and a Parking Facility from an unaffiliated third party located in New Orleans, Louisiana for a purchase price of approximately $140 million. Of this amount, the Company issued 1,692,546 Units at a price of $29 per Unit for a total of approximately $49.1 million.

    In October 1997, the Company purchased four Office Properties from an unaffiliated party located in Houston, Texas, Dallas, Texas and Philadelphia, Pennsylvania for a purchase price of $289 million. Of this amount, the Company issued 2,900,000 Units at a price of $24.50 per Unit for a total of approximately $71.1 million.

    In October 1997, the Company purchased from an unaffiliated party an interest in nine Office Properties located in suburban Philadelphia for a purchase price of approximately $127.5 million. Of this amount, the Company issued 499,977 Units at a price of $28.775 per Unit for a total of approximately $14.4 million. In November 1997, two additional properties were purchased from the same party for a purchase price of approximately $17.2 million. Of this amount, the Company issued 124,348 Units at a price of $28.775 per Unit for a total of approximately $3.6 million.

    Also, in October 1997, the Company purchased an Office Property from an unaffiliated party located in Washington, D.C. for a purchase price of approximately $81.7 million. Of this amount, the Company issued 741,159 Units at a price of $32.975 per Unit for a total of approximately $24.4 million.

    In December 1997, the Company purchased 10 Office Properties from an unaffiliated party located in Seattle and Bellevue, Washington, Portland, Oregon and Anchorage, Alaska for a purchase price of $640 million. Of this amount, the Company issued 6,051,388 Units at a price of $29.11 per Unit for a total of approximately $176.1 million. In addition, the Company, though a Noncontrolled Subsidiary, acquired a non-controlling interest in the management company of the seller for approximately $20 million. Of this amount, the Company issued 137,427 Units at a price of $29.11 per Unit for a total of approximately $4.0 million.

(2) In October 1997, the Trust completed two private placements for a total of 9,685,034 restricted Common Shares for a total value of approximately $273.9 million, which was contributed to the Company in exchange for a corresponding number of Units.

WARRANTS

     In connection with the December 1997 purchase of 10 Office Properties, the Trust issued warrants that expire in December 2002 to purchase an aggregate of 5,000,000 Common Shares at an exercise price of $39.375 per Common Share. The warrants were valued at $3 per warrant utilizing the Black-Scholes valuation model at the time of issuance and are reflected as an increase to partners' capital due to the fact that upon exercise, the Company will issue Units to the Trust on a one-for-one basis.

OWNERSHIP OF COMPANY

     The limited partners of the Company as of December 31, 1997 include various individuals and entities that contributed their properties to the Company in exchange for a partnership interest (the "Limited Partners") and are represented by 29,159,690 Units which are exchangeable on a one-for-one basis into the Trust's Common Shares. As of December 31, 1997, the Trust had an approximate 89.5% interest and the Limited Partners had an approximate 10.5% interest.

     In regards to the Trust, net proceeds from the various offerings of the Trust have been contributed by the Trust to the Company in return for an increased ownership percentage. Due to the Limited Partners' ability to convert their interest into an ownership interest in the Trust, the net offering proceeds contributed to the Company are allocated between the Trust, as general partner, and the Limited Partners (to the extent represented by Units) to account for the change in their respective percentage ownership of the equity of the Company.

PREFERRED UNITS

     On December 19, 1997, the Trust issued 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference of $25.00 per share in connection with the Beacon Merger (see Note 4). Holders of the shares are entitled to receive, when and as authorized by the Trust, cumulative preferential cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such distributions are cumulative from December 19, 1997 and are payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year. Holders of the shares have no other voting rights except as provided by law and have no preemptive rights. The shares are not convertible, redeemable or entitled to the benefit of any sinking fund. On and after June 15, 2002, the Trust, at its option and upon not less than 30 nor more the 60 days' written notice, may redeem the shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption. As a result of this transaction, the Company issued Units to the Trust on a one-for-one basis.

DISTRIBUTIONS

     On September 26, 1997, the Company declared a distribution of $0.26 per Unit outstanding representing a pro rata distribution since the closing of the IPO on July 11, 1997, based upon a full quarterly distribution of $0.30 per Unit and an annual distribution of $1.20 per Unit, totaling approximately $43.0 million. The distribution was paid on October 9, 1997 to unitholders of record on September 29, 1997.

     On November 14, 1997, the Company declared a distribution of $0.30 per Unit outstanding, totaling approximately $53.8 million. The distribution was paid on December 19, 1997 to the unitholders of record at the close of business on December 10, 1997.

EQUITY OFFICE PREDECESSORS CAPITAL CONTRIBUTIONS/DISTRIBUTIONS

     As of July 10, 1997, the capital partners of Equity Office Predecessors previously committed to contribute approximately $2.114 billion, of which approximately $2.031 billion had been cumulatively contributed by capital partners and approximately $83 million of the commitment had been canceled.

     As of July 10, 1997, the Equity Office Predecessors had cumulatively distributed approximately $305.9 million to their capital partners.

     As of December 31, 1996, the net book value of the 14 apartment buildings and two shopping centers owned by the ZML Funds (the "Non-Office Properties"), which were not included in the Equity Office Predecessors combined financial statements, was approximately $285.9 million. All cash deficits incurred by the Non-Office Properties were reflected as distributions and all excess cash flow generated by the Non-Office

Properties, including net proceeds from the sale of these properties, are reflected as contributions to Equity Office Predecessors. The net contributions for the period January 1, 1997 through July 10, 1997 and the years ended December 31, 1996 and 1995 related to the Non-Office Properties were approximately $98.7 million, $98.8 million and $0.9 million, respectively.

     During 1997, 13 Non-Office Properties were sold to an affiliated party and two Non-Office Properties were sold to unaffiliated parties which generated net proceeds of approximately $100.7 million which is included in the $98.7 million net contributions from the Non-Office Properties for the period from January 1, 1997 to July 10, 1997. The ZML Fund I distributed its interest in the remaining Non-Office Property to its capital partners prior to the Consolidation.

     During 1996, two Non-Office Properties were sold to unaffiliated parties which generated net proceeds of approximately $96.7 million which was included in the $98.8 million net contributions from Non-Office Properties for the year ended December 31, 1996.

NOTE 13 -- FUTURE MINIMUM RENTS

     Future minimum rental receipts due on noncancelable operating leases at the Office Properties and Parking Facilities as of December 31, 1997 were as follows:

                   (DOLLARS IN THOUSANDS)
                   ----------------------
1998........................................................  $1,049,857
1999........................................................     990,423
2000........................................................     865,410
2001........................................................     731,171
2002........................................................     587,791
Thereafter..................................................   1,982,691
                                                              ----------
                                                              $6,207,343
                                                              ==========

     The Company is subject to the usual business risks associated with the collection of the above scheduled rents. The future minimum rents from the Company's investment in unconsolidated joint ventures which are accounted for utilizing the equity method, have not been included in the above schedule.

NOTE 14 -- FUTURE MINIMUM LEASE PAYMENTS

     As of December 31, 1997, the Company's ownership of 13 Office Properties and one of its Parking Facilities are subject to ground leases. Certain of these leases are subject to rental increases based upon the appraised value of the property at specified dates or certain financial calculations of the respective property. As disclosed in Note 19, the Company leases its office space from an affiliate. In addition, the Company has assumed lease obligations of certain tenants at their former locations. Future minimum lease obligations under these noncancelable leases, net of sublease rental income, as of December 31, 1997 were as follows:

                   (DOLLARS IN THOUSANDS)
                   ----------------------
1998........................................................    $6,099
1999........................................................     5,481
2000........................................................     5,531
2001........................................................     5,567
2002........................................................     4,604
Thereafter..................................................   456,289
                                                              --------
                                                              $483,571
                                                              ========

     Rental expense for the years ended December 31, 1997, 1996 and 1995, was approximately $7.2 million, $4.5 million and $2.4 million, respectively.

NOTE 15 -- EXTRAORDINARY ITEMS AND PROVISIONS FOR VALUE IMPAIRMENT

     As reflected in the consolidated statement of operations for the period from July 11, 1997 through December 31, 1997, and the combined statement of operations for the period from January 1, 1997 through July 10, 1997, the Company and Equity Office Predecessors reported an extraordinary loss of approximately $16.4 million and $0.3 million, respectively, related to pre-payment penalties on debt retired prior to maturity during the respective periods with net proceeds from the IPO and available cash reserves.

     As reflected in the combined statement of operations for the year ended December 31, 1995, Equity Office Predecessors reported an extraordinary gain of approximately $31.3 million on the repurchase of debt, which is net of the $20.0 million minority partners' share, and a provision for value impairment of approximately $20.2 million related to Equity Office Predecessors' investment in San Felipe Plaza Ltd.

NOTE 16 -- EARNINGS PER UNIT

     The following table sets forth the computation of basic and diluted earnings per Unit:

                                                               FOR THE PERIOD FROM
                                                              JULY 11, 1997 THROUGH
                                                                DECEMBER 31, 1997
                                                              ---------------------
NUMERATOR:
  Net income available to Units before extraordinary items
     and gain on sales of real estate.......................      $ 94,313,000
  Gain on sales of real estate..............................           126,000
  Extraordinary items.......................................       (16,366,000)
                                                                  ------------
  Numerator for basic and diluted earnings per Unit --income
     available to Units.....................................      $ 78,073,000
                                                                  ============
Denominator:
  Denominator for basic earnings per Unit -- weighted
     average Units..........................................       178,647,562
                                                                  ------------
  Effect of dilutive securities:
     Units issuable upon exercise of Trust stock options....         1,366,465
                                                                  ------------
     Denominator for diluted earnings per Unit -- weighted
      average Units.........................................       180,014,027
                                                                  ============
BASIC EARNINGS AVAILABLE TO UNITS PER WEIGHTED AVERAGE UNIT:
  Net income before extraordinary items and gain on sales of
     real estate............................................             $ .53
  Gain on sales of real estate..............................                --
  Extraordinary Items.......................................              (.09)
                                                                  ------------
  Net income per Unit.......................................             $ .44
                                                                  ============
DILUTED EARNINGS AVAILABLE TO UNITS PER WEIGHTED AVERAGE
  UNIT:
  Net income before extraordinary items and gain on sales of
     real estate............................................             $ .52
  Gain on sales of real estate..............................                --
  Extraordinary items.......................................              (.09)
                                                                  ------------
  Net income per Unit.......................................             $ .43
                                                                  ============

For additional disclosures regarding the employee stock options and the restricted shares see Note 21.

     Options to purchase 726,500 Units at a weighted average exercise price of $32.93 per Common Share and warrants to purchase 5,000,000 Common Shares at an exercise price of $39.375 per Common Share were outstanding during 1997 but were not included in the computation of diluted earnings per Unit because the respective exercise prices were greater than the average market price of the Common Shares and, therefore, the effect would be antidilutive.

     On February 13, 1998, the Trust issued 6,000,000 Preferred Income Equity Redeemable Shares ("PIERS") and the net proceeds of $290.3 million that were contributed to the Company were used to repay debt (see Note 25). The PIERS are convertible at any time, at the option of the holder, unless previously redeemed, into Common Shares at a conversion price of $35.70 per Common Share. Upon conversion, the Company would issue a corresponding number of Units to the Trust, on a one-for-one basis. In addition, on February 17, 1998, the Trust issued 2 million Options at an exercise price of $29.50 per Common Share under the Employee Plan.

NOTE 17 -- PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

     The pro forma data presented below is included to illustrate the effect on the Company's operations as a result of the transactions described below.

     The pro forma condensed combined statement of operations for the year ended December 31, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 46 Office Properties and seven Parking Facilities, including an interest in four Parking Facilities, acquired between January 1, 1997 and December 17, 1997, and the disposition of two Office Properties; (b) the $180 Million Notes Offering; (c) the Consolidation and the IPO, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the various credit facilities (see Note 8) used to refinance existing mortgage debt; (e) interest income from an interest in a mortgage note; (f) the Beacon Merger (see Note 4); (g) the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering (see Note 25); (h) the $300 Million PIERS Offering (see Note 25); and (i) the financing of certain properties.

     The pro forma condensed combined statement of operations for the year ended December 31, 1996 reflects the following transactions as if they had occurred on January 1, 1996: (a) the acquisition of 57 Office Properties and 14 Parking Facilities, including an interest in four Parking Facilities, acquired between January 1, 1996 and December 17, 1997, and the disposition of two Office Properties; (b) the $180 Million Notes Offering; (c) the Consolidation and the IPO, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the various credit facilities (see Note 8) used to refinance existing mortgage debt; (e) interest income from an interest in a mortgage note; (f) the Beacon Merger (see Note 4); (g) the $1.25 Billion Notes Offering and the $250 Million MOPPRS Offering (see Note 25); (g) the $300 Million PIERS Offering (see Note 25); and (h) the financing of certain properties.

     The accompanying pro forma combined statements of operations have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future.

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                                --------------------------
                                                                   1997           1996
                                                                   ----           ----
                                                                  (DOLLARS IN THOUSANDS,
                                                                    EXCEPT UNIT DATA)
REVENUES:
Rental......................................................     $1,126,729     $1,023,596
  Tenant reimbursements.....................................        201,678        170,096
  Parking...................................................         63,707         60,209
  Other.....................................................         27,648         43,526
  Fees from noncombined affiliates..........................          8,210          8,125
  Interest..................................................         23,140         21,143
                                                                -----------    -----------
     Total revenues.........................................      1,451,112      1,326,695
                                                                -----------    -----------
EXPENSES:
  Property operating........................................        516,555        484,882
  Interest..................................................        274,940        269,998
  Depreciation..............................................        252,631        251,723
  Amortization..............................................         12,214          8,782
  General and administrative................................         56,966         32,644
                                                                -----------    -----------
     Total expenses.........................................      1,113,306      1,048,029
                                                                -----------    -----------
Income before allocation to minority interests, income from
  investment in unconsolidated joint ventures, gain on sales
  of real estate and extraordinary items....................        337,806        278,666
DISCONTINUED OPERATIONS:
  Loss from operations -- Construction Company..............         (2,263)        (2,609)
  Loss on sale -- Construction Company......................             --           (249)
MINORITY INTERESTS:
  Partially owned properties................................         (1,757)        (2,142)
Income from investment in unconsolidated joint ventures.....         12,920          9,850
Gain on sales of real estate................................             --         21,843
Preferred dividends.........................................        (33,710)       (33,710)
                                                                -----------    -----------
INCOME BEFORE EXTRAORDINARY ITEMS...........................        312,996        271,649
Extraordinary items.........................................        (16,365)            --
                                                                -----------    -----------
Net income..................................................      $ 296,631      $ 271,649
                                                                ===========    ===========
Basic earnings per weighted average Unit....................     $     1.06     $      .98
                                                                ===========    ===========
Weighted average Units outstanding -- Basic.................    278,687,353    278,687,353
                                                                ===========    ===========
Diluted earnings per weighted average Unit..................     $     1.05     $      .96
                                                                ===========    ===========
Weighted average Units outstanding -- Diluted...............    282,872,353    282,872,353
                                                                ===========    ===========

NOTE 18 -- QUARTERLY DATA (UNAUDITED)

     The quarterly data is as follows:

                                                       4Q             3Q            2Q          1Q
                                                    12/31/97      9/30/97(A)     6/30/97     3/31/97
                                                    --------      ----------     -------     -------
                                                        (DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)
Total revenues.................................       $248,400       $183,886    $165,219    $154,567
Income before allocation to minority
  interests....................................       $ 46,704       $ 45,736    $ 23,331    $ 24,910
Net income.....................................       $ 44,631       $ 33,877    $ 30,853    $ 30,769
Net income available to Units..................       $ 43,982       $ 33,877    $ 30,853    $ 30,769
                                                   -----------    -----------    --------    --------
WEIGHTED AVERAGE UNITS OUTSTANDING.............    191,572,234    164,146,710          --          --
                                                   -----------    -----------    --------    --------
Basic earnings per weighted average Units......          $0.23          $0.21         $--         $--
Diluted earnings per weighted average Units....          $0.22          $0.21         $--         $--

                                                         4Q             3Q          2Q          1Q
                                                      12/31/96       9/30/96     6/30/96     3/31/96
                                                      --------       -------     -------     -------
                                                                  (DOLLARS IN THOUSANDS)
Total revenues.................................       $154,887       $126,117    $116,970    $110,150
Income before allocation to minority
  interests....................................       $ 29,688       $ 11,015    $ 14,543    $ 12,834
Net income.....................................       $ 30,383       $ 11,024    $ 14,040    $ 17,978
                                                      --------       --------    --------    --------

-------------------------
(A) This column includes the operations of Equity Office Predecessors from July 1, 1997 through July 10, 1997 and the operations of the Company from July 11, 1997 through September 30, 1997. The earnings per unit disclosures pertain only to the operations of the Company from July 11, 1997 through September 30, 1997.

NOTE 19 -- RELATED PARTY TRANSACTIONS

     Affiliates provide various services to the Company. Fees and reimbursements paid by the Company to affiliates for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                                                        PAYABLE AS OF
                                                       PAID YEARS ENDED DECEMBER 31,     DECEMBER 31,
                                                       -----------------------------    --------------
                                                        1997       1996       1995      1997     1996
                                                        ----       ----       ----      ----     ----
                                                                   (DOLLARS IN THOUSANDS)
Acquisition fees(A)................................    $   777    $ 3,068    $ 1,097    $ --    $  587
Accounting and tax related services................         68        797        554      --        61
Legal fees and expenses(B).........................      3,006      3,481      3,230     550     1,295
Office rent(C).....................................      1,068        777        668      79        --
Disposition fees...................................         --        124         --      --        --
Development fees(D)................................        434        702        438      --        --
Reimbursement of property insurance premiums.......      6,790      5,032      3,735      32        --
Organizational and offering expenses(E)............        106        778        180      --       106
Administrative services(F).........................        473        822        609      71        20
Consulting.........................................        832        274        410       1         5
                                                       -------    -------    -------    ----    ------
                                                       $13,554    $15,855    $10,921    $733    $2,074
                                                       =======    =======    =======    ====    ======

-------------------------
(A) Represents amounts paid by Equity Office Predecessors to Merrill Lynch, a limited partner of the general partner of the ZML Funds.

(B) Represents amounts primarily paid to Rosenberg & Liebentritt, P.C., a law firm, for legal fees and expenses in connection with acquisition, corporate and leasing activity. A trustee of the Company was a principal of this law firm until September 1, 1997 and is now of counsel.

(C) The Company leases its corporate office space from an affiliate of the Equity Group.

(D) The renovation project at the 28 State Street Office Building was being managed by an affiliate of the Equity Group. In consideration for their services, the development managers were paid fees which management believes are equal to or less than market for such services.

(E) Affiliates of the Equity Group were reimbursed for reasonable costs incurred in connection with the organization and the offering of units in the ZML Funds, including legal and accounting fees and expenses, printing costs and filing fees.

(F) Administrative services include fees paid to EGI for centralized services such as payroll processing, employee benefits, telecommunications, publications and consulting services such as economic and demographics research for possible acquisitions.

     An affiliate of the Equity Group has an indirect minority interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations at certain Properties that are owned by the Company. Management believes amounts paid to SPLP are equal to market for such services.

AMOUNTS RECEIVED AND DUE FROM AFFILIATES

     Affiliates of the Company lease space in certain of the Office Properties owned by the Company. The provisions of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under the terms of their respective leases were approximately $3.0 million and $3.5 million for the years ended December 31, 1997 and 1996, respectively.

     The Company provides asset and property management services to certain noncombined office and garage properties owned by affiliates of the Equity Group. Amounts due for these services as of December 31, 1997 and 1996 were approximately $0.2 million and $0.8 million, respectively.

     The Company entered into various lease agreements with SPLP whereby SPLP leased certain of the Company's stand-alone Parking Facilities. Certain of these lease agreements provide SPLP with annual successive options to extend the term of the lease through various dates. The rent paid in the years ended December 31, 1997 and 1996 under these lease agreements was approximately $11.0 million and $3.2 million, respectively. In addition, the Company may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, the Company may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

NOTE 20 -- NON-CASH INVESTING AND FINANCING ACTIVITIES

     Additional supplemental disclosures of non-cash investing and financing activities are as follows:

                                                                    EOP OPERATING
                                                                 LIMITED PARTNERSHIP
                                                                 FOR THE PERIOD FROM
                                                                    JULY 11, 1997
                                                                       THROUGH
                                                                  DECEMBER 31, 1997
                                                                 -------------------
                                                                (DOLLARS IN THOUSANDS)
Mortgage loans and lines of credit assumed through Beacon
  Merger....................................................          $1,160,451
Net liabilities assumed through Beacon Merger...............          $   72,034
Units issued through Beacon Merger (assuming exercise of
  4,732,822 Options)........................................          $2,853,266
8.98% Series A Cumulative Redeemable Preferred Units issued
  through Beacon Merger.....................................          $  200,000
Units issued through property acquisitions (including
  warrants valued at $15.0 million).........................          $  357,672
Mortgage loans assumed through property acquisitions........          $  263,048
Mortgage loans and line of credit assumed in the
  Consolidation.............................................          $2,196,708
Net liabilities assumed in the Consolidation................          $   62,706
Units issued in the Consolidation...........................          $2,830,918

     In addition, Equity Office Predecessors assumed mortgage loans through property acquisitions of approximately $92.1 million and $265.8 million for the years ended December 31, 1996 and 1995, respectively.

NOTE 21 -- SHARE OPTION AND SHARE AWARD PLAN

     The following is a description of the Trust's 1997 Share Option and Share Award Plan (the "Employee Plan") which is included in the financial statements because any Common Shares issued pursuant to the Employee Plan will result in the Company issuing Units to the Trust, on a one-for-one basis.

     In July 1997, the Trust adopted the Employee Plan. The purpose of the Employee Plan is to attract and retain highly qualified executive officers, trustees, employees and consultants. Through the Employee Plan, certain officers, trustees, key employees and consultants of the Company were offered the opportunity to acquire Common Shares pursuant to grants of options to purchase Common Shares ("Options"), and to receive dividend equivalent rights with respect to Common Shares ("Dividend Equivalents") and to receive Restricted Shares. The Compensation Committee of the Trust determines the vesting schedule, if any, of each Option and the term, which term shall not exceed 10 years from the date of grant. As to the Options that have been granted through December 31, 1997, generally, one-third are exercisable one year after the initial grant, one-third are exercisable two years following the date such Options were granted and the remaining one-third are exercisable three years following the date such Options were granted. With respect to the Restricted Shares granted through December 31, 1997, generally, one-half vest three years after the initial grant, one-fourth vest four years following the date such Restricted Shares were granted and the remaining one-fourth vest five years following the date such Restricted Shares were granted. The Common Shares subject to Options under the Employee Plan were limited to 11,121,786. In connection with the establishment of the Employee Plan, the Trust granted Options to purchase Common Shares to certain officers, trustees, employees and consultants of the Company at the IPO price. In addition, the Employee Plan permits the Company to issue Restricted Shares to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee in its sole discretion.

     The exercise price for all Options granted during 1997 under the Employee Plan was equal to not less than the fair market value of the underlying Common Shares at the time the Option is granted. The Employee Plan will terminate at such time as no further Common Shares are available for issuance upon the exercise of Options and all outstanding Options have expired or been exercised. The Board of Trustees of the Trust may at any time amend or terminate the Employee Plan, but termination will not affect Options previously granted. Any Options which had vested prior to such termination would remain exercisable by the holder thereof.

     The Employee Plan is administered by the Compensation Committee which is appointed by the Board of Trustees of the Trust. The Compensation Committee determines those officers, employees, trustees and consultants to whom, and the time or times at which, grants of Options will be made. The Compensation Committee interprets the Employee Plan, adopts rules relating thereto and determines the terms and provisions of Options.

     The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") in the computation of compensation expense. Under APB No. 25's intrinsic value method, compensation expense is determined by computing the excess of the market price of the Common Shares over the exercise price on the measurement date. For the Trust's Options, the intrinsic value on the measurement date (or grant date) is zero, and no compensation expense is recognized. Financial Accounting Standards Board No. 123 ("FASB No. 123") requires the Company to disclose pro forma net income and income per share as if a fair value based accounting method had been used in the computation of compensation expense. The fair value of the Options computed under FASB No. 123 would be recognized over the vesting period of the Options. The fair value for the Company's Options granted in 1997 was estimated at the time the Options were granted using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.59%; dividend yields of 4%; volatility factors of the expected market price of the Trust's Common Shares of .24; and a weighted average expected life of the Options and the Restricted Shares of five years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Trust's Options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its Options.

     For purposes of pro forma disclosures, the estimated fair value of the Options is amortized to expense over the Options' vesting period. The following is the unaudited pro forma information for the period from July 11, 1997 through December 31, 1997:

                                                                FOR THE PERIOD
                                                              FROM JULY 11, 1997
                                                           THROUGH DECEMBER 31, 1997
                                                           -------------------------
                                                            (DOLLARS IN THOUSANDS)
Pro forma net income before extraordinary items..........          $ 85,654
Extraordinary items......................................           (16,240)
                                                                   --------
Pro forma net income available to Units..................          $ 69,414
                                                                   ========

                                                            BASIC           DILUTED
                                                           EARNINGS         EARNINGS
                                                           PER UNIT         PER UNIT
                                                           --------         --------
Pro forma income before extraordinary items..............   $ .53            $ .51
Extraordinary Items......................................    (.10)            (.09)
                                                            -----            -----
Pro forma net income.....................................   $ .43            $ .42
                                                            =====            =====

     As of December 31, 1997, there were no Options issued under the Employee Plan that were exercisable or Restricted Shares that were vested. Exercise prices for the 4,911,500 Options outstanding as of December 31, 1997 ranged from $21.00 to $33.00, with a weighted average exercise price of $22.80. Expiration dates ranged from July 11, 2007 to December 19, 2007. The remaining weighted average contractual life of Options was 9.65 years. The weighted average grant date fair value of Options granted during 1997 was $4.44. In addition, there were 298,000 Restricted Shares issued during 1997.

NOTE 22 -- EMPLOYEE SHARE PURCHASE PLAN

     The following description of the Trust's 1997 Non-Qualified Employee Share Purchase Plan (the "Purchase Plan") is included in these financial statements because any Common Shares issued pursuant to the Purchase Plan will result in the Company issuing Units to the Trust, on a one-for-one basis.

     In July 1997, the Trust adopted the Purchase Plan for the purpose of attracting highly qualified executive officers, trustees and employees. The Trust has reserved 2 million Common Shares (subject to adjustment for share splits, share distributions, recapitalizations, or other corporate restructurings) for issuance pursuant to the Purchase Plan.

     The Purchase Plan is administered by the Compensation Committee of the Trust and allows eligible employees and trustees to acquire an interest in the Trust through the purchase of Common Shares from the Trust at a price equal to 85% of the lesser of (i) the closing price of the Common Shares on the New York Stock Exchange ("NYSE") on the day prior to the purchase or (ii) the average closing price of Common Shares on the NYSE for the six-month period prior to the purchase.

     Common Shares will be offered under the Purchase Plan in semi-annual offering periods. No such Common Shares were offered as of December 31, 1997. Eligible employees and trustees who elect to participate in the Purchase Plan will be able to use funds accumulated through cash contributions or payroll deductions to purchase Common Shares at a price less than the fair market value of the Common Shares on the date of purchase.

NOTE 23 -- 401(K) PLAN

     The Trust has established the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

     The 401(k) Plan permits eligible employees of the Company to defer up to 16% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. The Company matches dollar for dollar employee contributions to the 401(k) Plan up to 4% of the employee's annual salary. In addition, the Company may elect to make a discretionary profit sharing contribution.

NOTE 24 -- COMMITMENTS AND CONTINGENCIES

CONCENTRATION OF CREDIT RISK

     The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceeds FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of the Company believes that the risk is not significant. In addition, the Company has entered into certain interest rate protection agreements (see Note 10) and believes it has limited exposure to the extent of non-performance by the swap counterparties since each counterparty is a major U.S. financial institution, and management does not anticipate their non-performance.

ENVIRONMENTAL

     The Company, as an owner of real estate, is subject to various environmental laws of federal and local governments. Compliance by the Company with existing laws has not had a material adverse effect on the Company's financial condition and results of operations, and management does not believe it will have such an impact in the future. However, the Company cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

LITIGATION

     The Company has become a party to various legal actions resulting from the operational activities transferred to the Operating Partnership in connection with the Consolidation and the Beacon Merger. These actions are incidental to the transferred business and management does not believe that these actions will have a material adverse effect on the Company.

     The Company is involved in continuing discussions with its joint venture partner in One Post Office Square and Rowes Wharf, which was acquired in connection with the Beacon Merger, with respect to the Company's control over property management of such Properties. Such joint venture partner did not consent to the transfer to the Company of Beacon's joint venture interest in these Properties. Although the Company believes that such consent was not required, unless the Company is able to reach an agreement with respect to day-to-day management of such Properties, it is possible that the joint venture partner could challenge the transfer of such Properties in the Beacon Merger, or seek to trigger the buy-sell remedy found in the joint venture documents.

     Except as described above, management of the Company does not believe there is any litigation threatened against the Company other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, and none of which is expected to have a material adverse effect on the consolidated and combined financial statements of the Company.

GEOGRAPHICAL RISK

     The Company carries earthquake insurance on all of the Properties, including those located in California, subject to coverage limitations which the Company believes are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the 43 Properties located in California, 12 have been built since January 1, 1988 and the Company believes that all of the Properties were constructed in full compliance with the applicable standards existing at the time of construction. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

NOTE 25 -- SUBSEQUENT EVENTS

     The following significant transactions relating to the Company occurred during the period from January 1, 1998 to March 18, 1998:

          1) In January 1998, the Company acquired BP Garage, located in Cleveland, Ohio, from an unaffiliated third party for a purchase price of approximately $10.2 million in cash.

          2) In February 1998, the Trust completed the private placement of 6,000,000 of its 5.25% Preferred Income Equity Redeemable Shares(SM) (PIERS), $50 liquidation per share. This offering generated net proceeds of approximately $290.3 million after offering costs of $9.7 million and was priced with a 20% conversion premium. The PIERS are convertible at any time by the holder into Common Shares at a conversion price of $35.70 per Common Share, equivalent to a conversion ratio of 1.40056 Common Shares for each PIERS. Proceeds from this sale were contributed to the Company in exchange for a corresponding number of Series B Preferred Units and have been used to pay down borrowings under the Company's credit facilities. The PIERS are non-callable for five years with a mandatory call in year 10. The annual dividend of $2.625 per PIERS will be paid quarterly.

          3) In February 1998, the Company completed the private placement of $1.25 billion of senior unsecured notes (the "$1.25 Billion Notes Offering"). The notes consist of four tranches with maturities of five to 20 years which were priced at an interest rate spread over the corresponding Treasury rate.

          Additionally, the Company privately placed $250 million of 6.376% Mandatory Par Put Remarketed Securities ("$250 Million MOPPRS Offering") due February 15, 2012, which are subject to mandatory tender on February 15, 2002. The MOPPRS are senior unsecured obligations of the Company.

          The proceeds to the Company from the issuance of the $1.25 Billion Notes and $250 Million MOPPRS, net of offering costs, were approximately $1.49 billion. The Company has terminated $700 million of hedge agreements in connection with the $1.25 Billion Notes Offering and the $250 Million Notes Offering at a cost of approximately $32.6 million which will be amortized as an adjustment to interest expense. The Company terminated the remaining $300 million of hedge agreements at a cost of approximately $7.4 million in connection with the PIERS which will be reflected as an extraordinary loss in 1998 (see Note 10). The weighted average interest cost of the notes and MOPPRS, including the amortization of the offering and transaction costs and the costs incurred in connection with the termination of hedge agreements is approximately 6.97%.

          A summary of the terms of the $1.25 Billion Notes Offering and $250 Million MOPPRS Offering are as follows:

                                                                                 STATED      EFFECTIVE
                            TRANCHE                              AMOUNT           RATE        RATE(A)
                            -------                              ------          ------      ---------
    4 Year MOPPRS due 2002.................................    $250,000,000       6.38%        6.42%
    5 Year Notes due 2003..................................     300,000,000       6.38         6.77
    7 Year Notes due 2005..................................     400,000,000       6.63         7.06
    10 Year Notes due 2008.................................     300,000,000       6.75         7.03
    20 Year Notes due 2018.................................     250,000,000       7.25         7.56
                                                             --------------       ----         ----
                                                             $1,500,000,000       6.66%        6.97%
                                                             ==============       ====         ====

-------------------------
     (A) Includes the cost of the terminated interest rate protection agreements and offering and transaction costs.

          On March 5, 1998, the Company filed a registration statement relating to an offer to exchange the $180 Million Notes, the $1.25 Billion Notes and the $250 Million MOPPRS for registered securities of the Company with terms identical in all material respects to the terms of the existing notes.

          4) In February 1998, the Company entered into a contract to purchase the Rand Tower Garage in Minneapolis, Minnesota, upon completion of the parking structure. The purchase price for Rand Tower Garage, which is comprised of 589 parking spaces in Minneapolis' Central Business District, will be approximately $19 million. Although the project is slated for completion in January 1999, this transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

          5) In February 1998, the Trust issued 2.0 million Options at an exercise price of $29.50 per Common Share under the Employee Plan.

          6) In February 1998, the Company obtained financing of $60 million collateralized by the St. Louis Parking Garages. The Company has a 50% ownership interest in this Parking Facility and, accordingly, received $30 million of the financing proceeds. This loan has a 6.85% fixed interest rate and a six year term.

          7) In March 1998, the Trust's Board of Trustees declared a first quarter dividend for the 8.98% Series A Cumulative Redeemable Preferred Shares. A dividend of $0.56125 per share will be paid on March 15, 1998 to shareholders of record as of March 9, 1998. In addition, the Trust's Board of Trustees declared a first quarter dividend/distribution in the amount of $0.32 per Common Share/Unit payable on April 10, 1998, to common shareholders/unitholders of record at the close of business on March 31, 1998.

          8) In March 1998, the Trust's Board of Trustees approved the purchase of Prominence in Buckhead, an office building development in Atlanta, Georgia. The property, which will consist of a 430,000 square foot building and 1,350 parking spaces will be acquired upon its completion in mid 1999. The purchase will also include an 11.88-acre site that may be used to develop Phase II to Prominence. The purchase price for the described assets will be approximately $70 million. This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

          9) In March 1998, the Company purchased from an unaffiliated party 100 Summer Street, which consists of approximately 1.0 million total square feet and is located in Boston, Massachusetts. The purchase price was approximately $222.0 million in cash.

SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 1997(14)

                                                                                                                 COSTS CAPITALIZED
                                                                                                                     SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY     ACQUISITION
                                                                                       -------------------------------   ----
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS    LAND
              -----------                          --------        -----------------        ----         ------------    ----
     Office Properties:
  1  60 Spear Street Building......   (3)    San Francisco, CA      $            0     $    2,125,200   $   19,126,500    $0
  2  San Felipe Plaza..............   (3)    Houston, TX                53,087,500         13,471,300      117,984,100     0
  3  Summit Office Park............   (3)    Ft. Worth, TX                       0          1,421,000       12,789,700     0
  4  5100 Brookline................   (3)    Oklahoma City, OK                   0            570,700        4,236,500     0
  5  Tampa Commons.................   (3)    Tampa, FL                           0          2,783,900       25,054,600     0
  6  Intercontinental Center.......   (3)    Houston, TX                         0          1,750,700       14,406,300     0
  7  First Union Center............   (3)    Ft. Lauderdale, FL                  0          3,954,000       35,585,900     0
  8  Four Forest...................   (3)    Dallas, TX                          0          4,767,900       42,911,400     0
  9  Dominion Tower................   (3)    Norfolk, VA                         0          4,643,700       41,091,200     0
 10  Northborough Tower............   (3)    Houston, TX                         0          1,704,000       12,185,800     0
 11  500 Marquette Building........   (3)    Albuquerque, NM                     0          2,219,900       19,978,500     0
 12  Atrium Towers.................   (3)    Oklahoma City, OK                   0            749,000        6,741,600     0
 13  One Clearlake Centre..........   (3)    W. Palm Beach, FL                   0          4,585,700       18,771,300     0
 14  Community Corporate Center....   (3)    Columbus, OH               16,719,900          3,018,900       27,169,800     0
 15  Sarasota City Center..........   (3)    Sarasota, FL                        0          2,239,600       20,156,700     0
 16  Denver Corporate Center II and
     III...........................   (3)    Denver, CO                          0          6,059,400       36,534,300     0
 17  University Tower..............   (3)    Durham, NC                          0          2,085,100       18,766,200     0
 18  Shelton Pointe................   (3)    Shelton, CT                         0          1,513,900       13,625,200     0
 19  San Jacinto Center............   (3)    Austin, TX                          0          5,074,500       45,670,600     0
 20  1111 19th Street..............   (3)    Washington D.C.                     0          5,024,000       45,216,000     0
 21  Bank One Center/Tower.........   (3)    Indianapolis, IN                    0         14,608,200      131,473,600     0
 22  North Central Plaza Three.....   (3)    Dallas, TX                          0          3,632,100       32,689,300     0
 23  The Quadrant..................   (3)    Englewood, CO                       0          4,357,200       39,215,300     0
 24  Canterbury Green..............  (3)(4)  Stamford, CT               19,034,200                  0       41,987,100     0
 25  Three Stamford Plaza..........   (3)    Stamford, CT               16,562,800          3,956,600       35,609,700     0
 26  Union Square..................   (3)    San Antonio, TX                     0          2,368,500       14,236,000     0
 27  One North Franklin............   (3)    Chicago, IL                         0          9,830,500       88,474,400     0
 28  1620 L Street.................   (3)    Washington, DC                      0          2,708,200       24,374,100     0
 29  One & Two Stamford Plaza......   (3)    Stamford, CT                        0          8,267,700       74,409,300     0
 30  300 Atlantic Street...........   (3)    Stamford, CT                        0          4,632,300       41,690,900     0
 31  Sterling Plaza................   (3)    Dallas, TX                          0          3,810,600       34,295,500     0
 32  1700 Higgins..................   (3)    Des Plaines, IL             3,379,700(5)       1,323,100       11,907,900     0
 33  Franklin Plaza................   (3)    Austin, TX                 34,087,800(5)       6,502,400       58,521,300     0
 34  Northwest Center..............   (3)    San Antonio, TX             6,465,100(5)       1,947,900       17,531,900     0
 35  One Columbus Building.........   (3)    Columbus, OH               29,386,100(5)       4,956,300       44,606,300     0
 36  One Crosswoods Center.........   (3)    Columbus, OH                3,449,200(5)       1,058,900        9,529,700     0
 37  One Lakeway...................   (3)    Metairie, LA                9,697,600(5)       2,803,900       25,235,400     0
 38  Three Lakeway.................   (3)    Metairie, LA               17,018,700(5)       4,695,000       43,517,200     0
 39  Two Lakeway...................   (3)    Metairie, LA               14,692,600(5)       4,643,500       41,791,800     0
 40  Westshore Center..............   (3)    Tampa, FL                   7,052,600(5)       1,978,800       17,808,700     0

      COSTS CAPITALIZED
        SUBSEQUENT TO      GROSS AMOUNT CARRIED AT CLOSE
         ACQUISITION           OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------

  1      $            0   $    2,125,200   $   19,126,500   $    21,251,700   $   (218,700)     1967        9/29/87        40
  2           2,131,400       13,471,300      120,115,500       133,586,800     (1,487,800)     1984        9/29/87        40
  3             311,400        1,421,000       13,101,100        14,522,100       (163,300)     1974        3/01/89        40
  4             120,100          570,700        4,356,600         4,927,300        (53,100)     1974        3/01/89        40
  5              19,200        2,783,900       25,073,800        27,857,700       (286,400)     1985        4/25/89        40
  6              43,500        1,750,700       14,449,800        16,200,500       (165,500)     1983        6/28/89        40
  7              74,400        3,954,000       35,660,300        39,614,300       (407,900)     1991        6/28/89        40
  8             590,100        4,767,900       43,501,500        48,269,400       (523,900)     1985        6/29/89        40
  9             238,800        4,643,700       41,330,000        45,973,700       (482,100)     1987        7/25/89        40
 10             292,300        1,704,000       12,478,100        14,182,100       (149,600)     1983        8/03/89        40
 11             370,200        2,219,900       20,348,700        22,568,600       (255,000)     1985        8/15/89        40
 12             374,300          749,000        7,115,900         7,864,900        (94,600)     1980       12/15/89        40
 13             562,000        4,585,700       19,333,300        23,919,000       (239,900)     1987       12/29/89        40
 14             200,900        3,018,900       27,370,700        30,389,600       (327,100)     1987        6/14/90        40
 15              72,500        2,239,600       20,229,200        22,468,800       (236,800)     1989        9/28/90        40
 16             603,300        6,059,400       37,137,600        43,197,000       (427,200)   1981-82      12/20/90        40
 17             146,800        2,085,100       18,913,000        20,998,100       (226,100)     1987       10/16/91        40
 18             245,700        1,513,900       13,870,900        15,384,800       (160,300)     1985       11/26/91        40
 19             877,900        5,074,500       46,548,500        51,623,000       (555,400)     1987       12/13/91        40
 20             154,700        5,024,000       45,370,700        50,394,700       (527,900)     1979       12/18/91        40
 21           1,206,700       14,608,200      132,680,300       147,288,500     (1,543,200)     1990        3/24/92        40
 22             273,700        3,632,100       32,963,000        36,595,100       (472,100)     1986        4/21/92        40
 23             634,100        4,357,200       39,849,400        44,206,600       (464,200)     1985       12/01/92        40
 24             370,500                0       42,357,600        42,357,600       (482,800)     1987       12/15/92        40
 25             163,100        3,956,600       35,772,800        39,729,400       (419,800)     1980       12/15/92        40
 26             289,100        2,368,500       14,525,100        16,893,600       (179,100)     1986       12/23/92        40
 27             378,800        9,830,500       88,853,200        98,683,700     (1,026,800)     1991       12/31/92        40
 28             662,500        2,708,200       25,036,600        27,744,800       (329,400)     1989        2/05/93        40
 29             796,400        8,267,700       75,205,700        83,473,400       (899,100)     1986        3/30/93        40
 30             522,000        4,632,300       42,212,900        46,845,200       (501,200)     1987        3/30/93        40
 31             367,800        3,810,600       34,663,300        38,473,900       (409,100)     1984        6/25/93        40
 32              29,400        1,323,100       11,937,300        13,260,400       (138,900)     1986       11/12/93        40
 33           1,269,800        6,502,400       59,791,100        66,293,500       (741,000)     1987       11/12/93        40
 34             132,600        1,947,900       17,664,500        19,612,400       (206,300)     1984       11/12/93        40
 35             316,200        4,956,300       44,922,500        49,878,800       (515,000)     1987       11/12/93        40
 36             188,100        1,058,900        9,717,800        10,776,700       (119,100)     1984       11/12/93        40
 37             327,000        2,803,900       25,562,400        28,366,300       (305,400)     1981       11/12/93        40
 38           1,097,300        4,695,000       44,614,500        49,309,500       (557,500)     1987       11/12/93        40
 39             523,700        4,643,500       42,315,500        46,959,000       (505,200)     1984       11/12/93        40
 40             150,300        1,978,800       17,959,000        19,937,800       (217,200)     1984       11/12/93        40

                                                                                                                   COSTS CAPITALIZED
                                                                                                                       SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY       ACQUISITION
                                                                                       -------------------------------   ----
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS    LAND
              -----------                          --------        -----------------        ----         ------------    ----
 41  NationsBank Plaza.............   (3)    Nashville, TN                       0          3,049,200       27,443,100     0
 42  The Plaza at La Jolla
     Village.......................   (3)    San Diego, CA              57,943,100         11,839,400       98,247,900     0
 43  Interco Corporate Tower.......   (3)    Clayton, MO                22,038,100          4,688,400       42,195,200     0
 44  9400 NCX......................   (3)    Dallas, TX                          0          3,570,000       32,129,700     0
 45  Four Stamford Plaza...........   (3)    Stamford, CT               15,825,200          4,470,900       40,237,900     0
 46  1920 Main Plaza...............   (3)    Irvine, CA                          0          5,480,700       47,525,800     0
 47  Paces West....................   (3)    Atlanta, GA                         0         12,833,700       75,024,500     0
 48  One Market....................   (3)    San Francisco, CA         151,265,200         34,814,400      313,329,700     0
 49  2010 Main Plaza...............   (3)    Irvine, CA                          0          5,197,100       46,773,700     0
 50  1100 Executive Tower..........   (3)    Orange, CA                          0         10,112,000       41,600,900     0
 51  28 State Street...............  (3)(6)  Boston, MA                          0          9,512,600       85,613,100     0
 52  850 Third Avenue..............   (3)    New York, NY                        0          9,605,900       86,453,200     0
 53  161 North Clark...............   (3)    Chicago, IL               111,883,100         15,881,700      142,936,100     0
 54  Wachovia Center...............   (3)    Charlotte, NC              26,307,200          5,061,000       45,548,900     0
 55  Central Park..................   (3)    Atlanta, GA                55,033,500          9,162,600       82,463,100     0
 56  One American Center...........   (3)    Austin, TX                          0                  0       70,811,500     0
 57  Pasadena Towers...............   (3)    Pasadena, CA               47,474,100          7,087,500       63,787,500     0
 58  580 California................   (3)    San Francisco, CA          29,884,400          7,489,000       67,401,300     0
 59  1601 Market Street............   (3)    Philadelphia, PA                    0          5,780,800       52,027,500     0
 60  Promenade II..................   (3)    Atlanta, GA                95,906,900         14,850,000      133,650,200     0
 61  Two California Plaza..........   (3)    Los Angeles, CA                     0                  0      156,197,000     0
 62  BP Tower......................   (3)    Cleveland, OH              84,587,300         16,450,700      148,056,200     0
 63  Sun Trust Center..............   (3)    Orlando, FL                         0         11,023,600       99,212,300     0
 64  Reston Town Center............   (3)    Reston, VA                 91,361,300         23,425,200      154,576,300     0
 65  49 East Thomas Road...........   (3)    Phoenix, AZ                         0             65,300          587,800     0
 66  Colonnade I...................   (3)    San Antonio, TX                     0          1,413,700       12,722,800     0
 67  One Phoenix Plaza.............   (3)    Phoenix, AZ                         0          6,191,900       55,726,900     0
 68  177 Broad Street..............  (3)(7)  Stamford, CT                        0          3,941,200       35,470,900     0
 69  Preston Commons...............   (3)    Dallas, TX                          0          5,737,200       51,589,100     0
 70  Oakbrook Terrace Tower........   (3)    Oakbrook Terrace, IL                0         11,950,100      107,550,900     0
 71  One Maritime Plaza............   (3)    San Francisco, CA                   0         11,532,700      103,793,800     0
 72  Smith Barney Tower............   (3)    San Diego, CA                       0          2,657,700       23,919,400     0
 73  201 Mission Street............   (3)    San Francisco, CA                   0          8,870,800       79,836,600     0
 74  30 N. LaSalle Street..........   (3)    Chicago, IL                         0         12,489,000      112,400,700     0
 75  LL&E Tower....................          New Orleans, LA            37,500,000(8)       6,185,800       55,672,200     0
 76  Texaco Center.................          New Orleans, LA            42,500,000(8)       6,686,300       60,177,000     0
 77  Prudential Portfolio..........   (9)    Various                             0         28,456,300      256,106,600     0
 78  550 South Hope Street.........          Los Angeles, CA                     0         10,017,500       90,157,600     0
 79  10 & 30 South Wacker..........          Chicago, IL                         0         48,502,500      436,522,400     0
 80  Four Falls Corporate Center...          Conshohocken, PA                    0          4,929,500       44,365,700     0
 81  Four and Five Valley Square...          Blue Bell, PA                       0            864,500        7,781,200     0
 82  Oak Hill Plaza................          King of Prussia, PA                 0          2,205,200       19,847,100     0
 83  One Devon Square..............          Wayne, PA                           0          1,023,500        9,211,000     0
 84  Three Devon Square............          Wayne, PA                           0            411,400        3,702,800     0

       COSTS CAPITALIZED
        SUBSEQUENT TO       GROSS AMOUNT CARRIED AT
         ACQUISITION        CLOSE OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------
 41             229,900        3,049,200       27,673,000        30,722,200       (317,800)     1977       12/01/93        40
 42             351,200       11,839,400       98,599,100       110,438,500     (1,134,200)  1987-1990      3/10/94        40
 43             338,100        4,688,400       42,533,300        47,221,700       (486,200)     1986        5/27/94        40
 44           1,895,200        3,570,000       34,024,900        37,594,900       (454,700)     1981        6/24/94        40
 45              94,300        4,470,900       40,332,200        44,803,100       (460,400)     1979        8/31/94        40
 46             690,100        5,480,700       48,215,900        53,696,600       (654,600)     1988        9/29/94        40
 47           1,425,000       12,833,700       76,449,500        89,283,200       (948,800)     1987       10/31/94        40
 48          18,864,800       34,814,400      332,194,500       367,008,900     (4,391,600)     1976       11/22/94        40
 49             259,700        5,197,100       47,033,400        52,230,500       (559,400)     1988       12/13/94        40
 50             377,500       10,112,000       41,978,400        52,090,400       (503,200)     1987       12/15/94        40
 51          27,919,400        9,512,600      113,532,500       123,045,100       (387,300)     1968        1/23/95        40
 52           2,243,100        9,605,900       88,696,300        98,302,200     (1,075,900)     1960        3/20/95        40
 53          11,149,300       15,881,700      154,085,400       169,967,100     (1,864,800)     1992        7/26/95        40
 54             481,600        5,061,000       46,030,500        51,091,500       (524,900)     1972        9/01/95        40
 55             556,000        9,162,600       83,019,100        92,181,700       (975,500)     1986       10/17/95        40
 56             552,200                0       71,363,700        71,363,700       (815,200)     1984       11/01/95        40
 57           1,383,200        7,087,500       65,170,700        72,258,200       (768,000)  1990-1991     12/14/95        40
 58           1,741,600        7,489,000       69,142,900        76,631,900       (888,700)     1984       12/21/95        40
 59             760,500        5,780,800       52,788,000        58,568,800       (661,700)     1970        1/18/96        40
 60           3,482,500       14,850,000      137,132,700       151,982,700     (1,632,200)     1990        6/14/96        40
 61          14,041,300                0      170,238,300       170,238,300     (2,954,000)     1992        8/23/96        40
 62             312,300       16,450,700      148,368,500       164,819,200     (1,702,200)     1985        9/04/96        40
 63           1,065,600       11,023,600      100,277,900       111,301,500     (1,172,300)     1988        9/18/96        40
 64             428,000       23,425,200      155,004,300       178,429,500     (1,779,500)     1990       10/22/96        40
 65                   0           65,300          587,800           653,100         (6,600)     1974       12/11/96        40
 66             360,900        1,413,700       13,083,700        14,497,400       (170,200)     1983       12/04/96        40
 67                   0        6,191,900       55,726,900        61,918,800       (636,400)     1989       12/04/96        40
 68             375,200        3,941,200       35,846,100        39,787,300       (413,900)     1989        1/29/97        40
 69             956,100        5,737,200       52,545,200        58,282,400       (631,400)     1986        3/21/97        40
 70             392,200       11,950,100      107,943,100       119,893,200     (1,237,600)     1988        4/16/97        40
 71           1,682,200       11,532,700      105,476,000       117,008,700     (1,209,000)     1967        4/21/97        40
 72           1,179,100        2,657,700       25,098,500        27,756,200       (379,000)     1987        4/28/97        40
 73             258,000        8,870,800       80,094,600        88,965,400       (915,000)     1981        4/30/97        40
 74             569,600       12,489,000      112,970,300       125,459,300     (1,293,600)     1974        6/13/97        40
 75             127,300        6,185,800       55,799,500        61,985,300       (411,300)     1987         9/3/97        40
 76             393,000        6,686,300       60,570,000        67,256,300       (454,100)     1984         9/3/97        40
 77           5,343,900       28,456,300      261,450,500       289,906,800     (1,443,400)   Various       10/1/97        40
 78                   0       10,017,500       90,157,600       100,175,100       (469,400)     1991        10/6/97        40
 79              54,100       48,502,500      436,576,500       485,079,000     (2,277,300)     1983        10/7/97        40
 80             132,000        4,929,500       44,497,700        49,427,200       (238,900)     1988        10/7/97        40
 81              15,000          864,500        7,796,200         8,660,700        (40,500)     1988        10/7/97        40
 82               2,800        2,205,200       19,849,900        22,055,100       (103,300)     1982        10/7/97        40
 83               1,200        1,023,500        9,212,200        10,235,700        (47,900)     1984        10/7/97        40
 84                   0          411,400        3,702,800         4,114,200        (19,300)     1985        10/7/97        40

                                                                                                                   COSTS CAPITALIZED
                                                                                                                       SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY       ACQUISITION
                                                                                       -------------------------------   ----
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS    LAND
              -----------                          --------        -----------------        ----         ------------    ----
 85  Two Devon Square..............          Wayne, PA                           0            658,500        5,926,800     0
 86  Two Valley Square.............          Blue Bell, PA                       0            878,000        7,901,400     0
 87  Walnut Hill Plaza.............          King of Prussia, PA        14,713,700          2,046,300       18,416,800     0
 88  One Lafayette Centre..........          Washington, D.C.                    0          8,257,000       74,312,800     0
 89  One Valley Square.............          Blue Bell, PA                       0            717,600        6,457,600     0
 90  Three Valley Square...........          Blue Bell, PA                       0          1,012,400        9,111,600     0
 91  1600 Duke Street..............          Alexandria, VA                      0          1,105,300        9,948,500     0
 92  Fair Oaks Plaza...............          Fairfax, VA                         0          2,411,600       21,704,200     0
 93  Lakeside Square...............          Dallas, TX                          0          8,261,000       47,349,300     0
 94  LaSalle Plaza.................          Minneapolis, MN                     0          9,679,000       87,111,400     0
 95  1001 Fifth Avenue.............          Portland, OR               20,691,500(10)      5,381,200       48,615,200     0
 96  1111 Third Avenue.............          Seattle, WA                30,830,400(10)      9,895,500       89,530,100     0
 97  Calais Office Center..........          Anchorage, AK               8,587,000(10)              0       16,625,800     0
 98  First Interstate..............          Seattle, WA                83,800,700(10)     21,352,000      193,449,600     0
 99  Nordstrom Medical Tower.......          Seattle, WA                10,035,400(10)      1,762,500       16,016,400     0
100  One Bellevue Center...........          Bellevue, WA               23,691,800(10)              0       56,199,700     0
101  Rainer Plaza..................          Bellevue, WA               29,795,800(10)              0       79,896,000     0
102  Second and Seneca.............          Seattle, WA                40,865,800(10)     10,917,900       98,885,800     0
103  101 N. Wacker.................          Chicago, IL                         0         10,067,600       90,608,800     0
104  10880 Wilshire Boulevard......          Los Angeles, CA                     0                  0      149,841,200     0
105  10960 Wilshire Boulevard......          Los Angeles, CA                     0         16,841,300      151,573,900     0
106  1300 N. 17th Street...........          Rosslyn, VA                         0          9,810,600       88,295,900     0
107  1333 H Street.................          Washington D.C.                     0          6,715,400       60,438,200     0
108  150 California................   (11)   San Francisco, CA                   0         12,566,800                0     0
109  150 Federal Street............          Boston, MA                 56,270,200         14,131,300      127,182,200     0
110  1616 N. Fort Myer Drive.......          Rosslyn, VA                         0          6,960,700       62,646,400     0
111  175 Federal Street............          Boston, MA                 12,729,300          4,893,900       44,045,200     0
112  175 Wyman Street..............   (11)   Walthan, MA                         0         24,000,000                0     0
113  2 Oliver Street-147 Milk
     Street........................          Boston, MA                          0          5,017,400       45,157,000     0
114  200 West Adams................          Chicago, IL                         0         11,723,300      105,509,500     0
115  225 Franklin Street...........          Boston, MA                          0         34,607,900      311,470,600     0
116  AT&T Plaza....................          Oak Brook, IL                       0          4,834,200       43,507,900     0
117  Center Plaza..................          Boston, MA                 59,898,000         18,942,300      170,480,400     0
118  Center Pointe III.............   (11)   Fairfax, VA                         0          9,600,000                0     0
119  Centerpointe I and II.........          Fairfax, VA                30,146,000          8,837,800       79,540,200     0
120  Civic Opera House.............          Chicago, IL                31,785,400         12,771,400      114,941,900     0
121  Crosby Corporate Center.......          Bedford, MA                         0          5,957,800       53,620,400     0
122  Crosby Corporate Center II....   (11)   Bedford, MA                         0          9,384,600                0     0
123  EJ Randolph...................          McLean, VA                 16,057,000          3,936,500       35,429,100     0
124  EJ Randolph II................   (11)   McLean, Va                          0          3,324,000                0     0
125  John Marshall I and II........          McLean, VA                 21,182,900          5,216,400       46,947,600     0
126  John Marshall III.............   (11)   McLean, VA                          0          8,700,000                0     0
127  Lake Marriott Business Park...          Santa Clara, CA                     0          6,952,100       62,568,900     0
128  Lakeside Office Park..........          Atlanta, GA                         0          4,792,500       43,132,300     0

       COSTS CAPITALIZED
        SUBSEQUENT TO      GROSS AMOUNT CARRIED AT
         ACQUISITION       CLOSE OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------
 85             104,700          658,500        6,031,500         6,690,000        (34,500)     1985        10/7/97        40
 86               1,200          878,000        7,902,600         8,780,600        (41,100)     1990        10/7/97        40
 87               2,600        2,046,300       18,419,400        20,465,700        (95,900)     1985        10/7/97        40
 88               1,400        8,257,000       74,314,200        82,571,200       (386,900)     1980       10/17/97        40
 89               1,200          717,600        6,458,800         7,176,400        (20,200)     1982       11/21/97        40
 90               1,400        1,012,400        9,113,000        10,125,400        (28,500)     1984       11/21/97        40
 91                   0        1,105,300        9,948,500        11,053,800        (31,000)     1985       11/24/97        40
 92                   0        2,411,600       21,704,200        24,115,800        (67,700)     1986       11/24/97        40
 93             587,900        8,261,000       47,937,200        56,198,200       (149,800)     1987       11/24/97        40
 94              32,300        9,679,000       87,143,700        96,822,700       (275,200)     1991       11/25/97        40
 95                 700        5,381,200       48,615,900        53,997,100        (49,900)     1980       12/17/97        40
 96             305,700        9,895,500       89,835,800        99,731,300       (103,700)     1980       12/17/97        40
 97             444,300                0       17,070,100        17,070,100        (18,900)     1975       12/17/97        40
 98              20,400       21,352,000      193,470,000       214,822,000       (198,600)     1983       12/17/97        40
 99                 300        1,762,500       16,016,700        17,779,200        (16,300)     1986       12/17/97        40
100             392,900                0       56,592,600        56,592,600        (60,900)     1983       12/17/97        40
101               3,200                0       79,899,200        79,899,200        (82,100)     1986       12/17/97        40
102             111,800       10,917,900       98,997,600       109,915,500       (101,600)     1991       12/17/97        40
103                   0       10,067,600       90,608,800       100,676,400        (94,400)     1980       12/19/97        40
104                   0                0      149,841,200       149,841,200       (156,100)     1970       12/19/97        40
105                   0       16,841,300      151,573,900       168,415,200       (157,900)     1971       12/19/97        40
106                   0        9,810,600       88,295,900        98,106,500        (92,000)     1980       12/19/97        40
107                   0        6,715,400       60,438,200        67,153,600        (63,000)     1982       12/19/97        40
108                   0       12,566,800                0        12,566,800              0                 12/19/97
109                   0       14,131,300      127,182,200       141,313,500       (132,500)     1988       12/19/97        40
110                   0        6,960,700       62,646,400        69,607,100        (65,300)     1974       12/19/97        40
111                   0        4,893,900       44,045,200        48,939,100        (45,900)     1977       12/19/97        40
112                   0       24,000,000                0        24,000,000              0                 12/19/97
113                   0        5,017,400       45,157,000        50,174,400        (47,000)     1988       12/19/97        40
114                   0       11,723,300      105,509,500       117,232,800       (109,900)     1985       12/19/97        40
115                   0       34,607,900      311,470,600       346,078,500       (324,500)     1966       12/19/97        40
116                   0        4,834,200       43,507,900        48,342,100        (45,300)     1984       12/19/97        40
117                   0       18,942,300      170,480,400       189,422,700       (177,600)     1969       12/19/97        40
118                   0        9,600,000                0         9,600,000              0                 12/19/97
119                   0        8,837,800       79,540,200        88,378,000        (82,900)  1988/1990     12/19/97        40
120                   0       12,771,400      114,941,900       127,713,300       (119,700)     1929       12/19/97        40
121                   0        5,957,800       53,620,400        59,578,200        (55,900)     1996       12/19/97        40
122          22,447,300        9,384,600       22,447,300        31,831,900              0                 12/19/97
123                   0        3,936,500       35,429,100        39,365,600        (36,900)     1983       12/19/97        40
124                   0        3,324,000                0         3,324,000              0                 12/19/97
125                   0        5,216,400       46,947,600        52,164,000        (48,900)     1981       12/19/97        40
126                   0        8,700,000                0         8,700,000              0                 12/19/97
127                   0        6,952,100       62,568,900        69,521,000        (65,200)     1981       12/19/97        40
128                   0        4,792,500       43,132,300        47,924,800        (44,900)     1972       12/19/97        40

                                                                                                                   COSTS CAPITALIZED
                                                                                                                       SUBSEQUENT TO
                                                                                           INITIAL COST TO COMPANY       ACQUISITION
                                                                                       -------------------------------   ----
                                                                                                          BUILDINGS
                                                                   DECEMBER 31, 1997                         AND
              DESCRIPTION                          LOCATION          ENCUMBRANCES           LAND         IMPROVEMENTS    LAND
              -----------                          --------        -----------------        ----         ------------    ----
129  Media Center..................   (11)   Burbank, CA                         0         20,000,000                0      0
130  New England Executive Park....          Burlington, MA                      0         13,106,000      117,953,900      0
131  Northridge I..................          Herndon, VA                14,558,000          3,224,900       29,024,400      0
132  One Canal Park................          Cambridge, MA                       0          2,006,000       18,054,000      0
133  Perimeter Center..............          Atlanta, GA               217,871,000         68,306,100      429,131,900      0
134  Presidents Plaza..............          Chicago, IL                         0         13,435,500      120,919,200      0
135  Riverside Center..............   (11)   Newton, MA                          0         30,000,000                0      0
136  Riverview I and II............          Cambridge, MA                       0          5,937,600       53,438,100      0
137  Russia Wharf..................          Boston, MA                          0          5,918,200       53,263,400      0
138  Shoreline Technology Park.....          Mountain View, CA                   0         30,194,800      178,471,200      0
139  South Station.................          Boston, MA                          0                  0       31,073,800      0
140  Sunnyvale Business Center.....          Sunnyvale, CA                       0          4,890,000       44,010,000      0
141  Ten Canal Park................          Cambridge, MA                       0          2,383,100       21,447,900      0
142  Tri-State International.......          Lincolnshire, IL                    0         10,925,300       98,327,300      0
143  Wellesley Office Park.........          Wellesley, MA              55,256,000         16,492,700      148,434,200      0
144  Westbrook Corporate Center....          Westchester, IL           111,497,800         24,896,800      224,071,100      0
145  Westwood Business Center......          Wellesley, MA                       0          2,719,600       24,476,300      0
                                                                    --------------     --------------   --------------    ---
     Subtotal Office Properties....                                 $1,990,406,900     $1,162,720,800   $9,493,786,000    $ 0
                                                                    --------------     --------------   --------------    ---
     Parking Facilities:
  1  North Loop Transportation
     Center........................   (3)    Chicago, IL            $   32,864,000(12) $    3,784,600   $   34,061,500    $ 0
  2  Theatre District Garage.......   (3)    Chicago, IL                         0          3,372,300       30,350,700      0
  3  Capitol Commons Garage........  (3)(5)  Indianapolis, IN            4,400,700                  0       14,449,700      0
  4  Boston Harbor Garage..........   (3)    Boston, MA                 35,345,500          6,087,000       54,783,300      0
  5  Milwaukee Center..............   (3)    Milwaukee, WI                       0                  0        7,798,500      0
  6  1111 Sansom Street Garage.....   (3)    Philadelphia, PA                    0          1,476,500                0      0
  7  15th & Sansom Streets
     Garage........................   (3)    Philadelphia, PA                    0            726,400        6,537,600      0
  8  1602-34 Chancellor Garage.....   (3)    Philadelphia, PA                    0            735,900        6,622,700      0
  9  1616 Sansom Street Garage.....   (3)    Philadelphia, PA                    0            432,900        3,896,200      0
 10  Juniper/Locust Streets
     Garage........................   (3)    Philadelphia, PA                    0            574,400        5,169,900      0
 11  Adams-Wabash Garage...........          Chicago, IL                         0          2,525,000       22,725,300      0
 12  601 Tchoupitoulas Garage......          New Orleans, LA                     0(8)       1,180,000       10,619,800      0
 13  Stanwix Garage................          Pittsburgh, PA                      0          1,794,900       16,154,700      0
                                                                    --------------     --------------   --------------    ---
     Subtotal Parking Facilities...                                     72,610,200         22,689,900      213,169,900      0
                                                                    --------------     --------------   --------------    ---
     Management Business...........   (13)                                       0                  0                0      0
                                                                    --------------     --------------   --------------    ---
     Investment in Real Estate.....                                 $2,063,017,100     $1,185,410,700   $9,706,955,900    $--
                                                                    ==============     ==============   ==============    ===

       COSTS CAPITALIZED
        SUBSEQUENT TO          GROSS AMOUNT CARRIED AT
         ACQUISITION          CLOSE OF PERIOD 12/31/97
       ----------------   -------------------------------
           BUILDINGS                         BUILDINGS
              AND                               AND                           ACCUMULATED       DATE         DATE     DEPRECIABLE
          IMPROVEMENTS         LAND         IMPROVEMENTS       TOTAL(1)       DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
          ------------         ----         ------------       --------       ------------   -----------   --------   -----------
129                   0       20,000,000                0        20,000,000              0                 12/19/97
130                   0       13,106,000      117,953,900       131,059,900       (122,900)     1970       12/19/97        40
131                   0        3,224,900       29,024,400        32,249,300        (30,200)     1988       12/19/97        40
132                   0        2,006,000       18,054,000        20,060,000        (18,800)     1987       12/19/97        40
133                   0       68,306,100      429,131,900       497,438,000       (822,800)  1972/1998     12/19/97        40
134                   0       13,435,500      120,919,200       134,354,700       (126,000)     1980       12/19/97        40
135                   0       30,000,000                0        30,000,000              0                 12/19/97
136                   0        5,937,600       53,438,100        59,375,700        (55,700)     1985       12/19/97        40
137                   0        5,918,200       53,263,400        59,181,600        (55,500)     1978       12/19/97        40
138                   0       30,194,800      178,471,200       208,666,000       (185,900)     1985       12/19/97        40
139                   0                0       31,073,800        31,073,800        (32,400)     1988       12/19/97        40
140                   0        4,890,000       44,010,000        48,900,000        (45,800)     1990       12/19/97        40
141                   0        2,383,100       21,447,900        23,831,000        (22,300)     1987       12/19/97        40
142                   0       10,925,300       98,327,300       109,252,600       (102,400)     1986       12/19/97        40
143                   0       16,492,700      148,434,200       164,926,900       (154,600)     1963       12/19/97        40
144                   0       24,896,800      224,071,100       248,967,900       (233,400)     1985       12/19/97        40
145                   0        2,719,600       24,476,300        27,195,900        (25,500)     1985       12/19/97        40
         --------------   --------------   --------------   ---------------   ------------
         $  144,072,900   $1,162,720,800   $9,637,858,900   $10,800,579,700   $(62,295,000)
         --------------   --------------   --------------   ---------------   ------------

  1      $      450,000   $    3,784,600   $   34,511,500   $    38,296,100   $   (396,500)     1985         6/9/95        40
  2              56,800        3,372,300       30,407,500        33,779,800       (348,200)     1987         6/9/95        40
  3               9,100                0       14,458,800        14,458,800       (165,200)     1987        6/29/95        40
  4             277,700        6,087,000       55,061,000        61,148,000       (635,000)     1972       12/10/96        40
  5             219,900                0        8,018,400         8,018,400        (98,700)     1988       12/18/96        40
  6               6,800        1,476,500            6,800         1,483,300              0      N/A        12/27/96       N/A

  7              11,300          726,400        6,548,900         7,275,300        (73,400)  1950/1954     12/27/96        40
  8               9,200          735,900        6,631,900         7,367,800        (73,800)  1945/1955     12/27/96        40
  9                   0          432,900        3,896,200         4,329,100        (43,200)     1950       12/27/96        40

 10              11,000          574,400        5,180,900         5,755,300        (58,300)  1949/1952     12/27/96        40
 11              76,200        2,525,000       22,801,500        25,326,500       (212,900)     1990        8/11/97        40
 12                   0        1,180,000       10,619,800        11,799,800        (77,200)     1982         9/3/97        40
 13                   0        1,794,900       16,154,700        17,949,600        (50,400)     1969       11/25/97        40
         --------------   --------------   --------------   ---------------   ------------
              1,128,000       22,689,900      214,297,900       236,987,800     (2,232,800)
         --------------   --------------   --------------   ---------------   ------------
              3,446,600                0        3,446,600         3,446,600       (167,300)
         --------------   --------------   --------------   ---------------   ------------
         $  148,647,500   $1,185,410,700   $9,855,603,400   $11,041,014,100   $(64,695,100)
         ==============   ==============   ==============   ===============   ============

-------------------------
 (1) The aggregate cost for Federal Income Tax purposes as of December 31, 1997 was approximately $7.5 billion.

 (2) The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

 (3) The date acquired represents the date these Properties were acquired by Equity Office Predecessors. The acquisition of the Properties, or the interest therein, by the Company from Equity Office Predecessors in connection with the Consolidation on July 11, 1997, was accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the assets were recorded by the Company at their fair values.

 (4) This Property contains 106 residential units.

 (5) These loans are subject to cross default and collateralization provisions.

 (6) This building underwent a major renovation to re-tenant the entire Property. The building is currently in a lease-up period and is expected to be fully occupied in 1998. During the renovation period, operating costs, real estate taxes, and interest incurred will be capitalized. As of December 31, 1997, approximately $21.4 million of operating costs and interest have been capitalized.


 (7) This Property contains 161 residential units.


 (8) These loans are subject to cross default and collateralization provisions.

 (9) The Prudential Portfolio consists of six Office Buildings located in Philadelphia, PA; Dallas, TX; and Houston, TX. These Office Buildings were constructed between 1969 and 1984.

(10) These loans are subject to cross default and collateralization provisions.


(11) These properties are in various development stages. During the development period all operating costs, including real estate taxes together with interest incurred during the development stages will be capitalized.


(12) The encumbrance on the North Loop Transportation Center is also secured by a first lien on the Theatre District Garage.

(13) This asset consists of furniture, fixtures, and equipment owned by the Management Business.
(14) Summary of activity of investment in real estate and accumulated depreciation is as follows:

     The changes in investment in real estate for the period from July 11, 1997 to December 31, 1997, the period from January 1, 1997 to July 10, 1997, and for the years ended December 31, 1996 and 1995 are as follows:

                                                      FOR THE PERIOD      FOR THE PERIOD
                                                     JULY 11, 1997 TO    JANUARY 1, 1997
                                                     DECEMBER 31, 1997   TO JULY 10, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995
                                                     -----------------   ----------------   -----------------   -----------------
    Balance, beginning of period....................  $             0     $3,549,707,600     $2,571,851,300      $1,931,002,400
    Acquisitions....................................   10,941,428,100        531,968,000        860,995,000         583,485,200
    Improvements....................................       99,586,000         59,511,000        129,485,300          76,985,400
    Properties disposed of..........................                0        (67,193,400)        (9,633,600)                  0
    Write down for value impairment.................                0                  0                  0         (17,512,000)
    Write-off of fully depreciated assets which are
     no longer in service...........................                0                  0         (2,990,400)         (2,109,700)
                                                      ---------------     --------------     --------------      --------------
    Balance, end of period..........................  $11,041,014,100     $4,073,993,200     $3,549,707,600      $2,571,851,300
                                                      ===============     ==============     ==============      ==============

   The changes in accumulated depreciation for the period from July 11, 1997 to December 31, 1997, the period from January 1, 1997 to July 10, 1997, and for the years ended December 31, 1996 and 1995 are as follows:

                                                   FOR THE PERIOD       FOR THE PERIOD
                                                  JULY 11, 1997 TO     JANUARY 1, 1997
                                                  DECEMBER 31, 1997    TO JULY 10, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                                  -----------------    ----------------    -----------------    -----------------
    Balance, beginning of period................    $          0        $(257,893,300)       $(178,448,600)       $(115,842,500)
    Depreciation................................     (64,695,100)         (57,379,300)         (82,905,300)         (64,715,800)
    Properties disposed of......................               0            8,517,200              470,200                    0
    Write-off of fully depreciated assets which
     are no longer in service...................               0                    0            2,990,400            2,109,700
                                                    ------------        -------------        -------------        -------------
    Balance, end of period......................    $(64,695,100)       $(306,755,400)       $(257,893,300)       $(178,448,600)
                                                    ============        =============        =============        =============

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees of


Equity Office Properties Trust



     We have audited the accompanying Statement of Revenue and Certain Expenses of 177 Broad Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.



     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                            ERNST & YOUNG LLP

                                177 BROAD STREET

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                                  (IN
                                                               THOUSANDS)
REVENUE
  Base rents................................................     $4,722
  Storage and other rental income...........................         52
  Tenant reimbursements.....................................        212
  Parking income............................................        322
  Other income..............................................        103
                                                                 ------
          Total revenue.....................................      5,411
                                                                 ------
EXPENSES
  Property operating and maintenance........................        825
  Utilities and telephone...................................        769
  Repairs and maintenance...................................        313
  Real estate taxes.........................................        864
  Management fees...........................................        153
  Insurance.................................................         46
  Administrative............................................        118
                                                                 ------
          Total expenses....................................      3,088
                                                                 ------
Revenue in excess of certain expenses.......................     $2,323
                                                                 ======

                            See accompanying notes.

                                177 BROAD STREET

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relate to the operations of 177 Broad Street located in Stamford, Connecticut (the "Property"). The Property was acquired on January 28, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

     The Property consists of a fifteen story office complex with approximately 188,000 rentable square feet, an enclosed 540 space parking structure, and a 161-unit residential apartment building.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

 Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases, in the office portion of the Property, that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Preston Commons (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 16, 1997

                                PRESTON COMMONS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                              --------------
                                                              (IN THOUSANDS)
REVENUE
  Base rents................................................      $6,347
  Tenant reimbursements.....................................       1,132
  Garage and parking income.................................         216
  Other income..............................................          91
                                                                  ------
          Total revenue.....................................       7,786
                                                                  ------
EXPENSES
  Property operating & maintenance..........................       2,327
  Real estate taxes.........................................         742
  Management fees...........................................         226
  Insurance.................................................          30
                                                                  ------
          Total expenses....................................       3,325
                                                                  ------
Revenue in excess of certain expenses.......................      $4,461
                                                                  ======

                            See accompanying notes.

                                PRESTON COMMONS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of the Preston Commons building, an office building with approximately 419,000 rentable square feet, located in Dallas, Texas (the "Property"). The Property was acquired on March 21, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Oakbrook Terrace Tower (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
May 30, 1997

                             OAKBROOK TERRACE TOWER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED      THREE MONTHS
                                                              DECEMBER 31,    ENDED MARCH 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
                                                                      (IN THOUSANDS)
REVENUE
  Base rents................................................    $11,409           $3,113
  Tenant reimbursements.....................................      5,282            1,366
  Garage and parking income.................................        148               37
  Other income..............................................        193               97
                                                                -------           ------
          Total revenue.....................................     17,032            4,613
                                                                -------           ------
EXPENSES
  Property operating & maintenance..........................      4,276            1,037
  Real estate taxes.........................................      1,259              353
  Management fees...........................................        338              116
  Insurance.................................................        111               17
                                                                -------           ------
          Total expenses....................................      5,984            1,523
                                                                -------           ------
Revenue in excess of certain expenses.......................    $11,048           $3,090
                                                                =======           ======

                            See accompanying notes.

                             OAKBROOK TERRACE TOWER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the Oakbrook Terrace Tower building, an office building with approximately 773,000 rentable square feet, located in Oakbrook Terrace, Illinois (the "Property"). The Property was acquired on April 15, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2.5% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Maritime Plaza (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 6, 1997

                               ONE MARITIME PLAZA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    THREE MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1996    MARCH 31, 1997
                                                              -----------------    --------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $13,410            $ 3,382
  Tenant reimbursements.....................................           208                125
  Interest income...........................................           249                 65
  Other income..............................................           428                125
                                                                   -------            -------
          Total revenue.....................................        14,295              3,697
                                                                   -------            -------
EXPENSES
Property operating & maintenance............................         4,326                887
  Real estate taxes.........................................           668                250
  Management fees...........................................           585                146
  Insurance.................................................           447                119
                                                                   -------            -------
          Total expenses....................................         6,026              1,402
                                                                   -------            -------
Revenue in excess of certain expenses.......................       $ 8,269            $ 2,295
                                                                   =======            =======

                            See accompanying notes.

                               ONE MARITIME PLAZA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the One Maritime Plaza building, an office building with approximately 524,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 24, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 201 Mission Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1997

                               201 MISSION STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                 YEAR ENDED        THREE MONTHS
                                                                DECEMBER 31,      ENDED MARCH 31,
                                                                    1996               1997
                                                              -----------------   ---------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $7,423             $2,166
  Tenant reimbursements.....................................           55                  9
  Garage and parking income.................................          366                 60
  Other income..............................................           39                 11
                                                                   ------             ------
          Total revenue.....................................        7,883              2,246
                                                                   ------             ------
EXPENSES
  Property operating & maintenance..........................        3,369                969
  Real estate taxes.........................................          959                264
  Management fees...........................................          106                 27
  Insurance.................................................          569                196
                                                                   ------             ------
          Total expenses....................................        5,003              1,456
                                                                   ------             ------
Revenue in excess of certain expenses.......................       $2,880             $  790
                                                                   ======             ======

                            See accompanying notes.

                               201 MISSION STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 201 Mission Street building, an office building with approximately 483,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 30, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 30 N. LaSalle (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 13, 1997

                                 30 N. LASALLE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                              THREE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,     MARCH 31,
                                                                  1996            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
REVENUE
  Base rents................................................    $ 9,317          $1,870
  Tenant reimbursements.....................................      9,164           2,194
  Other income..............................................        237              55
                                                                -------          ------
          Total revenue.....................................     18,718           4,119
                                                                -------          ------
EXPENSES
  Property operating & maintenance..........................      4,336           1,047
  Real estate taxes.........................................      5,155           1,327
  Management fees...........................................        374              79
  Insurance.................................................        160              39
  Ground rent...............................................        165              42
                                                                -------          ------
          Total expenses....................................     10,190           2,534
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 8,528          $1,585
                                                                =======          ======

                            See accompanying notes.

                                 30 N. LASALLE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 30 N. LaSalle building, an office building with approximately 926,000 rentable square feet, located in Chicago, Illinois (the "Property"). The Property was acquired on June 13, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2% of gross receipts, as defined.

5. GROUND LEASE

     The Property is subject to a ground lease on a portion of the land under the building which expires November 30, 2067. The ground lease provides for escalation payments in intervals of approximately 10 years, with the next escalation scheduled for January 1, 2000. Through 1999, the minimum annual rental payments required under the ground lease are $165,000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Columbus America Properties (the Properties) as described in
Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                          COLUMBUS AMERICA PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED     JANUARY 1, 1997
                                                              DECEMBER 31,        THROUGH
                                                                  1996         JULY 31, 1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $15,620           $ 8,814
  Tenant reimbursements.....................................        654               176
  Parking income............................................      2,356             1,460
  Other income..............................................        165               111
                                                                -------           -------
          Total revenue.....................................     18,795            10,561
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................      4,888             2,770
  Real estate taxes.........................................      1,318               769
  Management fee............................................        786               403
  Insurance.................................................        191               127
                                                                -------           -------
          Total expenses....................................      7,183             4,069
                                                                -------           -------
Revenue in excess of certain expenses.......................    $11,612           $ 6,492
                                                                =======           =======

                            See accompanying notes.

                          COLUMBUS AMERICA PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Columbus America Properties (the "Properties"), which are all located in New Orleans, Louisiana. The Properties have been presented on a combined basis because the Properties are under common ownership and management. The Properties listed below were acquired on September 3, 1997 for $140 million by Equity Office Properties Trust from an unrelated party.

                  PROPERTY NAME                     TYPE OF FACILITY    RENTABLE SQUARE FEET
                  -------------                     ----------------    --------------------
LL & E Tower......................................  office building           545,157
Texaco Center.....................................  office building           619,714
601 Tchoupitoulas.................................  parking facility              759(A)

---------------

(A) Represents number of parking spaces.

     The accompanying combined Statements of Revenue and Certain Expenses include the operations of the 601 Tchoupitoulas parking facility.

3. RENTALS

     LL&E Tower and Texaco Center have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                          COLUMBUS AMERICA PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

4. RELATED PARTY TRANSACTIONS

     The office buildings were managed by an affiliated party to the seller. The management agreements provided for a fee based on a percentage of gross receipts, as defined by each of the office buildings' individual management agreements, excluding any receipts from the parking garage.

     During the year ended December 31, 1996, the parking facility was also managed by an affiliated party to the seller. The management agreement provided for a flat fee of $12,500 per month.

     During the year ended December 31, 1996, LL&E Tower leased space to parties affiliated with the seller. Rental income from those leases was approximately $240,000 in 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Prudential Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                             PRUDENTIAL PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                              JANUARY 1, 1997
                                                               YEAR ENDED         THROUGH
                                                              DECEMBER 31,      AUGUST 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $29,743           $21,626
  Tenant reimbursements.....................................      2,367             1,645
  Parking income............................................      2,013             1,561
  Other income..............................................        529               778
                                                                -------           -------
          Total revenue.....................................     34,652            25,610
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................     13,239             8,687
  Real estate taxes.........................................      4,414             3,112
  Management fees...........................................        719               514
  Insurance.................................................        446               361
                                                                -------           -------
  Total expenses............................................     18,818            12,674
                                                                -------           -------
Revenue in excess of certain expenses.......................    $15,834           $12,936
                                                                =======           =======

                            See accompanying notes.

                             PRUDENTIAL PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Prudential Properties (the "Properties"). Equity Office Properties Trust expects to acquire the Properties for approximately $289 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                            APPROXIMATE
                                                                              RENTABLE
                    PROPERTY NAME                           LOCATION       SQUARE FOOTAGE
                    -------------                           --------       --------------
Brookhollow Central I, II and III.....................  Houston, TX            800,688
Destec Tower..........................................  Houston, TX            574,216
8080 Central..........................................  Dallas, TX             283,707
1700 Market...........................................  Philadelphia, PA       825,547
                                                                             ---------
                                                                             2,484,158
                                                                             =========

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 1.5% to 3.0% of gross receipts, as defined.

     Insurance premiums are paid to and coverage is provided by an affiliated party to the seller.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 550 South Hope Street (the Property) as described in Note 2 for the year ended March 31, 1997. The Statement of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended March 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 24, 1997

                             550 SOUTH HOPE STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                              YEAR ENDED    APRIL 1, 1997
                                                              MARCH 31,    THROUGH JULY 31,
                                                                 1997            1997
                                                              ----------   ----------------
                                                                             (UNAUDITED)
REVENUE
  Base rents................................................    $7,602          $2,972
  Tenant reimbursements.....................................     3,840           1,398
  Parking income............................................     1,273             423
  Other income..............................................        19               7
                                                                ------          ------
          Total revenue.....................................    12,734           4,800
                                                                ======          ======
EXPENSES
  Property operating and maintenance........................     3,992           1,302
  Real estate taxes.........................................       801             251
  Management fee............................................       140              58
  Insurance.................................................       605             152
                                                                ------          ------
          Total expenses....................................     5,538           1,763
                                                                ------          ------
Revenue in excess of certain expenses.......................    $7,196          $3,037
                                                                ======          ======

                            See accompanying notes.

                             550 SOUTH HOPE STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of 550 South Hope Street, an office building with approximately 566,434 rentable square feet, located in Los Angeles, California (the "Property"). It is anticipated that Equity Office Properties Trust will acquire the Property for $99.5 million from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Acorn Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 9, 1997

                                ACORN PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED        JANUARY 1, 1997
                                                                DECEMBER 31,       THROUGH JULY 31,
                                                                    1996                 1997
                                                              -----------------    ----------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $16,999             $11,592
  Tenant reimbursements.....................................         2,055               1,327
  Other income..............................................           202                 181
                                                                   -------             -------
          Total revenue.....................................        19,256              13,100
                                                                   -------             -------
EXPENSES
  Property operating and maintenance........................         4,526               2,665
  Real estate taxes.........................................         1,378                 853
  Management fees...........................................           649                 428
  Insurance.................................................           160                  92
                                                                   -------             -------
          Total expenses....................................         6,713               4,038
                                                                   -------             -------
Revenue in excess of certain expenses.......................       $12,543             $ 9,062
                                                                   =======             =======

                            See accompanying notes.

                                ACORN PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Acorn Properties (the "Properties"). Equity Office Properties Trust expects to acquire an 89% managing general partnership interest in each of the partnerships that hold title to the Properties for approximately $144.7 million, including the assumption of debt. The Acorn Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                           APPROXIMATE
                                                                             RENTABLE
          PROPERTY NAME                          LOCATION                 SQUARE FOOTAGE
          -------------                          --------                 --------------
One Valley Square................    Plymouth Meeting, PA                      70,289
Two Valley Square................    Plymouth Meeting, PA                      70,622
Three Valley Square..............    Plymouth Meeting, PA                      84,605
Four Valley Square...............    Plymouth Meeting, PA                      49,757
Five Valley Square...............    Plymouth Meeting, PA                      18,564
Oak Hill Plaza...................    King of Prussia, PA                      164,360
Walnut Hill Plaza................    King of Prussia, PA                      149,716
One Devon Square.................    Wayne, PA                                 77,267
Two Devon Square.................    Wayne, PA                                 63,226
Three Devon Square (a)...........    Wayne, PA                                  6,000
Four Falls Corporate Center......    Conshohocken, PA                         254,355
                                                                            ---------
                                                                            1,008,761
                                                                            =========

---------------

(a) In addition, this property includes land leased to a third party.

                                ACORN PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the sellers. The management agreements provided for a fee of 4% of gross receipts, as defined.

     Janitorial services were provided by an affiliated party to the sellers. During the year ended December 31, 1996, the Properties incurred approximately $714,000 in janitorial fees.

                         REPORT OF INDEPENDENT AUDITORS
The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of 10 & 30 South Wacker Drive (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP
Chicago, Illinois
September 5, 1997

                           10 & 30 SOUTH WACKER DRIVE

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED       JANUARY 1, 1997
                                                                DECEMBER 31,      THROUGH JULY 31,
                                                                    1996                1997
                                                              -----------------   ----------------
                                                                                    (UNAUDITED)
REVENUE
  Base rents................................................       $38,739            $23,388
  Tenant reimbursements.....................................        23,518             14,604
  Parking income............................................         1,188                786
  Other income..............................................         2,232                643
                                                                   -------            -------
          Total revenue.....................................        65,677             39,421
                                                                   -------            -------
EXPENSES
  Property operating and maintenance........................         9,891              5,370
  Real estate taxes.........................................        16,600              9,683
  Management fee............................................         1,233                754
  Insurance.................................................           403                160
                                                                   -------            -------
          Total expenses....................................        28,127             15,967
                                                                   -------            -------
Revenue in excess of certain expenses.......................       $37,550            $23,454
                                                                   =======            =======

                            See accompanying notes.

                           10 & 30 SOUTH WACKER DRIVE

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying combined statements are not representative of the actual operations of the Properties, as defined in
Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of 10 & 30 South Wacker Drive, two office buildings with approximately 2,016,023 million rentable square feet, located in Chicago, Illinois (the "Properties"). The Properties have been presented on a combined basis because the Properties were under common ownership and management. It is anticipated that the Properties will be acquired for $481 million by Equity Office Properties Trust from an unrelated party.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Lafayette Centre (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
September 5, 1997

                              ONE LAFAYETTE CENTRE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED        JANUARY 1, 1997
                                                                DECEMBER 31,       THROUGH JULY 31,
                                                                    1996                 1997
                                                              -----------------    ----------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $8,509               $5,409
  Tenant reimbursements.....................................          855                  582
  Parking income............................................          446                  260
  Other income..............................................          158                   46
                                                                   ------               ------
          Total revenue.....................................        9,968                6,297
                                                                   ------               ------
EXPENSES
  Property operating and maintenance........................        2,238                1,360
  Real estate taxes.........................................        1,154                  625
  Management fee............................................          300                  186
  Insurance.................................................           57                   34
                                                                   ------               ------
          Total expenses....................................        3,749                2,205
                                                                   ------               ------
Revenue in excess of certain expenses.......................       $6,219               $4,092
                                                                   ======               ======

                            See accompanying notes.

                              ONE LAFAYETTE CENTRE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of One Lafayette Centre, an office building with approximately 315,000 rentable square feet, located in Washington, D.C. (the "Property"). It is expected that the Property will be acquired for $81.7 million by Equity Office Properties Trust from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the PPM Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
January 22, 1997

                                 PPM PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                             JANUARY 1, 1997
                                                               YEAR ENDED        THROUGH
                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------   ---------------
                                                                               (UNAUDITED)
REVENUE
  Base rents................................................    $ 9,784          $7,038
  Tenant reimbursements.....................................        344             262
  Parking income............................................        152             119
  Other income..............................................        144              56
                                                                -------          ------
          Total revenue.....................................     10,424           7,475
                                                                -------          ------
EXPENSES
  Property operating and maintenance........................      3,062           2,122
  Real estate taxes.........................................      1,170             824
  Management fees...........................................        228             168
  Insurance.................................................         92              76
                                                                -------          ------
          Total expenses....................................      4,552           3,190
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 5,872          $4,285
                                                                =======          ======

                            See accompanying notes.

                                 PPM PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the PPM Properties which are to be acquired by Equity Office Properties Trust for approximately $92 million from an unrelated party. The PPM Properties have been presented on a combined basis because all of the Properties are under common control and management. The following properties are included in the combined financial statements:

                                                               APPROXIMATE
                                                                 RENTABLE
                       PROPERTY NAME                          SQUARE FOOTAGE
                       -------------                          --------------
Lakeside Square.............................................     392,500
1600 Duke Street............................................      68,800
Fair Oaks Plaza.............................................     177,900
                                                                 -------
                                                                 639,200
                                                                 =======

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 2.25% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Wright Runstad Properties (the Properties) as described in Note 2 for the year ended September 30, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1 and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
September 26, 1997

                           WRIGHT RUNSTAD PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                                   OCTOBER 1, 1996
                                                                  YEAR ENDED           THROUGH
                                                              SEPTEMBER 30, 1996   AUGUST 31, 1997
                                                              ------------------   ---------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $57,191             $54,796
  Tenant reimbursements.....................................         3,294               3,293
  Parking income............................................         5,838               5,780
  Other income..............................................         1,052                 446
                                                                   -------             -------
  Total revenue.............................................        67,375              64,315
                                                                   -------             -------
EXPENSES
  Property operating and maintenance........................        15,427              14,890
  Real estate taxes.........................................         4,881               4,616
  Management fee............................................         1,855               1,793
  Insurance.................................................           468                 427
  Ground rent and air rights................................         1,577               1,440
                                                                   -------             -------
  Total expenses............................................        24,208              23,166
                                                                   -------             -------
Revenue in excess of certain expenses.......................       $43,167             $41,149
                                                                   =======             =======

                            See accompanying notes.

                           WRIGHT RUNSTAD PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Wright Runstad Properties (the "Properties") for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Properties which are to be acquired by Equity Office Properties Trust for approximately $640 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common ownership and management. The following office properties are included in the combined financial statements:

                                                                      APPROXIMATE
                                                                       RENTABLE
                                                                        SQUARE
                PROPERTY NAME                        LOCATION           FOOTAGE
                -------------                        --------         -----------
1111 Third Avenue............................  Seattle, Washington       528,282
First Interstate Center......................  Seattle, Washington       915,883
Second & Seneca Building.....................  Seattle, Washington       480,272
Nordstrom Medical Tower......................  Seattle, Washington       101,431
One Bellevue Center..........................  Bellevue, Washington      344,715
Rainier Plaza................................  Bellevue, Washington      410,855
1001 Fifth Avenue............................  Portland, Oregon          368,018
Calais Office Center.........................  Anchorage, Alaska         190,599
                                                                       ---------
                                                                       3,340,055
                                                                       =========

                           WRIGHT RUNSTAD PROPERTIES

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller, except for Nordstrom Medical Tower, which is managed by a third party. The management agreements provided for a fee of 3.0% of gross receipts and reimbursements for on-site personnel.

     The Partnership owning the Properties is a member of the J. Nordstrom Medical Tower Condominium Association (the Association), which provides administrative services relating to building operations of the Nordstrom Medical Tower. The Association is managed by an affiliate. The Association pays all operating expenses associated with the building and is reimbursed annually by condominium unit owners, including Nordstrom Medical Tower. The Properties incurred $510,000 under this agreement during 1996.

     The Properties lease each of their parking garages to an affiliate of the seller in exchange for a percentage of the parking revenue, net of expenses.

5. COMMITMENTS

     The land underlying Rainier Plaza is leased under a 55-year lease agreement expiring in 2040, plus an option for an additional 35 years. The minimum annual rent is $566,800 at September 30, 1996. The lease also provides for contingent rent based upon the gross income of the property, as defined in the lease. No contingent rentals were due for 1996.

     The land underlying One Bellevue Center is leased under a 70-year lease expiring on June 30, 2052 with an option to extend for an additional 20 years. The basic rent under the ground lease agreement is $39,055 per month at September 30, 1996, plus all taxes, utility charges, and other assessments on the property. In July of each year, the basic rent increases 2%. Additional rent may be due based on adjusted gross revenue, as defined in the lease agreement. No additional rent was due in 1996.

     The parking garage facilities located adjacent to the 1001 Fifth Avenue are leased through May 31, 1998, with renewal options for ten and five years. The lease provides for minimum payments of $175,000 per year, plus 50% of the adjusted gross annual revenues in excess of $300,000 from the garage operations. Rent expense under this lease was $637,000 in 1996.

     The land underlying the Calais I & II are leased under a ground lease, expiring in 2029, with four ten-year options to extend. Monthly rental payments are $8,000 per month until December 31, 1999, at which time monthly payments will increase to approximately $9,000. Beginning in 2005, monthly payments are subject to annual adjustments based on office rentals and changes in the consumer price index.

     There is an agreement with a bank through 2037, whereby the bank agreed to certain building restrictions that limit the height and bulk of current and future improvements, if any, to be placed on the bank's land, which is adjacent to 1111 Third Avenue. There are options to extend this agreement for at least an additional 39 years. In return for these restrictions, 1111 Third Avenue is obligated to pay the bank $75,000 per year, plus 4% of annual net proceeds from the property (prior to debt service) in excess of $4,847,000 on an annual basis. Total amounts paid or accrued under this agreement were $75,000 for the year ended September 30, 1996.

                            BEACON PROPERTIES, L.P.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE PARTNERS OF
BEACON PROPERTIES, L.P.:

     We have audited the consolidated balance sheets of Beacon Properties, L.P. as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994. We have also audited the combined statement of operations, owners' equity and cash flows of the Predecessor, more fully described in Note 1, for the period January 1, 1994 to May 25, 1994. These consolidated financial statements are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon Properties, L.P. as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, and the combined results of operations and cash flows of the Predecessor for the period January 1, 1994 to May 25, 1994 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 21, 1997

                            BEACON PROPERTIES, L.P.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31,
                                                                ----------------------
                                                                   1996         1995
                                                                   ----         ----
ASSETS
Real estate:
  Land......................................................    $  213,858    $ 43,077
  Buildings, improvements and equipment.....................     1,477,672     428,065
                                                                ----------    --------
                                                                 1,691,530     471,142
  Less accumulated depreciation.............................        97,535      66,571
                                                                ----------    --------
                                                                 1,593,995     404,571
Deferred financing and leasing costs, net of accumulated
  amortization of $16,334 and $14,487.......................        17,287       9,438
Cash and cash equivalents...................................        35,896       4,481
Restricted cash.............................................         2,599       2,764
Accounts receivable.........................................        11,596       6,111
Accrued rent................................................        13,065       6,493
Prepaid expenses and other assets...........................           808       8,060
Mortgage notes receivable...................................        51,491      34,778
Investments in and advance to joint ventures and
  corporations..............................................        52,176      58,027
                                                                ----------    --------
     Total assets...........................................    $1,778,913    $534,723
                                                                ==========    ========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgage notes payable....................................    $  452,212    $ 70,536
  Note payable, Credit Facility.............................       153,000     130,500
  Accounts payable, accrued expenses and other
     liabilities............................................        41,336      14,018
  Investment in joint venture...............................        24,735      23,955
                                                                ----------    --------
     Total liabilities......................................       671,283     239,009
Commitments and contingencies...............................            --          --
Limited partners' capital interest, 6,273,928 and 3,788,549
  units outstanding, at redemption value....................       229,783      87,137
                                                                ----------    --------
Partners' capital:
  Operating units issued and outstanding, 48,116,480 and
     20,215,822
     General partner--outstanding 543,904 and 240,044.......        10,530       2,926
     Limited partner--outstanding 47,572,576 and
      19,975,788............................................       867,317     205,651
                                                                ----------    --------
     Total partners' capital................................       877,847     208,577
                                                                ----------    --------
     Total liabilities and partners' capital................    $1,778,913    $534,723
                                                                ==========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                        FOR THE              FOR THE          FOR THE PERIOD      FOR THE PERIOD
                                      YEAR ENDED           YEAR ENDED         MAY 26, 1994 TO     JANUARY 1, 1994
                                   DECEMBER 31, 1996    DECEMBER 31, 1995    DECEMBER 31, 1994    TO MAY 25, 1994
                                   -----------------    -----------------    -----------------    ---------------
Revenues:
  Rental income..................     $  147,825           $   69,781           $   23,702            $5,776
  Management fees................          3,005                2,203                   --             1,521
  Recoveries from tenants........         16,719                9,524                4,395             1,040
  Mortgage interest income.......          4,970                2,546                   --                --
  Other income...................         11,249                5,985                2,671               675
                                      ----------           ----------           ----------            ------
                                         183,768               90,039               30,768             9,012
                                      ----------           ----------           ----------            ------
Expenses:
  Property expenses..............         37,210               17,698                6,497             2,086
  Real estate taxes..............         18,124                9,950                3,015               595
  General and administrative.....         19,218                9,444                2,943             1,399
  Mortgage interest expense......         30,300               15,220                4,970             2,798
  Interest -- amortization of
     financing costs.............          2,084                1,370                  617               373
  Depreciation and
     amortization................         33,170               17,233                6,727             2,385
                                      ----------           ----------           ----------            ------
                                         140,106               70,915               24,769             9,636
                                      ----------           ----------           ----------            ------
Income (loss) from operations....         43,662               19,124                5,999              (624)
Equity in net income of joint
  ventures and corporations......          4,899                3,103                  858               198
                                      ----------           ----------           ----------            ------
Income (loss) from continuing
  operations before minority
  interest.......................         48,561               22,227                6,857              (426)
Minority interest in partnerships
  and corporations...............            (15)                 (36)                  (8)              931
                                      ----------           ----------           ----------            ------
Income from continuing
  operations.....................         48,546               22,191                6,849               505
Discontinued operations --
  construction company:
  Income (loss) from
     operations..................         (2,609)                 (12)                 477               102
  Loss on sale...................           (249)                  --                   --                --
                                      ----------           ----------           ----------            ------
Income before extraordinary
  items..........................         45,688               22,179                7,326               607
Extraordinary items..............         (3,876)                  --                   --             8,898
                                      ----------           ----------           ----------            ------
Net income.......................     $   41,812           $   22,179           $    7,326            $9,505
                                      ==========           ==========           ==========            ======
Income before extraordinary items
  per unit.......................     $     1.32           $     1.09           $     0.48
                                      ==========           ==========           ==========
Extraordinary items per unit.....     $    (0.11)                  --                   --
                                      ==========           ==========           ==========
Net income per unit..............     $     1.21           $     1.09           $     0.48
                                      ==========           ==========           ==========
Weighted average units
  outstanding....................     34,446,907           20,323,327           15,270,899
                                      ==========           ==========           ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
              FOR THE PERIOD JANUARY 1, 1994 TO DECEMBER 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                          LIMITED
                                                      GENERAL     LIMITED      TOTAL     PARTNERS'
                                                     PARTNER'S   PARTNER'S   PARTNER'S    CAPITAL
                                                      CAPITAL     CAPITAL     CAPITAL    INTEREST
                                                     ---------   ---------   ---------   ---------
Owner's equity (Predecessor), at January 1, 1994...                                      $(57,954)
Contributions and other, net of distributions from
  January 1, 1994 to May 25, 1994..................                                         1,083
Net income from January 1, 1994 through May 25,
  1994.............................................                                         9,505
                                                      -------    ---------   ---------   --------
Balance, at May 25, 1994...........................                                       (47,366)
Capital contributions, net, May 26 - December 31,
  1994.............................................   $ 2,373    $ 182,884   $ 185,257      9,200
Net income, May 26 - December 31, 1994.............        73        5,582       5,655      1,671
Distributions, May 26 - December 31, 1994 ($0.96
  per unit)........................................      (147)     (11,197)    (11,344)    (3,382)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................    (1,123)    (111,128)   (112,251)   112,251
                                                      -------    ---------   ---------   --------
Partners' capital, at December 31, 1994............     1,176       66,141      67,317     72,374
Capital contributions, net -- 1995.................     1,940      157,781     159,721        307
Net income -- 1995.................................       222       17,838      18,060      4,119
Distributions -- 1995 ($1.24 per unit).............      (262)     (21,216)    (21,478)    (4,706)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................      (150)     (14,893)    (15,043)    15,043
                                                      -------    ---------   ---------   --------
Partners' capital, at December 31, 1995............     2,926      205,651     208,577     87,137
Capital contributions, net -- 1996.................     8,466      744,792     753,258     75,143
Net income -- 1996.................................       418       35,914      36,332      5,480
Distributions -- 1996 ($1.765 per unit)............      (583)     (50,083)    (50,666)    (7,631)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................      (697)     (68,957)    (69,654)    69,654
                                                      -------    ---------   ---------   --------
Partners' capital, at December 31, 1996............   $10,530    $ 867,317   $ 877,847   $229,783
                                                      =======    =========   =========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                           FOR THE             FOR THE         FOR THE PERIOD     FOR THE PERIOD
                                         YEAR ENDED          YEAR ENDED        MAY 26, 1994 TO    JANUARY 1, 1994
                                      DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                      -----------------   -----------------   -----------------   ---------------
Cash flows from operating
  activities:
  Net income........................     $    41,812          $  22,179           $   7,326           $ 9,505
                                         -----------          ---------           ---------           -------
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
    Increase in accrued rent........          (6,572)            (3,741)               (915)           (1,181)
    Depreciation, amortization and
      interest amortization of
      financing costs...............          35,254             18,603               7,344             2,848
    Equity in net income of joint
      ventures and corporations.....          (2,026)            (3,055)             (1,327)             (201)
    Loss from minority interest in
      combined partnerships.........              --                 --                  --            (1,519)
    Extraordinary items.............           3,876                 --                  --            (8,898)
    Deferred interest...............              --                 --                  --               367
    Increase in accounts
      receivable....................          (5,485)            (1,746)             (3,075)             (376)
    Decrease (increase) in prepaid
      expenses and other assets.....             (48)               (58)              2,541            (1,940)
    Increase (decrease) in accounts
      payable, accrued expenses and
      other liabilities.............          25,421                781                (739)            1,636
                                         -----------          ---------           ---------           -------
         Total adjustments..........          50,420             10,784               3,829            (9,264)
                                         -----------          ---------           ---------           -------
         Net cash provided by
           operating activities.....          92,232             32,963              11,155               241
                                         -----------          ---------           ---------           -------
Cash flows from investing
  activities:
  Property additions................      (1,088,775)           (67,610)           (190,015)             (978)
  Loans receivable--affiliate.......              --                 --             (14,594)               --
  Payment of deferred leasing
    costs...........................          (6,157)            (2,646)             (1,010)             (124)
  Decrease (increase) in prepaid
    expenses and other assets.......           5,000             (5,000)                 --                --
  Purchase of minority interests....              --                 --             (11,688)               --
  Investments in joint ventures.....              --                 --             (15,802)               --
  Capital distributions from joint
    ventures........................           8,610              3,518               2,508                --
  Investments in and advance to
    corporations....................              --            (41,471)             (5,800)               --
  Cash from contributed assets......              --                 --               6,978                --
  Restricted cash from contributed
    assets..........................              --                 --                 420                --
  Purchase of mortgage notes
    receivable......................         (16,713)           (34,778)                 --                --
  Decrease (increase) in restricted
    cash............................             165              2,063              (4,827)               --
                                         -----------          ---------           ---------           -------
         Net cash used by investing
           activities...............      (1,097,870)          (145,924)           (233,830)           (1,102)
                                         -----------          ---------           ---------           -------

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                           FOR THE             FOR THE         FOR THE PERIOD     FOR THE PERIOD
                                         YEAR ENDED          YEAR ENDED        MAY 26, 1994 TO    JANUARY 1, 1994
                                      DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                      -----------------   -----------------   -----------------   ---------------
Cash flows from financing
  activities:
  Capital contributions.............     $  754,175           $ 160,028           $173,452            $   412
  Borrowings on Credit Facility.....        468,000             124,700            130,300                 --
  Borrowings on mortgage notes......        608,000                  --                 --                874
  Payments on Credit Facility.......       (445,500)           (124,500)                --                 --
  Repayments on mortgage notes......       (281,814)            (20,400)           (49,677)              (460)
  Advances (repayments) of amounts
    due to affiliates...............             --                  --             (5,355)             2,800
Payment of deferred financing
  costs.............................         (9,811)             (2,457)            (2,764)               (13)
Decrease (increase) in prepaid
  expenses and other assets.........          2,300              (2,300)                --                 --
Distributions.......................        (58,297)            (32,435)            (8,475)            (4,329)
                                         ----------           ---------           --------            -------
         Net cash provided by (used
           by) financing
           activities...............      1,037,053             102,636            237,481               (716)
                                         ----------           ---------           --------            -------
Net increase (decrease) in cash and
  cash equivalents..................         31,415             (10,325)            14,806             (1,577)
Cash and cash equivalents, beginning
  of period.........................          4,481              14,806                 --              6,150
                                         ----------           ---------           --------            -------
Cash and cash equivalents, end of
  period............................     $   35,896           $   4,481           $ 14,806            $ 4,573
                                         ==========           =========           ========            =======
Supplemental disclosures:
  Cash paid during the period for
    interest (net of capitalized
    interest).......................     $   28,777           $  14,738           $  5,278            $ 2,811
                                         ==========           =========           ========            =======
Noncash activities:
  Acquisition of interests in
    properties......................             --                  --           $ 22,721
                                         ==========           =========           ========
  Increase in partners' capital as a
    result of acquisition of
    interests in properties.........     $   74,226                  --           $  9,200
                                         ==========           =========           ========
  Liabilities assumed in connection
    with contributions and
    acquisition of properties.......     $   55,529           $     861           $ 93,518
                                         ==========           =========           ========
  Distributions payable to unit
    holders.........................             --                  --           $  6,251
                                         ==========           =========           ========
  Receivable from equity
    investment......................     $      769           $   1,040
                                         ==========           =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION, OFFERINGS AND ACQUISITIONS:

     Beacon Properties, L.P. (the "Operating Partnership") was organized as a Delaware limited partnership in April 1994 and commenced operations effective on May 26, 1994. The Operating Partnership was formed to continue and expand the commercial real estate development, construction, acquisition, leasing, design and management business of The Beacon Group (the "Predecessor").

     Simultaneously with the closing of the initial public offering (the "IPO") of Beacon Properties Corporation (the "Company"), which is the sole general partner and a limited partner of the Operating Partnership, the Company contributed its interests in two properties and approximately $173.4 million, the net proceeds of the IPO, to the Operating Partnership in exchange for partnership interests ("Units").

     The following schedule summarizes the Operating Partnership's interest in the properties as a result of the initial and subsequent capital contributions of the Company, and the related acquisition of properties and partnership interests. All properties have been consolidated unless otherwise indicated in the notes:

                                                                     RENTABLE      OWNERSHIP
                                                           DATE       AREA IN     INTEREST AT    ACCOUNTING
                                                         ACQUIRED   SQUARE FEET    12/31/96     METHOD NOTES
                                                         --------   -----------   -----------   ------------
PROPERTIES:
Wellesley Office Park -- Buildings 1-8, Wellesley,
  MA...................................................    (A)         622,862        100%        (E)
Crosby Corporate Center, Bedford, MA...................    (B)         336,000        100%
South Station, Boston, MA..............................    (B)         148,591        100%
175 Federal Street, Boston, MA.........................    (B)         203,349        100%        (E)
One Post Office Square, Boston, MA.....................    (B)         764,129         50%        (D)
Center Plaza, Boston, MA...............................    (B)         649,359        100%
Rowes Wharf, Boston, MA................................    (B)         344,326         45%        (F)
150 Federal Street, Boston, MA.........................    (B)         530,279        100%
Polk and Taylor Buildings, Arlington, VA...............    (B)         890,000          9%        (G)
One Canal Park, Cambridge, MA..........................  6/10/94       100,300        100%
Westwood Business Centre, Westwood, MA.................  6/10/94       160,400        100%
Russia Wharf, Boston, MA...............................  8/10/94       314,596        100%
Westlakes Office Park -- Buildings 1-3 and 5, Berwyn,
  PA...................................................    (C)         443,592        100%
75-101 Federal Street, Boston, MA......................  9/29/95       812,000         51%        (H)
2 Oliver Street--147 Milk Street, Boston, MA...........  10/6/95       271,000        100%
Ten Canal Park, Cambridge, MA..........................  12/21/95      110,000        100%
New England Executive Park, Burlington, MA.............  11/15/96      817,013        100%
245 First Street, Cambridge, MA........................  11/21/96      263,227        100%
Perimeter Center, Atlanta, GA..........................  2/15/96     3,302,136        100%
1300 North 17th Street, Rosslyn, VA....................  10/18/96      372,865        100%
1616 North Fort Myer Drive, Rosslyn, VA................  10/18/96      292,826        100%
John Marshall I, McLean, VA............................   9/5/96       261,364        100%
E.J. Randolph, McLean, VA..............................   9/5/96       164,677        100%
Northridge I, Reston/Herndon, VA.......................   9/5/96       124,319        100%
1333 H Street, N.W., Washington, D.C...................  8/16/96       238,694        100%
AT&T Plaza, Oak Brook, IL..............................  8/16/96       225,318        100%
Tri-State International, Lincolnshire, IL..............  8/16/96       548,000        100%
10960 Wilshire Boulevard, Westwood, CA.................  11/21/96      543,804        100%
Shoreline Technology Park, Mountain View, CA...........  12/20/96      727,000        100%
Lake Marriott Business Park, Santa Clara, CA...........  12/20/96      400,000        100%
Presidents Plaza, Chicago, IL..........................  12/27/96      791,000        100%
                                                                    ----------
                                                                    15,773,026
                                                                    ==========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

                                                                     RENTABLE      OWNERSHIP
                                                           DATE       AREA IN     INTEREST AT    ACCOUNTING
                                                         ACQUIRED   SQUARE FEET    12/31/96     METHOD NOTES
                                                         --------   -----------   -----------   ------------
SERVICE ENTITIES:
Beacon Construction Company, Inc.......................    (B)                         99%        (I)
Beacon Property Management, L.P........................    (B)                        100%
Beacon Property Management Corporation.................    (B)                         99%        (I)
Beacon Design Corporation..............................    (B)                         99%        (I)
Beacon Design L.P......................................    (B)                        100%

-------------------------
(A) Wellesley Building 8 was acquired May 4, 1995. Interests in the remaining Wellesley Buildings were contributed as part of the initial public offering.

(B) Interests in this property or company were contributed or acquired as part of the initial public offering.

(C) Westlakes Buildings 1, 3 and 5 were acquired October 21, 1994, Westlakes Building 2 was acquired July 26, 1995.

(D) The Operating Partnership is a general partner in the joint venture which owns the property and utilizes the equity method of accounting for its investment.

(E) On October 28, 1994, the Operating Partnership acquired the remaining interest in the 175 Federal Street and Wellesley 6 Joint Venture which owned these properties. Prior to the acquisition of the remaining interest, the Operating Partnership used the equity method of accounting for its investments.

(F) The Operating Partnership owns an indirect limited partner interest and utilizes the equity method of accounting for its investment. (See Note 2.)

(G) The Operating Partnership owns a 9% limited partner interest and utilizes the equity method of accounting for its investment.

(H)The Operating Partnership is a shareholder in the corporation (private real estate investment trust) which owns the property, and utilizes the equity method of accounting for its investment.

(I) The Operating Partnership used the cost method of accounting for its investments in these subsidiaries prior to 1995. The Operating Partnership currently uses the equity method of accounting for its investments. (See
    Note 2.)

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

     The Operating Partnership currently has interests in a portfolio of 104 Class A office properties and other commercial properties containing approximately 15.8 million rentable square feet located in Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C.

     The Operating Partnership also owns and operates commercial real estate development, acquisition, leasing, design and management businesses. The Operating Partnership currently manages approximately 2.9 million square feet of commercial and office space owned by third parties in various locations, including Boston, Waltham, and Springfield, Massachusetts and Chicago, Illinois.

PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements of the Operating Partnership have been prepared on a consolidated basis which include all the accounts of the Operating Partnership and its subsidiaries. All significant intercompany balances and transactions have been eliminated. The Operating Partnership's consolidated financial statements reflect the properties acquired at their historical basis of accounting to the extent of the acquisition of interests from the Predecessors' owners who continued on as investors. The remaining interests acquired from the Predecessors' owners have been accounted for as a purchase and the excess of the purchase price over the related historical cost basis was allocated to real estate.

     The accompanying financial statements of the Predecessor have been presented on a combined basis which include all the contributed properties and the management, leasing and design entities.

REAL ESTATE

     Buildings and improvements are recorded at cost and are depreciated on the straight-line and declining balance methods over their estimated useful lives of nineteen to forty years and fifteen to twenty years, respectively. The cost of buildings and improvements includes the purchase price of the property or interests in property, legal fees, acquisition costs and interest, property taxes, capitalized interest, and other costs incurred during the period of construction. The Operating Partnership capitalized interest costs of $1.0 million in 1996, $0.1 million in 1995, and $0 in 1994. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Operating Partnership periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Operating Partnership does not expect to recover its carrying costs, the Operating Partnership recognizes an impairment loss. No such losses have been recognized to date.

     Tenant improvements are depreciated over the terms of the related leases. Furniture, fixtures and equipment are depreciated using the straight-line and declining balance methods over their expected useful lives of five to seven years.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments which extend the economic useful life of the assets are capitalized.

DEFERRED FINANCING AND LEASING COSTS

     Deferred financing costs include fees and costs incurred to obtain long-term financings, and are amortized over the terms of the respective loans on a basis which approximates the interest method. Deferred leasing costs incurred in the successful negotiation of leases, including brokerage, legal and other costs, have been deferred and are being amortized on a straight-line basis over the terms of the respective leases.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid assets with original maturities of three months or less from the date of purchase. The majority of the Operating Partnership's cash and cash equivalents are held at major commercial banks. The Operating Partnership has not experienced any losses to date on its invested cash. The carrying value of the cash and cash equivalents approximates market.

RESTRICTED CASH

     Restricted cash consists of cash held in escrow as required by lenders to satisfy real estate taxes and tenant improvement costs.

INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS

     The Operating Partnership uses the equity method of accounting for its earnings in property joint ventures and corporations which it does not control. Losses in excess of investments are not recorded where the Operating Partnership is a limited partner and has not guaranteed nor intends to provide any future financial support to the respective properties.

MORTGAGE NOTES RECEIVABLE

     Discounts from the principal balance on mortgage loans receivable, net of acquisition costs, are amortized as interest income over the due date of the related loans using the effective yield method, based on management's evaluation of the current facts and circumstances and the ultimate ability to collect the principal balances of such loans.

REVENUE RECOGNITION

     Base rental income is reported on a straight-line basis over the terms of the respective leases. The impact of the straight-line rent adjustment increased revenues for the Operating Partnership by $6.6 million, $3.7 million and $1.9 million and increased its proportionate share of equity in net income of property joint ventures and corporations by $0.1 million, $0.2 million and $0.3 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively. Management fees are recognized as revenue as they are earned.

INCOME TAXES

     Income taxes are not considered in the accompanying financial statements since such taxes, if any, are the responsibility of the partners.

INTEREST RATE PROTECTION AGREEMENTS

     The Operating Partnership has entered into interest rate protection agreements to reduce the impact of certain changes in interest rates. These agreements are held for purposes other than trading. Amounts paid for the agreements are amortized over the lives of the agreements on a basis which approximates the interest method. Payments under interest rate swap agreements are recognized as adjustments to interest expense when incurred. The Operating Partnership's policy is to write off unamortized amounts paid under interest rate protection agreements, when the related debt is paid off or there is a termination prior to the maturity of the agreements. The Operating Partnership is exposed to credit loss in the event of nonperformance by the other parties to the interest rate protection agreements. However, the Operating Partnership does not anticipate nonperformance by the counterparties.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year balances have been reclassed to conform with current year presentation.

3. ACCOUNTS RECEIVABLE:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1995
                                                               ----      ----
Tenants.....................................................  $ 5,072   $2,137
Other.......................................................    4,228    1,006
Affiliates..................................................    3,670    3,305
Allowance for uncollectible amounts.........................   (1,374)    (337)
                                                              -------   ------
                                                              $11,596   $6,111
                                                              =======   ======

4. MORTGAGE NOTES RECEIVABLE:

     The Operating Partnership acquired a fifty percent interest in certain mortgages collateralized by property owned by a joint venture in which the Operating Partnership has an indirect interest. The terms of the notes require interest-only payments at 8.71% quarterly on a principal balance of approximately $63.0 million and are due on April 1, 1999. The term may be extended for up to three years under certain conditions. The Operating Partnership also has an option to purchase from an affiliate other mortgage interests collateralized by the same property.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

5. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS:

     The following is summarized financial information for the property joint ventures and corporation:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
Balance sheet:
  Real estate, net..........................................  $410,207   $419,096
  Other assets..............................................    51,669     55,714
                                                              --------   --------
                                                              $461,876   $474,810
                                                              ========   ========
  Mortgage notes payable....................................  $377,754   $380,827
  Loans and notes payable...................................    72,136     68,606
  Other liabilities.........................................    13,040     14,072
  Partners' and shareholders' equity (deficiency)...........    (1,054)    11,305
                                                              --------   --------
                                                              $461,876   $474,810
                                                              ========   ========

                                                                                                PREDECESSOR
                                                                                              ----------------
                                    FOR THE YEAR        FOR THE YEAR       FOR THE PERIOD      FOR THE PERIOD
                                        ENDED               ENDED          MAY 26, 1994 TO    JANUARY 1, 1994
                                  DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                  -----------------   -----------------   -----------------   ---------------
Summary of operations:
  Rentals........................     $117,283             $91,048             $59,983            $38,386
  Other income...................        3,453               3,861               5,717              2,941
  Operating expenses.............       61,086              49,472              34,688             22,632
  Mortgage interest expense......       28,712              23,232              16,261             13,432
  Depreciation and
     amortization................       18,592              14,537              11,427              8,228
                                      --------             -------             -------            -------
  Net income (loss)..............     $ 12,346             $ 7,668             $ 3,324            $(2,965)
                                      ========             =======             =======            =======

     A reconciliation of interests in property joint ventures and corporation to the underlying net assets is as follows:

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                               1996      1995       1994
                                                               ----      ----       ----
Partners' and shareholders' (deficiency) capital, as
  above.....................................................  $(1,054)  $11,305   $(51,742)
Deficits of other partners and shareholders.................   23,555    13,270     38,459
                                                              -------   -------   --------
Operating Partnership's share of equity (deficiency)........   22,501    24,575    (13,283)
Excess of cost of investments over the net book value of
  underlying net assets, net of amortization and accumulated
  amortization of $122, $75 and $28, respectively...........    1,310     1,357
                                                              -------   -------   --------
Carrying value of property investments in joint ventures and
  corporation...............................................  $23,811   $25,932   $(11,899)
                                                              =======   =======   ========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

     The following is summarized financial information for the service corporations:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                               ----      ----
Balance sheet:
  Equipment, net............................................  $ 1,806   $   715
  Other assets..............................................   34,155    29,560
                                                              -------   -------
                                                              $35,961   $30,275
                                                              =======   =======
  Other liabilities.........................................   37,360    27,124
  Shareholders' equity (deficiency).........................   (1,399)    3,151
                                                              -------   -------
                                                              $35,961   $30,275
                                                              =======   =======

                                                   FOR THE YEAR        FOR THE YEAR       FOR THE PERIOD
                                                       ENDED               ENDED          MAY 26, 1994 TO
                                                 DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                                                 -----------------   -----------------   -----------------
Summary of operations:
  Construction income...........................     $140,903            $108,913             $52,429
  Consulting and management fees................        2,537               7,576               4,848
  Interest and other income.....................          266                 383                 184
  Construction, consulting and management fee
     costs......................................      141,167             110,835              52,388
  General and administrative expense............        5,121               4,880               3,564
  Depreciation and amortization.................          584                 336                 186
  Minority interest in net income of joint
     venture....................................           52                 130                  90
  Interest expense to stockholder...............           --                 650                  --
                                                     --------            --------             -------
Net income (loss)...............................     $ (3,218)           $     41             $ 1,233
                                                     ========            ========             =======

     A reconciliation of the underlying net assets to the Operating Partnership's carrying value of investments in and advance to service corporations is as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
Shareholders' equity, as above..............................  $ (1,399)  $  3,151
(Deficit) equity of other shareholders......................       (29)        11
                                                              --------   --------
Operating Partnership's share of equity.....................    (1,370)     3,140
Advance.....................................................     5,000      5,000
                                                              --------   --------
Carrying value of investments in and advance to service
  corporations..............................................     3,630      8,140
Carrying value of property investments in joint ventures and
  corporation per above.....................................    23,811     25,932
                                                              --------   --------
                                                              $ 27,441   $ 34,072
                                                              ========   ========
Per consolidated balance sheet:
  Investments in and advance to joint ventures and
     corporations...........................................  $ 52,176   $ 58,027
  Investment in joint venture...............................   (24,735)   (23,955)
                                                              --------   --------
                                                              $ 27,441   $ 34,072
                                                              ========   ========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

6. MORTGAGE NOTES PAYABLE:

     The mortgage notes payable collateralized by the certain properties and assignment of leases, are as follows:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                  1996       1995
                                                                  ----       ----
Mortgage notes with fixed interest at:
  8.00% maturing July 1, 1998...............................    $ 12,970    $13,236
  6.67% maturing November 1, 1998...........................      56,920     57,300
  7.23% maturing February 1, 2003...........................      55,000         --
  7.23% maturing March 1, 2003..............................      60,000         --
  7.08% maturing March 31, 2006.............................     218,000         --
  8.19% maturing January 1, 2007............................      15,000         --
  8.19% maturing January 1, 2007............................      13,600         --
  8.38% maturing December 1, 2008...........................      20,722         --
                                                                --------    -------
     Total mortgage notes payable...........................    $452,212    $70,536
                                                                ========    =======

     The Operating Partnership's restricted cash consists of cash required by these mortgages to be held in escrow for capital expenditures and/or real estate taxes.

     Scheduled maturities of mortgage notes payable are as follows:

1997........................................................    $  2,127
1998........................................................      72,611
1999........................................................       6,602
2000........................................................       7,608
2001........................................................       8,171
Thereafter..................................................     355,093
                                                                --------
  Total.....................................................    $452,212
                                                                ========

     The Operating Partnership determines the fair value of its mortgage notes payable based upon the discounted cash flows at a discount rate that approximates the Operating Partnership's effective borrowing rate. Based on its evaluation, the Operating Partnership has determined that the fair value of its mortgage notes approximates their carrying value.

     In March 1996, the Operating Partnership repaid a debt and recorded an extraordinary item of $2.2 million in connection with the write-off of fees and costs to acquire the debt. The extraordinary item during the period January 1, 1994 through May 25, 1994 represents the gains resulting from the settlement of certain mortgage notes payable. As the prepayments were a condition to transfer the assets to the Operating Partnership, these items were recorded by the Predecessor entity.

7. NOTE PAYABLE -- CREDIT FACILITY:

     The Operating Partnership presently has a three-year, $300 million revolving credit facility (the "Credit Facility"). The Credit Facility matures in June 1999 and is collateralized by cross-collateralized mortgages and assignment of rents on certain properties.

     Outstanding balances under the Credit Facility bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) one-half of one percent (1/2%) above the overnight

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points (1.75%). The Company has an interest rate protection agreement through May 1997 with respect to $135 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 9.47% per annum. Effective May 1997 through May 1999, the Company has an interest rate protection agreement with respect to $137.5 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 8.75% per annum. This interest rate protection arrangement may be applied during four quarters of the period May 1997 to May 1999.

     The outstanding balance of the Credit Facility at December 31, 1996 was $153.0 million. The weighted average amount outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was $42.3 million, $99.7 million and $50.4 million, respectively. The weighted average interest rate on amounts outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was approximately 7.78%, 8.25% and 7.57%, respectively. The applicable interest rate under the Credit Facility at December 31, 1996 was 8.25%.

     Based upon the Credit Facility's variable interest rate, the Operating Partnership has determined that the fair value of the Credit Facility approximates its carrying value. The Operating Partnership determines the fair value of its interest rate agreement based upon the quoted market prices of similar instruments. Based on this analysis, the Operating Partnership has determined that the fair value of this instrument approximates its carrying value.

     As a result of the substantial modification of the terms of the Credit Facility, the Company recorded an extraordinary item of $1.7 million in connection with the write-off of fees and costs relating to the prior Credit Facility.

8. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES:

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1995
                                                                 ----       ----
Accounts payable and accrued expenses.......................    $29,139    $ 8,088
Deferred revenue and other..................................      4,912      1,164
Affiliates..................................................      1,595      2,952
Other liabilities...........................................        504        647
Security deposits...........................................      5,186      1,167
                                                                -------    -------
                                                                $41,336    $14,018
                                                                =======    =======

9. TRANSACTIONS WITH AFFILIATES:

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                        FOR THE              FOR THE          FOR THE PERIOD      FOR THE PERIOD
                                      YEAR ENDED           YEAR ENDED         MAY 26, 1994 TO     JANUARY 1, 1994
                                   DECEMBER 31, 1996    DECEMBER 31, 1995    DECEMBER 31, 1994    TO MAY 25, 1994
                                   -----------------    -----------------    -----------------    ---------------
Management, rental, design,
  construction fees and interest
  income.........................       $9,176               $ 5,640                 --               $1,809
Construction costs...............        8,352                11,108               $241                   --
Administrative salaries and
  expenses.......................           --                    --                 --                  469

     In 1995, the Operating Partnership entered into an agreement to lease its home office from a joint venture in which the Operating Partnership has an indirect interest. It previously subleased home office space from

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

another affiliate. Rental expense related to these arrangements was $1.3 million, $0.3 million and $0.1 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively.

     Future minimum rental payments at December 31, 1996 for the Operating Partnership's home office are $1.3 million for 1997, $1.4 million for 1998 through 2001, and $1.0 million for 2002.

10. LIMITED PARTNERS' CAPITAL INTEREST

     Pursuant to the Operating Partnership Agreement, certain limited partners in the Operating Partnership have the right to redeem all or any portion of their Units for cash from the Operating Partnership or, at the election of the Company, for shares of common stock or cash as selected by the Company. The amount of cash to be paid to the limited partner if the redemption right is exercised and the cash option is selected will be based on the trading price of the Company's common stock at that time.

     Such limited partners' redemption rights are not included in partners' capital. Accordingly, the accompanying consolidated balance sheets have been retroactively reclassified to reflect the limited partners' capital interest in the Operating Partnership, measured at redemption value. This reclassification results in a reduction of partners' equity of $69.7 million and $15.0 million as of December 31, 1996 and 1995, respectively as a result of the increase in the redemption value.

11. COMMITMENTS AND CONTINGENCIES:

PENSION PLAN

     The Operating Partnership participates in a multiemployer defined-benefit pension plan with some of its affiliates. This plan covered substantially all full-time nonunion employees. The Operating Partnership's portion of pension expense for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, was $0.2 million, $0.1 million, and $0.1 million, respectively. The Predecessor's comparable allocated portion of pension expense amounted to $0.1 million for the period January 1, 1994 to May 25, 1994.

401(K) PLAN

     The eligible employees of the Operating Partnership participate in a contributory savings plan with some of its affiliates. Under the plan, the Operating Partnership may match contributions made by eligible employees based on a percentage of the employee's salary. Currently, the Operating Partnership matches 25% of contributions up to 3% of such employee's salary (up to $30). The matching amount may be changed from time to time by the Board of Directors of the Company. Expenses under this plan for 1996, 1995 and 1994 were not material.

CONTINGENCIES

     The Operating Partnership is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Operating Partnership.

LEASE

     The South Station property is subject to a ground lease expiring in 2024. The lease provides two 15-year extension options. Under certain conditions, the lessor reserves the right to terminate the lease at the end of

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

the initial term or at the end of the first extension period and pay the lessee an amount based on a formula payment of fair value. The minimum rents in connection with the lease are substantially based on percentage rent until 1997. The Operating Partnership is obligated to provide loans to the lessor under certain conditions subject to a maximum of $0.9 million. As of December 31, 1996, no loans were outstanding.

ENVIRONMENTAL

     A former tenant of Crosby Corporate Center has agreed to perform the necessary investigation and cleanup actions regarding remediation of possible contamination, bear all costs associated with such cleanup activities and indemnify the Operating Partnership for any costs or damages it incurs in connection with such contamination. As the owner of the property, however, the Operating Partnership could be held liable for the costs of such activities if the former tenant fails to undertake such actions.

     As a lessee of certain property, the Operating Partnership has received an indemnity from the owner to the extent the Operating Partnership is assessed costs relating to environmental cleanup.

     Site assessments at the New England Executive Park have identified contamination in the groundwater at a monitoring well which flows into an aquifer, which supplies drinking water to the Town of Burlington. The Town of Burlington has allocated funds for, and is in the process of constructing, a groundwater treatment facility at its drinking water supply that draws from the subject aquifer. The Operating Partnership has been advised that such treatment facility has the capacity to treat any contaminants which may be derived from the groundwater passing beneath the New England Executive Park. Although the Town's water treatment facility does not relieve the Operating Partnership of potential liability for the presence of the contaminants, the Operating Partnership does not believe that any such liability would have a material adverse effect on the Operating Partnership.

     Based on site assessments performed at 245 First Street which have identified the presence of oil that slightly exceeds the concentration that requires reporting to the Massachusetts Department of Environmental Protection, an environmental consultant has advised the Operating Partnership that applicable regulatory requirements can be satisfied without the need to perform any remediation at the property. The Operating Partnership could be held liable for costs associated with the contamination that has been identified, although the Operating Partnership does not believe that such costs would have a material adverse effect on the Operating Partnership.

     In connection with the acquisition of the John Marshall land, the sellers have reported the findings of contamination to the Virginia Department of Environmental Quality and have retained an environmental consultant to prepare a remediation plan. Units valued at approximately $1.0 million were escrowed from the purchase price to be released to the seller upon performance of remediation pursuant to a remediation plan approved by the Operating Partnership. The escrow further provides that the Operating Partnership may receive some or all of the remaining escrowed Units upon certain conditions.

     Management does not believe that any costs, if incurred, would have a material adverse effect on the financial condition, annual results of operations, or liquidity of the Operating Partnership.

OTHER

     The Operating Partnership has an obligation to pay $17.0 million in connection with the acquisition of real estate upon the achievement of conditions regarding occupancy or rental income levels.

     In connection with the acquisition of the John Marshall I, E.J. Randolph and Northridge I properties, the Operating Partnership has agreed to maintain the non-recourse financing assumed from the sellers for a five year period and not to dispose of the property for a seven year period. If the Operating Partnership should

                            BEACON PROPERTIES, L.P.

                 (DOLLARS IN THOUSANDS EXCEPT PER UNIT AMOUNTS)

choose not to maintain the non-recourse provisions of the existing or new debt, or sell the properties, within these respective time periods it shall be required to make payments to the sellers of approximately $6.0 million in 1997, reducing ratably to zero through 2003.

12. FUTURE MINIMUM RENTS:

     Future minimum rentals to be received under noncancelable tenant leases for all fully consolidated properties at December 31, 1996 are due for years ended December 31 as follows:

1997........................................................  $  188,032
1998........................................................     175,732
1999........................................................     170,086
2000........................................................     143,288
2001........................................................     113,718
Thereafter..................................................     370,698
                                                              ----------
     Total future minimum rents.............................  $1,161,554
                                                              ==========

13. GEOGRAPHIC CONCENTRATION:

     The Operating Partnership owns properties with a total cost at December 31, 1996 as follows:

Downtown Boston.............................................  $  284,574
Suburban Boston.............................................     279,987
Suburban Atlanta............................................     343,014
Suburban Philadelphia.......................................      59,018
Suburban Virginia...........................................     178,166
Downtown Los Angeles........................................     133,307
Suburban San Francisco......................................     184,207
Suburban Chicago............................................     175,819
Downtown Washington.........................................      53,438
                                                              ----------
                                                              $1,691,530
                                                              ==========

14. PRO FORMA RESULTS (UNAUDITED):

     The following unaudited pro forma operating results for the Operating Partnership have been prepared as if capital contributions and property acquisitions during 1995 and 1996 had occurred on January 1, 1995. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Operating Partnership would have been had the events occurred as of January 1, 1995, nor does it purport to represent the results of operations for future periods. Pro forma results have not been presented for 1994 as the Operating Partnership's operations did not commence until May 26, 1994.

                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                             1996       1995
                                                             ----       ----
Revenues.................................................  $299,124   $265,878
Income before extraordinary items........................    84,619     79,007
Net income...............................................    80,728     79,007
Net income per unit......................................      1.48       1.45

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

15. DISCONTINUED OPERATIONS:

     On December 31, 1996, certain assets of the construction company were sold. These assets included fixed assets, general construction contracts in progress, and the receivables and payables related to these contracts. All employees were transferred to the buyer who is expected to complete all outstanding construction work for projects not purchased as part of the sale.

16. SUBSEQUENT EVENTS:

DECLARATION OF DISTRIBUTION

     On January 28, 1997, the Operating Partnership declared a quarterly distribution of $25.2 million, payable on February 28, 1997 to partners of record on February 10, 1997.

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

To the Partners of Beacon Properties L.P.:

     Our report on the consolidated financial statements of Beacon Properties L.P. is included on page F-1 of this Form 10. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the Item 15(a) of this Form 10.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 21, 1997

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 INITIAL COST
                                                                           ------------------------
                                                                                      BUILDINGS AND
                       DESCRIPTION                          ENCUMBRANCES     LAND     IMPROVEMENTS
                       -----------                          ------------     ----     -------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 -- Wellesley, MA...    $ 55,000     $  9,110    $   75,829
Crosby Corporate Center -- Bedford, MA....................          --(1)       978        10,478
South Station -- Boston, MA...............................          --           --        21,487
175 Federal St. -- Boston, MA.............................      12,970        1,404        24,505
Center Plaza -- Boston, MA................................      60,000        7,301        65,712
150 Federal St. -- Boston, MA.............................      56,920(2)    11,265       101,280
One Canal Park -- Cambridge, MA...........................          --(1)       931         8,444
Ten Canal Park -- Cambridge, MA...........................          --(1)     1,179        10,609
2 Oliver Street -- Boston, MA.............................          --(1)     1,796        16,166
Westwood Business Centre -- Westwood, MA..................          --(1)     1,159        10,498
Russia Wharf -- Boston, MA................................          --(1)     1,442        12,974
Westlakes Office Park -- Buildings 1, 2, 3 and 5 --
  Berwyn, PA..............................................          --(1)     6,335        46,267
Perimeter Center -- Atlanta, GA...........................     218,000       46,438       292,305
AT&T Plaza -- Oak Brook, IL...............................          --(1)     3,510        31,587
Tri-State International -- Lincolnshire, IL...............          --(1)     6,222        55,999
1333H Street, N.W. -- Washington, D.C.....................          --(1)     5,337        48,033
E.J. Randolph -- McLean, VA...............................      15,000        3,590        19,520
John Marshall I -- McLean, VA.............................      20,722        5,996        27,991
Northridge I -- Herndon, VA...............................      13,600        1,911        19,264
1300 North 17th Street -- Rosslyn, VA.....................          --(1)     8,007        46,758
1616 North Fort Myer Drive -- Rosslyn, VA.................          --(1)     6,156        38,651
New England Executive Park -- Burlington, MA..............          --(1)     7,067        68,259
10960 Wilshire Boulevard -- Westwood, CA..................          --       11,200       122,039
245 First Street -- Cambridge, MA.........................          --        4,513        40,616
Shoreline Technology Park -- Mountain View, CA............          --       39,547       101,444
Lake Marriott Business Park -- Santa Clara, CA............          --       12,032        31,128
Presidents Plaza -- Chicago, IL...........................          --        7,750        69,752
                                                              --------     --------    ----------
                                                              $452,212     $212,176    $1,417,595
                                                              ========     ========    ==========

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                 SUBSEQUENT                  GROSS AMOUNT AT WHICH
                                               TO ACQUISITION              CARRIED AT CLOSE OF PERIOD
                                           ----------------------    --------------------------------------
                                                      BUILDINGS                   BUILDINGS
            COST CAPITALIZED                             AND                         AND
               DESCRIPTION                  LAND     IMPROVEMENTS      LAND      IMPROVEMENTS      TOTAL
               -----------                  ----     ------------      ----      ------------      -----
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA..........................      --      $12,866       $  9,110     $   88,695     $   97,805
Crosby Corporate Center -- Bedford, MA...  $1,505       14,880          2,483         25,358         27,841
South Station -- Boston, MA..............      --          861             --         22,348         22,348
175 Federal St. -- Boston, MA............      --        3,196          1,404         27,701         29,105
Center Plaza -- Boston, MA...............      --        8,810          7,301         74,522         81,823
150 Federal St. -- Boston, MA............      --        1,326         11,265        102,606        113,871
One Canal Park -- Cambridge, MA..........      --          139            931          8,583          9,514
Ten Canal Park -- Cambridge, MA..........      --          135          1,179         10,744         11,923
2 Oliver Street -- Boston, MA............      --        1,376          1,796         17,542         19,338
Westwood Business Centre -- Westwood,
  MA.....................................      --          674          1,159         11,172         12,331
Russia Wharf -- Boston, MA...............     177        3,496          1,619         16,470         18,089
Westlakes Office Park -- Buildings 1, 2,
  3 and 5 -- Berwyn, PA..................      --        6,416          6,335         52,683         59,018
Perimeter Center -- Atlanta, GA..........      --        4,271         46,438        296,576        343,014
AT&T Plaza -- Oak Brook, IL..............      --           18          3,510         31,605         35,115
Tri-State International -- Lincolnshire,
  IL.....................................      --          950          6,222         56,949         63,171
1333H Street, N.W. -- Washington, D.C....      --           68          5,337         48,101         53,438
E.J. Randolph -- McLean, VA..............      --           36          3,590         19,556         23,146
John Marshall I -- McLean, VA............      --          147          5,996         28,138         34,134
Northridge I --Herndon, VA...............      --           41          1,911         19,305         21,216
1300 North 17th Street -- Rosslyn, VA....      --           11          8,007         46,769         54,776
1616 North Fort Myer Drive -- Rosslyn,
  VA.....................................      --           87          6,156         38,738         44,894
New England Executive Park -- Burlington,
  MA.....................................      --           64          7,067         68,323         75,390
10960 Wilshire Boulevard -- Westwood,
  CA.....................................      --           68         11,200        122,107        133,307
245 First Street -- Cambridge, MA........      --           54          4,513         40,670         45,183
Shoreline Technology Park -- Mountain
  View, CA...............................      --           49         39,547        101,493        141,040
Lake Marriott Business Park -- Santa
  Clara, CA..............................      --            7         12,032         31,135         43,167
Presidents Plaza -- Chicago, IL..........      --           31          7,750         69,783         77,533
                                           ------      -------       --------     ----------     ----------
                                           $1,682      $60,077       $213,858     $1,477,672     $1,691,530
                                           ======      =======       ========     ==========     ==========

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                             LIFE ON WHICH
                                                                                             DEPRECIATION
                                                                                               IN LATEST
                                                                 DATE OF                        INCOME
                                               ACCUMULATED    CONSTRUCTION/       DATE        STATEMENTS
                 DESCRIPTION                   DEPRECIATION    RENOVATION       ACQUIRED      IS COMPUTED
                 -----------                   ------------   -------------     --------     -------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA..............................    $33,913        1963-1984        1994/1995         (3)
Crosby Corporate Center -- Bedford, MA.......      6,702             1981          5/26/94         (3)
South Station -- Boston, MA..................     13,434             1988          5/26/94         (3)
175 Federal St. -- Boston, MA................      7,258             1977         10/28/94         (3)
Center Plaza -- Boston, MA...................      5,884        1966-1969         12/01/94         (3)
150 Federal St. -- Boston, MA................      8,961             1988          5/26/94         (3)
One Canal Park -- Cambridge, MA..............        770             1987          6/10/94         (3)
Ten Canal Park -- Cambridge, MA..............        386             1987         12/20/95         (3)
2 Oliver Street -- Boston, MA................        783        1982-1988         10/06/95         (3)
Westwood Business Centre -- Westwood, MA ....      1,083             1985          6/10/94         (3)
Russia Wharf -- Boston, MA...................      1,453        1978-1982          8/10/94         (3)
Westlakes Office Park -- Buildings 1, 2, 3
  and 5 -- Berwyn, PA........................      3,931        1988-1990     7/95 & 10/94         (3)
Perimeter Center -- Atlanta, GA..............      8,822        1970-1989          2/15/96         (3)
AT&T Plaza -- Oak Brook, IL..................        395             1984          8/16/96         (3)
Tri-State International -- Lincolnshire,
  IL.........................................        710             1986          8/16/96         (3)
1333H Street, N.W. -- Washington, D.C........        601             1984          8/16/96         (3)
E.J. Randolph -- McLean, VA..................        217             1983          9/05/96         (3)
John Marshall I -- McLean, VA................        306             1981          9/05/96         (3)
Northridge I -- Herndon, VA..................        214             1988          9/05/96         (3)
1300 North 17th Street -- Rosslyn, VA........        325             1980         10/18/96         (3)
1616 North Fort Myer Drive -- Rosslyn, VA....        271             1974         10/18/96         (3)
New England Executive Park -- Burlington,
  MA.........................................        291        1970-1985         11/15/96         (3)
10960 Wilshire Boulevard -- Westwood, CA.....        439        1971-1992         11/21/96         (3)
245 First Street -- Cambridge, MA............        170        1985-1986         11/21/96         (3)
Shoreline Technology Park -- Mountain View,
  CA.........................................        141        1985-1991         12/20/96         (3)
Lake Marriott Business Park -- Santa Clara,
  CA.........................................         43             1981         12/20/96         (3)
Presidents Plaza -- Chicago, IL..............         32        1980-1982         12/27/96         (3)
                                                 -------
                                                 $97,535
                                                 =======

-------------------------
(1) These properties are collateral for a Note Payable under the Credit Facility. The outstanding balance under the Note at December 31, 1996 is $153,000.

(2) This property is comprised of two Units. Unit A is collateral for a Note Payable under the Credit Facility. Unit B is collateral for a Mortgage Note Payable in the amount of $56,920.

(3) Buildings and improvements -- 19 to 40 years; Personal property -- 5 to 10 years; tenant improvements -- over the terms of the related leases.

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     Depreciation of building and improvements and personal property is calculated over the following estimated useful lives, using straight line and declining balance methods:

     Buildings and improvements -- 19 to 40 years

     Tenant Improvements -- over the terms of the related leases

     Personal property -- 5 to 10 years

     The aggregate cost for federal income tax purposes was approximately $1,390.3 million at December 31, 1996.

     The changes in total real estate assets for the years ended December 31, 1996 and 1995, the period May 26, 1994 to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                                COMPANY                  PREDECESSOR
                                                 -------------------------------------   ------------
                                                                         MAY 26, 1994    JAN. 1, 1994
                                                                              TO              TO
                                                    1996        1995     DEC. 31, 1994   MAY 25, 1994
                                                    ----        ----     -------------   ------------
Balance, beginning of period...................  $  471,142   $400,419     $207,013*       $81,220
Acquisitions, Construction Costs and
  Improvements.................................   1,220,388     70,723      193,406            978
                                                 ----------   --------     --------        -------
Balance, end of period.........................  $1,691,530   $471,142     $400,419        $82,198
                                                 ==========   ========     ========        =======

-------------------------
* Represents initial acquisition cost of properties in the formation of the Company.

     The changes in accumulated depreciation for the years ended December 31, 1996 and 1995, the period May 26, 1994 to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                                  COMPANY                  PREDECESSOR
                                                    ------------------------------------   ------------
                                                                           MAY 26, 1994    JAN. 1, 1994
                                                                                TO              TO
                                                     1996         1995     DEC. 31, 1994   MAY 25, 1994
                                                     ----         ----     -------------   ------------
Balance, beginning of period......................  $66,571      $51,115      $45,044**      $37,167
Depreciation for period...........................   30,964       15,456        6,071          2,055
                                                    -------      -------      -------        -------
Balance, end of period............................  $97,535      $66,571      $51,115        $39,222
                                                    =======      =======      =======        =======

-------------------------
** Balance reflects prior accumulated depreciation carried over due to accounting for formation acquisitions as poolings of interests.

                                  SCHEDULE IV
                            BEACON PROPERTIES, L.P.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                 PRINCIPAL
                                                                                                                 AMOUNT OF
                                                                                   FACE                       LOANS SUBJECT TO
                                               FINAL       PERIODIC               AMOUNT       CARRYING          DELINQUENT
                                   INTEREST   MATURITY      PAYMENT      PRIOR      OF        AMOUNT OF          PRINCIPAL
       COMMERCIAL PROPERTY           RATE       DATE         TERM        LIENS   MORTGAGES   MORTGAGES(1)       OR INTEREST
       -------------------         --------   --------     --------      -----   ---------   ------------     ----------------
Rowes Wharf......................    8.71%     4/1/99    Interest-only    --      $63,000      $51,491              --
  Boston, MA

-------------------------
(1) The aggregate cost of the Company's mortgage loans for federal income tax purposes $51,491 at December 31, 1996.

     Reconciliation of Mortgage Loans on real estate for the year ended December 31:

                                                               1996
                                                               ----
Balance at beginning of year................................  $34,778
  Additions during period:
     Acquisition of mortgage loans..........................   16,713
  Deductions during period:
     Principal collections..................................       --
                                                              -------
Balance at end of year......................................  $51,491
                                                              =======

             ======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Summary................................    2
Risk Factors...........................   18
The Company............................   26
Business and Growth Strategies.........   27
No Cash Proceeds to the Company........   28
Ratios of Earnings to Fixed Charges....   29
Capitalization.........................   29
Selected Combined Financial
  Information..........................   30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   33
The Properties.........................   49
Management.............................   60
Certain Relationships and Related
  Transactions.........................   70
Policies with Respect to Certain
  Activities...........................   73
Principal Shareholders of the Trust....   76
The Exchange Offer.....................   78
Description of the Exchange Notes......   87
Plan of Distribution...................  106
Experts................................  107
Legal Matters..........................  107
Available Information..................  107
Glossary...............................  108
Index to Financial Statements..........  F-1


             ======================================================
             ======================================================

                                 EOP OPERATING
                              LIMITED PARTNERSHIP

                               OFFER TO EXCHANGE

                     6.375% NOTES DUE 2003 FOR ANY AND ALL
                       OUTSTANDING 6.375% NOTES DUE 2003

                     6.625% NOTES DUE 2005 FOR ANY AND ALL
                       OUTSTANDING 6.625% NOTES DUE 2005

                     6.750% NOTES DUE 2008 FOR ANY AND ALL
                       OUTSTANDING 6.750% NOTES DUE 2008

                     7.250% NOTES DUE 2018 FOR ANY AND ALL
                       OUTSTANDING 7.250% NOTES DUE 2018

                      6.376% MANDATORY PAR PUT REMARKETED
                    SECURITIES(SM) DUE 2012 FOR ANY AND ALL
                        OUTSTANDING 6.376% MANDATORY PAR
                     PUT REMARKETED SECURITIES(SM) DUE 2012

                  7.24% SENIOR NOTES DUE 2004 FOR ANY AND ALL
                    OUTSTANDING 7.24% SENIOR NOTES DUE 2004

                  7.36% SENIOR NOTES DUE 2005 FOR ANY AND ALL
                    OUTSTANDING 7.36% SENIOR NOTES DUE 2005

                  7.44% SENIOR NOTES DUE 2006 FOR ANY AND ALL
                    OUTSTANDING 7.44% SENIOR NOTES DUE 2006

                  7.41% SENIOR NOTES DUE 2007 FOR ANY AND ALL
                    OUTSTANDING 7.41% SENIOR NOTES DUE 2007
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                          , 1998

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS

     Pursuant to its Agreement of Limited Partnership, the Company is obligated to indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner, a limited partner or a trustee, director or officer of the Company or any general partner and such other persons or entities as the Trust may designate from time to time in its sole discretion (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company or the general partners or the operation of, or the ownership of property by, any of them as set forth in the Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its indemnity obligations. The Company is obligated to advance amounts to an Indemnitee for expenses upon receipt of (i) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (ii) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in addition to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. The Company is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. The Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Partnership Agreement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 4.1*  --   Indenture, dated as of September 2, 1997, between the
            Registrant and State Street Bank and Trust Company, as
            supplemented.
 4.2*  --   First Supplemental Indenture, dated as of February 2, 1998, between the Company and State Street Bank and Trust Company
 4.3*  --   $200,000,000 6.375% Note due 2003. A $100,000,000 6.375%
            Note due 2003, identical in all material respects other than principal amount to the Note filed as Exhibit 4.3, has not been filed.
 4.4*  --   $200,000,000 6.625% Note due 2005. Another $200,000,000
            6.625% Note due 2005, identical in all material respects to the Note filed as Exhibit 4.4, has not been filed.
 4.5*  --   $200,000,000 6.750% Note due 2008. A $100,000,000 6.750%
            Note due 2008, identical in all material respects other than principal amount to the Note filed as Exhibit 4.5, has not been filed.
 4.6*  --   $200,000,000 7.250% Note due 2018. A $50,000,000 7.250% Note
            due 2018, identical in all material respects other than
            principal amount to the Note filed as Exhibit 4.6, has not been filed.
 4.7*  --   $200,000,000 6.376% MandatOry Par Put Remarketed
            Securities(SM) due 2012. A $50,000,000 6.376% MandatOry Par
            Put Remarketed Securities(SM) due 2012, identical in all
            material respects to the note filed as Exhibit 4.7, has not been filed.
 4.8*  --   $30,000,000 7.24% Senior Note due 2004
 4.9*  --   $50,000,000 7.36% Senior Note due 2005
4.10*  --   $50,000,000 7.44% Senior Note due 2006
4.11*  --   $50,000,000 7.41% Senior Note due 2007
4.12*  --   Registration Rights Agreement, dated as of February 12,
            1998, among the Company, and (i) in the case of the 6.375%
            Notes due 2003, the 6.625% Notes due 2005 and the 7.250%
            Notes due 2018, Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ("Merrill Lynch"), Lehman Brothers Inc.
            ("Lehman"), J.P. Morgan Securities Inc. ("J.P. Morgan"),
            Salomon Brothers Inc ("Salomon") and UBS Securities LLC,
            (ii) in the case of the 6.750% Notes due 2008, Merrill
            Lynch, Lehman, J.P. Morgan and BancAmerica Robertson
            Stephens and (iii) in the case of the 6.376% MandatOry Par
            Put Remarketed Securities(SM) due February 15, 2012, Merrill
            Lynch
 5.1** --   Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
 8.1** --   Opinion of Hogan & Hartson L.L.P. regarding certain tax
            matters.
10.1*  --   Agreement of Limited Partnership of the Registrant.
10.2   --   Contribution Agreement, dated as of April 30, 1997, among
            the Company and the persons named therein (incorporated
            herein by reference to Exhibit 10.4 to the Trust's Annual
            Report on Form 10-K, as amended, for the fiscal year ended
            December 31, 1997).
10.3   --   Agreement and Plan of Merger, dated September 15, 1997, as amended among the Registrant, the Trust, Beacon and Beacon
            Partnership (incorporated herein by reference to Exhibit 2.1 to the Trust's Current Report or Form 8-K dated September
            15, 1997.)
12.1** --   Statement of Computation of Ratios.
23.1** --   Consent of Hogan & Hartson L.L.P. (included as part of
            Exhibit 5.1).
23.2** --   Consent of Hogan & Hartson L.L.P. (included as part of
            Exhibit 8.1).
23.3   --   Consent of Ernst & Young LLP.
23.4   --   Consent of Coopers & Lybrand L.L.P.
24.1   --   Power of Attorney (included in the Signature Page of initial filing).
25.1*** --  Statement of Eligibility of the Trustee on Form T-1.
99.1   --   Form of Letter of Transmittal.
99.2   --   Form of Notice of Guaranteed Delivery.

---------------

* Incorporated herein by reference to the same-numbered exhibit to the Trust's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.



** To be filed by amendment.



*** Previously filed.


ITEM 22. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, such changes in volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


          (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.



          (8) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this first day of May, 1998.


                                          EOP Operating Limited Partnership
                                          By: Equity Office Properties Trust

                                          By:    /s/ TIMOTHY H. CALLAHAN
                                             -----------------------------------
                                                    Timothy H. Callahan
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the first day of May, 1998.





                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                /s/ TIMOTHY H. CALLAHAN                        President, Chief Executive Officer and
--------------------------------------------------------       Trustee (principal executive officer)
                  Timothy H. Callahan

                         /s/ *                                 Chief Financial Officer (principal
--------------------------------------------------------       financial officer and principal
                   Richard D. Kincaid                          accounting officer)

                         /s/ *                                 Chairman of the Board of Trustees
--------------------------------------------------------
                      Samuel Zell

                         /s/ *                                 Trustee
--------------------------------------------------------
                   Sheli Z. Rosenberg

                         /s/ *                                 Trustee
--------------------------------------------------------
                  Thomas E. Dobrowski

                         /s/ *                                 Trustee
--------------------------------------------------------
                  James D. Harper, Jr.

                         /s/ *                                 Trustee
--------------------------------------------------------
                     Peter Linneman

                         /s/ *                                 Trustee
--------------------------------------------------------
                   Jerry M. Reinsdorf

                         /s/ *                                 Trustee
--------------------------------------------------------
                  William M. Goodyear

                                                               Trustee
--------------------------------------------------------
                    David K. McKown

                         /s/ *                                 Trustee
--------------------------------------------------------
                     H. Jon Runstad

                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                         /s/ *                                 Trustee
--------------------------------------------------------
                    Edwin N. Sidman

            * Pursuant to Power of Attorney

By: /s/ TIMOTHY H. CALLAHAN
--------------------------------------------------------
    Timothy H. Callahan
    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                                               PAGE
  NO.                                    DESCRIPTION OF EXHIBIT                       NO.
-------                                  ----------------------                       ----
    4.1*     --       Indenture, dated as of September 2, 1997, between the
                      Registrant and State Street Bank and Trust Company.
    4.2*     --       First Supplemental Indenture, dated as of February 2, 1998, between the Company and State Street Bank and Trust Company
    4.3*     --       $200,000,000 6.375% Note due 2003. A $100,000,000 6.375%
                      Note due 2003, identical in all material respects other than principal amount to the Note filed as Exhibit 4.3, has not been filed.
    4.4*     --       $200,000,000 6.625% Note due 2005. Another $200,000,000
                      6.625% Note due 2005, identical in all material respects to the Note filed as Exhibit 4.4, has not been filed.
    4.5*     --       $200,000,000 6.750% Note due 2008. A $100,000,000 6.750%
                      Note due 2008, identical in all material respects other than principal amount to the Note filed as Exhibit 4.5, has not been filed.
    4.6*     --       $200,000,000 7.250% Note due 2018. A $50,000,000 7.250% Note
                      due 2018, identical in all material respects other than
                      principal amount to the Note filed as Exhibit 4.6, has not been filed.
    4.7*     --       $200,000,000 6.376% MandatOry Par Put Remarketed
                      Securities(SM) due 2012. A $50,000,000 6.376% MandatOry Par
                      Put Remarketed Securities(SM) due 2012, identical in all
                      material respects to the note filed as Exhibit 4.7, has not been filed.
    4.8*     --       $30,000,000 7.24% Senior Note due 2004
    4.9*     --       $50,000,000 7.36% Senior Note due 2005
   4.10*     --       $50,000,000 7.44% Senior Note due 2006
   4.11*     --       $50,000,000 7.41% Senior Note due 2007
   4.12*     --       Registration Rights Agreement, dated as of February 12,
                      1998, among the Company, and (i) in the case of the 6.375%
                      Notes due 2003, the 6.625% Notes due 2005 and the 7.250%
                      Notes due 2018, Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated ("Merrill Lynch"), Lehman Brothers Inc.
                      ("Lehman"), J.P. Morgan Securities Inc. ("J.P. Morgan"),
                      Salomon Brothers Inc ("Salomon") and UBS Securities LLC,
                      (ii) in the case of the 6.750% Notes due 2008, Merrill
                      Lynch, Lehman, J.P. Morgan and BancAmerica Robertson
                      Stephens and (iii) in the case of the 6.376% Mandatory Par
                      Put Remarketed Securities(SM) due February 15, 2012, Merrill
                      Lynch
    5.1**    --       Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
    8.1**    --       Opinion of Hogan & Hartson L.L.P. regarding certain tax
                      matters.
   10.1*     --       Agreement of Limited Partnership of the Registrant.
   10.2      --       Contribution Agreement, dated as of April 30, 1997, among
                      the Company and the persons named therein (incorporated
                      herein by reference to Exhibit 10.4 to the Trust's Annual
                      Report on Form 10-K, as amended, for the fiscal year ended
                      December 31, 1997).
   10.3      --       Agreement and Plan of Merger, dated September 15, 1997, as amended, among the Registrant, the Trust, Beacon and Beacon
                      Partnership (incorporated herein by reference to Exhibit 2.1 to the Trust's Current Report on Form 8-K dated September
                      15, 1997).

EXHIBIT                                                                               PAGE
  NO.                                    DESCRIPTION OF EXHIBIT                       NO.
-------                                  ----------------------                       ----
   12.1**    --       Statement of Computation of Ratios.
   23.1**    --       Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 5.1).
   23.2**    --       Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 8.1)
   23.3      --       Consent of Ernst & Young L.L.P.
   23.4      --       Consent of Coopers & Lybrand L.L.P.
   24.1      --       Power of Attorney (included in the Signature Page of initial filing).
   25.1***   --       Statement of Eligibility of the Trustee on Form T-1.
   99.1      --       Form of Letter of Transmittal.
   99.2      --       Form of Notice of Guaranteed Delivery.


---------------

* Incorporated herein by reference to the same-numbered exhibit to the Trust's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.



**  To be filed by amendment.



*** Previously filed.